As filed with the U.S. Securities and Exchange Commission on July 31, 2026

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM F-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Veraxa Biotech AG

N/A
(Translation of registrant’s name into English)

Switzerland	2834	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification Number)

Talacker 35

8001 Zurich, Switzerland

Tel: +41 44 385 84 50
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Cogency Global Inc.
122 East 42nd Street,
18th Floor
New York, NY 10168
+1(800) 221-0102
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Joshua A. Kaufman

Elizabeth McNichol
Katten Muchin Rosenman LLP
801 Brickell Avenue, 8th Floor

Miami, FL 33131

+1(305) 420-9400

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after the effectiveness of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

†	The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to such Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION, DATED JULY 31, 2026

Up to 25,000,000 Ordinary Shares

Veraxa Biotech AG

This prospectus relates to the resale, from time to time, of up to 25,000,000 of our ordinary shares, par value CHF 1/113.25, by the selling shareholder, Lincoln Park Capital Fund, LLC (“Lincoln Park”, or the “selling shareholder”).

The Ordinary Shares being offered by the selling shareholder have been or may be issued pursuant to that certain purchase agreement between us and Lincoln Park, dated as of May 27, 2026 (the “Purchase Agreement”). See “The Lincoln Park Transaction” for a description of the Purchase Agreement and “Selling Shareholder” for additional information regarding Lincoln Park. The prices at which Lincoln Park may sell the shares will be determined by the prevailing market price for the shares or in negotiated transactions.

We may receive gross proceeds of up to $50,000,000 from the sale of our Ordinary Shares (“Purchase Shares”) to Lincoln Park under the Purchase Agreement, from time to time, in our discretion after the date of the registration statement of which this prospectus is a part is declared effective and after satisfaction of other conditions in the Purchase Agreement. We are not selling any securities under this prospectus and will not receive any of the proceeds from the sale of the shares by the selling shareholder.

Lincoln Park may sell the Ordinary Shares described in this prospectus in a number of different ways and at varying prices. The price that Lincoln Park will pay for the shares to be resold pursuant to this prospectus will depend upon the timing of sales and will fluctuate based on the trading price of our Ordinary Shares. Lincoln Park is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act.

The purchase price for the Purchase Shares will be based upon formulas set forth in the Purchase Agreement depending on the type of purchase notice we submit to Lincoln Park from time to time. We will pay the expenses incurred in registering the Ordinary Shares, including legal and accounting fees. See “Plan of Distribution” on page 215 for more information about how Lincoln Park may sell the Ordinary Shares being registered pursuant to this prospectus.

Our Ordinary Shares are listed on the Nasdaq Global Market under the symbol “VRXA.” On July 30, 2026, the closing price of our Ordinary Shares was $1.96 per share.

Our warrants to purchase Ordinary Shares are listed on the Nasdaq Capital Market under the symbol “VRXAW.” On July 30, 2026, the closing price of our Warrants was $0.11 per share.

We are an “emerging growth company” as that term is used in the Jumpstart Our Business Startups Act of 2012 and, as such, have elected to comply with certain reduced public company reporting requirements for this prospectus and future filings.

We are a foreign private issuer within the meaning of the rules under the Exchange Act, as such, we are permitted to follow the corporate governance practices of our home country in lieu of the corporate governance standards of the Nasdaq applicable to U.S. domestic companies. For example, we are not required to have a majority of the Board consisting of independent directors nor have a compensation committee or a nominating and corporate governance committee consisting entirely of independent directors. We intend to continue to follow our home country’s corporate governance practices as long as we remain a foreign private issuer. As a result, our shareholders may not have the same protection afforded to shareholders of U.S. domestic companies that are subject to corporate governance requirements of the Nasdaq. As a foreign private issuer, we are also subject to reduced disclosure requirements and are exempt from certain provisions of the U.S. securities rules and regulations applicable to U.S. domestic issuers such as the rules regulating solicitation of proxies and certain insider reporting and short-swing profit rules.

Investing in our Ordinary Shares involves a high degree of risk. See “Risk Factors” beginning on page 20 for a discussion of information that should be considered in connection with an investment in our Ordinary Shares.

Neither the United States Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                  , 2026.

i

You should rely only on the information contained in this prospectus or in any related free-writing prospectus. Neither we nor the selling shareholder has authorized anyone to provide any information or to make any representations other than those contained in this prospectus or in any free writing prospectuses prepared by us or on our behalf or to which we have referred you. We take no responsibility for and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the Ordinary Shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted or where the person making the offer or sale is not qualified to do so or to any person to whom it is not permitted to make such offer or sale. We have not taken any action to permit a public offering of the Ordinary Shares outside the United States or to permit the possession or distribution of this prospectus outside the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about and observe any restrictions relating to the offering of the Ordinary Shares and the distribution of the prospectus outside the United States. The information contained in this prospectus is current only as of the date on the front cover of the prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

We are incorporated as a public limited company organized under the Laws of Switzerland, and a majority of our outstanding securities are owned by non-U.S. residents. Under the rules of the U.S. Securities and Exchange Commission, or SEC, we are currently eligible for treatment as a “foreign private issuer,” or FPI. As an FPI, we are not required to file periodic reports and financial statements with the SEC as frequently or as promptly as domestic registrants whose securities are registered under the Securities Exchange Act of 1934, as amended, or the Exchange Act.

Until             , 2026 (the 25th day after the date of this prospectus), all dealers that buy, sell or trade Ordinary Shares, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

ii

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form F-1 filed with the SEC by Veraxa Biotech AG, a public limited company organized under the Laws of Switzerland, previously named Veraxa Biotech Holding AG prior to the consummation of the Business Combination (as defined herein). This prospectus includes important information about us, the Ordinary Shares and other information you should know before investing in our securities. This prospectus does not contain all of the information provided in the registration statement that we filed with the SEC. You should read this prospectus together with the additional information about us described under “Where You Can Find Additional Information.”

You should rely only on the information contained in this prospectus and in any free writing prospectus prepared by or on behalf of us or to which we have referred you. Neither we nor any selling shareholder has authorized anyone to provide you with information that is different from, or in addition to, the information contained in this prospectus or any applicable free writing prospectus. We and any selling shareholder are offering to sell, and seeking offers to buy, securities only in jurisdictions where offers and sales are permitted. The information contained in this prospectus speaks only as of the date of this prospectus unless the information specifically indicates that another date applies.

For investors outside of the United States of America (the “United States” or the “U.S.”): Neither we nor any selling shareholder have taken any action to permit the conduct of this offering or the possession or distribution of this prospectus in any jurisdiction, other than the United States, where action for any such purpose would be required. Persons outside of the United States who come into possession of this prospectus must inform themselves about, and observe, any restrictions relating to this offering and the possession and distribution of this prospectus that apply in the jurisdictions outside of the United States relevant to their circumstances.

Unless otherwise indicated or the context otherwise requires, all references in this prospectus to “Veraxa Biotech,” “Veraxa,” “our company,” “PubCo,” “Company” “we,” “us,” and “our” refer to Veraxa Biotech AG, previously named Veraxa Biotech Holding AG prior to the consummation of the Business Combination, and its subsidiaries.

Unless otherwise indicated or the context otherwise requires, all references in this prospectus to legislation are to federal, state and local legislation of the United States.

Unless otherwise indicated, references to a particular “fiscal year” are to our fiscal year ended December 31st of that year. Our fiscal quarters end on March 31st, June 30th, September 30th and December 31st of each fiscal year (for which purpose December 31st is also our fiscal year end). References to a year other than a “Fiscal” or “fiscal year” are to the calendar year ended December 31.

Our Ordinary Shares are listed on The Nasdaq Global Market under the trading symbol “VRXA,” and our Warrants are listed on The Nasdaq Capital Market under the trading symbol “VRXAW.” References to “U.S. dollars,” “USD,” “$” and “dollars” are to the lawful currency of the United States, and references to “Swiss francs,” “CHF” and “₣” are to the lawful currency of Switzerland.

This prospectus and the information incorporated herein by reference contain market data, industry statistics and other data that have been obtained from, or compiled from, information made available by third parties. We have not independently verified their data.

In this registration statement, any reference to any provision of any legislation shall include any amendment, modification, re-enactment or extension thereof. Words importing the singular shall include the plural and vice versa, and words importing the masculine gender shall include the feminine or neutral gender.

DEFINED TERMS

In this prospectus:

“Acquisition Closing” means the closing of the transactions contemplated by the Business Combination Agreement with respect to the Acquisition Merger.

“Acquisition Closing Date” means the day on which the Acquisition Closing occurs.

“Acquisition Effective Time” means the time at which the Acquisition Merger has been registered with the respective commercial register.

“Acquisition Merger” means, pursuant to the Business Combination Agreement, Veraxa Biotech AG’s merger with and into PubCo, with PubCo as the surviving entity in the merger.

“Assignment, Assumption and Amendment Agreement” means the Warrant Assignment, Assumption and Amendment Agreement, dated June 10, 2026, by and among Voyager Acquisition Corp., the Company and Continental Stock Transfer & Trust Company.

“Board” or “Board of Directors” means the Board of Directors of the Company.

“Business Combination” means the total of the Initial Merger, Acquisition Merger, and the other transactions contemplated by the Business Combination Agreement.

“Business Combination Agreement” or “BCA” means the Business Combination Agreement dated April 22, 2025, by and among SPAC, the Company, the Company Shareholder Representative (as defined herein), and, by joinder executed and delivered prior to the Initial Merger, each of PubCo and Merger Sub, as amended on October 18, 2025 and as further amended on February 2, 2026.

“Closing” means the closing of the Business Combination.

“Closing Date” means the day on which the Closing occurs.

“Company” or “PubCo” means Veraxa Biotech AG, formerly named Veraxa Biotech Holding AG prior to consummation of the Business Combination, a public limited company duly organized, validly existing, and in good standing under the Laws of Switzerland, and its subsidiaries.

“Company Articles” or “Articles of Association” means the amended and restated articles of association of the Company, as may be further amended and/or restated from time to time.

“Company Ordinary Shares” or “Ordinary Shares” means the ordinary shares of the Company, par value CHF 100/11,325 per share.

“Company Shares” means the ordinary shares of the Company and any other equity securities of any Subsidiary of the Company.

“Company Shareholders” means shareholders of the Company.

“Company Warrants” or “Warrants” means the warrants to acquire Ordinary Shares, issued pursuant to the Assignment, Assumption and Amendment Agreement.

“Contribution Agent” means the agent appointed by PubCo and SPAC to effect the SPAC Reorganization.

“CROs” means contract research organizations.

“Dissenting Shares” means any Company Shares that were outstanding immediately prior to the Acquisition Effective Time and that were held by shareholders of the Company who shall have demanded properly in writing dissenters’ rights for such Company Shares in accordance with Article 8 of the Swiss Merger Act and otherwise complied with all of the provisions of Swiss Law relevant to the exercise and perfection of dissenters’ rights.

“Earnout Shares” means the 5,000,000 Ordinary Shares the Veraxa Shareholders have the right to receive during each of the three fiscal years after the Closing Date, subject to conditions in the Business Combination Agreement and in accordance with applicable Swiss Laws.

“EMA” means the European Medicines Agency.

“EU” means the European Union.

“Exchange Act” means the Securities Exchange Act of 1934.

“FDA” means the U.S. Food and Drug Administration.

“Founder Shares” means the 6,325,000 shares of SPAC Class B Ordinary shares initially issued by SPAC to the Sponsor in exchange for $25,000.

“GAAP” or “U.S. GAAP” means accounting principles generally accepted in the United States of America.

“GCPs” means good clinical practices guidelines, a set of internationally recognized standards for conducting clinical trials involving human subjects.

“GDPR” means the EU’s General Data Protection Regulation and applicable national supplementing Laws.

“Governmental Authority” means the government of any nation, province, state, city, locality or other political subdivision of any thereof, any entity exercising executive, legislative, judicial, regulatory, taxing or administrative functions of or pertaining to government, regulation or compliance, or any arbitrator or arbitral body.

“Governmental Order” means any applicable order, ruling, decision, verdict, decree, writ, subpoena, mandate, precept, command, directive, consent, approval, award, judgment, injunction or other similar determination or finding by, before or under the supervision of any Governmental Authority.

“Initial Closing” means the closing of the transactions contemplated by the Business Combination Agreement with respect to the Initial Merger.

“Initial Closing Date” means the day on which the Initial Closing occurs.

“Initial Merger” means, pursuant to the Business Combination Agreement, SPAC’s merger with and into Merger Sub, with Merger Sub as the surviving company in the merger and continuing as a wholly owned Subsidiary of PubCo.

“Initial Merger Effective Time” means the time at which the Initial Merger has been registered with the Registrar of Companies of the Cayman Islands.

“Initial Shareholders” means the holders of the Founder Shares.

“IPO” means an initial underwritten public offering and sale of a company’s equity securities.

“Law” means any statute, law, ordinance, rule, regulation or Governmental Order, in each case, of any Governmental Authority, or any provisions or interpretations of the foregoing, including general principles of common and civil Law and equity.

“Mergers” means the Initial Merger and the Acquisition Merger together.

“Merger Sub” means Veraxa Cayman Merger Sub, an exempted company limited by shares incorporated under the Laws of the Cayman Islands and a direct wholly owned Subsidiary of PubCo.

“Merger Sub Shares” means the shares of Merger Sub issued to the Contribution Agent as part of the Initial Merger.

“Nasdaq” means the Nasdaq Stock Market LLC.

“Nominee Shareholder” means Sponsor.

“Person” means any individual, firm, corporation, partnership, limited liability company, incorporated or unincorporated association, trust, estate, joint venture, joint stock company, Governmental Authority or instrumentality or other entity of any kind.

“Plan of Initial Merger” means the plan of merger in respect of the Initial Merger.

“Registration Rights Agreement” means the Registration Rights Agreement by and among PubCo, SPAC and certain Company Shareholders, entered into in connection with the Business Combination.

“SEC” means the U.S. Securities and Exchange Commission

“Securities Act” means the United States Securities Act of 1933, as amended.

“Shareholder Support Agreements” means the Shareholder Voting, Support and Lock-Up Agreements, executed concurrently with the Business Combination Agreement, by and among the Company and certain Company Shareholders.

“SPAC” or “Voyager” means Voyager Acquisition Corp., a Cayman Islands exempted company formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses.

“SPAC Class A Ordinary Shares” means the Class A ordinary shares of SPAC, par value $0.0001 per share, which were traded on Nasdaq under the symbol VACH prior to the Business Combination.

“SPAC Class B Ordinary Shares” means the Class B ordinary shares of SPAC, par value $0.0001 per share.

“SPAC IPO” means SPAC’s initial public offering of SPAC Units, consummated on August 8, 2024.

“SPAC Ordinary Shares” means the SPAC Class A Ordinary Shares and the SPAC Class B Ordinary Shares.

“SPAC Private Warrants” or “Private Warrants” means the warrants purchased in the SPAC private placement and subsequently assumed by the Company in connection with the Business Combination.

“SPAC Public Shares” means the shares of SPAC Class A Ordinary Shares sold as part of the SPAC Units in the SPAC IPO.

“SPAC Public Warrants” or “Public Warrants” means the SPAC warrants sold as part of the SPAC Units in the SPAC IPO and subsequently assumed by the Company in connection with the Business Combination.

“SPAC Reorganization” means (i) the transfer of Ordinary Shares by the Nominee Shareholder to the Contribution Agent; (ii) the Initial Merger; (iii) the contribution of Merger Sub Shares by the Contribution Agent to PubCo as a contribution to the capital contribution reserves of PubCo and (iv) the transfer of the Ordinary Shares by the Contribution Agent to the SPAC Shareholders.

“SPAC Shareholder” means a holder of any SPAC Ordinary Shares.

“SPAC Unit” means units of SPAC, each unit comprising one share of Class A Ordinary Share and one half of one SPAC Warrant.

“SPAC Warrants” means, together, the SPAC Public Warrants and SPAC Private Warrants, later assumed by the Company in connection with the Business Combination.

“Sponsor” means Voyager Acquisition Sponsor Holdco LLC, a Delaware limited liability company.

“Sponsor Support Agreement” means the Sponsor Support Agreement, executed concurrently with the BCA, by and among the Company, SPAC and Sponsor, as amended on February 2, 2026.

“Subsidiary” means, with respect to a Person, an entity of which a majority of both the economic interests and voting interests is owned, directly or indirectly, by such Person and, in case of a limited partnership, limited liability company or similar entity, such Person is a general partner or managing member and has the power to direct the policies, management and affairs of such entity, respectively.

“Swiss Law” means all federal, state, or local Laws applicable in Switzerland, as amended from time to time.

“Tax” or “Taxes” means all federal, state, local, foreign or other Taxes imposed by any Governmental Authority, including all income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, ad valorem, value added, inventory, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, alternative or add-on minimum, or estimated Taxes, and including any interest, penalty, or addition thereto, and any liability therefor as a transferee or successor, as a result of Treasury Regulations Section 1.1502-6 or similar provision of applicable Law or as a result of any Tax sharing, indemnification or similar agreement, and in each case, whether disputed or not.

“Tax Returns” means all U.S. federal, state, local, provincial and non-U.S. returns, declarations, computations, notices, statements, claims, reports, schedules, forms and information returns, including any attachment thereto or amendment thereof, required or permitted to be supplied to, or filed with, a Governmental Authority with respect to Taxes.

“Transaction Documents” means, collectively, the Business Combination Agreement, the Indemnity Escrow Agreement (as defined in the Business Combination Agreement), the Sponsor Support Agreement, the Shareholder Support Agreements, the Registration Rights Agreement, the Assignment, Assumption and Amendment Agreement, and any other agreements, documents, certificates or filings made or entered into or delivered pursuant thereto.

“Transactions” means, collectively, the Initial Merger, the Acquisition Merger and each of the other transaction contemplated by the Business Combination Agreement and any of the other Transaction Documents.

“Trust Account” means the trust account described in the Trust Agreement.

“Trust Agreement” means the investment management trust agreement entered into August 8, 2024, by and among SPAC and Continental Stock Transfer & Trust Company.

“U.S.” means the United States of America.

“U.S. Holder” means a beneficial owner of the Company’s securities that is for U.S. federal income Tax purposes:

●	an individual citizen or resident of the United States;

●	a corporation (or other entity treated as a corporation for U.S. federal income Tax purposes) that is created or organized (or treated as created or organized) in or under the Laws of the United States, any state thereof or the District of Columbia;

●	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

●	a trust if (A) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (B) it has in effect under applicable U.S. Treasury regulations a valid election to be treated as a U.S. person.

“USPTO” means the United States Patent and Trademark Office.

“VERAXA Biotech GmbH” means VERAXA Biotech GmbH, a limited liability company (Gesellschaft mit beschränkter Haftung) validly existing under the Laws of Germany and a wholly owned Subsidiary of the Company.

“Veraxa Shares” means the ordinary shares of Veraxa Biotech AG prior to the Acquisition Merger and any other equity securities of any Subsidiary of Veraxa Biotech AG.

“Veraxa Shareholders” means any holder of any Veraxa Shares prior to the Acquisition Merger.

“Warrant Agreement” means the warrant agreement, by and between SPAC and Continental Stock Transfer & Trust Company, entered into August 8, 2024, later assumed by the Company pursuant to the Assignment, Assumption and Amendment Agreement.

“Working Capital Loans” means the loans that could have been provided to SPAC by the Sponsor, members of SPAC’s founding team or any of their affiliates in order to finance SPAC’s transaction costs in connection with the Business Combination.

MARKET AND INDUSTRY DATA

This prospectus contains estimates, projections, and other information concerning our industry and business, as well as data regarding market research, estimates, and forecasts prepared by our management. Information that is based on estimates, forecasts, projections, market research, or similar methodologies is inherently subject to uncertainties, and actual events or circumstances may differ materially from events and circumstances that are assumed in this information. The industry in which we operate is subject to a high degree of uncertainty and risk due to a variety of factors, including those described in the section titled “Risk Factors.” Unless otherwise expressly stated, we obtained industry, business, market, and other data from reports, research surveys, studies, and similar data prepared by market research firms and other third parties, industry and general publications, government data, and similar sources. In some cases, we do not expressly refer to the sources from which this data is derived. In that regard, when we refer to one or more sources of this type of data in any paragraph, you should assume that other data of this type appearing in the same paragraph is derived from sources that we paid for, sponsored, or conducted, unless otherwise expressly stated or the context otherwise requires. While we have compiled, extracted, and reproduced industry data from these sources, we have not independently verified the data. Forecasts and other forward-looking information with respect to industry, business, market, and other data are subject to the same qualifications and additional uncertainties regarding the other forward-looking statements in this prospectus. See “Disclosure Regarding Forward-Looking Statements.”

TRADEMARKS AND TRADE NAMES

This prospectus includes trademarks, trade names and service marks, certain of which belong to us and others that are the property of other organizations. Our intellectual property disclosures identify “VERAXA” and “BiTAC” as word marks, and the relevant trademark tables describe registrations and pending applications for those marks in multiple jurisdictions. Solely for convenience, trademarks, trade names and service marks referred to in this prospectus may appear without the ®, ™ or ℠ symbols, but the absence of those symbols is not intended to indicate, in any way, that the applicable owner will not assert its rights to these trademarks, trade names and service marks to the fullest extent under applicable law. Our use or display of third parties’ trademarks, trade names or service marks is not intended to imply, and should not be construed to imply, any relationship with, or endorsement or sponsorship of us by, these other parties.

PRESENTATION OF FINANCIAL INFORMATION

The historical financial statements of Veraxa Biotech Holding AG included in this prospectus have been prepared in accordance with International Financial Reporting Standards, or IFRS, as issued by the International Accounting Standards Board, or IASB, and are presented in Swiss francs, which is Veraxa Biotech Holding AG’s functional currency. The historical consolidated financial statements of Veraxa Biotech AG included in this prospectus have been prepared in accordance with IFRS as issued by the IASB and are presented in Swiss francs, which is Veraxa Biotech AG’s functional currency. Our consolidated financial statements as of and for the years ended December 31, 2025 and 2024 include the consolidated results of Veraxa Biotech AG and its subsidiaries and are presented in CHF. The financial statements of Veraxa Biotech Holding AG as of December 31, 2025 and for the period from June 25, 2025, its inception date, through December 31, 2025 are also included in this prospectus and are presented in CHF.

Following the Business Combination, we conduct our business directly and through our wholly owned operating subsidiary, VERAXA Biotech GmbH, based in Heidelberg, Germany. Our consolidated financial statements include the financial statements of our wholly owned subsidiaries: Veraxa Biotech AG, Veraxa Biotech GmbH and Synimmune GmbH. The annual financial statements of fully consolidated subsidiaries whose functional currency is not the Swiss franc are translated into our reporting currency, the Swiss franc, using the modified closing rate method. Assets and liabilities are translated at the exchange rate on the reporting date, income statement items are translated at the average exchange rate for the year, and equity components are translated at historical rates at the balance sheet date.

Certain amounts and percentages contained in this prospectus have been rounded for convenience. Accordingly, discrepancies in tables between totals and sums of the amounts listed are due to rounding, and certain figures or percentages may add up to be more or less than the total amount or 100%, as applicable. This prospectus contains translations of certain Swiss franc amounts into U.S. dollars for convenience only, and these translations should not be construed as representations that the Swiss franc amounts actually represent, or could have been or could be converted into, U.S. dollars at the rates indicated or at any other rate.

EXCHANGE RATES

Our reporting currency is the Swiss franc. Unless otherwise indicated, all references to “U.S. dollars,” “USD,” “$” and “dollars” in this prospectus are to the lawful currency of the United States, and all references to “Swiss francs,” “CHF” and “₣” are to the lawful currency of Switzerland. Certain amounts described in this prospectus may be expressed in U.S. dollars for convenience, and any U.S. dollar amounts expressed in future periods may differ from the amounts set forth herein due to intervening exchange rate fluctuations. The exchange rate used for conversion between U.S. dollars and Swiss francs is based on the historical exchange rate of the Swiss franc released by the Federal Reserve, the central bank of the United States, unless otherwise indicated. U.S. dollar amounts presented in this prospectus are not necessarily indicative of the amounts of U.S. dollars that could actually have been purchased upon exchange of Swiss francs at the dates indicated.

Due to the international scope of our operations, our assets, earnings and cash flows are influenced by movements in exchange rates of several currencies, particularly between the U.S. dollar, the Euro and the Swiss franc. Because our operations are based in Germany through VERAXA Biotech GmbH, the majority of our operating expenses are paid in Euros, while investor funds are held in Swiss francs. General services attributable to us, such as administrative services, accounting services and advisory services, are generally paid in Swiss francs, but may also be paid in U.S. dollars where applicable, including expenses incurred in connection with the Business Combination and listing on Nasdaq. We may receive payments from business partners in Swiss francs and U.S. dollars, and we regularly acquire services, consumables and materials in Euros, Swiss francs and U.S. dollars. As our business grows, potential future revenue may be derived from outside Switzerland, particularly from the United States and the European Union.

Fluctuations in exchange rates among the Swiss franc, the Euro, the U.S. dollar and other currencies may affect our reported results of operations, financial condition and cash flows from period to period. Other than natural hedging, we do not currently have any exchange rate hedging arrangements in place.

All amounts set forth herein are presented in United States Dollars (USD$), unless otherwise specified, and have for presentation purposes have been converted from their CHF equivalent using the exchange rate of 1 CHF to USD$1.24.

PROSPECTUS SUMMARY

The following summary highlights certain information about us, this offering and selected information contained elsewhere in this prospectus and is qualified in its entirety by, and should be read in conjunction with, the more detailed information and financial statements included elsewhere in this prospectus before making an investment decision. In addition to this summary, we urge you to read the entire prospectus carefully, especially the risks of investing in the Ordinary Shares, discussed under “Risk Factors,” before deciding whether to buy the Ordinary Shares.

Overview

Veraxa Biotech AG is a Swiss company, based in Zurich with a focus on antibody therapies in medicine. The Company is an oncology-focused biotechnology Company with a clinical program in acute myeloid leukemia and two proprietary platform technologies that enable the development of new generations of antibody drug conjugates (“ADC”s) and T cell engagers.

Our goal is to establish a sustainable clinical pipeline of novel and differentiated oncology programs geared towards achieving superior efficacy while minimizing the burden of side effects for patients. Our proprietary platform technologies enable the development of new generations of targeted cancer treatments and position us as a pioneer in creating highly effective, targeted antibody-based therapies for cancer patients. With our expertise and capabilities, we develop novel antibody-based drug platforms for the treatment of cancer.

Recent Developments

The Business Combination

On June 10, 2026, the Company consummated the Business Combination pursuant to the Business Combination Agreement. Capitalized terms used in this section but not otherwise defined herein have the meanings given to them in the Business Combination Agreement. Pursuant to the Business Combination Agreement and the Ancillary Agreements:

●	prior to the Initial Closing, the Sponsor transferred all of the Ordinary Shares held by the Nominee Shareholder to the Contribution Agent, subject to the terms and conditions of the applicable contribution agent agreement (the “Contribution Agent Agreement”);

●	at the Initial Merger Effective Time on June 5, 2026, SPAC merged with and into Merger Sub, with Merger Sub being the surviving company and a wholly owned subsidiary of PubCo;

●	as part of the Initial Merger, Merger Sub issued Merger Sub Shares to the Contribution Agent, acting in its own name but for the account of SPAC and the SPAC Shareholders;

●	immediately following the Initial Merger, the Contribution Agent contributed the Merger Sub Shares to PubCo, free and clear of all liens, as an equity contribution into the capital contribution reserves (Zuschuss in die Kapitaleinlagereserven) without consideration (the “Contribution”);

●	following the Contribution, the Contribution Agent delivered to (i) the SPAC Shareholders, the Ordinary Shares transferred to the Contribution Agent by the Nominee Shareholder, and (ii) to the holders of SPAC Warrants, the Warrants;

●	following the consummation of the Initial Merger and the Contribution, Merger Sub distributed all of its assets and liabilities to PubCo as liquidating distributions and adopted a resolution to dissolve under Cayman Law;

●	at the Acquisition Effective Time on June 8, 2026, which occurred not earlier than twenty-four hours following the Initial Merger Effective Time, Veraxa Biotech AG merged with and into PubCo in the Acquisition Merger, with PubCo being the surviving company;

●	as a result of the Acquisition Merger, each Company Share issued and outstanding immediately prior to the Acquisition Effective Time (other than treasury shares and Dissenting Shares) was automatically cancelled and ceased to exist in exchange for the right to receive such fraction of a newly issued Ordinary Share equal to the Exchange Ratio; and

●	at the Acquisition Effective Time, the separate corporate existence of the Company ceased to exist, and all property, rights, privileges, agreements, powers and franchises, liabilities and duties of the Company vested in and became the property, rights, privileges, agreements, powers and franchises, liabilities and duties of PubCo as the surviving company.

High Trail Financing

On May 27, 2026, SPAC, PubCo, High Trail Special Situations II LLC (“High Trail”) and HT Investments MA LLC (together with High Trail, the “High Trail Affiliated Entities”) executed a Securities Purchase Agreement (the “Securities Purchase Agreement”) in respect of a private placement of a Senior Secured Note due 2027 in the principal amount of $27,500,000 (the “HTC Note”) and a four-year warrant for an aggregate exercise price of $27.5 million, with an initial exercise price of $11.50 per share (with customary anti-dilution protections) (the “HTC Financing”). The closing of the HTC Financing occurred on June 15, 2026. The term of the HTC Note is 15 months, amortizing monthly beginning six months after the closing of the HTC Financing. At PubCo’s sole option and subject to customary conditions, any amortization payment may be made in cash, in registered-for-resale shares of common stock, or a combination thereof. The HTC Note is a senior secured obligation of PubCo, secured by all PubCo assets and ranking senior to all other PubCo obligations. Funding occurred concurrently with the closing of the HTC Financing.

Cantor Fee Modification

On May 27, 2026, Voyager, PubCo and Cantor Fitzgerald & Co. (“CF&CO”) executed a Fee Modification Agreement, as amended on July 28, 2026 (the “Fee Modification Agreement”), pursuant to which the parties agreed to modify the payment terms of the $12,045,000 deferred underwriting commission (the “Original Deferred Fee”) owed to CF&CO under the Underwriting Agreement dated August 8, 2024 (the “CF&CO Fee Modification”). Under the Fee Modification Agreement, the Original Deferred Fee was modified to include, in part, 3,500,000 Ordinary Shares (the “CF&CO Fee Shares”), and subject to a lock-up period ending on the earlier of 12 months after the Closing or the consummation of a subsequent transaction resulting in a liquidity event for stockholders. In the event of a default by PubCo under the Fee Modification Agreement, CF&CO may elect to receive the entire Original Deferred Fee in cash, less amounts previously paid or the fair market value of any freely tradeable CF&CO Fee Shares previously received.

Lincoln Park Purchase Agreement

On May 27, 2026, we entered into the Purchase Agreement with Lincoln Park pursuant to which we have the right, but not the obligation, to sell to Lincoln Park up to $50,000,000 of Purchase Shares from time to time over the 24-month term beginning only after certain conditions set forth in the Purchase Agreement have been satisfied, including that this Registration Statement shall have been declared effective under the Securities Act, which we refer to as the “Commencement Date.” In accordance with the Purchase Agreement, on July 30, 2026, we issued 340,910 Ordinary Shares (the “Commitment Shares”) to Lincoln Park as consideration for its commitment to purchase our Ordinary Shares under the Purchase Agreement.

Although the Purchase Agreement provides that we may sell up to an aggregate of $50.0 million of our Ordinary Shares to Lincoln Park, only 25,000,000 Ordinary Shares are being registered for resale under this prospectus, which includes the 340,910 Commitment Shares that we already issued to Lincoln Park as a fee for making its irrevocable commitment to purchase our Ordinary Shares under the Purchase Agreement. Depending on the market prices of our Ordinary Shares at the time we elect to issue and sell our Ordinary Shares to Lincoln Park under the Purchase Agreement, we may need to register for resale under the Securities Act additional Ordinary Shares in order to receive aggregate gross proceeds equal to the $50.0 million total commitment available to us under the Purchase Agreement. If we elect to issue and sell to Lincoln Park under the Purchase Agreement more than the 25,000,000 Ordinary Shares being registered for resale by Lincoln Park under this prospectus, which we have the right, but not the obligation, to do, we must first register for resale under the Securities Act any such additional Ordinary Shares, which could cause additional substantial dilution to our shareholders. The number of Ordinary Shares ultimately offered for resale by Lincoln Park is dependent upon the number of Ordinary Shares we ultimately decide to sell to Lincoln Park under the Purchase Agreement.

The Purchase Agreement prohibits us from directing Lincoln Park to purchase any of our Ordinary Shares if those shares, when aggregated with all other Ordinary Shares then beneficially owned by Lincoln Park (as calculated pursuant to Section 13(d) of the Exchange Act, and Rule 13d-3 thereunder), would result in Lincoln Park and its affiliates beneficially owning more than 4.99% of the then total Ordinary Shares (which may be increased up to 9.99% of our Ordinary Shares by Lincoln Park upon written notice), which we refer to herein as the “Beneficial Ownership Limitation.”

Lincoln Park Registration Rights Agreement

Concurrently with entering into the Purchase Agreement, we entered into a registration rights agreement with Lincoln Park (the “LPC Registration Rights Agreement”) pursuant to which we agreed to register the resale of our Ordinary Shares that have been and may be issued to Lincoln Park under the Purchase Agreement pursuant to this Registration Statement.

Implications of Being an “Emerging Growth Company”

As a company with less than USD$1.235 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. An “emerging growth company” may take advantage of reduced reporting requirements that are otherwise applicable to larger public companies. In particular, as an emerging growth company, we:

●	may present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations, or “MD&A”;

●	are not required to provide a detailed narrative disclosure discussing our compensation principles, objectives and elements and analyzing how those elements fit with our principles and objectives, which is commonly referred to as “compensation discussion and analysis”;

●	are not required to obtain an attestation and report from our auditors on our management’s assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002;

●	are not required to obtain a non-binding advisory vote from our shareholders on executive compensation or golden parachute arrangements (commonly referred to as the “say-on-pay,” “say-on frequency” and “say-on-golden-parachute” votes);

●	are exempt from certain executive compensation disclosure provisions requiring a pay-for-performance graph and chief executive officer pay ratio disclosure;

●	are eligible to claim longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act; and

●	will not be required to conduct an evaluation of our internal control over financial reporting.

We intend to take advantage of all of these reduced reporting requirements and exemptions, with the exception of the longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act.

Under the JOBS Act, we may take advantage of the above-described reduced reporting requirements and exemptions until we no longer meet the definition of an emerging growth company. The JOBS Act provides that we would cease to be an “emerging growth company” at the end of the fiscal year in which the fifth anniversary of our initial sale of common equity pursuant to a registration statement declared effective under the Securities Act of 1933, as amended, herein referred to as the Securities Act, occurred, if we have more than USD$1.235 billion in annual revenues, have more than USD$700 million in market value of the Ordinary Shares held by non-affiliates, or issue more than USD$1 billion in principal amount of non-convertible debt over a three-year period.

Implications of Being a Foreign Private Issuer

We are a foreign private issuer within the meaning of the rules under the Exchange Act. As such, we are exempt from certain provisions applicable to United States domestic public companies. For example:

●	we are not required to provide as many Exchange Act reports, or as frequently, as a domestic public company;

●	for interim reporting, we are permitted to comply solely with our home country requirements, which are less rigorous than the rules that apply to domestic public companies;

●	we are not required to provide the same level of disclosure on certain issues, such as executive compensation;

●	we are exempt from provisions of Regulation FD (Fair Disclosure) promulgated under the Exchange Act (“Regulation FD”) aimed at preventing issuers from making selective disclosures of material information;

●	we are not required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act; and

●	we are not required to comply with Sections 16(b) and 16(c) of the Exchange Act establishing insider liability for profits realized from any “short-swing” trading transaction.

We will be required to file an annual report on Form 20-F within four months of the end of each fiscal year. Press releases relating to financial results and material events will also be furnished to the SEC on Form 6-K. However, the information we are required to file with or furnish to the SEC will be less extensive and less timely compared to that required to be filed with the SEC by U.S. domestic issuers. As a result, you may not be afforded the same protections or information that would be made available to you were you investing in a U.S. domestic issuer.

The Nasdaq listing rules provide that a foreign private issuer may follow the practices of its home country, which for us is Switzerland, rather than the Nasdaq rules as to certain corporate governance requirements, including the requirement that the issuer have a majority of independent directors and the audit committee, compensation committee and nominating and corporate governance committee requirements, the requirement to disclose third party director and nominee compensation and the requirement to distribute annual and interim reports. A foreign private issuer that follows a home country practice in lieu of one or more of the listing rules shall disclose in its annual reports filed with the SEC each requirement that it does not follow and describe the home country practice followed by the issuer in lieu of such requirements. Although we do not currently intend to take advantage of these exceptions to Nasdaq corporate governance rules, we may in the future take advantage of one or more of these exemptions.

Corporate Information

The principal place of business and mailing address of the Company is Talacker 35, 8001 Zurich, Switzerland and its telephone number is (205) 778-6396. The Company’s principal website address is www.veraxa.com. The information contained therein, or that can be accessed therefrom, is not and shall not be deemed to be incorporated into this prospectus or the registration statement of which it forms a part.

Corporate History and Structure

On February 15, 2021, Araxa Bioscience AG and VeLabs Therapeutics GmbH completed a contribution and merger agreement whereby the technology of ARAXA (technology for the modulation and development of antibodies) was combined with the technology of VeLabs (dropletbased microfluidic screening technology). As part of the contribution, 100% of the shares in both VeLabs and ARAXA were contributed in exchange for CHF 11.5 million shares of the Company. In accordance with IFRS 3 VeLabs was identified as the accounting acquirer based on its activity and size.

On December 29, 2023, the Company acquired all shares in Synimmune GmbH. Synimmune is a spin-off of the Department of Immunology at the University of Tübingen, which active in the field of innovative and effective anti-tumor antibodies for the treatment of patients with lifethreatening diseases specializing in so-called rare hematopoietic malignancies. The “drug candidate” is the antibody FLYSIN, which had successfully completed a Phase I clinical trial for the treatment of acute myeloid leukemia (“AML”).

On April 22, 2025, the SPAC, entered into the Business Combination Agreement, with the Company and Oliver Baumann, an individual, solely in his capacity as Company Shareholder Representative. Pursuant to the terms of the Business Combination Agreement, the Sponsor, formed PubCo, and PubCo formed a Merger Sub.

On June 10, 2026, the Business Combination was consummated. Following the Business Combination, Veraxa conducts its business directly and through its wholly owned operating subsidiary, VERAXA Biotech GmbH, based in Heidelberg, Germany.

On May 5, 2025, the Company and OmniAb entered a strategic joint venture to develop a novel bispecific antibody drug conjugate (‘bsADC’) targeting solid tumors. The collaboration combines the Company’s proprietary technology with OmniAb’s platform to create nextgeneration cancer therapies. Both companies will jointly own and share future revenues from the resulting bsADC program.

The chart below summarizes PubCo’s corporate structure, including its direct, wholly-owned subsidiaries, as of the date of this prospectus:

SPAC Shareholders
Veraxa Shareholders
PubCo
(CH)
Veraxa Biotech GmbH
(German)

Summary Risk Factors

This prospectus should be considered in light of the risks, uncertainties, expenses, and difficulties we face as an early-stage oncology-focused biotechnology company and in connection with the Business Combination. Below is a summary of the principal risks we face, organized under relevant headings. These risks are discussed more fully in the section titled “Risk Factors” beginning on page 20 of this prospectus.

Such risks include, but are not limited to:

Risks Related to Our Financial Position and Capital Requirements

●	We have a limited operating history, no products approved for commercial sale, and no revenue from product sales, which makes it difficult to evaluate our business and future prospects.

●	We have incurred significant losses, expect to continue incurring significant losses for the foreseeable future, and may never achieve or maintain profitability.

●	We will require substantial additional capital to execute our business plan, and financing may not be available on acceptable terms, if at all.

●	Our future success depends on our ability to retain and attract key executives, scientific personnel and other qualified employees in a highly competitive industry.

Risks Related to the Development, Approval and Commercialization of Our Product Candidates

●	Our product candidates are in various stages of development, and it is possible that none of them will ever become approved or commercial products.

●	We may be unable to commence, complete or obtain regulatory approvals for planned or future preclinical studies and clinical trials, and delays could increase costs and prevent or postpone approval.

●	Our product candidates may cause undesirable side effects or have other characteristics that delay, limit or prevent their development, approval or commercial potential.

●	Even if our product candidates are approved, we have never commercialized a product and may lack the capital, expertise, personnel and infrastructure needed to manufacture, market and sell our products successfully.

●	Our commercial success, if any, will depend on market acceptance, adequate reimbursement and coverage, our ability to manufacture complex products, and our ability to compete effectively in a highly competitive industry.

Risks Related to Third Parties, Intellectual Property, Data Privacy and Our Operations

●	We rely on third parties to conduct preclinical and clinical trials and to manufacture, produce, store and distribute our product candidates, and failures by those parties could delay approval or commercialization.

●	We may not be successful in establishing, maintaining or benefiting from collaboration and license arrangements, and the performance of third-party collaborators may materially affect our ability to develop and commercialize our technologies and product candidates.

●	Our intellectual property may be challenged, invalidated, circumvented or found unenforceable, and we may become involved in costly and time-consuming litigation to protect our rights or defend against claims of infringement.

●	We are subject to extensive privacy, data protection and cybersecurity risks, and failures or security incidents affecting our systems or those of our collaborators, partners or consultants could disrupt our business and result in significant losses.

●	We face a range of operational and compliance risks, including material weakness in internal control over financial reporting, public-company compliance burdens, healthcare regulatory risks, employee misconduct, environmental and safety risks, product liability exposure, and risks associated with operating internationally.

Risks Related to Ownership of Our Securities

●	The market price of Ordinary Shares and Warrants is highly volatile, and future issuances, warrant exercises, resale of restricted shares, delisting risk and anticipated financings could dilute shareholders and adversely affect liquidity and market price.

●	A market for our securities may not develop, which could adversely affect the liquidity and price of our securities.

●	The Company could be classified as a passive foreign investment company for U.S. federal income Tax purposes for any taxable year, which could result in adverse U.S. federal income Tax consequences to U.S. Holders.

Risks Related to Our Swiss Domicile and Foreign Private Issuer Status

●	The Company is a Swiss stock corporation, and shareholder rights under Swiss law may differ materially from the rights of shareholders of companies governed by U.S. law.

●	Because the Company qualifies as a foreign private issuer, it will be exempt from certain provisions applicable to U.S. domestic public companies and will be subject to less frequent and, in some respects, less extensive reporting requirements.

●	U.S. shareholders may have difficulty obtaining or enforcing judgments against the Company or its directors and officers, and shareholders outside the United States may not be able to exercise pre-emptive rights in future equity issuances.

●	The Company may lose its foreign private issuer status in the future, which could require compliance with U.S. domestic issuer reporting requirements and result in significant additional legal, accounting and other expenses.

●	Changes in tax laws, rulings, treaties or tax positions in Switzerland or other jurisdictions could adversely affect our effective tax rate, net income and cash flows.

THE OFFERING

The summary below describes the principal terms of the offering of our Ordinary Shares. This summary is not complete and does not contain all the information you should consider before investing in our Ordinary Shares. You should carefully read this entire prospectus before investing in our Ordinary Shares including the section “Risk Factors.”

Ordinary Shares Offered by the Selling Shareholder	Up to 25,000,000 shares, consisting of:

● up to 24,659,090 Ordinary Shares which we may sell to Lincoln Park from time to time over the next 24 months beginning on the Commencement Date, at our sole discretion, in accordance with the Purchase Agreement; and

● 340,910 Ordinary Shares previously issued to Lincoln Park as consideration for its commitment to purchase our Ordinary Shares under the Purchase Agreement. We did not receive any cash proceeds from the issuance of these Commitment Shares.

Ordinary Shares outstanding immediately after this offering(1)	166,066,903 shares, assuming the issuance of all 25,000,000 shares offered for resale by Lincoln Park pursuant to this prospectus, which includes the 340,910 Ordinary Shares previously issued to Lincoln Park as Commitment Shares. The actual number of shares issued will vary depending on the number of shares sold to Lincoln Park pursuant to the Purchase Agreement.

Nasdaq Listing	Our Ordinary Shares are currently traded on the Nasdaq Global Market under the symbol “VRXA.” Our Warrants are currently traded on the Nasdaq Capital Market under the symbol “VRXAW.”

Use of Proceeds	We will receive no proceeds from the sale of the Ordinary Shares by Lincoln Park in this offering. However, we may receive up to $50,000,000 in aggregate gross proceeds under the Purchase Agreement from any sales of the Ordinary Shares from time to time after the date that the registration statement of which this prospectus is a part is declared effective and after satisfaction of other conditions in the Purchase Agreement. Depending on the market prices of our Ordinary Shares at the time we elect to issue and sell our Ordinary Shares to Lincoln Park under the Purchase Agreement, we may need to register for resale under the Securities Act additional Ordinary Shares in order to receive aggregate gross proceeds equal to the $50.0 million total commitment available to us under the Purchase Agreement. We currently intend to use any proceeds that we receive from the sale of Ordinary Shares to Lincoln Park under the Purchase Agreement for research and development, marketing activities and general working capital.

Risk Factors	See “Risk Factors” for a discussion of risks you should carefully consider before investing in the Ordinary Shares.

(1)	The number of Ordinary Shares outstanding after this offering is based on the number of Ordinary Shares outstanding as of June 10, 2026, and excludes the following:

●	Up to 1,422,251 Ordinary Shares issuable upon the exercise of virtual options under the Virtual Stock Option Plan (the “VSOP”) assumed from legacy Veraxa Biotech AG as a result of the Business Combination;

●	Up to 21,828,044 Ordinary Shares issuable upon the exercise of Warrants, each with an exercise price of $11.50 per share;

●	Up to 5,000,000 Earnout Shares; and

●	An indeterminate number of shares issuable pursuant to conversion of the HTC Note.

DIVIDEND POLICY

The Company has never declared or paid any cash dividends and has no plan to declare or pay any dividends on Ordinary Shares in the foreseeable future. The Company currently intends to retain any earnings for future operations and expansion. The payment of cash dividends in the future will be dependent upon the Company’s revenues and earnings, if any, capital requirements and general financial condition. The payment of any cash dividends are within the discretion of the Board at such time. If we incur any indebtedness, our ability to declare dividends may be limited by restrictive covenants we may agree to in connection therewith.

Under Swiss law, we may pay dividends if we have sufficient distributable profits brought forward from the previous business years (Gewinnvortrag), or if we have distributable reserves (frei verfügbare Reserven), each as evidenced by our audited stand-alone statutory balance sheet prepared pursuant to Swiss law, and after allocations to reserves required by Swiss law have been deducted. The shareholders’ meeting may also resolve to pay an interim dividend based on an interim account. The external auditor must review the interim account before the shareholders’ meeting passes the resolution. The provisions governing dividends apply. Distributable reserves are generally booked either as “free reserves” (freie Reserven) or as “reserve from capital contributions” (Reserven aus Kapitaleinlagen).

Under Swiss law, five percent of the annual profit shall be assigned to the statutory retained earnings (gesetzliche Gewinnreserve). The statutory retained earnings (gesetzliche Gewinnreserve) shall be increased until, when taken together with the statutory capital reserve (gesetzliche Kapitalreserve), they reach one half of the share capital specified in the commercial register. Swiss law permits us to accrue additional general reserves. Further, a purchase of our own shares (whether by us or a subsidiary) reduces the distributable reserves in an amount corresponding to the purchase price of such own shares. Finally, Swiss law, under certain circumstances, requires the creation of revaluation reserves which are not distributable.

Swiss law allows preferential dividend distribution rights based on the share class. Participation certificates may also carry preferential dividend rights. Within the same share class, shareholders must not receive differential dividend distribution rights.

RISK FACTORS

An investment in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks described below together with all of the other information set forth in this prospectus, including the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operation” and our consolidated financial statements and related notes. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be materially and adversely affected, which could cause the trading price of our securities to decline, resulting in a loss of all or part of your investment. Further, if we fail to meet the expectations of the public market in any given period, the market price of our securities could decline. Our business involves significant risks and uncertainties, some of which are outside of our control. If any of these risks actually occurs, our business and financial condition could suffer and the price of our securities could decline. The risks described below are not the only ones that we face. Additional risks not presently known to us or that we currently deem immaterial may also affect our business. You should only consider investing in our securities if you can bear the risk of loss of your entire investment.

Risks Relating to the Offering

Management has broad discretion as to the use of proceeds we may receive from the sale of Purchase Shares to Lincoln Park.

Our management has broad discretion in the allocation of proceeds we may receive from the sale of Purchase Shares to Lincoln Park and could use such proceeds for purposes other than those contemplated at the date of this prospectus. Our shareholders may not agree with the manner in which our management chooses to allocate and spend such proceeds. Accordingly, you will be relying on the judgment of our management with regard to the use of those proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that, pending their use, we may invest those net proceeds in a way that does not yield a favorable, or any, return for us. Further, our management may use the net proceeds for corporate purposes that may not improve our financial condition or market value. The failure of our management to use such funds effectively could have a material adverse effect on our business, financial condition, operating results and cash flows

The terms of the Purchase Agreement limit the amount of Ordinary Shares we may issue to Lincoln Park, which may limit our ability to utilize the arrangement to enhance our cash resources.

The Purchase Agreement includes restrictions on our ability to sell Ordinary Shares to Lincoln Park, including, subject to specified limitations, if a sale would cause Lincoln Park and its affiliates to exceed the Beneficial Ownership Limitation.

Accordingly, we cannot guarantee that we will be able to sell all 24,659,090 Purchase Shares in this offering. If we cannot sell the full amount of Ordinary Shares that Lincoln Park has committed to purchase because of these limitations, we may be required to utilize more costly and time-consuming means of accessing the capital markets, which could materially adversely affect our liquidity and cash position. If we choose to sell more Ordinary Shares than are offered under this prospectus, we must first register for resale under the Securities Act such additional Ordinary Shares.

It is not possible to predict the actual number of Ordinary Shares we may sell to Lincoln Park under the Purchase Agreement, or the actual gross proceeds resulting from those sales.

Because the purchase price per share to be paid by Lincoln Park for the Ordinary Shares that we may elect to sell to Lincoln Park under the Purchase Agreement, if any, will fluctuate based on the market prices of our Ordinary Shares at the time we elect to sell shares to Lincoln Park pursuant to the Purchase Agreement, if any, it is not possible for us to predict, as of the date of this prospectus and prior to any such sales, the number of Ordinary Shares that we will sell to Lincoln Park under the Purchase Agreement, the purchase price per share that Lincoln Park will pay for shares purchased from us under the Purchase Agreement, or the aggregate gross proceeds that we will receive from those purchases by Lincoln Park under the Purchase Agreement.

Lincoln Park may sell the Ordinary Shares described in this prospectus in a number of different ways and at varying prices. The number of Ordinary Shares ultimately offered for sale by Lincoln Park is dependent upon the number of Ordinary Shares, if any, we ultimately sell to Lincoln Park under the Purchase Agreement.

The sale or issuance of Ordinary Shares to Lincoln Park may cause dilution and the sale of the Ordinary Shares by Lincoln Park that it acquires pursuant to the Purchase Agreement, or the perception that such sales may occur, could cause the price of our Ordinary Shares to decrease.

Pursuant to the Purchase Agreement, Lincoln Park has committed to purchase up to $50.0 million of Ordinary Shares. On July 30, 2026, we issued 340,910 Commitment Shares to Lincoln Park as a fee for its commitment to purchase Ordinary Shares under the Purchase Agreement, for which we will not receive any cash consideration. The Ordinary Shares that may be issued under the Purchase Agreement may be sold by us to Lincoln Park at our sole discretion from time to time over a 24-month period commencing after the satisfaction of certain conditions set forth in the Purchase Agreement. The purchase price for the shares that we may sell to Lincoln Park under the Purchase Agreement will fluctuate based on the trading price of our Ordinary Shares. Depending on market liquidity at the time, sales of such shares may cause the trading price of our Ordinary Shares to decrease. We generally have the right to control the timing and amount of any future sales of our shares to Lincoln Park. Additional sales of our Ordinary Shares, if any, to Lincoln Park will depend upon market conditions and other factors to be determined by us. We may ultimately decide to sell to Lincoln Park all, some or none of the additional Ordinary Shares that may be available for us to sell pursuant to the Purchase Agreement. If and when we do sell shares to Lincoln Park, after Lincoln Park has acquired the shares, Lincoln Park may resell all, some or none of those shares at any time or from time to time in its discretion. Therefore, sales to Lincoln Park by us could result in substantial dilution to the interests of other holders of our Ordinary Shares. Additionally, the sale of a substantial number of Ordinary Shares to Lincoln Park, or the anticipation of such sales, could make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect sales.

Risks Relating to the Company’s Financial Position and Capital Requirements

We have a limited operating history and no products approved for commercial sale and have never generated revenue from product sales. We have a history of significant losses, expect to continue to incur significant losses for the foreseeable future and may never achieve or maintain profitability.

We are an early-stage oncology-focused biotechnology company with a limited operating history. We commenced operations in 2020, have no products approved for commercial sale and have not generated any revenue from product sales. Investment in oncology product development entails substantial upfront capital expenditures and significant risk that product candidates will fail to prove safe or effective, gain regulatory approval or become commercially viable. To date, we have funded our operations primarily through private placements and equity offerings and have devoted substantially all of our efforts and financial resources to organizing and staffing our company, conducting discovery, research, and development activities, securing intellectual property rights related to our product candidates, raising capital, and the Business Combination. We have never been profitable and have incurred operating losses in each year since inception. We have an accumulated deficit of CHF 66.6 million as of December 31, 2025, and may incur further losses over the foreseeable future as we develop our business. We have spent, and expect to continue to spend, a substantial amount of funds in connection with implementing our business strategy, including our planned product development and commercialization efforts.

To date, we have not completed any clinical trials, obtained marketing approval for any product candidates, manufactured a commercial scale product, or conducted sales and marketing activities necessary for successful product commercialization. We expect that it could be years, if ever, before we have a commercialized product. We expect to continue to incur significant expenses and operating losses for the foreseeable future. We have incurred significant net losses in each period since our inception and anticipate that we will continue to incur significant and increasing net losses for the foreseeable future. The net losses we incur may fluctuate significantly from year to year. We anticipate that our expenses will increase substantially if, and as, we:

●	continue to advance the development of our technology platforms and product candidates;

●	seek regulatory approval for our product candidates from applicable regulatory authorities;

●	conduct clinical trials of our future product candidates;

●	conduct any required confirmatory clinical trials of any of our product candidates in anticipation of potential accelerated approval from the FDA or similar conditional approval from the EMA or comparable regulatory agencies in other jurisdictions;

●	expand our research and development efforts for our preclinical product candidates and research pipeline;

●	invest in clinical development, manufacturing and commercialization activities, including launching commercial sales, marketing and distribution operations;

●	continue to prepare, file, prosecute, maintain, protect and enforce our intellectual property rights and claims;

●	add clinical, scientific, operational, financial and management information systems and personnel; and

●	continue to operate as a public company.

Even if we obtain regulatory approval of and are successful in commercializing one or more of our product candidates, we may incur substantial research and development and other expenditures to develop and market additional product candidates. We may encounter unforeseen expenses, difficulties, complications, delays and unknown factors that may adversely affect our business. The size of our future net losses will depend, in part, on the rate of future growth of our expenses and our ability to generate revenue. Our net losses may fluctuate significantly from quarter to quarter and from year to year.

We may never achieve or sustain profitability.

We do not know when or whether we will become profitable. To date, we have not commercialized any products or generated any revenues from the sale of products. To become and remain profitable, we must succeed in developing, obtaining regulatory approval for and commercializing one or more of our product candidates. This will require us to be successful in a range of challenging activities, including completing preclinical studies and clinical trials of our product candidates, discovering and developing additional product candidates, obtaining regulatory approval for any product candidates that successfully complete clinical trials, establishing commercialization capabilities for any approved products and achieving market acceptance for any approved products. We may never succeed in these activities. Even if we succeed in these activities, we may never generate revenue in an amount sufficient to achieve profitability.

Because of the numerous risks and uncertainties associated with biotechnology product development and commercialization, we are unable to accurately predict whether and when we will achieve profitability. If we are required by the FDA, the EMA or any comparable regulatory authority in other jurisdictions to perform preclinical studies or clinical trials in addition to those we currently expect to conduct, or if there are any delays or complications in completing preclinical studies of our product candidates or, if preclinical studies are successful, in submitting an IND to the FDA, manufacturing clinical trial supplies and completing clinical trials, our expenses could increase substantially and our ability to achieve profitability could be further delayed.

Even if we achieve profitability, we may not be able to sustain profitability in subsequent periods. After we achieve profitability, if ever, we expect to continue to engage in substantial research and development activities and to incur substantial expenses to develop and commercialize additional product candidates. In addition, we may encounter unforeseen expenses, difficulties, complications, delays and other unknown factors that may adversely affect our revenues, expenses and profitability.

Our failure to achieve or sustain profitability would depress our market value and could impair our ability to execute our business plan, raise capital, develop additional product candidates or continue our operations. A decline in the value of our company could cause our shareholders to lose all or part of their investment.

We require substantial additional capital to execute our business plan. Our inability to obtain this capital when needed could force us to delay, limit, reduce or terminate our product development efforts or our establishment of late-stage development and commercialization capabilities.

Since our inception, we have used substantial amounts of cash. The development of oncology product candidates is capital intensive and we expect that we will continue to expend substantial resources for the foreseeable future to develop and commercialize our current and future product candidates. Our expenditures in the foreseeable future may include costs associated with conducting research and development activities, conducting preclinical studies and clinical trials, obtaining regulatory approvals, undertaking late-stage commercialization activities, establishing our sales and marketing capabilities, manufacturing and selling approved products and potentially acquiring new technologies.

To date, we have financed our operations primarily through the sale of equity securities. We believe that we have sufficient financial resources available to fund our projected operating requirements for at least the next twelve months. Because the outcome of our product development and future planned clinical trials is highly uncertain, we cannot reasonably estimate the actual amounts necessary to successfully complete the development and commercialization of our product candidates. For example, our costs will increase if we experience any delays in our product development and future planned clinical trials.

Our future capital requirements, both in the near- and long-term, depend on many factors, including:

●	the outcome, timing and costs of obtaining regulatory approvals for our product candidates if the requisite clinical trials are successful;

●	the progress, results and costs of our clinical trials of our future product candidates;

●	the progress, results and costs of any required confirmatory clinical trials of any product candidates that receive accelerated approval from the FDA or similar conditional approval from the EMA or comparable regulatory agencies in other jurisdictions;

●	the scope, progress, results and costs of researching and developing product candidates in our research pipeline, including conducting preclinical studies and clinical trials of such product candidates;

●	the costs of outsourced manufacturing of our product candidates for clinical trials and in preparation for regulatory approval and commercialization;

●	the size of the markets for approved indications in territories in which we receive regulatory approval, if any;

●	the timing and costs of commercialization activities for our product candidates, if any are approved for sale, including establishing our sales and marketing capabilities and engaging in the marketing, sales and distribution of our product candidates;

●	the revenue, if any, received from the commercialization of our product candidates, if any are approved for sale;

●	our ability to maintain and establish collaboration, licensing or other arrangements and the financial terms of such agreements;

●	the costs involved in preparing, filing, prosecuting, maintaining, protecting and enforcing our intellectual property rights and claims, including any litigation costs and the outcome of such litigation;

●	the costs associated with potential product liability claims, including the costs associated with obtaining insurance against such claims and with defending against such claims;

●	the timing and amount of any milestone payments we may receive under our collaboration or similar agreements;

●	the costs involved in maintaining and improving the technology we use in our product candidates;

●	our efforts to enhance operational systems and hire additional personnel, including personnel to support the development and commercialization of our product candidates and to satisfy our obligations as a public company;

●	the effect of competing technological and market developments; and

●	the types of available sources of private and/or public market financing.

Additional funds may not be available when we need them or on terms that are acceptable to us. In addition, market volatility resulting from economic conditions and other factors could also adversely impact our ability to access capital as and when needed. Further, as a Swiss company, we have less flexibility to raise capital, particularly in a quick and efficient manner, as compared to U.S. companies. If adequate funds are not available to us on a timely basis or on terms acceptable to us, we may be required to delay, limit, reduce or terminate our product development efforts or our establishment of late-stage development and commercialization capabilities.

Raising additional capital may cause dilution to our existing shareholders, restrict our operations or require us to relinquish rights to our intellectual property or product candidates on unfavorable terms.

Unless and until we can generate sufficient revenue to finance our cash requirements, which may never happen, we may seek additional capital through a variety of means, including through public and private equity offerings (including pursuant to the Purchase Agreement) and debt financings, credit and loan facilities and additional collaborations. If we raise additional capital through the sale of equity or convertible debt securities, your ownership interest will be diluted, and the terms of such equity or convertible debt securities may include liquidation or other preferences that are senior to or otherwise adversely affect your rights as a shareholder. If we raise additional capital through the sale of debt securities or through entering into credit or loan facilities, we may be restricted in our ability to take certain actions, such as incurring additional debt, making capital expenditures, acquiring or licensing intellectual property rights, declaring dividends or encumbering our assets to secure future indebtedness. Such restrictions could adversely impact our ability to conduct our operations and execute our business plan. If we raise additional capital through collaborations with third parties, we may be required to relinquish valuable rights to our intellectual property or product candidates or we may be required to grant licenses for our intellectual property or product candidates on unfavorable terms. If we are unable to raise additional capital when needed, we may be required to delay, limit, reduce or terminate our product development efforts or our establishment of late-stage development and commercialization capabilities or we may be required to grant rights to third parties to develop and market our product candidates that we would otherwise prefer to develop and market ourselves.

Our future success depends on our ability to retain key executives and to attract, retain and motivate qualified personnel.

We are highly dependent on the research and development, clinical and business development expertise of our key executives and other principal members of our management, scientific and clinical team. Although we have entered into employment agreements with our executive officers, each of them may terminate their employment with us at any time.

Laws and regulations on executive compensation, including legislation in our home country, Switzerland, may restrict our ability to attract, motivate and retain the required level of qualified personnel. In Switzerland, legislation affecting public companies is in force that, among other things, (i) imposes an annual binding shareholders’ “say on pay” vote with respect to the compensation of our executive committee and board of directors, (ii) generally prohibits severance, advances, transaction premiums and similar payments to members of our executive committee and board of directors, and (iii) requires companies to specify certain compensation-related matters in their articles of association, thus requiring them to be approved by a shareholders’ vote.

Recruiting and retaining qualified scientific, clinical, manufacturing and sales and marketing personnel will also be critical to our success. The loss of the services of our executive officers or other key employees could impede the achievement of our research, development and commercialization objectives and seriously harm our ability to successfully implement our business strategy. Furthermore, replacing executive officers and key employees may be difficult and may take an extended period of time because of the limited number of individuals in our industry with the breadth of skills and experience required to successfully develop, gain regulatory approval of and commercialize products. Competition to hire from this limited pool is intense, and we may be unable to hire, train, retain or motivate these key personnel on acceptable terms given the competition among numerous pharmaceutical and biotechnology companies for similar personnel. We also experience competition for the hiring of scientific and clinical personnel from universities and research institutions. In addition, we rely on consultants and advisors, including scientific and clinical advisors, to assist us in formulating our research and development and commercialization strategy. Our consultants and advisors may be employed by employers other than us and may have commitments under consulting or advisory contracts with other entities that may limit their availability to us. If we are unable to continue to attract and retain high quality personnel, our ability to pursue our growth strategy will be limited.

Exchange rate fluctuations may materially affect our results of operations and financial condition.

Due to the international scope of our operations, our assets, earnings and cash flows are influenced by movements in exchange rates of several currencies, particularly between the U.S. Dollar, the Euro, and the Swiss franc. Because our operations are based in Germany through our Subsidiary, VERAXA Biotech GmbH, the majority of our operating expenses are paid in Euros; however, all funds from investors are held in Swiss francs. Any loans provided by us to VERAXA Biotech GmbH requires the exchange of Swiss francs to Euros. General services attributable to the Company (e.g. administrative services, accounting services, advisors, etc.) are generally paid in Swiss francs, but may also be paid in U.S. dollars if applicable (such as expenses incurred related to the Business Combination and listing on Nasdaq). We also may receive payments from our business partners in Swiss francs and U.S. dollars and we regularly acquire services, consumables and materials in Euros, Swiss francs and U.S. dollars. Further, as our business grows, potential future revenue may be derived from abroad, particularly from the U.S. and the EU. As a result, our business and share price may be affected by fluctuations in foreign exchange rates between the Swiss franc, the Euro, the U.S. dollar and other currencies, which may also have a significant impact on our reported results of operations and cash flows from period to period. Therefore, unfavorable developments in the value of the U.S. dollar relative to other relevant currencies could adversely affect our business and financial condition. Besides our natural hedging, currently, we do not have any exchange rate hedging arrangements in place.

In addition, the possible abandonment of the Euro by one or more members of the EU could materially affect our business in the future. Despite measures taken by the EU to provide funding to certain EU member states in financial difficulties and by a number of European countries to stabilize their economies and reduce their debt burdens, it is possible that the Euro could be abandoned in the future as a currency by countries that have adopted its use. This could lead to the re-introduction of individual currencies in one or more EU member states, or in more extreme circumstances, the abandonment of the Euro or the dissolution of the EU. The effects on our business of a potential dissolution of the EU, the exit of one or more EU member states from the EU or the abandonment of the Euro as a currency, are impossible to predict with certainty, and any such events could have a material adverse effect on our business, financial condition and results of operations.

Adverse economic conditions may adversely affect our business.

Our performance is subject to general economic conditions and their impact on the securities markets and our customers. The U.S. and other key international economies have experienced cyclical downturns from time to time in which economic activity declined resulting in lower consumption rates, restricted credit, reduced profitability, weaknesses in financial markets, bankruptcies, and overall uncertainty with respect to the economy. Trade wars, sanctions, and foreign exchange limitations can also increase the severity and levels of unpredictability in economies globally and increase the volatility of global financial markets. A material deterioration of general economic conditions and securities markets could have a material adverse effect on our business, results of operations, financial condition and prospects.

Risks Relating to the Company’s Development of Product Candidates

Our current product candidates are in various stages of development, and it is possible that none of our product candidates will ever become commercial products.

Our success depends heavily on the successful further development of our current and future product candidates and our research pipeline and regulatory approval of our current and future product candidates, all of which are subject to risks and uncertainties beyond our control. However, the FDA and other comparable foreign authorities may ultimately disagree that data generated from our clinical trials or our regulatory submissions are sufficient for regulatory approval. There can be no assurance that any of our product candidates will prove to be safe, effective or commercially viable treatments for cancer.

If we discontinue development of a product candidate, we will not receive the anticipated revenues from that product candidate, and we may not receive any return on our investment in that product candidate. We may discontinue a product candidate for clinical reasons if it does not prove to be safe and effective for its targeted indications. In the past, we and other companies in our field have discontinued the development of product candidates that did not achieve the necessary efficacy at tolerated doses required for patient benefit. In the future, we may discontinue development programs because such programs may not demonstrate the necessary efficacy for further development or for similar or other reasons. In addition, there may be important facts about the safety, efficacy and risk versus benefit of our product candidates that are not known to us at this time. Any unexpected safety events or our failure to generate sufficient data in our clinical trials to demonstrate efficacy may cause a product candidate to fail clinical development. Furthermore, even if that product candidate meets its safety and efficacy endpoints, we may discontinue its development for various reasons, such as changes in the competitive environment or the standard of care and the prioritization of our resources.

Due to the uncertain and time-consuming clinical development and regulatory approval process, we may not successfully develop any of our product candidates and may choose to discontinue the development of any of our product candidates. Therefore, it is possible that none of our current product candidates will ever become commercial products. Our failure to develop and commercialize our current and future product candidates could have a material adverse effect on our business, results of operations, financial condition and prospects.

The results of pre-clinical studies, early-stage clinical trials, data obtained from real-world use, and published third-party studies may not be indicative of results in future clinical trials and we cannot assure you that any planned or future clinical trials will lead to results sufficient for the necessary regulatory approvals.

The results of pre-clinical studies may not be predictive of the results of clinical trials, and the results of any completed clinical trials, including studies derived from real-world use and studies in published literature, or clinical trials we commence may not be predictive of the results of later-stage clinical trials.

Even if we obtain positive and promising results from preclinical studies and early-stage clinical trials, such results may not be predictive of results from late-stage clinical trials or from clinical trials of the same product candidates for the treatment of other indications. Additionally, interim results during a clinical trial do not necessarily predict final results. Later clinical trial results may not replicate earlier clinical trials for a variety of reasons, including differences in trial design, different trial endpoints (or lack of trial endpoints in exploratory studies), subject population, number of subjects, subject selection criteria, trial duration, drug dosage and formulation and lack of statistical power in the earlier studies. Product candidates in later stages of clinical trials may fail to show the desired safety and efficacy traits despite having progressed through preclinical studies and initial clinical trials. Late-stage clinical trials could differ in significant ways from early-stage clinical trials, including changes to inclusion and exclusion criteria, efficacy endpoints, dosing regimen and statistical design. There can be no assurance that any of our clinical trials will ultimately be successful or support further clinical development of any of our product candidates.

Moreover, success in clinical trials in a particular indication does not guarantee that a product candidate will be successful for the treatment of other indications. Many companies in the biotechnology industry have suffered significant setbacks in late-stage clinical trials after achieving encouraging or positive results in early-stage development. There can be no assurance that we will not face similar setbacks in our ongoing or planned late-stage clinical trials and any subsequent or post-marketing confirmatory clinical trials. Therefore, despite positive results observed in early-stage clinical trials, our product candidates may fail to demonstrate sufficient efficacy in our pivotal or confirmatory clinical trials.

Preliminary interim or “top-line” data that we announce or publish from time to time may change as more data become available and will be subject to audit and verification procedures that could result in material changes in the final data.

From time to time, we may announce or publish preliminary interim or “top-line” data from clinical trials. Positive preliminary data may not be predictive of such trial’s subsequent or overall results. Preliminary data are subject to the risk that one or more of the outcomes may materially change as more data become available. Additionally, preliminary data are subject to the risk that one or more of the clinical outcomes may materially change as patient enrollment continues and more patient data become available. Therefore, positive preliminary results in any ongoing clinical trial may not be predictive of such results in the completed trial. We also make assumptions, estimations, calculations and conclusions as part of our analyses of data, and we may not have received or had the opportunity to fully evaluate all data. As a result, preliminary data that we report may differ from future results from the same clinical trials, or different conclusions or considerations may qualify such results, once additional data have been received and fully evaluated. Preliminary data also remain subject to audit and verification procedures that may result in the final data being materially different from the preliminary data we previously published. As a result, preliminary data should be viewed with caution until the final data are available. Material adverse changes in the final data compared to preliminary data could significantly harm our business prospects.

Delays in the commencement and completion of clinical trials could increase costs and delay or prevent regulatory approval and commercialization of our product candidates.

We cannot guarantee that anticipated clinical trials of our product candidates will be conducted as planned or completed on schedule, if at all. A failure of one or more clinical trials can occur at any stage of the clinical trial process, and other events may cause us to temporarily or permanently stop a clinical trial. Events that may prevent successful or timely commencement and completion of clinical development include:

●	negative preclinical data;

●	delays in receiving the required regulatory clearance from the appropriate regulatory authorities to commence clinical trials or amend clinical trial protocols, including any objections to our INDs or protocol amendments from the FDA;

●	delays in reaching, or a failure to reach, a consensus with regulatory authorities on study design;

●	delays in reaching, or a failure to reach, an agreement on acceptable terms with prospective CROs and clinical trial sites, the terms of which can be subject to extensive negotiation and may vary significantly among different CROs and clinical trial sites;

●	difficulties in obtaining required IRB or ethics committee approval at each clinical trial site;

●	challenges in recruiting and enrolling suitable patients that meet the study criteria to participate in clinical trials;

●	the inability to enroll a sufficient number of patients in clinical trials to ensure adequate statistical power to detect statistically significant treatment effects;

●	imposition of a clinical hold by regulatory authorities or IRBs for any reason, including safety concerns and non-compliance with regulatory requirements;

●	failure by CROs, other third parties or us to adhere to clinical trial requirements;

●	failure to perform in accordance with the FDA’s GCPs or applicable regulatory guidelines in other jurisdictions;

●	the inability to manufacture adequate quantities of a product candidate or other materials necessary in accordance with cGMPs to conduct clinical trials, including, for example, quality issues and delays in the testing, validation, manufacturing delays or failures at our CROs and delivery of the product candidates to the clinical trial sites;

●	lower than anticipated patient retention rates;

●	difficulties in maintaining contact with patients after treatment, resulting in incomplete data;

●	ambiguous or negative interim results;

●	our CROs or clinical trial sites failing to comply with regulatory requirements or meet their contractual obligations to us in a timely manner, or at all, deviating from the protocol or dropping out of a clinical trial;

●	unforeseen safety issues, including occurrence of treatment emergent adverse events associated with the product candidate that are viewed to outweigh the product candidate’s potential benefits;

●	changes in regulatory requirements and guidance that require amending or submitting new clinical protocols; or

●	lack of adequate funding to continue the clinical trial.

Delays, including delays caused by the above factors, can be costly and could negatively affect our ability to complete a clinical trial. If we are not able to successfully complete clinical trials, we will not be able to obtain regulatory approval and will not be able to commercialize our product candidates.

If we experience delays or difficulties in patient enrollment for clinical trials, our research and development efforts and the receipt of necessary regulatory approvals could be significantly delayed or prevented.

Commencement and successful and timely completion of clinical trials require us to enroll a sufficient number of eligible patients to participate in these trials as required by the FDA, EMA or comparable regulatory authorities in other jurisdictions. Any delay or difficulty in patient enrollment could significantly delay or otherwise hinder our research and development efforts and delay or prevent receipt of necessary regulatory approvals. Patient enrollment is affected by many factors, including:

●	the size and nature of the patient population;

●	the severity of the disease under investigation;

●	the eligibility criteria for the study in question, including any misjudgment of, and resultant adjustment to, the appropriate ranges applicable to the exclusion and inclusion criteria;

●	the number of clinical trial sites and the proximity of prospective patients to those sites;

●	the nature, severity and frequency of adverse side effects associated with our product candidates;

●	the standard of care in the diseases under investigation;

●	the commitment of our clinical investigators to identify eligible patients;

●	competing studies or trials with similar eligibility criteria;

●	the patient referral practices of physicians; and

●	clinicians’ and patients’ perceptions as to the potential advantages and risks of our product candidate being studied in relation to other available therapies.

In particular, some of our clinical trials will seek to enroll patients with characteristics that are found in a small population. Our clinical trials will compete with those for other product candidates in the same therapeutic areas as our product candidates. This competition will reduce the number and types of patients available to us, as some patients who might have opted to enroll in our clinical trials may instead opt to enroll in one being conducted by one of our competitors. Because the number of qualified clinical investigators is limited, we expect to conduct some of our clinical trials at the same clinical trial sites used by some of our competitors, which will reduce the number of patients who are available for our clinical trials in these clinical trial sites. Moreover, because our product candidates represent a departure from more commonly used methods for cancer treatment, potential patients and their doctors may be inclined to use conventional therapies, such as chemotherapy and antibody therapy, rather than to participate in our clinical trials. In addition, patients may also be unwilling to participate in our clinical trials because of negative publicity from adverse events in the biotechnology industry. Challenges in recruiting and enrolling suitable patients to participate in clinical trials could increase costs, affect the timing and outcome of our planned clinical trials and result in delays to our current development plan for our product candidates.

Our product candidates may cause undesirable side effects or have other properties that may delay or prevent their development or regulatory approval or limit their commercial potential.

Undesirable side effects caused by our product candidates or by similar products developed by others could cause us or regulatory authorities to interrupt, delay or halt clinical trials and could result in more restrictive labeling or the denial of regulatory approval by the FDA, EMA or other regulatory authorities and potential product liability claims. Such side effects could also affect patient recruitment or the ability of enrolled patients to complete the trial. Many compounds developed in the biotechnology industry that initially showed promise in early-stage testing for treating cancer have later been found to cause side effects that prevented their further development.

There can be no assurance that patients in our future clinical trials treated with our product candidates will not experience serious adverse side effects and there can be no assurance that the FDA, EMA or comparable regulatory authorities in other jurisdictions will not place clinical holds on our future clinical trials, the result of which could delay or prevent us from obtaining regulatory approval for our product candidates. Even if approved, our product candidates may carry boxed warnings or precautions regarding risks and potential serious adverse side effects.

For our future clinical trials, we plan to contract with CROs experienced in the assessment and management of toxicities arising during clinical trials. Nonetheless, they may have difficulty observing patients and treating toxicities, which may be more challenging due to personnel changes, shift changes, house staff coverage or related issues. This could lead to more severe or prolonged toxicities or even patient deaths, which could result in us or the FDA (or comparable regulatory authorities in other jurisdictions) delaying, suspending or terminating one or more of our clinical trials and which could jeopardize regulatory approval.

Furthermore, clinical trials by their nature utilize a sample of the potential patient population. With a limited number of subjects and limited duration of exposure, rare and severe side effects of our product candidates or those of our competitors may only be uncovered with a significantly larger number of patients exposed to the drug. For example, while we believe that our product candidates will demonstrate manageable tolerability profiles in future clinical trials, there can be no assurance that our product candidates will not cause more severe side effects in a greater proportion of patients.

In addition, some of our product candidates are developed or intended to be used in combination with other therapies. These other therapies may cause undesirable side effects, and combining our product candidates with these and other agents may cause additional, different or more severe side effects than when our product candidates or these agents are used as monotherapies. In addition, our product candidates and these agents may have common toxicities and when used in combination, the severity and frequency of such undesirable side effects may be greater than the cumulative severity and frequency of such side effects when the therapies are used as monotherapies. There can be no assurance that patients in combination clinical trials will not experience serious adverse side effects, including death, in the future. The uncertainty resulting from the use of our product candidates in combination with other therapies may make it difficult to accurately predict side effects in clinical trials.

If we or others identify undesirable side effects caused by our product candidates or those of our competitors, a number of potentially significant negative consequences could result, including:

●	we may encounter delays or difficulties in enrolling patients for our clinical trials due to a negative perception of our product candidates’ safety and tolerability profile;

●	we and/or regulatory authorities may temporarily or permanently put our clinical trials on hold;

●	we may be unable to obtain regulatory approval for our product candidates;

●	regulatory authorities may withdraw or limit their approvals of our product candidates;

●	regulatory authorities may require the addition of labeling statements, such as a contraindication, boxed warnings or additional warnings;

●	the FDA, EMA or comparable regulatory authorities in other jurisdictions may require development of a Risk Evaluation and Mitigation Strategy with Elements to Assure Safe Use as a condition of approval;

●	we may decide to remove our product candidates from the marketplace;

●	we may be subject to regulatory investigations and government enforcement actions;

●	we could be sued and held liable for harm caused to patients, including as a result of hospital errors; and

●	our reputation may suffer.

Any of these events could prevent us from achieving or maintaining market acceptance of our product candidates and could substantially increase commercialization costs.

We may expend our resources to pursue particular product candidates and fail to capitalize on product candidates that may be more profitable or for which there is a greater likelihood of success.

Because we have limited financial resources and personnel, we focus on the development of specific product candidates based on our product development strategy. As a result, we may forgo or delay the pursuit of other product candidates that later prove to have greater commercial potential. Decision making about which product candidates to prioritize involves inherent subjectivity and/or uncertainty. Our resource allocation decisions may cause us to fail to capitalize on viable commercial products or profitable market opportunities. Failure to properly assess potential product candidates could result in our focus on product candidates with low market potential, which would harm our business and financial condition. Our spending on current and future research programs and product candidates for specific indications may not yield any commercially viable product candidates. If we do not accurately evaluate the commercial potential or target market for a particular product candidate, we may relinquish valuable rights to that product candidate through partnering, licensing or other arrangements in cases in which it would have been more advantageous for us to retain sole development and commercialization rights to such product candidate.

We may not be successful in our efforts to develop additional product candidates and build up our research pipeline.

A key element of our development strategy is to build a robust pipeline of product candidates targeting both novel and clinically validated cancer targets for the treatment of solid tumors. However, we may be unable to identify suitable additional product candidates for clinical development, which would limit our ability to develop product candidates and our ability to obtain revenues from commercializing any such product candidates. Even if we are successful in continuing to build our research pipeline, the potential product candidates that we identify may fail in clinical development or commercialization. For example, they may not demonstrate sufficient efficacy or may demonstrate harmful side effects or other characteristics that make them unlikely to receive regulatory approval and achieve market acceptance.

Our research and development activities could be affected or delayed as a result of possible restrictions on animal testing.

Certain Laws and regulations require us to test our product candidates on animals before initiating clinical trials in humans. We conduct preclinical studies of our product candidates in rats, mice, dogs and non-human primates. Animal testing activities have been the subject of controversy and adverse publicity. Animal rights groups and other organizations and individuals have attempted to stop animal testing activities by pressing for legislation and regulation in these areas and by disrupting these activities through protests and other means. To the extent the activities of these groups are successful, our research and development activities may be interrupted or delayed or become more expensive.

Risks Relating to Regulatory Approval of the Company’s Product Candidates

The regulatory review and approval processes of the FDA, EMA and comparable regulatory authorities in other jurisdictions are lengthy, time-consuming and inherently unpredictable. If we are unable to obtain, or if there are delays in obtaining, regulatory approval for our product candidates, we will not be able to commercialize our product candidates and our ability to generate revenue will be materially impaired.

Our product candidates must be approved by the FDA in the U.S., by the EMA in the EU and by comparable regulatory authorities in other jurisdictions prior to commercialization. In order to obtain regulatory approval for the commercial sale of any product candidates, we must demonstrate through extensive preclinical studies and clinical trials that the product candidate is safe and effective for use in each target indication and that manufacturing of the product candidate is robust and reproducible. The time required to obtain approval by the FDA, EMA and comparable regulatory authorities in other jurisdictions is unpredictable, typically takes many years following the commencement of clinical trials and depends upon numerous factors. Of the large number of drugs in development in the United States, only a small percentage will successfully complete the FDA regulatory approval process and will be commercialized. Accordingly, there can be no assurance that any of our product candidates will receive regulatory approval in the United States, the European Union or other jurisdictions.

Regulatory authorities have substantial discretion in the approval process. They may refuse to accept any application or may decide that our data are insufficient for approval and require additional clinical trials or other studies. Therefore, even if we believe the data collected from clinical trials of our product candidates are promising, such data may not be sufficient to support approval by the FDA, EMA or any comparable regulatory authority in other jurisdictions. In addition, while we may designate certain of our clinical trials as “pivotal,” the FDA, EMA and other comparable regulatory authorities in other jurisdictions may not agree with such designation.

If we are required to conduct additional clinical trials or other testing of any of our product candidates beyond those that are contemplated, we may incur significant additional costs and the regulatory approval of our product candidates may be delayed or prevented. Furthermore, additional clinical trials or other testing could shorten any periods during which we may have the exclusive right to commercialize our product candidates and could allow our competitors to bring products to market before we do, which may prevent the successful commercialization of our product candidates. Therefore, positive or promising results from clinical trials of our product candidates do not guarantee regulatory approval by the FDA, EMA or any comparable regulatory authority in other jurisdictions.

Furthermore, the process and time required to obtain regulatory approval differ by jurisdiction. In many countries outside the United States, a drug must be approved for reimbursement before it can be approved for sale in that country. Approval by one regulatory authority does not ensure approval by regulatory authorities in other jurisdictions.

Moreover, principal investigators for our future clinical trials may serve as scientific advisors or consultants to us from time to time and receive compensation in connection with such services at market rates. Under certain circumstances, we may be required to report some of these relationships to the FDA, EMA or comparable regulatory authorities in other jurisdictions, which could conclude that a financial relationship between us and a principal investigator has created a conflict of interest or otherwise affected the integrity of the study. The FDA, EMA or comparable regulatory authorities in other jurisdictions may, therefore, question the integrity of the data generated at the applicable clinical trial site, and the utility of the clinical trial itself may be jeopardized. This could delay, or result in the rejection of, our marketing applications.

To date, regulatory approval has not been obtained for any of our product candidates in any jurisdiction, and it is possible that none of our existing product candidates or any product candidates we may seek to develop in the future will ever obtain regulatory approval in any jurisdiction. Because some of our product candidates are based on next-generation technologies, the regulatory approval process for our product candidates can be more expensive and take longer than that for our competitors’ better known or more extensively studied product candidates. It is difficult to determine the time and resources required to obtain regulatory approvals for our product candidates in the United States, the European Union or other major markets. In addition, we may gain regulatory approval for our product candidates in some but not all of the jurisdictions for which we seek approval or for some but not all of the target indications for which we seek approval, resulting in limited commercial opportunity for the approved product candidates.

Applications for regulatory approval and regulatory approval of our product candidates could be delayed or be denied for many reasons, including but not limited to the following:

●	the FDA, EMA or comparable regulatory authorities in other jurisdictions may disagree with the number, design or implementation of our clinical trials;

●	the population studied in the clinical trial may not be considered sufficiently broad or representative to assure safety in the full population for which we seek approval;

●	the FDA, EMA or comparable regulatory authorities in other jurisdictions may disagree with our interpretation of data from preclinical studies or clinical trials;

●	the data collected from clinical trials of our product candidates may not meet the level of statistical or clinical significance required by the FDA, EMA or comparable regulatory authorities in other jurisdictions or may otherwise not be sufficient to support the submission of a BLA, MAA or other submission or to obtain regulatory approval in the United States, the European Union or elsewhere;

●	the FDA, EMA or comparable regulatory authorities in other jurisdictions may not accept data generated by our preclinical service providers and clinical trial sites;

●	the FDA, EMA or comparable regulatory authorities in other jurisdictions may require us to conduct additional preclinical studies and clinical trials than those we anticipate;

●	we may be unable to demonstrate to the FDA, EMA or comparable regulatory authorities in other jurisdictions that a product candidate’s response rate, duration of response or risk-benefit ratio for its proposed indication is acceptable;

●	the FDA, EMA or comparable regulatory authorities in other jurisdictions may fail to approve the manufacturing processes, test procedures and specifications applicable to the manufacture of our product candidates, the facilities of third-party manufacturers with which we contract for clinical or commercial supplies may fail to maintain a compliance status acceptable to the FDA, EMA or comparable regulatory authorities or the EMA or comparable regulatory authorities may fail to approve facilities of third-party manufacturers with which we contract for clinical and commercial supplies;

●	we or any third-party service providers may be unable to demonstrate compliance with cGMPs to the satisfaction of the FDA, EMA or comparable regulatory authorities in other jurisdictions, which could result in delays in regulatory approval or require us to withdraw or recall products and interrupt commercial supply of our products;

●	the approval policies or regulations of the FDA, EMA or comparable regulatory authorities in other jurisdictions may change in a manner rendering our clinical data insufficient for approval; or

●	political factors surrounding the approval process, such as government shutdowns and political instability.

Any of these factors, many of which are beyond our control, may result in our failing to obtain regulatory approval for any of our product candidates, which would significantly harm our business, financial condition and prospects.

The results of pre-clinical studies, early-stage clinical trials, data obtained from real-world use, and published third-party studies may not be indicative of results in future clinical trials and we cannot assure you that any planned or future clinical trials will lead to results sufficient for the necessary regulatory approvals of our product candidates.

The results of pre-clinical studies may not be predictive of the results of clinical trials, and the results of any completed clinical trials, including studies derived from real-world use and studies in published literature, or clinical trials we commence may not be predictive of the results of later-stage clinical trials. Additionally, interim results during a clinical trial do not necessarily predict final results. Later clinical trial results may not replicate earlier clinical trials for a variety of reasons, including differences in trial design, different trial endpoints (or lack of trial endpoints in exploratory studies), subject population, number of subjects, subject selection criteria, trial duration, drug dosage and formulation and lack of statistical power in the earlier studies. There can be no assurance that any of its clinical trials will ultimately be successful or support further clinical development of any of its product candidates. A number of companies in the pharmaceutical and biotechnology industries have suffered significant setbacks in clinical development even after achieving promising results in earlier studies, and any such setbacks in its clinical development could have a negative impact on our business, including failure to achieve the necessary regulatory approval required for the commercialization of our product candidates.

We may seek accelerated approval for some of our product candidates, which may not lead to a faster development or regulatory review or approval process, and does not increase the likelihood that the product candidates will receive marketing approval.

Under the FDA’s accelerated approval program, the FDA may approve a drug for a serious or life-threatening illness that provides meaningful therapeutic benefit to patients over existing treatments based upon a surrogate endpoint that is reasonably likely to predict clinical benefit, or on a clinical endpoint that can be measured earlier than irreversible morbidity or mortality, that is reasonably likely to predict an effect on irreversible morbidity or mortality or other clinical benefit, taking into account the severity, rarity, or prevalence of the condition and the availability or lack of alternative treatments. We intend to seek accelerated approval for some of our product candidates on the basis of overall response rate with an acceptable duration of response, a surrogate endpoint that we believe is reasonably likely to predict clinical benefit. However, full approval of another product for the same indication as any of our product candidates for which we are seeking accelerated approval may make accelerated approval of our product candidates more difficult.

For drugs granted accelerated approval, post-marketing confirmatory clinical trials are required to describe the anticipated effect on irreversible morbidity or mortality or other clinical benefit. These confirmatory clinical trials must be completed with due diligence and, in some cases, the FDA may require that the trial be designed, initiated and/or fully enrolled prior to approval. If any of our competitors were to receive full approval on the basis of a confirmatory clinical trial for an indication for which we are seeking accelerated approval before we receive accelerated approval, the indication we are seeking may no longer qualify as a condition for which there is an unmet medical end and accelerated approval of our product candidate would be more difficult. Moreover, the FDA may withdraw approval of our product candidate approved under the accelerated approval pathway if, for example:

●	the clinical trial(s) required to verify the predicted clinical benefit of a product candidate fails to verify such benefit or does not demonstrate sufficient clinical benefit to justify the risks associated with the product candidate;

●	other evidence demonstrates that a product candidate is not shown to be safe or effective under the conditions of use;

●	we fail to conduct any required post-marketing confirmatory clinical trial with due diligence; or

●	we disseminate false or misleading promotional materials relating to the relevant product candidate.

Breakthrough Therapy Designation, Fast Track Designation and Priority Review Designation by the FDA, or comparable designations by foreign regulatory authorities, for our product candidates may not lead to a faster development or regulatory review or approval process and do not increase the likelihood that a product candidate would receive regulatory approval.

We may seek Breakthrough Therapy Designation, Fast Track Designation, Priority Review Designation or comparable designations by foreign regulatory authorities for one or more of our product candidates for the treatment of certain indications. A Breakthrough Therapy Designation is defined as a product candidate that is intended, alone or in combination with one or more other drugs, to treat a serious or life-threatening disease or condition, and preliminary clinical evidence indicates that the drug may demonstrate substantial improvement over currently approved therapies on one or more clinically significant endpoints, such as substantial treatment effects observed early in clinical development. For product candidates that have been designated as breakthrough therapies, interaction and communication between the FDA and the sponsor can help to identify the most efficient path for development. A Fast Track Designation may be available if a product candidate is intended for the treatment of a serious or life-threatening condition and preclinical or clinical data demonstrate the potential to address an unmet medical need for this condition. Priority review may be granted for products that are intended to treat a serious or life-threatening condition and, if approved, would provide a significant improvement in safety and effectiveness compared to available therapies. The FDA will attempt to direct additional resources to the evaluation of an application designated for priority review in an effort to facilitate the review.

The FDA has broad discretion whether or not to grant Breakthrough Therapy Designation, Fast Track Designation and Priority Review Designation. Accordingly, even if we believe, after completing early clinical trials, that one of our product candidates meets the criteria for such designations, the FDA may disagree and instead determine not to make such designations. Even if we receive such designation for a product candidate, it may not result in a faster development process, review or approval compared to conventional FDA procedures and does not guarantee ultimate approval by the FDA. Many drugs that have received such designations have failed to obtain ultimate approval by the FDA. In addition, the FDA may decide to rescind such designations if it determines that our product candidates no longer meet the conditions for qualification, including as a result of the product candidates’ failure to meet endpoints in any clinical trial.

We may seek orphan drug designation from the FDA for one or more of our product candidates. However, we may be unable to receive such designation for our product candidates or maintain the benefits associated with the designation.

Regulatory authorities in some jurisdictions, including the United States and the European Union, may designate drugs for relatively small patient populations as orphan drugs. Under the Orphan Drug Act, the FDA may designate a product as an orphan drug if it is intended to treat a rare disease or condition, defined as a patient population of fewer than 200,000 in the United States, or a patient population greater than 200,000 in the United States where there is no reasonable expectation that the cost of developing the drug will be recovered from sales in the United States. In the European Union, the EMA’s Committee for Orphan Medicinal Products grants orphan drug designation to promote the development of products that meet the following criteria: (i) they are intended for the diagnosis, prevention, or treatment of a life-threatening or chronically debilitating condition affecting not more than five in 10,000 persons in the European Union or they are intended for the diagnosis, prevention, or treatment of a life-threatening, seriously debilitating or serious and chronic condition when, without incentives, it is unlikely that sales of the drug in the European Union would be sufficient to justify the necessary investment in developing the drug or biological product and (ii) where there is no satisfactory method of diagnosis, prevention or treatment, or, if such a method exists, the medicine must be of significant benefit to those affected by the condition.

We may pursue orphan drug designation for one or more of our product candidates. However, obtaining an orphan drug designation can be difficult, and we may not be successful in doing so. Even if we obtain orphan drug designation for our product candidates in specific indications, we may not be the first to obtain regulatory approval of these product candidates for the orphan-designated indication. In addition, exclusive marketing rights in the United States may be limited if we seek approval for an indication broader than the orphan-designated indication or may be lost if the FDA later determines that the request for designation was materially defective or if the manufacturer is unable to assure sufficient quantities of the product to meet the needs of patients with the rare disease or condition. Furthermore, even if we obtain orphan drug exclusivity for a product, that exclusivity may not effectively protect the product from competition because different ADC or TCE therapies can be approved for the same condition, or may be subsequently approved if the FDA concludes that a later therapy is safer, more effective or makes a major contribution to patient care. Our inability to obtain orphan drug designation for any product candidates for the treatment of rare cancers and/or our inability to maintain that designation for the duration of the applicable exclusivity period, could reduce our ability to make sufficient sales of the applicable product candidate to balance our expenses incurred to develop it.

We will be required to comply with comprehensive and ongoing regulatory requirements for any product candidates that receive regulatory approval, including conducting confirmatory clinical trials of any product candidates that receive accelerated approval.

Any product candidates for which we receive accelerated approval from the FDA or similar conditional approval from the EMA or comparable regulatory authorities in other jurisdictions based on data from clinical trials may be required to undergo one or more confirmatory clinical trials. If such a product candidate fails to meet its safety and efficacy endpoints in such confirmatory clinical trials, the regulatory authority may withdraw its conditional approval. There is no assurance that any such product will successfully advance through its confirmatory clinical trial(s). Therefore, even if a product candidate receives accelerated approval from the FDA or similar conditional approval from the EMA or comparable regulatory authorities, such approval may be withdrawn at a later date.

In addition, any product candidates for which we receive regulatory approval in a particular jurisdiction and the activities associated with their commercialization, including testing, manufacture, recordkeeping, labeling, storage, approval, advertising, promotion, sale and distribution, will be subject to comprehensive regulation by the FDA, EMA or comparable regulatory authorities in other jurisdictions. These requirements include, without limitation, submissions of safety and other post-marketing information and reports, registration and listing requirements, the FDA’s cGMP requirements or comparable requirements in foreign jurisdictions, requirements relating to manufacturing, quality control, quality assurance and corresponding maintenance of records and documents, including periodic inspections by the FDA, EMA or comparable regulatory authorities in other jurisdictions, requirements regarding the distribution of samples to physicians, tracking and reporting of payments to physicians and other healthcare providers and recordkeeping.

The FDA, EMA or comparable regulatory authorities in other jurisdictions may also impose requirements for costly post-marketing studies or clinical trials and surveillance to monitor the safety or efficacy of any approved product. In the United States, the FDA closely regulates the post-approval marketing and promotion of drugs to ensure drugs are marketed only for the approved indications and in a manner consistent with the provisions of the approved labeling. The FDA also imposes stringent restrictions on manufacturers’ communications regarding use of their products and, if we promote our products beyond their approved indications or in a manner inconsistent with the approved labeling, we may be subject to enforcement action for off-label promotion. Violations of the FDCA relating to the promotion of prescription drugs may lead to investigations alleging violations of federal and state healthcare fraud and abuse Laws, as well as state consumer protection Laws.

In addition, the later discovery of previously unknown problems with an approved product, including adverse events of unanticipated severity or frequency, or with manufacturing operations or processes, or failure to comply with regulatory requirements, may result in, among other things:

●	restrictions on the marketing or manufacturing of the product;

●	withdrawal of the product from the market or voluntary or mandatory product recalls;

●	fines, restitution or disgorgement of profits or revenues;

●	warning or untitled letters;

●	requirements to conduct post-marketing studies or clinical trials;

●	holds on clinical trials;

●	refusal by the FDA, EMA or comparable regulatory authorities in other jurisdictions to approve pending applications or supplements to approved applications filed by us, or suspension or revocation of product license approvals;

●	product seizure or detention;

●	refusal to permit the import or export of products; and

●	injunctions or the imposition of civil or criminal penalties.

The policies of the FDA, EMA and comparable regulatory authorities in other jurisdictions may change and additional regulations may be enacted. If we are slow or unable to adapt to changes in existing requirements or to the adoption of new requirements, or not able to maintain regulatory compliance, we may lose any regulatory approval that may have been obtained. We cannot predict the likelihood, nature or extent of government regulation that may arise from future legislation or administrative action, either in the United States or abroad, as the regulatory environment changes rapidly. For example, certain policies of the current U.S. Presidential Administration may impact our business and industry. Namely, the current U.S. Presidential Administration has taken several executive actions that could impose significant burdens on, or otherwise materially delay, the FDA’s ability to engage in routine regulatory and oversight activities, such as implementing statutes through rulemaking, issuance of guidance and review and approval of marketing applications. It is difficult to predict how these requirements will be implemented, and the extent to which they will impact the FDA’s ability to exercise its regulatory authority. If these executive actions impose constraints on the FDA’s ability to engage in oversight and implementation activities in the normal course, our business may be negatively impacted.

Risks Relating to the Future Commercialization of the Company’s Products

As a company, we have never commercialized a product and will need to build a commercial infrastructure in order to do so. We may lack the necessary expertise, personnel and resources to successfully commercialize our product candidates.

As a company, we have never commercialized a product for any indication. Even if we receive regulatory approval for one or more of our product candidates from the FDA, EMA or comparable regulatory authorities in other jurisdictions, we will need to develop robust internal sales, marketing and distribution capabilities to commercialize such products, which will be expensive and time-consuming, or enter into collaborations with third parties to perform these services.

There are costs and risks involved with establishing our own sales, marketing and distribution capabilities. For example, recruiting and training a sales force is expensive and time-consuming and could delay any product launch. If the commercial launch of a product candidate for which we recruit a sales force and establish marketing capabilities is delayed or does not occur for any reason, we would have prematurely or unnecessarily incurred these commercialization expenses. This may be costly, and our investment would be lost if we cannot retain or reposition our sales and marketing personnel. We must also compete with other biotechnology companies to recruit, hire, train and retain marketing and sales personnel.

Alternatively, we may wish to establish collaborations with third parties to maximize the potential of our product candidates in some or all non-U.S. jurisdictions in which a product candidate has been approved. The biotechnology industries are characterized by intense competition. Therefore, we may not be successful in entering into such commercialization arrangements with third parties on favorable terms, or at all. In addition, we may have limited control over such third parties, and any of them may fail to devote the necessary resources and attention to sell, market and distribute our products effectively.

There can be no assurance that we will be able to develop the necessary commercial infrastructure and capabilities to successfully commercialize our product candidates or be able to establish or maintain relationships with third parties necessary to perform these services. As a result, we may not successfully commercialize any product in any jurisdiction.

Our product candidates are complex and difficult to manufacture. We could experience manufacturing problems that result in delays in our development or commercialization programs.

There can be no assurance that we will not experience production problems in our manufacturing process. Moreover, scaling up manufacturing techniques used for the manufacture of our product candidates at a clinical scale to commercial quantities may be difficult and may delay our ability to commercialize our product candidates, if approved. Problems with the manufacturing process, including even minor deviations from the normal process, could result in product defects or manufacturing failures that result in lot failures, product recalls, product liability claims and insufficient inventory. If we successfully develop product candidates, we may encounter problems achieving adequate quantities and quality of clinical-grade materials that meet FDA, EMA or other applicable standards or specifications with consistent and acceptable production yields and costs. There can be no assurance that any contract manufacturing organization that we may work with will be able to manufacture product candidates and/or components of product candidates that meet our specifications, which could delay our clinical trials and the regulatory approval and commercialization of our product candidates.

We expect to rely on third parties for the manufacturing and supply of our product candidates. As a result, components of our product candidates are manufactured at different locations, and disruptions, delays and other difficulties may arise in the shipping and transportation of these components, resulting in delayed or failed components. In addition, the FDA, EMA and comparable regulatory authorities in other jurisdictions may require us to submit samples of any lot of any approved product together with the protocols showing the results of applicable tests at any time. Under some circumstances, the FDA, EMA or comparable regulatory authorities in other jurisdictions may prohibit the distribution of a lot until the agency authorizes its release. Slight deviations in the manufacturing process, including those affecting quality attributes and stability, may result in unacceptable changes in the product that could result in lot failures and product recalls.

Growth in the costs and expenses of components or raw materials may also adversely influence our business, results of operations and financial condition. Supply sources could be interrupted from time to time and, if interrupted, it is not certain that supplies could be resumed, whether in part or in whole, within a reasonable timeframe and at an acceptable cost, or at all. We also may encounter problems hiring and retaining the experienced scientific, quality control and manufacturing personnel needed to manage our manufacturing process, which could result in delays in our production or difficulties in maintaining compliance with applicable regulatory requirements.

Furthermore, given the nature of biologics manufacturing, there is a risk of contamination during manufacturing. Any contamination could materially harm our ability to produce product candidates on schedule and could cause reputational damage. Some of the raw materials required in our manufacturing process are derived from biologic sources. Such raw materials are difficult to procure and may be subject to contamination or recall. A material shortage, contamination, recall or restriction on the use of biologically derived substances in the manufacture of any product candidates we may develop could adversely impact or disrupt the commercial manufacturing or the production of clinical material, which could materially harm our development timelines and our business, financial condition, results of operations and prospects.

Any problems in our manufacturing process or the facilities with which we contract could make us a less attractive collaborator for potential partners, including larger pharmaceutical companies and academic research institutions, which could limit our access to additional attractive development programs. Problems in third-party manufacturing processes or facilities also could restrict our ability to meet market demand for any products we develop and commercialize.

Changes in methods of product candidate manufacturing or formulation may result in additional costs or delay.

As product candidates proceed through pre-clinical studies to late-stage clinical trials towards potential approval and commercialization, it is common that various aspects of the development program, such as manufacturing methods and formulation, are altered along the way in an effort to optimize processes and results. Such changes carry the risk that they will not achieve these intended objectives. Any of these changes could cause its product candidates to perform differently and affect the results of planned clinical trials or other future clinical trials conducted with the materials manufactured using altered processes. Such changes may also require additional testing, FDA or EMA notification or FDA approval. This could delay completion of clinical trials, require the conduct of bridging clinical trials or the repetition of one or more clinical trials, increase clinical trial costs, delay approval of its product candidates and jeopardize our ability to commence sales and generate revenues.

Our commercial success will depend upon attaining significant market acceptance of our product candidates, if approved, among physicians, patients, patient advocacy groups, third-party payors and the medical community.

If we obtain regulatory approval for any of our current or future product candidates, that product candidate may nevertheless not gain sufficient market acceptance among physicians, patients, patient advocacy groups, third-party payors and the medical community. For example, they may prefer current, well-established cancer treatments, such as chemotherapy and radiation therapy, to the exclusion of our product candidates or may prefer other novel product candidates rather than our product candidates. Efforts to educate physicians, patients, patient advocacy groups and third-party payors on the benefits of our product candidates may require significant resources and may not be successful. If our product candidates do not achieve an adequate level of acceptance, we may not generate significant product revenues and may not receive a satisfactory return on our investment into the research and development of those product candidates.

The degree of market acceptance of any approved products depends on a number of factors, including:

●	the safety and efficacy of the product, as demonstrated in clinical trials;

●	the indications for which the product is approved and the labeling approved by regulatory authorities for use with the product, including any warnings that may be required in the labeling;

●	our ability to offer our products for sale at competitive prices;

●	the perceptions of physicians, patients and patient advocacy groups of our platform technologies and product candidates;

●	the treatment’s cost, safety, efficacy, convenience and ease of administration compared to that of alternative treatments;

●	acceptance by physicians, patients and patient advocacy groups of the product as a safe and effective treatment;

●	the availability of coverage and adequate reimbursement by third-party payors, including cost-sharing programs such as copays and deductibles;

●	patients’ willingness to pay out-of-pocket in the absence of coverage and/or adequate reimbursement from third-party payors;

●	the effectiveness of our and our competitors’ sales and marketing efforts;

●	our ability to establish sales, marketing and commercial product distribution capabilities or to partner with third parties with such capabilities;

●	the effectiveness of pre-launch activities to raise awareness of our company and our product candidates;

●	the nature, severity and frequency of adverse side effects;

●	any restrictions on the use of our products together with other medications;

●	publication of any post-approval data on the safety and effectiveness of the product; and

●	the success of randomized post-marketing commitment studies to confirm the benefit-risk ratio of the product.

Market acceptance of our product candidates is heavily dependent on patients’ and physicians’ perceptions that our product candidates are safe and effective treatments for their targeted indications. The perceptions of any product are influenced by perceptions of competitors’ products that are in the same class or that have a similar mechanism of action. As a result, adverse public perception of our competitors’ products may negatively impact the market acceptance of our product candidates. If any approved products are not accepted by the market to the extent that we expect, we may not be able to generate significant product revenues and may not become or remain profitable.

The market opportunities for our product candidates may be smaller than we estimate and any approval that we obtain may be based on a narrower definition of the patient population.

Our projections of both the number of people who have the cancers we are targeting, as well as the subset of people with these cancers who have the potential to benefit from treatment with our product candidates, are based on estimates derived from a variety of sources, including scientific literature, surveys of clinicians and healthcare professionals and other forms of market research. These estimates may be inaccurate or based on imprecise data. For example, the total addressable market opportunity for our product candidates will depend on, among other things, the final labeling for such product candidates as agreed with the FDA, EMA or comparable regulatory authorities in other jurisdictions, acceptance by the medical community and patient access and drug pricing and reimbursement. The number of patients in the addressable markets may turn out to be lower than expected, patients may not be otherwise amenable to treatment with our product candidates or new patients may become increasingly difficult to identify or gain access to, all of which could materially adversely affect our business, financial condition, results of operations and prospects.

We may develop certain of our product candidates in combination with other therapies, and regulatory approval, safety or supply issues with these other therapies may delay or prevent the development and approval of our product candidates.

We may evaluate the use of one or more of our product candidates in combination with other therapies. If we choose to develop a product candidate for use in combination with an approved therapy, we are subject to the risk that the FDA, EMA or comparable regulatory authorities in other jurisdictions could revoke approval of, or that safety, efficacy, manufacturing or supply issues could arise with, the therapy used in combination with our product candidate. If the therapies we use in combination with our product candidates are replaced as the standard of care, the FDA, EMA or comparable regulatory authorities in other jurisdictions may require us to conduct additional clinical trials. The occurrence of any of these risks could result in our product candidates, if approved, being removed from the market or being less successful commercially.

Where we develop a product candidate for use in combination with a therapy that has not been approved by the FDA, EMA or comparable regulatory authorities in other jurisdictions, we may not be able to market our product candidate for use in combination with such an unapproved therapy, unless and until the unapproved therapy receives regulatory approval. These unapproved therapies face the same risks described with respect to our product candidates currently in development, including serious adverse effects and delays in their clinical trials. In addition, other companies may also develop their products or product candidates in combination with the unapproved therapies with which we are developing our product candidates for use in combination. Any setbacks in these companies’ clinical trials, including the emergence of serious adverse effects, may delay or prevent the development and approval of our product candidates.

If the FDA, EMA or comparable regulatory authorities in other jurisdictions do not approve or revoke their approval of, or if safety, efficacy, manufacturing, or supply issues arise with, therapies we choose to evaluate in combination with any of our product candidates, we may be unable to obtain regulatory approval of or to commercialize such product candidates in combination with these therapies.

Coverage and reimbursement may be limited or unavailable for our product candidates, which could make it difficult to sell our products profitably.

The availability and extent of coverage and adequate reimbursement by governmental and private third-party payors are essential for most patients to be able to afford expensive medical treatments. In both domestic and foreign markets, sales of our product candidates will depend substantially on the extent to which the costs of our product candidates will be covered by third-party payors, such as government health programs, commercial insurance and managed healthcare organizations. These third-party payors decide which products will be covered and establish reimbursement levels for those products. We cannot be certain that coverage and adequate reimbursement will be available for any of our product candidates, if approved, or that reimbursement policies will not reduce the demand for any of our product candidates, if approved. If coverage and adequate reimbursement are not available, or is available only to limited levels, we may not be able to successfully commercialize our product candidates.

Coverage and reimbursement by a third-party payor may depend upon a number of factors, including the third-party payor’s determination that use of a product is a covered benefit under its health plan, safe, effective and medically necessary, appropriate for the specific patient, cost-effective, and neither experimental nor investigational.

Obtaining coverage approval and reimbursement for a product from a government or other third-party payor is a time-consuming and costly process that could require us to provide supporting scientific, clinical and cost-effectiveness data for the use of our products to the payor. We may not be able to provide data sufficient to gain acceptance with respect to coverage and reimbursement at a satisfactory level. If coverage and adequate reimbursement of our future products, if any, are unavailable or limited in scope or amount, such as may result where alternative or generic treatments are available, we may be unable to achieve or sustain profitability. Adverse coverage and reimbursement limitations may hinder our ability to recoup our investment in our product candidates, even if such product candidates obtain regulatory approval.

There is significant uncertainty related to the insurance coverage and reimbursement of newly approved products. There is no uniform policy for coverage and reimbursement in the United States and, as a result, coverage and reimbursement can differ significantly from payor to payor. In the United States, the principal decisions about reimbursement for new medicines are typically made by the CMS, which decides whether and to what extent a new medicine will be covered and reimbursed under Medicare. Private payors often, but not always, follow the CMS’s decisions regarding coverage and reimbursement. It is difficult to predict what third-party payors will decide with respect to coverage and reimbursement for fundamentally novel products such as ours, as there is no body of established practices and precedents for these new products. Further, one payor’s determination to provide coverage and adequate reimbursement for a product does not assure that other payors will also provide coverage and adequate reimbursement for that product. We may need to conduct expensive pharmaco-economic studies in order to demonstrate the medical necessity and cost-effectiveness of our product candidates. There can be no assurance that our product candidates will be considered medically necessary or cost-effective. In addition to third-party payors, professional organizations and patient advocacy groups such as the National Comprehensive Cancer Network and the American Society of Clinical Oncology can influence decisions about reimbursement for new medicines by determining standards for care. Therefore, it is possible that any of our product candidates, even if approved, may not be covered by third-party payors or the reimbursement limit may be so restrictive that we cannot commercialize the product candidates profitably.

Reimbursement agencies in Europe may be more restrictive than payors in the United States. For example, a number of cancer products have been approved for reimbursement in the United States but not in certain European countries. In Europe, pricing and reimbursement schemes vary widely from country to country and may require additional clinical trials. For example, some countries provide that products may be marketed only after an agreement on reimbursement price has been reached. Such pricing negotiations with governmental authorities can take considerable time after receipt of marketing approval for a product. Political, economic and regulatory developments may further complicate pricing negotiations, and pricing negotiations may continue after reimbursement has been obtained. Other countries require the completion of additional health technology assessments that compare the cost-effectiveness of a particular product candidate to currently available therapies. In addition, the European Union provides options for its member states to restrict the range of products for which their national health insurance systems provide reimbursement and to control the prices of medicinal products for human use. European Union member states may approve a specific price for a product, may adopt a system of direct or indirect controls on the profitability of the company placing the product on the market or monitor and control prescription volumes and issue guidance to physicians to limit prescriptions. Reference pricing used by various European Union member states and parallel distribution, or arbitrage between low-priced and high-priced member states, can further reduce prices. Furthermore, many countries in the European Union have increased the amount of discounts required on pharmaceutical products, and these efforts could continue as countries attempt to manage healthcare expenditures, especially in light of the severe fiscal and debt crises experienced by many countries in the EU. The downward pressure on healthcare costs in general, and prescription products in particular, has become increasingly intense. As a result, there are increasingly higher barriers to entry for new products. There can be no assurance that any country that has reimbursement limitations for pharmaceutical products will allow favorable reimbursement and pricing arrangements for any of our products, if approved in those countries. Accordingly, the reimbursement for any products in Europe may be reduced compared with the United States and may be insufficient to generate commercially reasonable revenues and profits.

Healthcare reform legislation and other changes in the healthcare industry and in healthcare spending may adversely affect our business model.

Our revenue prospects could be affected by changes in healthcare spending and policies in the United States, the EU and any other potential jurisdictions we may seek to commercialize our product candidates, if approved. We operate in a highly regulated industry, and new Laws, regulations and judicial decisions, or new interpretations of existing Laws, regulations and decisions, related to healthcare availability, the method of delivery and payment for healthcare products and services could negatively affect our business, financial condition and prospects. There is significant interest in promoting healthcare reforms, and it is likely that federal and state legislatures within the United States and the governments of other countries will continue to consider changes to existing healthcare legislation. Any adopted health reform measure could reduce the ultimate demand for our products, if approved, or put pressure on our product pricing.

We face substantial competition, which may result in others discovering, developing or commercializing products, treatment methods and/or technologies before or more successfully than we do.

The biotechnology industry is characterized by rapidly advancing technologies, intense competition and a strong emphasis on proprietary products. We face competition with respect to our current product candidates and will face competition with respect to any product candidates that we may seek to develop or commercialize in the future. Our competitors include large pharmaceutical and biotechnology companies, academic institutions, government agencies and other public and private research organizations that conduct research, seek patent protection and establish collaborative arrangements for research, development, manufacturing and commercialization. Many of our competitors have significantly greater financial resources and capabilities in research and development, manufacturing, preclinical testing, conducting clinical trials, obtaining regulatory approval and marketing than we do. In addition, many of these competitors are active in seeking patent protection and licensing arrangements in anticipation of collecting royalties for use of technology that they have developed. Smaller or early-stage companies may also prove to be significant competitors, particularly through strategic collaborations with large and established companies. Furthermore, mergers and acquisitions in the biotechnology industry may result in even more resources being concentrated among a smaller number of our competitors.

With respect to our current and potential future product candidates, we believe that our ability to compete effectively and develop products that can be manufactured cost-effectively and marketed successfully will depend on our ability to:

●	advance the technology we use in our product candidates;

●	obtain, maintain, protect and enforce intellectual property protection for our technologies and product candidates;

●	obtain required government and other public and private approvals on a timely basis;

●	attract and retain key personnel;

●	execute our research and development plans;

●	commercialize effectively;

●	obtain and maintain coverage and reimbursement for our products in approved indications;

●	comply with applicable Laws, regulations and regulatory requirements and restrictions with respect to the commercialization of our products, including with respect to any changed or increased regulatory restrictions; and

●	enter into additional strategic collaborations and licensing opportunities to advance the development and commercialization of our product candidates.

Many companies are active in the oncology market and are developing or marketing products for the specific therapeutic markets that we target, including both antibody and non-antibody-based therapies. Our commercial opportunities could be reduced or eliminated if our competitors develop and commercialize products that are safer, more effective, have fewer or less severe side effects or are more convenient than any products that we may develop, which would render our products obsolete or noncompetitive. Our competitors also may obtain FDA, EMA or regulatory approval in other jurisdictions for their products more rapidly than we may obtain approval for ours, which could result in our competitors establishing a strong market position before we are able to enter the market. We anticipate that we will face increased competition in the future as additional companies enter our market and scientific developments surrounding other cancer therapies continue to accelerate. In addition, our ability to compete may be affected in many cases by insurers or other third-party payers seeking to encourage the use of generic products or biosimilars. If a biosimilar version of one of our potential products is approved in the United States or Europe, it could have a negative effect on sales and gross profits of the potential product and our financial condition.

Risks Relating to the Company’s Relationships with Third Parties

We rely on third parties to conduct preclinical studies and/or clinical trials of our product candidates. If they do not properly and successfully perform their obligations to us, we may not be able to obtain regulatory approvals for our product candidates.

We expect that we will rely on CROs and other third parties to assist in managing, monitoring and otherwise carrying out preclinical studies and clinical trials of our product candidates. As a result of our reliance on CROs and other third parties, we will have less direct control over the conduct, timing and completion of these clinical trials and the management of data developed through clinical trials than we would otherwise have if we relied entirely upon our own staff. These CROs and other third parties are not our employees and we have limited control over the amount of time and resources that they dedicate to our product candidates. In addition, communications with outside parties can also be challenging, potentially leading to mistakes as well as difficulties in coordinating activities. Outside parties may having staffing difficulties, fail to comply with contractual obligations, experience regulatory compliance issues, undergo changes in priorities or become financially distressed, or form relationships with other entities, some of which may be our competitors.

If these third parties do not successfully carry out their duties under their agreements, or if the quality or accuracy of the data they obtain is compromised due to their failure to adhere to clinical trial protocols or to regulatory requirements, or if they otherwise fail to comply with clinical trial protocols or meet expected deadlines, the clinical trials of our product candidates may not meet regulatory requirements. If our CROs and other third-party research and development partners fail to comply with applicable GCPs or other regulatory requirements, the clinical data generated in our clinical trials may be deemed unreliable and preclinical development activities or clinical trials may be extended, delayed, suspended or terminated.

We may face competition with many other companies for the resources of these third parties. These third parties may have contractual relationships with other entities, some of which may be our competitors, which may draw time and resources from our product candidates. The third parties with whom we contract might not be diligent, careful or timely in conducting our preclinical studies or clinical trials, resulting in the preclinical studies or clinical trials being delayed or unsuccessful. Furthermore, we may not be able to enter into arrangements with CROs or to do so on commercially reasonable terms. Switching or adding additional CROs involves additional cost and requires management time and focus. As a result, delays may occur in our clinical trials, which can materially impact our ability to meet our desired clinical development timelines. There can be no assurance that we will not encounter challenges or delays in the future or that these delays or challenges will not have a material adverse impact on our business, results of operations, financial condition and prospects.

We expect to rely on third parties for the manufacture, production, storage and distribution of our product candidates. Our dependence on these third parties may impair the clinical advancement and commercialization of our product candidates.

We expect that we will rely on third parties for the manufacturing and supply of our product candidates, and such reliance on third-party manufacturers may expose us to different risks than if we were to manufacture product candidates ourselves. In addition, we may contract with specialized analytical laboratories for lot release and stability testing of our product candidates. If our agreements with these third parties expire or are terminated, there is no guarantee that we would be able to negotiate new agreements with them or other third parties on equally favorable terms as the current agreements, or at all.

Reliance on third-party providers may expose us to different risks than if we were to manufacture and supply product candidates ourselves. If our third-party manufacturers cannot successfully manufacture material that conforms to our specifications and the strict regulatory requirements of the FDA, EMA and comparable regulatory authorities in other jurisdictions, or if the quality or accuracy of the manufacturing and quality control data they obtain is compromised due to their failure to adhere to protocols or to regulatory requirements, we will not be able to secure and/or maintain regulatory approval for our product candidates. In addition, we have no control over the ability of our third-party manufacturers to maintain adequate quality control, quality assurance and qualified personnel. If a third-party manufacturer cannot maintain a compliance status acceptable to the FDA, or if the EMA or a comparable regulatory authority in another jurisdiction does not approve these facilities for the manufacture of our product candidates or if it withdraws any such approval in the future, we may need to find alternative manufacturing facilities, which would significantly impact our ability to develop, obtain regulatory approval for or market our product candidates, if approved. Any failure to achieve and maintain compliance with these Laws, regulations and standards could subject us to the risk that we may have to suspend the manufacturing of our product candidates and that obtained approvals could be revoked, which would adversely affect our business and reputation.

Furthermore, third-party providers may breach, terminate or decline to renew agreements they have with us because of factors beyond our control, such as their own financial difficulties or business priorities, international trade restrictions and financial costs, potentially at a time that is costly or otherwise inconvenient for us or our partners. In such cases, we would face the challenge of transferring complicated manufacturing techniques to other third-party providers. We may incur significant costs and be required to devote significant time to verify that the new manufacturer maintains facilities and procedures that comply with quality standards and with all applicable regulations and guidelines. A transfer of the manufacturing process for our product candidates would be time-consuming, and we or our partners may not be able to achieve such transfer. If we are unable to find an adequate replacement or another acceptable solution in time, clinical trials of our product candidates could be delayed or our commercial activities could be harmed.

Our third-party manufacturers may be unable to successfully scale up manufacturing of our product candidates in sufficient quality and quantity, which may impair the clinical advancement and commercialization of our product candidates.

In order to conduct clinical trials of our product candidates and commercialize any approved product candidates, our manufacturing partners will need to manufacture them in large quantities. However, they may be unable to successfully increase the manufacturing capacity for any of our product candidates in a timely or cost-effective manner, or at all. In addition, quality issues may arise during scale-up activities. Furthermore, due to the specific nature of the components of our product candidates and availability of production capacity, there will be significant lead time required by our third-party manufacturers to provide us with the needed manufacturing services. If we, or any manufacturing partners, are unable to successfully scale up the manufacture of our product candidates in sufficient quality and quantity, the development, testing and clinical trials of these product candidates may be delayed or infeasible, and regulatory approval or commercial launch of any resulting products may be delayed or not obtained, which could significantly harm our business. Supply sources could be interrupted from time to time and, if interrupted, it is not certain that supplies could be resumed (whether in part or in whole) within a reasonable timeframe and at an acceptable cost, or at all. If we are unable to obtain or maintain third-party manufacturing for commercial supply of our product candidates, or to do so on commercially reasonable terms, we may not be able to develop and commercialize our product candidates successfully.

We may not be successful in establishing collaboration and license agreements as planned, which could adversely affect our financial situation.

We primarily expect to commercialize our product candidates, if approved, in the United States and Europe and may selectively pursue strategic collaborations and licensing agreements with third parties to commercialize our product candidates outside of the United States and Europe. We may not be successful in entering into such marketing and distribution arrangements with third parties or in entering in such marketing and distribution arrangements with third parties on favorable terms. Moreover, such arrangements are complex and time-consuming to negotiate, document and implement and they may require substantial resources to maintain.

In addition, it is possible that a collaborator may not devote sufficient resources to the commercialization of our product candidates or may otherwise fail in its commercialization efforts, in which event the commercialization of such product candidates could be delayed or terminated and our business could be substantially harmed. In addition, the terms of any collaboration or other arrangement that we establish may not be favorable to us or may not be perceived as favorable, which may negatively impact our business, financial condition, results of operations and prospects.

We may collaborate with third parties in the research, development and commercialization of certain of our technologies or product candidates. If our collaborators do not perform as expected or if we are unable to maintain existing or establish additional collaborations, our ability to develop our product candidates may be adversely affected.

From time to time, we may enter into collaboration agreements with third parties that have experience in product development, manufacturing and/or commercialization for other product candidates and/or research programs. We may face significant competition in seeking appropriate partners for our product candidates, and the negotiation process may be time-consuming and complex. In order for us to successfully partner our product candidates, potential collaborators must view these product candidates as economically valuable in markets they determine to be attractive in light of the terms that we are seeking and other available products for licensing by other companies. Even if we are successful in our efforts to establish collaborations, the terms that we agree upon may not be favorable to us, and we may not be able to maintain such collaborations if, for example, development or approval of a product candidate is delayed or sales of an approved product are disappointing. If we fail to establish and maintain collaborations related to our product candidates, we could bear all of the risk and costs related to the development of any such product candidate, and we may need to seek additional financing, hire additional employees and otherwise develop expertise for which we have not budgeted. This could negatively affect the development and commercialization of our product candidates.

In such collaborations, we will depend on the performance of our collaborators. Our collaborators may fail to perform their obligations under the collaboration agreements or may not perform their obligations in a timely manner. If conflicts arise between our collaborators and us, the other party may act in a manner adverse to us and could limit our ability to implement our strategies. Furthermore, our collaborators may not properly obtain, maintain, enforce or defend our intellectual property or proprietary rights or may use our proprietary information in such a way as to invite litigation that could jeopardize or invalidate our proprietary information or expose us to potential litigation. In addition, we cannot control the amount and timing of resources our collaborators may devote to our product candidates. They may separately pursue competing products, therapeutic approaches or technologies to develop treatments for the diseases targeted by us. Competing products, either developed by the collaborators or to which the collaborators have rights, may result in the withdrawal of support for our product candidates. Even if our collaborators continue their contributions to the strategic collaborations, they may nevertheless determine not to actively pursue the development or commercialization of any resulting products. Additionally, if our collaborators pursue different clinical or regulatory strategies with their product candidates based on similar technology as used in our product candidates, adverse events with their product candidates could negatively affect our product candidates. Any of these developments could harm our product development efforts.

We may be subject to exclusivity and other governance provisions within a collaboration agreement that may prevent us from pursuing certain alternative product candidates and exercising complete control over our product candidates’ development and commercialization. In addition, our collaborators will likely have customary termination rights under these agreements. Any termination of an agreement by the relevant collaborators could affect our ability to develop further such product candidates or adversely affect how we are perceived in scientific and financial communities. Therefore, if our collaborators terminate or breach our agreements with them, or otherwise fail to complete their obligations in a timely manner, it may have a detrimental effect on our financial position by reducing or eliminating the potential for us to receive technology access and license fees, milestones and royalties, reimbursement of development costs, as well as possibly requiring us to devote additional efforts and incur costs associated with pursuing internal development of product candidates. Furthermore, if our collaborators do not prioritize and commit sufficient resources to our product candidates, we or our partners may be unable to develop or commercialize these product candidates, which would limit our ability to generate revenue and become profitable.

Risks Relating to Intellectual Property, Data Privacy and Cybersecurity of the Company

If we are unable to obtain, maintain or protect our intellectual property rights in any products or technologies we develop, or if the scope of the intellectual property protection obtained is not sufficiently broad, third parties could develop and commercialize products and technology similar or identical to ours, and we may not be able to compete effectively in our market.

Our success depends in significant part on our own and any of our licensors’ ability to obtain, maintain and protect patents and other intellectual property rights and operate without infringing, misappropriating, or otherwise violating the intellectual property rights of others. To protect our proprietary position, we have filed numerous patent applications both in the United States and in foreign jurisdictions to obtain patent rights to inventions we have developed that are important to our business. We may also license rights to patents and other intellectual property from third parties for some of our other product candidates and related technology. If we or our current or future licensors are unable to obtain or maintain patent protection with respect to such inventions and technology, our business, financial condition, results of operations and prospects could be materially harmed.

The patent prosecution process is expensive, time-consuming and complex, and we and our current or future licensors may not be able to prepare, file, prosecute, maintain and enforce all necessary or desirable patent applications at a reasonable cost or in a timely manner. Patents may be invalidated and patent applications may not be granted for a number of reasons, including known and unknown prior art (including our own prior art), deficiencies in the patent applications or the lack of novelty of the underlying inventions or technology. It is also possible that we or our current and future licensors will fail to identify patentable aspects of inventions made in the course of research, development and commercialization activities in time to obtain patent protection. Although we enter into non-disclosure and confidentiality agreements with parties who have access to confidential or patentable aspects of our research, development and commercialization activities, any of these parties may breach the agreements and disclose such activities before a patent application is filed, thereby jeopardizing our ability to seek patent protection. In addition, publications of discoveries in the scientific literature often lag behind actual discoveries, and patent applications in the United States and other jurisdictions are typically not published until 18 months after filing, or in some cases not at all. Therefore, we cannot be certain that we or our current or future licensors were the first to make the inventions claimed in our owned or licensed patents or patent applications, or that we or our current or future licensors were the first to file for patent protection of such inventions.

Moreover, in some circumstances, we may not have the right to control the preparation, filing, prosecution, maintenance, enforcement and defense of patents and patent applications covering technology that we license from third parties. These patents and applications may not be prepared, filed, prosecuted, maintained, enforced and defended in a manner consistent with the best interests of our business. If our current or future licensors fail to prosecute, maintain, enforce or defend such patents and other intellectual property rights, are not fully cooperative or disagree with us as to the prosecution, maintenance or enforcement of any patent rights, or lose rights to those patents or patent applications, the rights that we have licensed may be reduced or eliminated, and our right to develop and commercialize any of our product candidates that are the subject of such licensed rights could be adversely affected.

The patent position of biotechnology companies generally is highly uncertain, involves complex legal and factual questions and has, in recent years, been the subject of much litigation. As a result, the issuance, scope, validity, enforceability and commercial value of our and our current or future licensors’ patent rights are highly uncertain. For example, there is significant uncertainty, and there has been much litigation, regarding what is considered patentable subject matter under U.S. patent law, including with respect to diagnostics. Our owned and licensed pending and future patent applications may not result in patents being issued which protect the products or technologies we develop, in whole or in part, or which effectively prevent others from commercializing competitive technologies and products. Moreover, the patent examination process may require us or our current and future licensors to narrow the scope of the claims of our owned or licensed pending and future patent applications, which may limit the scope of patent protection that may be obtained.

Additionally, the scope of patent protection can be reinterpreted after issuance. Even if our owned or licensed pending and future patent applications issue as patents, they may not issue in a form that will provide us with any meaningful protection, prevent competitors or other third parties from competing with us, or otherwise provide us with any competitive advantage. Any patents that we hold or in-license may be challenged, narrowed, circumvented or invalidated by third parties in court or in patent offices in the United States and abroad. Our owned or licensed patent applications cannot be enforced against third parties practicing the technology claimed in such applications unless and until a patent issues from such applications, and then, only to the extent the issued claims cover the technology. Our competitors or other third parties may also be able to circumvent our patents by developing similar or alternative technologies or products in a non-infringing manner.

We may be subject to a third-party pre-issuance submission of prior art to the USPTO. We cannot assure you that all of the potentially relevant prior art relating to our patents and patent applications has been found. If such prior art exists, it can invalidate a patent or prevent a patent from issuing from a pending patent application Even if patents do successfully issue and even if such patents cover our product candidates, third parties may initiate an opposition, interference, reexamination, post-grant review, inter partes review, nullification or derivation action in court or before patent offices, or other proceedings challenging the inventorship, validity, enforceability or scope of such patents, which may result in the patent claims being narrowed or invalidated. An adverse determination in any such proceeding or litigation could reduce the scope of, or invalidate, the patent rights we own or license, allow third parties to commercialize the products or technologies we develop and compete directly with us, without payment to us, or result in our inability to manufacture or commercialize products without infringing third-party patent rights. Moreover, we, or our current or future licensors, may have to participate in interference proceedings declared by the USPTO to determine priority of invention or in post-grant challenge proceedings, such as oppositions in foreign patent offices, that challenge priority of invention or other features of patentability. Such challenges may result in loss of patent rights, loss of exclusivity or in patent claims being narrowed, invalidated or held unenforceable, which could limit our ability to stop others from using or commercializing similar or identical technology and products, or limit the duration of the patent protection of the product candidates and technologies we develop. Such proceedings also may result in substantial cost and require significant time and attention from our scientific and management personnel, even if the eventual outcome is favorable to us. Consequently, there can be no assurance that any product candidates or technology we develop will be protectable or remain protected by valid and enforceable patents. In addition, if the breadth or strength of protection provided by our patents or patent applications is threatened, regardless of the outcome, it could dissuade companies from collaborating with us to license, develop or commercialize current or future product candidates.

Because patent applications in the United States and most other countries are confidential for a period of time after filing, and some remain so until issued, we cannot be certain that we or our current and future licensors were the first to file any patent application related to a product candidate. Furthermore, even where we have a valid and enforceable patent, we may not be able to exclude others from practicing our invention where the other party can show that they used the invention in commerce before our filing date or the other party benefits from a compulsory license. Any of the foregoing could have a material adverse effect on our business, results of operations, financial condition and prospects.

Issued patents covering one or more of our product candidates or technologies, or the technology we use in our product candidates, could be found invalid or unenforceable if challenged in court.

To protect our competitive position, we may, from time to time, resort to litigation in order to enforce or defend any patents or other intellectual property rights owned by or licensed to us, or to determine or challenge the scope or validity of patents or other intellectual property rights of third parties. Enforcement of intellectual property rights is difficult, unpredictable and expensive, and many of our or our licensors’ or collaboration partners’ adversaries in these proceedings may have the ability to dedicate substantially greater resources to prosecuting these legal actions than we or our licensors or collaboration partners can. Accordingly, despite our or our licensors’ or collaboration partners’ efforts, we or our licensors or collaboration partners may not prevent third parties from infringing upon or misappropriating intellectual property rights we own or control, particularly in countries where the Laws may not protect those rights as fully as in the United States and the European Union. We may fail in enforcing our rights, in which case third parties, including our competitors, may be permitted to use our technology without being required to pay us any license fees.

In addition, litigation involving our patents carries the risk that one or more of our patents will be held invalid (in whole or in part, on a claim-by-claim basis) or held unenforceable. Such an adverse court ruling could allow third parties, including our competitors, to commercialize or use our product candidates and technologies and then compete directly with us, without payment to us.

If we or one of our current or future licensors were to initiate legal proceedings against a third party to enforce a patent covering one of our product candidates, the defendant could counterclaim that such patent is invalid or unenforceable. In patent litigation in the United States and in Europe, defendant counterclaims alleging invalidity or unenforceability are commonplace. A claim for a validity challenge may be based on failure to meet any of several statutory requirements, for example, lack of novelty, obviousness or non-enablement. A claim for unenforceability could involve an allegation that someone connected with prosecution of the patent withheld relevant information from the USPTO or the European Patent Office or made a misleading statement during prosecution. Third parties may also raise similar claims before the USPTO or an equivalent foreign body, even outside the context of litigation. Potential proceedings include reexamination, post-grant review, inter partes review, interference proceedings, derivation proceedings and equivalent proceedings in foreign jurisdictions (e.g., opposition proceedings). Such proceedings could result in the revocation of, cancellation of, or amendment to our patents in such a way that they no longer cover our technology or any product candidates that we may develop. The outcome following legal assertions of invalidity and unenforceability during patent litigation is unpredictable. With respect to the validity question, for example, we cannot be certain that there is no invalidating prior art of which we or our licensing partners and the patent examiner were unaware during prosecution. If a defendant were to prevail on a legal assertion of invalidity or unenforceability, we would lose at least part, and perhaps all, of the patent protection on one or more of our product candidates or certain aspects of the technology we use in our product candidates. Such a loss of patent protection could have a material adverse impact on our business, financial condition, results of operations and prospects. Further, litigation could result in substantial costs and diversion of management resources, regardless of the outcome, and this could harm our business and financial results. Patents and other intellectual property rights also will not protect our technology if competitors design around our protected technology without infringing our patents or other intellectual property rights.

We may become involved in lawsuits to protect or enforce our patents or other intellectual property, which could be expensive, time-consuming and unsuccessful.

Competitors and other third parties may infringe, misappropriate or otherwise violate our issued patents or other intellectual property or the patents or other intellectual property of our licensors, or we or our licensors may be required to defend against claims of infringement, misappropriation or other violations of intellectual property held by third parties. In addition, our patents or the patents of our licensors may become involved in inventorship or priority disputes. To counter infringement, misappropriation or other unauthorized use, we or our licensors may be required to file infringement claims, which can be expensive and time-consuming. Any claims we or our licensors assert against perceived infringers could provoke these parties to assert counterclaims alleging that we or our licensors infringe their patents or that our or our licensors’ patents are invalid or unenforceable. In a patent infringement proceeding, a court may decide that a patent of ours or one of our licensors’ is invalid or unenforceable, in whole or in part, construe the patent’s claims narrowly or refuse to stop the other party from using the technology at issue on the grounds that our or our licensors’ patents do not cover the technology. An adverse result in any litigation proceeding could put one or more of our owned or licensed patents at risk of being invalidated, held unenforceable or interpreted narrowly. We may find it impractical or undesirable to enforce our intellectual property rights against some third parties. Furthermore, because of the substantial amount of discovery required in connection with intellectual property litigation, there is a risk that some of our confidential information could be compromised by disclosure during this type of litigation.

Interference proceedings provoked by third parties or brought by us or declared by the USPTO may be necessary to determine the priority of inventions with respect to our or our licensors’ patents or patent applications. If we or our licensors are unsuccessful in any interference proceedings to which we or they are subject, we may lose valuable intellectual property rights through the loss of one or more patents owned or licensed or our owned or licensed patent claims may be narrowed, invalidated or held unenforceable. If we or our licensors are unsuccessful in any interference proceeding or other priority or inventorship dispute, we may be required to obtain and maintain licenses from third parties, including parties involved in any such interference proceedings or other priority of inventorship disputes. Such licenses may not be available on commercially reasonable terms or at all or may be non-exclusive. If we are unable to obtain and maintain such licenses, we may need to cease the development, manufacture and commercialization of one or more of the product candidates we may develop. The loss of exclusivity or narrowing of our owned or licensed patent claims could limit our ability to stop others from using or commercializing similar or identical technology and products. Any of the foregoing could have a material adverse effect on our business, results of operations, financial condition and prospects.

Furthermore, because of the substantial amount of discovery required in connection with intellectual property litigation, there is a risk that some of our confidential information could be compromised by disclosure during this type of litigation. There could also be public announcements of the results of hearings, motions, or other interim proceedings or developments. If securities analysts or investors perceive these results to be negative, it could have a material adverse effect on the price of our common shares and warrants.

If we fail to comply with our obligations in the agreements under which we license intellectual property rights from third parties or otherwise experience disruptions to our business relationships with our licensors, we could lose the ability to continue the development and commercialization of our product candidates.

We are party to a number of intellectual property and technology licenses that are important to our business. If we fail to comply with our obligations under these or our other agreements, including payment and diligence terms, our current and future licensors may have the right to terminate these agreements, in which event we may not be able to develop, manufacture, market or sell any product that is covered by these agreements or may face other penalties under these agreements. Such an occurrence could adversely affect the value of the product candidates being developed under any such agreement. Termination of these agreements or reduction or elimination of our rights under these agreements may result in our having to negotiate new or reinstated agreements, which may not be available to us on equally favorable terms, or at all, or cause us to lose our rights under these agreements, including our rights to intellectual property or technology important to our development programs. Accordingly, termination of these agreements may require us to cease the development of our product candidates.

Disputes may arise regarding intellectual property subject to a licensing agreement, including:

●	the scope of rights granted under the license agreement and other interpretation-related issues;

●	the extent to which our technology and processes infringe on intellectual property of the licensor that is not subject to the licensing agreement;

●	the sublicensing of patent and other rights under our existing collaborative development relationships and any collaboration relationships we might enter into in the future;

●	our diligence obligations under the license agreement and what activities satisfy those diligence obligations;

●	the inventorship and ownership of inventions and know-how resulting from the joint creation or use of intellectual property by our current and future licensors and us; and

●	the priority of invention of patented tech.

In addition, the agreements under which we license intellectual property or technology from third parties are generally complex, and certain provisions in such agreements may be susceptible to multiple interpretations. The resolution of any contract interpretation disagreement that may arise could narrow what we believe to be the scope of our rights to the relevant intellectual property or technology or increase what we believe to be our financial or other obligations under the relevant agreements. Moreover, if disputes over intellectual property that we have licensed prevent or impair our ability to maintain our current licensing arrangements on commercially acceptable terms, we may be unable to successfully develop and commercialize the affected product candidates. Any of the foregoing could have a material adverse effect on our business, financial condition, results of operations and prospects.

We may not be successful in obtaining additional intellectual property rights necessary or required to further develop our product candidates.

A third party may hold intellectual property, including patent rights, that are important or necessary to the development of our product candidates. In order to avoid infringing these third-party patents, we may find it necessary or prudent to obtain licenses from such third-party intellectual property holders. Moreover, we may need to obtain additional licenses from our existing licensors and others to advance our research or allow commercialization of product candidates we may develop. We may be unable to secure such licenses or otherwise acquire or in-license any compositions, methods of use, processes or other intellectual property rights from third parties that we identify as necessary for product candidates we develop. The licensing or acquisition of third-party intellectual property rights is a competitive area, and more established companies may pursue strategies to license or acquire third-party intellectual property rights that we may consider attractive or necessary. These established companies may have a competitive advantage over us due to their size, capital resources and greater clinical development or commercialization capabilities. In addition, companies that perceive us to be a competitor may be unwilling to assign or license rights to us. As a result, we may be unable to obtain any such licenses at a reasonable cost or on reasonable terms, if at all. In that event, we may be required to expend significant time and resources to redesign our technology, product candidates or the methods for manufacturing them or to develop or license replacement technology, all of which may not be feasible on a technical or commercial basis. If we are unable to do so, we may be unable to develop or commercialize the affected product candidates, which could significantly harm our business, financial condition, results of operations and prospects. In addition, even if we obtain a license, it may be non-exclusive, thereby giving third parties, including our competitors, access to the same technologies licensed to us. In addition, any license we obtain could require us to make substantial licensing and royalty payments. If we are unable to obtain an exclusive license to any third-party or co-owned patents or patent applications, such parties may be able to license their rights to other third parties, including our competitors, and such third parties could market competing products and technology. Any of the foregoing could have a material adverse effect on our business, results of operations, financial condition and prospects.

Third parties may initiate legal proceedings against us alleging that we infringe, misappropriate, or otherwise violate their intellectual property rights or we may initiate legal proceedings against third parties to challenge the validity or scope of intellectual property rights controlled by third parties, the outcome of which would be uncertain and could have an adverse effect on the success of our business.

Our commercial success depends upon our ability to develop, manufacture, market and sell our product candidates and use our and our current or future licensors’ proprietary technologies without infringing, misappropriating or otherwise violating the intellectual property rights of third parties. The biotechnology and pharmaceutical industries are characterized by extensive litigation regarding patents and other intellectual property rights. Third parties may initiate legal proceedings against us or our current and future licensors alleging that we or our current and future licensors infringe, misappropriate or otherwise violate their intellectual property rights. In addition, we and our future licensors may in the future initiate, legal proceedings against third parties to challenge the validity or scope of intellectual property rights controlled by third parties, including in oppositions, interferences, reexaminations, inter partes reviews or derivation proceedings in the United States or other jurisdictions. These proceedings can be expensive and time-consuming, and many of our or our current and future licensors’ adversaries in these proceedings may have the ability to dedicate substantially greater resources to prosecuting these legal actions than we or our current and future licensors. Numerous U.S.- and foreign-issued patents and pending patent applications which are owned by third parties exist in the fields in which we are pursuing our product candidates. As the biotechnology and pharmaceutical industries expand and more patents are issued, the risk increases that we may be subject to claims of infringement of the patent rights of third parties.

There are, and in the future, we may identify, other third-party patents or patent applications with claims to materials, formulations, methods of manufacture or methods for treatment related to the use or manufacture of one or more of our product candidates. Because patent applications can take many years to issue, there may be currently pending patent applications that may later result in issued patents that our product candidates may infringe. In addition, third parties may obtain patents in the future and claim that use of our technologies infringes upon these patents. Parties making infringement, misappropriation or other intellectual property claims against us may obtain injunctive or other equitable relief, which could effectively block our ability to further develop and commercialize one or more of our product candidates. Defense of these claims, regardless of their merit, would involve substantial litigation expense and would be a substantial diversion of management and employee resources. In addition, even if we believe any third-party intellectual property claims are without merit, there is no assurance that a court would find in our favor on questions of validity, enforceability, priority or non-infringement. A court of competent jurisdiction could hold that such third-party patents are valid, enforceable and infringed, which could materially and adversely affect our ability to commercialize any of our product candidates or technologies covered by the asserted third-party patents. An unfavorable outcome could require us or our current and future licensors to cease using the related technology or developing or commercializing our product candidates, or to attempt to license rights to it from the prevailing party. Our business could be harmed if the prevailing party does not offer us or our current and future licensors a license on commercially reasonable terms or at all. Even if we or our current and future licensors obtain a license, it may be non-exclusive, thereby giving our competitors access to the same technologies licensed to us or our current and future licensors, and it could require us to make substantial licensing and royalty payments. In addition, we could be found liable for monetary damages, including treble damages and attorneys’ fees, if we are found to have willfully infringed a patent.

A finding of infringement, misappropriation or other violation of third-party intellectual property could prevent us from commercializing our product candidates or force us to cease some of our business operations, which could harm our business. Claims that we have misappropriated the confidential information or trade secrets of third parties could have a similar material adverse effect on our business, results of operations, financial condition and prospects. Furthermore, because of the substantial amount of discovery required in connection with intellectual property litigation or administrative proceedings, there is a risk that some of our confidential information could be compromised by disclosure. In addition, any uncertainties resulting from the initiation and continuation of any litigation could have a material adverse effect on our ability to raise additional funds or otherwise have a material adverse effect on our business, results of operations, financial condition and prospects.

We may be subject to claims by third parties asserting that we or our employees, consultants or advisors have misappropriated their intellectual property or claiming ownership of what we regard as our own intellectual property.

Many of our employees, consultants, and advisors, including our senior management, were previously employed at other biopharmaceutical companies, including our competitors or potential competitors. Some of these employees executed proprietary rights, non-disclosure and/or non-competition agreements in connection with such previous employment. Although we try to ensure that our employees, consultants and advisors do not use the proprietary information or know-how of others in their work for us, we may be subject to claims that we or these individuals have used or disclosed confidential information or intellectual property, including trade secrets or other proprietary information, of any such individual’s current or former employer. Litigation may be necessary to defend against these claims. If we fail in defending against any such claims, in addition to paying monetary damages, we may lose valuable intellectual property rights or personnel. Such intellectual property rights could be awarded to a third party, and we could be required to obtain a license from such third party to commercialize our technology or products. Such a license may not be available on commercially reasonable terms, or at all. Even if we successfully prosecute or defend against such claims, litigation could result in substantial costs and distract management.

In addition, while it is our policy to require our employees and contractors who may be involved in the conception or development of intellectual property to execute agreements assigning such intellectual property to us, we may be unsuccessful in executing such an agreement with each party who, in fact, conceives or develops intellectual property that we regard as our own. The assignment of intellectual property rights may not be self-executing, or the assignment agreements may be breached, and we may be forced to bring claims against third parties, or defend claims that they may bring against us, to determine the ownership of what we regard as our intellectual property. Such claims could have a material adverse effect on our business, results of operations, financial condition and prospects.

Intellectual property litigation or proceedings could cause us to spend substantial resources and distract our personnel.

Even if resolved in our favor, litigation or other legal proceedings relating to intellectual property claims could result in substantial costs and diversion of management resources, which could harm our business. In addition, the uncertainties associated with litigation could compromise our ability to raise the funds necessary to continue our clinical trials, continue our internal research programs or in-license needed technology or other product candidates. There could also be public announcements of the results of the hearing, motions or other interim proceedings or developments. If securities analysts or investors perceive those results to be negative, it could cause the price of our common shares or warrants to decline. Such litigation or proceedings could substantially increase our operating losses and reduce the resources available for development activities or any future sales, marketing, or distribution activities. We may not have sufficient financial or other resources to conduct such litigation or proceedings adequately. Most of our competitors are larger than we are and have substantially greater resources. They are, therefore, likely to be able to sustain the costs of complex patent litigation or proceedings more effectively than we can because of their greater financial resources and more mature and developed intellectual property portfolios. Accordingly, despite our efforts, we may not be able to prevent third parties from infringing upon, misappropriating or otherwise violating our intellectual property. Any of the foregoing events could harm our business, financial condition, results of operation and prospects.

Changes in U.S. or foreign patent Law could diminish the value of patents in general, thereby impairing our ability to protect our product candidates.

Obtaining and enforcing patents in the biopharmaceutical industry involves both technological and legal complexity and is therefore costly, time-consuming and inherently uncertain. Changes in either the patent Laws or the interpretation of the patent Laws in the United States or other jurisdictions could increase the uncertainties and costs surrounding the prosecution of patent applications and the enforcement or defense of issued patents. Depending on future actions by the relevant law-making bodies in the United States, Europe and other countries, the Laws and regulations governing patents could change in unpredictable ways that may weaken our ability to obtain new patents or to enforce our existing patents and patents that we might obtain in the future.

Obtaining and maintaining patent protection depends on compliance with various procedural, document submission, fee payment and other requirements imposed by governmental patent agencies, and our patent protection could be reduced or eliminated for non-compliance with these requirements.

Periodic maintenance fees, renewal fees, annuity fees and various other government fees on any issued patent or patent application are due to be paid to the USPTO and various government patent agencies in Europe and other jurisdictions outside of the United States in several stages over the lifetime of our owned or licensed patents and applications. The USPTO and various non-U.S. governmental patent agencies require compliance with a number of procedural, documentary, fee payment and other similar provisions during the patent application process. While an inadvertent lapse can, in some cases, be cured by payment of a late fee or by other means in accordance with the applicable rules, there are situations in which non-compliance can result in abandonment or lapse of the patent or patent application, resulting in a partial or complete loss of patent rights in the relevant jurisdiction. Non-compliance events that could result in abandonment or lapse of a patent or patent application include failure to respond to official actions within prescribed time limits, non-payment of fees and failure to properly legalize and submit formal documents. If we or our current and future licensors fail to maintain the patents and patent applications covering our product candidates, our patent protection could be reduced or eliminated and our competitors might be better able to enter the market with competing products or technology, which could have a material adverse effect on our business, financial condition, results of operation and prospects.

If we do not obtain patent term extension for any product candidates we may develop, our business may be materially harmed.

Patents have a limited lifespan. Due to the amount of time required for the development, testing and regulatory review of new product candidates, patents protecting such candidates might expire before or shortly after such candidates are commercialized. As a result, our owned and licensed patent portfolio may not provide us with sufficient rights to exclude others from commercializing products similar or identical to ours. In the United States, if all maintenance fees are timely paid, the natural expiration of a patent is generally 20 years from its earliest U.S. non-provisional filing date. Various extensions may be available, but the life of a patent, and the protection it affords, is limited. Even if patents covering our product candidates are obtained, once the patent life has expired for a product, we may be open to competition from competitive medications, including biosimilar or generic medications. At the time of the expiration of any relevant patents, the underlying technology covered by such patents can be used by any third party, including competitors. Given the amount of time required for the development, testing and regulatory review of new product candidates, patents protecting such product candidates might expire before or shortly after such product candidates are commercialized. Although patent term extensions in the United States and Europe may be available to extend the patent term, we cannot provide any assurances that any such patent term extension will be obtained and, if so, for how long. However, we may not be granted an extension because of, for example, failing to exercise due diligence during the testing phase or the regulatory review process, failing to apply within applicable deadlines, failing to apply prior to expiration of relevant patents or otherwise failing to satisfy applicable requirements. Moreover, the applicable time period or the scope of patent protection afforded could be less than we request. If we are unable to obtain patent term extension or term of any such extension is less than we request, our competitors may obtain approval of competing products following our patent expiration, and our business, financial condition, results of operations and prospects could be materially harmed.

We may not be able to protect our intellectual property rights throughout the world.

Filing, prosecuting, enforcing and defending patents on product candidates in all countries throughout the world would be prohibitively expensive, and our owned or licensed intellectual property rights may not exist in some countries outside the United States or may be less extensive in some countries than in the United States. In addition, the Laws of some foreign countries do not protect intellectual property rights to the same extent as federal and state Laws in the United States. For example, in some jurisdictions, including Europe, it is more difficult to obtain patents protecting a medical method of use, and any such patents we are able to obtain in such jurisdictions may issue with narrower scope than their U.S. counterparts. Consequently, we and our current and future licensors may not be able to prevent third parties from practicing our owned or licensed inventions in all countries outside the United States, or from selling or importing products made using our owned or licensed inventions in and into the United States or other jurisdictions. Competitors may use our owned or licensed technologies to develop their own products in jurisdictions where we have not obtained patent protection and, further, may export otherwise infringing products to territories where we and our current and future licensors have patent protection, but enforcement is not as strong as that in the United States. These products may compete with our product candidates and our owned and licensed patents or other intellectual property rights may not be effective or sufficient to prevent them from competing.

Many companies have encountered significant problems in protecting and defending intellectual property rights in foreign jurisdictions. The legal systems of certain countries, particularly certain developing countries, do not favor the enforcement of patents, trade secrets and other intellectual property protection, particularly those relating to biotechnology, which could make it difficult for us and our current and future licensors to stop the infringement of our owned or licensed patents or marketing of competing products in violation of our owned or licensed intellectual property and proprietary rights generally. Proceedings to enforce our owned or licensed intellectual property and proprietary rights in foreign jurisdictions could result in substantial costs and divert our and our current or future licensors’ efforts and attention from other aspects of our business, could put our owned or licensed patents at risk of being invalidated or interpreted narrowly, could put our and our current or future licensors’ patent applications at risk of not issuing, and could provoke third parties to assert claims against us or our current and future licensors. We or our current and future licensors may not prevail in any lawsuits that we or our current and future licensors initiate, and the damages or other remedies awarded, if any, may not be commercially meaningful. Accordingly, our and our current and future licensors’ efforts to enforce intellectual property and proprietary rights around the world may be inadequate to obtain a significant commercial advantage from the intellectual property that we develop or license.

Many countries have compulsory licensing Laws under which a patent owner may be compelled to grant licenses to third parties. In addition, many countries limit the enforceability of patents against government agencies or government contractors. In these countries, the patent owner may have limited remedies, which could materially diminish the value of such patent. If we or our current and future licensors are forced to grant a license to third parties with respect to any patents relevant to our business, our competitive position may be impaired, and our business, financial condition, results of operations and prospects may be adversely affected.

If we are unable to protect our confidential information and trade secrets, our business and competitive position would be harmed.

In addition to seeking patents for some of our technology and product candidates, we also rely on trade secrets, including unpatented know-how, technology and other proprietary information to maintain our competitive position. Trade secrets can be difficult to protect. We seek to protect these trade secrets, in part, by entering into non-disclosure, confidentiality and invention assignment agreements with parties who have access to them, such as our employees, corporate collaborators, outside scientific collaborators, contract manufacturers, consultants, advisors and other third parties. We also enter into confidentiality agreements with our employees and consultants. However, there can be no assurance that we have entered into such agreements with each party that may have or have had access to our trade secrets or proprietary technology and processes. Despite these efforts, any of these parties may breach the agreements and disclose our proprietary information, including our trade secrets, and we may not be able to obtain adequate remedies for such breaches. Misappropriation or unauthorized disclosure of our trade secrets could significantly affect our competitive position and may have a material adverse effect on our business.

Enforcing a claim that a party illegally disclosed or misappropriated a trade secret is difficult, expensive and time-consuming, and the outcome is unpredictable. Some courts both within and outside the United States may be less willing or unwilling to protect trade secrets. Furthermore, trade secret protection does not prevent competitors from independently developing substantially equivalent information and techniques, and we cannot guarantee that our competitors will not independently develop substantially equivalent information and techniques. If a competitor lawfully obtained or independently developed any of our trade secrets, we would have no right to prevent such competitor from using that technology or information to compete with us. Failure on our part to adequately protect our trade secrets or confidential information could have a material adverse effect on our business, results of operations, financial condition and prospects.

If our trademarks and trade names are not adequately protected, then we may not be able to build name recognition in our markets and our business may be adversely affected.

Our registered or unregistered trademarks or trade names may be challenged, circumvented, declared generic or determined to be infringing on other marks. There can be no assurance that competitors will not infringe our trademarks, that we will have adequate resources to enforce our trademarks or that any of our current or future trademark applications will be approved. During trademark registration proceedings, we may receive rejections and, although we are given an opportunity to respond, we may be unable to overcome such rejections. In addition, in proceedings before the USPTO and in proceedings before comparable agencies in many foreign jurisdictions, trademarks are examined for registrability against prior pending and registered third-party trademarks, and third parties are given an opportunity to oppose registration of pending trademark applications and/or to seek cancellation of registered trademarks. Applications to register our trademarks may be finally rejected, and opposition or cancellation proceedings may be filed against our trademarks, which may necessitate a change in branding strategy if such rejections and proceedings cannot be overcome or resolved.

Intellectual property rights do not necessarily address all potential threats.

The degree of future protection afforded by our intellectual property rights is uncertain because intellectual property rights have limitations and may not adequately protect our business or permit us to maintain our competitive advantage. For example:

●	others may be able to make products that are similar to any product candidates we may develop or utilize similar technology but that are not covered by the claims of the patents that we license or may own in the future;

●	we, or our license partners or current or future collaborators, might not have been the first to make the inventions covered by the issued patent or pending patent application that we license or may own in the future;

●	we, or our license partners or current or future collaborators, might not have been the first to file patent applications covering certain of our or their inventions;

●	others may independently develop similar or alternative technologies or duplicate any of our technologies without infringing our owned or licensed intellectual property rights;

●	it is possible that our pending licensed patent applications or those that we may own in the future will not lead to issued patents;

●	issued patents that we hold rights to may be held invalid or unenforceable, including as a result of legal challenges by our competitors;

●	our competitors might conduct research and development activities in countries where we do not have patent rights and then use the information learned from such activities to develop competitive products for sale in our major commercial markets;

●	we may not develop additional proprietary technologies that are patentable;

●	the patents of others may harm our business; and

●	we may choose not to file a patent in order to maintain certain trade secrets or know-how, and a third party may subsequently file a patent covering such intellectual property.

Should any of these events occur, they could have a material adverse effect on our business, results of operations, financial condition and prospects.

We are subject to numerous Laws, regulations, standards and other requirements related to personal information, privacy and data protection. Our actual or perceived failure to comply with such Laws, regulations, standards and other requirements could negatively affect our business, financial condition or results of operations.

The global data protection landscape is rapidly evolving, and we are subject to numerous federal, state and foreign Laws, regulations, standards and other requirements governing the collection, use, disclosure, retention and security of personal information, such as information that we may collect in connection with clinical trials in the United States and abroad. Implementation standards and enforcement practices are likely to remain uncertain for the foreseeable future, and we cannot yet determine the impact future Laws, regulations, standards or requirements may have on our business. This evolution may create uncertainty in our business, affect our ability to operate in certain jurisdictions or to collect, store, transfer, use and share personal information, necessitate the acceptance of more onerous obligations in our contracts, result in liability or impose additional costs on us. Any failure or perceived failure by us to comply with federal, state or foreign Laws or regulations, our internal or external policies and procedures or our contracts governing our processing of personal information could result in negative publicity, government investigations, enforcement actions, claims by third parties or damage to our reputation, any of which could have a material adverse effect on our business, results of operations and financial condition.

In the United States, numerous federal and state Laws and regulations, including data breach notification Laws, health information privacy Laws, and consumer protection Laws and regulations that govern the collection, processing, use, disclosure, and protection of health-related and other personal information could apply to our operations or the operations of our partners. For example, in the United States, HIPAA imposes among other things, certain standards relating to the privacy, security, transmission and breach reporting of individually identifiable health information. Entities that are found to be in violation of HIPAA, whether as the result of a breach of unsecured PHI, a complaint about privacy practices, or an audit by the U.S. Department of Health and Human Services may be subject to significant civil, criminal, and administrative fines and penalties and/or additional reporting and oversight obligations if required to enter into a resolution agreement and corrective action plan to settle allegations of HIPAA non-compliance. Depending on the facts and circumstances, we could be subject to penalties if we violate HIPAA. Additionally, HITECH supplements HIPAA to promote the adoption and meaningful use of electronic health records and strengthen privacy and security protections for PHI. Namely, HITECH strengthens the privacy and security provisions of HIPAA and introduced increased penalties for HIPAA noncompliance.

Even when HIPAA does not apply, failing to take appropriate steps to keep consumers’ personal information secure may constitute unfair acts or practices in or affecting commerce may be a violation of the Federal Trade Commission Act promulgated by the U.S. Federal Trade Commission, which expects a company’s data security measures to be reasonable and appropriate in light of the sensitivity and volume of consumer information it holds, the size and complexity of its business, and the cost of available tools to improve security and reduce vulnerabilities. Individually identifiable health information is considered sensitive data that merits stronger safeguards.

In addition, certain state Laws govern the privacy and security of health-related and other personal information in certain circumstances, some of which may be more stringent, broader in scope or offer greater individual rights with respect to protected health information than HIPAA, many of which may differ from each other, thus, complicating compliance efforts. The enactment of such Laws could add layers of complexity to compliance in the U.S. market, increase our compliance costs and adversely affect our business, financial condition and results of operations. Such Laws and regulations will be subject to interpretation by various courts and other governmental authorities, thus creating potentially complex compliance issues for us and our future customers and strategic partners. Failure to comply with these Laws, where applicable, can result in the imposition of significant civil and/or criminal penalties and private litigation.

Further, we are subject to international data protection Laws and regulations, including GDPR, which may apply to health-related and other personal information obtained outside of the United States. The GDPR imposes strict requirements for collection, control, sharing, disclosure, transfer, use and other processing of the personal data of individuals located in the European Economic Area, including clinical trial data, as well as potential fines for noncompliant companies. The GDPR also imposes strict requirements relating to obtaining consent, providing information to individuals regarding data processing activities, implementing safeguards to protect the security and confidentiality of personal data, providing notification of data breaches, taking certain measures when engaging third-party processors. Compliance with the GDPR may increase our cost of doing business or require us to change our business practices, and despite those efforts, there is a risk that we may be subject to fines and penalties, litigation, and reputational harm in connection with our activities carried out in the context of our European operations. Additionally, recent legal developments in Europe have created complexity and uncertainty regarding transfers of personal data from the European Economic Area to the United States. Organizations must implement a valid compliance mechanism for cross-border data transfers, such as the Standard Contractual Clauses, and conduct an assessment of the U.S. Laws prior to transferring personal data to the United States.

Any failure or perceived failure by us to comply with our legal obligations concerning privacy, data protection or information security could result in claims by data subjects, governmental investigations and enforcement action against us, including fines, enforcement orders, imprisonment of company officials and public censure, (individual and collective) claims for damages by affected individuals and damage to our reputation, any of which could have a material adverse effect on our business, financial condition, and operating results. Such penalties may be in addition to any civil litigation claims by data subjects. We may not be successful in avoiding potential liability or disruption of business resulting from the failure to comply with these Laws and, even if we comply with Laws, we may be subject to liability because of a security incident. Further, complying with the applicable notification requirements in the event of a security breach could result in significant costs. Furthermore, future interpretations of existing data protection Laws or regulations could be inconsistent with our current interpretations, increase our compliance burden, make it more difficult to comply, and/or increase our risk of regulatory investigations and fines.

Additionally, we contract with, and are accountable for, third-party service providers we engage to process personal data on our behalf, including our CROs. We cannot assure you that our service providers with access to our or our customers’, suppliers’, trial patients’ and employees’ personal information, including health data and other sensitive or confidential information, will not breach contractual obligations imposed by us, or that they will not experience data security breaches or attempts thereof. If they were to breach their contractual obligations or experience a security incident, such event could have an adverse effect on our business, including putting us in breach of our obligations under privacy Laws and regulations, which could in turn adversely affect our business, financial conditions and results of operations. We cannot assure you that our contractual measures and our own privacy and security-related safeguards will protect us from the risks associated with the third-party processing, storage and transmission of such information.

The Swiss Federal Act on Data Protection also applies to the collection and processing of personal data by companies located in Switzerland, or in certain circumstances, by companies located outside of Switzerland. The Swiss Federal Act on Data Protection has been revised and adopted by the Swiss Parliament, and the revised version and its revised ordinances became effective on September 1, 2023. These revisions include stricter regulation of personal data processing activities and the addition of new rights for individuals whose data is processed. These include, among other things, mandatory documentation of data processing activities and the obligation to disclose third parties with whom personal data is shared. This revised Law may lead to an increase in our costs of compliance, risk of noncompliance and penalties for noncompliance.

In addition to data privacy and security Laws, we may be contractually subject to industry standards adopted by industry groups and may become subject to such obligations in the future. We may also be bound by other contractual obligations related to data privacy and security, and our efforts to comply with such obligations may not be successful.

We may publish privacy policies, marketing materials, and other statements, such as compliance with certain certifications or self-regulatory principles, regarding data privacy and security. If these policies, materials or statements are found to be deficient, lacking in transparency, deceptive, unfair, or misrepresentative of our practices, we may be subject to investigation, enforcement actions by regulators, or other adverse consequences.

Compliance with applicable United States and foreign data protection, privacy and security Laws, regulations and standards could require us to take on more onerous obligations in our contracts, require us to engage in costly compliance exercises, restrict our ability to collect, use and disclose data, or in some cases, impact our ability, or our that of our partners or suppliers, to operate in certain jurisdictions. Each of these constantly evolving Laws can also be subject to varying interpretations. Any failure or perceived failure to comply could result in government investigations and enforcement actions (which could include civil or criminal penalties), fines, private litigation, and/or adverse publicity, and could negatively affect our operating results and business. Moreover, patients about whom we or our partners obtain information, as well as the providers who share this information with us, may contractually limit our ability to use and disclose the information. Claims that we have violated individuals’ privacy rights, failed to comply with data protection Laws, or breached our contractual obligations, even if we are not found liable, could be expensive and time-consuming to defend and could result in adverse publicity that could harm our business.

Our internal computer systems, or those of our partners, third-party contractors or consultants, may fail or suffer security incidents, which could result in a material disruption of our product development programs and significant monetary losses.

In the ordinary course of our business, we collect, store and transmit sensitive data, including PHI, intellectual property, proprietary business information and other personal information. We rely on information technology systems, networks and services, some of which are managed, hosted or provided by third parties, to assist in conducting our business. While we have not previously experienced a security breach or computer failure resulting in destruction, theft, or other loss of this information, and we and our service providers have implemented a number of security measures designed to protect against security breaches, these measures could fail or may be insufficient, resulting in the unauthorized disclosure, modification, misuse, unavailability, destruction, or loss of confidential information or personal information we collect, store and transmit. Despite the implementation of security measures, our internal computer systems, and those of our contract research organizations, or CROs, and other third parties on which we rely, are vulnerable to attack, damage or interruption from computer viruses, unauthorized access, cyberattacks, employee theft or misuse, human error, hacking, fraud, natural disasters, fire, terrorism, war and telecommunication and electrical failures.

Significant disruptions of our information technology systems or security breaches could adversely affect our business operations and/or result in the loss, misappropriation, and/or unauthorized access, use or disclosure of, or the prevention of access to, confidential information (including trade secrets or other intellectual property, proprietary business information and personal information), and could result in financial, legal, business and reputational harm to us. If such disruptions were to occur and cause interruptions in our operations, it could result in a material disruption of our product development programs. For example, the loss of clinical trial data from completed, ongoing or planned clinical trials could result in delays in our regulatory approval efforts and significantly increase our costs to recover or reproduce the data. Despite our efforts to ensure the security, privacy, integrity, confidentiality, availability, and authenticity of our information technology networks and systems, processing and information, we may not be able to anticipate or to implement effective preventive and remedial measures against all data security and privacy threats. We cannot guarantee that the recovery systems, security protocols, network protection mechanisms and other security measures that we or our third-party providers have integrated into our or their systems, networks and physical facilities, which are designed to protect against, detect and minimize security breaches will be adequate to prevent or detect service interruption, system failures, data loss or theft, or other material adverse consequences. No security solution, strategy, or measures can address all possible security threats or block all methods of penetrating a network or otherwise perpetrating a security incident. The risk of unauthorized circumvention of our security measures has been heightened by advances in computer and software capabilities and the increasing sophistication of hackers who employ complex techniques, including without limitation, the theft or misuse of personal and financial information, counterfeiting, “phishing” or social engineering, ransomware, extortion, publicly announcing security breaches, account takeover attacks, denial or degradation of service attacks, malware, fraudulent payment and identity theft. Furthermore, because the techniques used to sabotage, disrupt or to obtain unauthorized access to our systems, networks, or physical facilities in which data is stored or through which data is transmitted change frequently and often are not recognized until launched against a target, we or our third-party providers may be unable to implement adequate preventative measures or stop security breaches while they are occurring. We or our third-party providers may also experience security breaches that may remain undetected for an extended period. Even if identified, we or our third-party providers may be unable to adequately investigate or remediate incidents or breaches due to attackers increasingly using tools and techniques that are designed to circumvent controls, to avoid detection, and to remove or obfuscate forensic evidence, or we or our third-party providers may be unable to repair our or their systems in an efficient and timely manner. In addition, Laws, regulations, government guidance, and industry standards and practices are rapidly evolving to combat these threats. We may face increased compliance burdens regarding such requirements from regulators and incur additional costs for oversight and monitoring of security risks relating to our own supply chain.

If we or our third-party providers were to experience a significant cybersecurity breach of our or their information systems or data, the costs associated with the investigation, remediation and potential notification of the breach to counterparties and data subjects could be material. Unauthorized access to our systems, networks, or physical facilities could result in litigation with our customers or other relevant stakeholders, which may adversely affect our business. These proceedings could force us to spend money in defense or settlement, divert management’s time and attention, increase our costs of doing business, or adversely affect our reputation.

Further, we may not have adequate insurance coverage for security incidents or breaches, including fines, judgments, settlements, penalties, costs, attorney fees and other impacts that arise out of incidents or breaches. Depending on the facts and circumstances of such an incident, the damages, penalties and costs could be significant and may not be covered by insurance or could exceed our applicable insurance coverage limits. If the impacts of a security incident or breach, or the successful assertion of one or more large claims against us, exceeds our available insurance coverage, or results in changes to our insurance policies (including premium increases or the imposition of large deductible or co-insurance requirements), it could have an adverse effect on our business. In addition, we cannot be sure that our existing insurance coverage and coverage for errors and omissions will continue to be available on acceptable terms, or at all, or that our insurers will not deny coverage as to all or part of any future claim or loss.

Our business, financial condition and results of operations would suffer in the event of computer system failures, security breaches or other disruptions to our information technology systems.

Despite the implementation of security measures, our internal computer systems and those of our current or future partners, third-party contractors and consultants have been or may be subject to attacks by, and may be vulnerable to damage from, various methods, including cybersecurity attacks, breaches, intentional or accidental mistakes or errors, or other technological failures which can include, among other things, computer viruses, malicious codes, employee theft or misuse, unauthorized copying of our website or its content, unauthorized access attempts including third parties gaining access to systems using stolen or inferred credentials, denial-of-service attacks, phishing attempts, service disruptions, natural disasters, fire, terrorism, war and telecommunication and electrical failures. As the cyber-threat landscape evolves, these attacks are growing in frequency, sophistication and intensity, and are becoming increasingly difficult to detect. Cyberattacks could include the deployment of harmful malware, “phishing attacks”, denial-of-service attacks, social engineering and other means to affect service reliability and threaten the confidentiality, integrity and availability of information. Such attacks could also include the use of keystroke loggers or other harmful and virulent malware, including ransomware or other denials of service, and can be deployed through malicious websites, the use of social engineering and/or other means. If a failure, accident or security breach were to occur and cause interruptions in our or our partners’ operations, it could result in a misappropriation of confidential information, including our intellectual property or financial information, a material disruption of our programs and/or significant monetary losses. The use of cloud-based computing also creates opportunities for the unintentional dissemination or intentional destruction of confidential information stored in our or our third-party providers’ systems, portable media or storage devices. Furthermore, we may also face increased cybersecurity risks due to our reliance on internet technology and the number of our employees who are working remotely, which may create additional opportunities for cybercriminals to exploit vulnerabilities.

Any such breach, loss or compromise of clinical trial participant personal data may also subject us to civil fines and penalties, including under the GDPR and relevant member state Laws in the EU; HIPAA and other relevant state and federal privacy Laws in the United States, as well as the Swiss Federal Act on Data Protection (FADP) and its implementing ordinances in Switzerland.

Moreover, because we maintain sensitive company data on our computer networks, including our intellectual property and proprietary business information, any such security breach may compromise information stored on our networks and may result in significant data losses or theft of our intellectual property or proprietary business information. Our current cybersecurity liability insurance, and any such insurance that we may obtain in the future, may not cover the damages we would sustain based on any breach of our computer security protocols or other cybersecurity attack. To the extent that any disruption or security breach results in a loss of or damage to our data or applications or other data or applications relating to our technology or product candidates, or inappropriate disclosure of confidential or proprietary information, our reputation could be harmed and we could incur significant liabilities and the further development of our product candidates could be disrupted.

Risks Relating to the Company’s Business and Industry

If we fail to attract and retain senior management and key scientific personnel or fail to adequately plan for succession, we may be unable to successfully develop our product candidates, conduct our clinical trials and commercialize our product candidates.

Our ability to compete in the highly competitive biotechnology industry depends upon our ability to attract, motivate and retain highly qualified managerial, scientific and medical personnel. We are highly dependent on the performance and expertise of members of our senior management and key scientific personnel. The loss of the services of any of our senior management members, other key employees and scientific and medical advisors could impede the achievement of our research, development and commercialization objectives. In addition, Laws and regulations on executive compensation, including legislation in our home country, Switzerland, and legislation in the home country of our Subsidiary, Germany, may restrict our ability to attract, motivate and retain the required level of qualified personnel. In addition, our failure to put in place adequate succession plans for senior and key management roles or the failure of key employees to successfully transition into new roles could have an adverse effect on our business and operating results. The unexpected or abrupt departure of one or more of our key personnel and the failure to effectively transfer knowledge and effect smooth key personnel transitions may have an adverse effect on our business resulting from the loss of such person’s skills, knowledge of our business, and years of industry experience. If we cannot effectively manage leadership transitions and management changes in the future, our reputation and future business prospects could be adversely affected.

Competition for skilled personnel is intense, particularly in the biotechnology industry. We face competition for personnel from other companies, universities, public and private research institutions and other organizations. This competition may limit our ability to hire and retain highly qualified personnel on acceptable terms, or at all. We may not be able to attract and retain these personnel on acceptable terms given the competition among numerous biotechnology companies for similar personnel. This possibility is further compounded by the novel nature of our product candidates, as fewer people are trained in or are experienced with product candidates of this type. In addition, we rely on consultants and advisors, including scientific and clinical advisors, to assist us in formulating our research and development and commercialization strategy. Our consultants and advisors may be employed or may have commitments under consulting or advisory contracts with other entities that may limit their availability to us.

We may encounter difficulties in managing our growth and expanding our operations successfully.

As we seek to advance our product candidates through clinical trials and commercialization, we are expanding our development, regulatory, manufacturing, marketing and sales capabilities and may need to further expand or contract with third parties to provide these capabilities. In addition, as our operations expand, we expect that we will need to manage additional relationships with various collaborators, suppliers and other third parties. Our growth will impose significant added responsibilities on members of management and they may have to divert a disproportionate amount of its attention away from our day-to-day activities and devote a substantial amount of time to these growth activities.

Our future financial performance and our ability to commercialize our product candidates and to compete effectively will depend, in part, on our ability to manage our growth effectively. To that end, we must be able to effectively manage our research and development efforts and hire, train and integrate additional management, administrative, sales and marketing personnel. We may not be able to accomplish these tasks, and our failure to accomplish any of them could prevent us from successfully growing our company or could disrupt our operations.

In addition, we must be able to rely, in substantial part, on certain independent organizations, advisors and consultants to provide certain services. There can be no assurance that the services of these independent organizations, advisors and consultants will continue to be available to us on a timely basis when needed or that we can find qualified replacements. Furthermore, if we are unable to effectively manage our outsourced activities or if the quality or accuracy of the services provided by consultants is compromised for any reason, our clinical trials may be extended, delayed or terminated, and we may not be able to obtain regulatory approval of our product candidates or otherwise advance our business. There can be no assurance that we will be able to manage our existing consultants or find other competent outside contractors and consultants on economically reasonable terms, if at all.

If we are not able to effectively expand our organization by hiring new employees and expanding our groups of consultants and contractors, we may not be able to successfully implement the tasks necessary to further develop and commercialize our product candidates and, accordingly, may not achieve our research, development and commercialization goals. Furthermore, successful implementation of our growth strategy will also require significant expenditures before any substantial associated revenue is generated and we cannot guarantee that these increased investments will result in corresponding and offsetting revenue growth. Because we have a limited history operating our business at its current scale, it is difficult to evaluate our current business and future prospects, including our ability to plan for and model future growth. Our limited operating experience at this scale and other economic factors beyond our control reduce our ability to accurately forecast quarterly or annual revenue. Failure to manage our future growth effectively could have an adverse effect on our business, operating results, and financial condition.

As a public company, we have incurred costs and expect to continue to incur additional costs, and we may not manage to comply with our internal control procedures and corporate governance structures.

To comply with the requirements imposed on us as a public company, we have incurred, and expect to continue to incur, significant legal, insurance, accounting and other expenses. The increased costs may require us to reduce costs in other areas of our business. In addition, our Board, management and administrative staff are required to perform additional tasks. For example, we bear all of the internal and external costs of preparing and distributing periodic public reports in compliance with our obligations under the securities Laws. We have invested, and intend to continue to invest, resources to comply with evolving Laws, regulations and standards, and this investment will result in increased general and administrative expenses and may divert management’s time and attention from research and development activities. These Laws, regulations and standards are often subject to varying interpretations, in many cases due to their lack of specificity, and, as a result, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies. This could result in continuing uncertainty regarding compliance matters, enforcement proceedings and higher costs necessitated by ongoing revisions to disclosure and governance practices, which could have a material adverse impact on our business, financial condition, results of operations and prospects.

We have identified a material weakness in our internal controls over financial reporting. Failure to establish and maintain effective internal controls in accordance with Section 404 of the Sarbanes-Oxley Act in the future could have a material adverse effect on our business and stock price.

We are required to comply with the rules of the SEC implementing Sections 302 and 404 of the Sarbanes-Oxley Act, which requires management to certify financial and other information in our quarterly and annual reports and provide an annual management report on the effectiveness of controls over financial reporting.

When evaluating our internal control over financial reporting, we may identify material weaknesses and significant deficiencies and, as of December 31, 2025, management identified a material weakness in our internal control over financial reporting resulting from a lack of financial reporting close controls designed to ensure that all material transactions and developments impacting the financial statements are appropriately reflected in accordance with IFRS, including non-routine and complex accounting issues. Management has developed and is implementing a remediation plan to address this material weakness, including remediation steps to improve our disclosure controls and procedures and our internal control over financial reporting.

There is no assurance that another material weaknesses or significant deficiencies will not occur or that we will be able to remediate such material weaknesses or significant deficiencies in a timely manner. If we identify any material weaknesses in our internal control over financial reporting or are unable to comply with the requirements of Section 404 in a timely manner or assert that our internal control over financial reporting is effective, investors may lose confidence in the accuracy and completeness of our financial reports and the market price of our common stock could be materially adversely affected, and we could become subject to investigations by the stock exchange on which our securities are listed, the SEC or other regulatory authorities, which could require additional financial and management resources.

If we do not achieve our projected development and commercialization goals in the timeframes we announce and expect, the commercialization of any of our product candidates may be delayed, and our business will be harmed.

For planning purposes, we sometimes estimate the timing of the accomplishment of various scientific, clinical, regulatory and other product development objectives. These milestones may include our expectations regarding the commencement or completion of scientific studies and clinical trials, the regulatory submissions or commercialization objectives. From time to time, we may publicly announce the expected timing of some of these milestones, such as the completion of an ongoing clinical trial, the initiation of other clinical trials, receipt of regulatory approval or the commercial launch of a product. The achievement of many of these milestones may be outside of our control. All of these milestones are based on a variety of assumptions which may cause the timing of achievement of the milestones to vary considerably from our estimates, including:

●	our available capital resources or capital constraints we experience;

●	the rate of progress, costs and results of our clinical trials and research and development activities, including the extent of scheduling conflicts with participating clinicians and collaborators;

●	our ability to identify and enroll patients who meet clinical trial eligibility criteria;

●	our receipt of approvals by the FDA, EMA and comparable regulatory authorities in other jurisdictions, and the timing thereof;

●	other actions, decisions or rules issued by regulators;

●	our ability to access sufficient, reliable and affordable supplies of materials used in the manufacture of our product candidates;

●	our ability to manufacture and supply clinical trial materials to our clinical sites on a timely basis;

●	the efforts of our collaborators with respect to the commercialization of our products; and

●	the securing of costs related to, and timing issues associated with, commercial product manufacturing as well as sales and marketing activities.

If we fail to achieve announced milestones in the timeframes we expect, the commercialization of any of our product candidates may be delayed, and our business, results of operations, financial condition and prospects may be adversely affected.

Our current and future operations are subject to applicable fraud and abuse, transparency, government price reporting, privacy and security, and other healthcare Laws. If we are unable to comply, or do not fully comply, with such Laws, we could face substantial penalties.

Healthcare providers, physicians and third-party payors will play a primary role in the recommendation and prescription of any product candidates for which we obtain marketing approval. Our operations, including any arrangements with healthcare providers, physicians, third-party payors and customers may expose us to broadly applicable fraud and abuse and other healthcare Laws that may affect the business or financial arrangements and relationships through which we would market, sell and distribute our products. The healthcare Laws that may affect our ability to operate include, but are not limited to:

●	The U.S. Anti-Kickback Statute, which prohibits any person or entity from, among other things, knowingly and willfully soliciting, receiving, offering or paying any remuneration, directly or indirectly, overtly or covertly, in cash or in kind, to induce or reward either the referral of an individual for, or the purchase, order or recommendation of an item or service reimbursable, in whole or in part, under a federal healthcare program, such as the Medicare and Medicaid programs.

●	U.S. federal civil and criminal false claims Laws, such as the U.S. False Claims Act, which can be enforced by private citizens through civil qui tam actions, and civil monetary penalty Laws prohibit individuals or entities from, among other things, knowingly presenting, or causing to be presented, false, fictitious or fraudulent claims for payment of federal funds, and knowingly making, using or causing to be made or used a false record or statement material to a false or fraudulent claim to avoid, decrease or conceal an obligation to pay money to the federal government.

●	HIPAA, as amended by HITECH, and their implementing regulations, which impose privacy, security and breach reporting obligations with respect to individually identifiable health information upon entities subject to the law, such as health plans, healthcare clearinghouses and certain healthcare providers, known as covered entities, and their respective business associates that perform services for them that involve individually identifiable health information. HITECH also created new tiers of civil monetary penalties, amended HIPAA to make civil and criminal penalties directly applicable to business associates, and gave state attorneys general new authority to file civil actions for damages or injunctions in U.S. federal courts to enforce HIPAA Laws and seek attorneys’ fees and costs associated with pursuing federal civil actions.

●	The U.S. federal transparency requirements under the Physician Payments Sunshine Act, created under the Health Care Reform Act, which requires, among other things, certain manufacturers of drugs, devices, biologics and medical supplies reimbursed under Medicare, Medicaid, or the Children’s Health Insurance Program to report annually to CMS information related to payments and other transfers of value provided to physicians, as defined by such law, and teaching hospitals and physician ownership and investment interests, including such ownership and investment interests held by a physician’s immediate family members.

●	U.S. federal and state consumer protection and unfair competition Laws, which broadly regulate marketplace activities and activities that potentially harm consumers.

●	State and foreign Laws that are analogous to each of the above federal Laws, such as anti-kickback and false claims Laws, that may impose similar or more prohibitive restrictions and may apply to items or services reimbursed by non-governmental third-party payors, including private insurers.

●	State and foreign Laws that require pharmaceutical companies to implement compliance programs, comply with the pharmaceutical industry’s voluntary compliance guidelines and the relevant compliance guidance promulgated by the federal government, or to track and report gifts, compensation and other remuneration provided to physicians and other healthcare providers; state Laws that require the reporting of marketing expenditures or drug pricing, including information pertaining to and justifying price increases; state and local Laws that require the registration of pharmaceutical sales representatives; state Laws that prohibit various marketing-related activities, such as the provision of certain kinds of gifts or meals; state Laws that require the posting of information relating to clinical trials and their outcomes; and other federal, state and foreign Laws that govern the privacy and security of health information or personally identifiable information in certain circumstances, including state health information privacy and data breach notification Laws which govern the collection, use, disclosure, and protection of health-related and other personal information, many of which differ from each other in significant ways and often are not pre-empted by HIPAA, thus requiring additional compliance efforts.

We may enter into consulting and scientific advisory board arrangements with physicians and other healthcare providers, including some who could influence the use of our drug candidates, if approved. Because of the complex and far-reaching nature of these Laws, regulatory agencies may view these transactions as prohibited arrangements that must be restructured, or discontinued, or for which we could be subject to other significant penalties. We could be adversely affected if regulatory agencies interpret our financial relationships with providers who may influence the ordering and use of our drug candidates, if approved, to be in violation of applicable Laws. Ensuring that our business arrangements with third parties comply with applicable healthcare Laws and regulations will likely be costly.

It is possible that governmental authorities will conclude that our business practices do not comply with current or future statutes, regulations, agency guidance or case Law involving applicable fraud and abuse or other healthcare Laws. If our operations are found to be in violation of any of these Laws or any other current or future healthcare Laws that may apply to us, we may be subject to significant civil, criminal and administrative penalties, damages, fines, disgorgement, imprisonment, exclusion from government funded healthcare programs, such as Medicare and Medicaid, contractual damages, reputational harm, diminished profits and future earnings, additional reporting obligations and oversight if we become subject to a corporate integrity agreement or other agreement to resolve allegations of non-compliance with these Laws, and the curtailment or restructuring of our operations, any of which could substantially disrupt our operations. Although effective compliance programs can mitigate the risk of investigation and prosecution for violations of these Laws, these risks cannot be entirely eliminated. Any action against us for an alleged or suspected violation could cause us to incur significant legal expenses and could divert our management’s attention from the operation of our business, even if our defense is successful. In addition, if any of the physicians or other healthcare providers or entities with whom we expect to do business is found not to be in compliance with applicable Laws, they may be subject to significant criminal, civil or administrative sanctions, including exclusions from government funded healthcare programs.

Our employees, agents, contractors or collaborators may engage in misconduct or other improper activities.

We cannot ensure that our compliance controls, policies and procedures will in every instance protect us from acts committed by our employees, agents, contractors or collaborators that would violate the Laws or regulations of the jurisdictions in which we operate, including, without limitation, healthcare, employment, foreign corrupt practices, environmental, competition, and patient privacy and other privacy Laws and regulations. Misconduct by these parties could include intentional failures to comply with FDA, EMA or other applicable regulations, provide accurate information to the FDA, EMA and comparable regulatory authorities in other jurisdictions, comply with healthcare fraud and abuse Laws and regulations in the United States and abroad, report financial information or data accurately or disclose unauthorized activities to us.

There is no certainty that all of our employees, agents, contractors, or collaborators, or those of our affiliates, will comply with all applicable Laws and regulations, particularly given the high level of complexity of these Laws. Our company policies contain certain controls and procedures in place that are designed to mitigate the risk of non-compliance with anti-corruption and anti-bribery Laws. However, it is not always possible to identify and deter employee misconduct, and the precautions we take to detect and prevent this activity may not be effective in controlling unknown or unmanaged risks or losses or in protecting us from government investigations or other actions stemming from a failure to comply with these Laws or regulations. Violations of these Laws and regulations could result in, among other things, significant administrative, civil and criminal fines and sanctions against us, our officers, or our employees, the closing down of our facilities, exclusion from participation in federal healthcare programs including Medicare and Medicaid, implementation of compliance programs, integrity oversight and reporting obligations, and prohibitions on the conduct of our business. Any such violations could include prohibitions on our ability to offer our products in one or more countries and could materially damage our reputation, our brand, our international expansion efforts, our ability to attract and retain employees, and our business, prospects, operating results and financial condition.

We and our third-party contractors must comply with environmental, health and safety Laws and regulations. A failure to comply with these Laws and regulations could expose us to significant costs or liabilities.

We and our third-party contractors are subject to numerous environmental, health and safety Laws and regulations, including those governing laboratory procedures and the use, generation, manufacture, distribution, storage, handling, treatment, remediation and disposal of hazardous materials and wastes. Hazardous chemicals, including flammable and biological materials, are involved in certain aspects of our business, and we cannot eliminate the risk of injury or contamination from the use, generation, manufacture, distribution, storage, handling, treatment or disposal of hazardous materials and wastes. In the event of contamination or injury, or failure to comply with environmental, health and safety Laws and regulations, we could be held liable for any resulting damages, fines and penalties associated with such liability could exceed our assets and resources.

Although we maintain workers’ compensation insurance to cover us for costs and expenses, we may incur due to injuries to our employees resulting from the use of biological or hazardous materials or wastes, this insurance may not provide adequate coverage against potential liabilities. We do not maintain insurance for environmental liability or toxic tort claims that may be asserted against us in connection with our storage or disposal of biological, hazardous or radioactive materials.

Environmental, health and safety Laws and regulations are becoming increasingly more stringent. We may incur substantial costs in order to comply with current or future environmental, health and safety Laws and regulations. These current or future Laws and regulations may impair our research, development or production efforts. Our failure to comply with these Laws and regulations also may result in substantial fines, penalties or other sanctions.

Product liability lawsuits could cause us to incur substantial liabilities and to limit development and/or commercialization of any products that we may develop.

We face an inherent risk of product liability as a result of the clinical testing of our product candidates in human clinical trials and will face an even greater risk if we commercialize any products that we successfully develop. Any such product liability claims may include allegations of defects in manufacturing, defects in design, a failure to warn of dangers inherent in the product, negligence, strict liability and a breach of warranties. If we cannot successfully defend ourselves against product liability claims, we may incur substantial liabilities or be required to limit commercialization of our product candidates. Even a successful defense would require significant financial and management resources. Regardless of the merits or eventual outcome, liability claims may result in:

●	decreased demand for our product candidates or products that we may develop;

●	injury to our reputation and significant negative media attention;

●	withdrawal of clinical trial sites and/or study participants;

●	significant costs to defend the related litigations;

●	a diversion of management’s time and our resources to pursue our business strategy;

●	substantial monetary awards to study participants or patients;

●	product recalls, withdrawals or labeling, marketing or promotional restrictions;

●	loss of revenue;

●	the inability to commercialize our product candidates that we may develop; and

●	a decline in the price of our common shares or warrants.

Failure to obtain and retain sufficient product liability insurance at an acceptable cost to protect against potential product liability claims could prevent or inhibit the commercialization of products we develop. Although we maintain such insurance, any claim that may be brought against us could result in a court judgment or settlement in an amount that is not covered, in whole or in part, by our insurance or that is in excess of the limits of our insurance coverage. In such instance, we may have to pay any amounts awarded by a court or negotiated in a settlement that exceed our coverage limitations or that are not covered by our insurance, and we may not have, or be able to obtain, sufficient capital to pay such amounts. If we are unable to obtain or maintain sufficient insurance coverage at an acceptable cost or to otherwise protect against potential product liability claims, it could prevent or inhibit the development and commercial production and sale of our product candidates, which could adversely affect our business, financial condition, results of operations and prospects.

If we engage in acquisitions and/or commercial collaborations in the future, we will incur a variety of costs and we may never realize the anticipated benefits of such acquisitions.

We may acquire technologies and assets, form strategic alliances or create joint ventures with third parties that we believe will complement or augment our existing business. Such efforts may never result in a transaction, and any future growth through acquisition or in-licensing will depend upon the availability of suitable products, product candidates, research programs or companies for acquisition or in-licensing on acceptable prices, terms and conditions. Even if appropriate opportunities are available, we may not be able to acquire rights to them on acceptable terms, or at all. The competition to acquire or in-license rights to promising products, product candidates, research programs and companies is fierce, and many of our competitors are large, multinational pharmaceutical and biotechnology companies with considerably more financial, development and commercialization resources and personnel than we have. In order to compete successfully in the current business climate, we may have to pay higher prices for assets than may have been paid historically, which may make it more difficult for us to realize an adequate return on any acquisition.

Even if we are able to successfully identify and acquire or in-license new products, product candidates, research programs or companies, we may not be able to successfully manage the risks associated with integrating any products, product candidates, research programs or companies into our business or the risks arising from anticipated and unanticipated problems in connection with an acquisition or in-licensing. Further, while we seek to mitigate risks and liabilities of potential acquisitions through, among other things, due diligence, there may be risks and liabilities that such due diligence efforts fail to discover, that are not disclosed to us or that we inadequately assess. In any event, we may not be able to realize the anticipated benefits of any acquisition or in-licensing for a variety of reasons, including the possibility that a product candidate fails to advance to clinical development, proves not to be safe or effective in clinical trials, or fails to reach its forecasted commercial potential, or that the integration of a product, product candidate, research program or company gives rise to unforeseen difficulties and expenditures. Any failure in identifying and managing these risks and uncertainties would have a material adverse effect on our business, results of operations, financial condition and prospects.

In addition, acquisitions create other uncertainties and risks, particularly when the acquisition takes the form of a merger or other business consolidation. We may encounter unexpected difficulties, or incur unexpected costs, in connection with transition activities and integration efforts, such as high acquisition costs, difficulties assimilating employees and corporate cultures, challenges in controlling additional costs and expenses in connection with and as a result of the acquisition, and unanticipated liabilities for activities of or related to the acquired business or its operations, products or product candidates. If we fail to integrate or otherwise manage an acquired business successfully and in a timely manner, resulting operating inefficiencies could increase our costs more than we planned, could negatively impact the market price of our common shares and warrants and could otherwise distract us from execution of our strategy.

Our business is subject to economic, political, regulatory and other risks associated with conducting business internationally and in the United States.

Because we plan to market our products, if approved, both inside and outside of the United States, our business is subject to risks associated with conducting business nationally and internationally. Additionally, we and a number of our suppliers are located outside the United States, which subjects us to market risks based on U.S. and global conditions. Our future results could be harmed by a variety of factors, including:

●	economic weakness, including inflation, recession or political instability in global and U.S. economies and markets;

●	global trends towards pharmaceutical pricing;

●	changes to drug pricing and tariffs in the U.S.;

●	differing regulatory requirements for drug approvals in non-U.S. countries;

●	differing reimbursement, pricing and insurance regimes;

●	potentially reduced protection for, and complexities and difficulties in obtaining, maintaining, protecting and enforcing, intellectual property rights;

●	difficulties in compliance with non-U.S. Laws and regulations;

●	changes in non-U.S. regulations and customs, tariffs and trade barriers;

●	changes in non-U.S. currency exchange rates and currency controls;

●	changes in a specific country’s or region’s political or economic environment;

●	trade protection measures, economic sanctions and embargoes, import or export licensing requirements or other restrictive actions by U.S. or non-U.S. governments;

●	negative consequences from changes in Tax Laws;

●	compliance with Tax, employment, immigration and labor Laws for employees living or traveling abroad;

●	reduction of staff in the FDA, the U.S. National Institute of Health and other U.S. or international regulatory agencies;

●	workforce uncertainty in countries where labor unrest is more common than in the United States;

●	difficulties associated with staffing and managing international operations, including differing labor relations;

●	production shortages resulting from any events affecting raw material supply or manufacturing capabilities abroad; and

●	business interruptions resulting from geopolitical actions, including war and terrorism, or natural disasters including earthquakes, typhoons, floods and fires.

We or the third parties upon whom we depend may be adversely affected by natural disasters, medical epidemics and other natural or man-made accidents or incidents, and our business continuity and disaster recovery plans may not adequately protect us from a serious disaster.

Any unplanned event, such as a flood, fire, explosion, earthquake, extreme weather condition, medical epidemic, power shortage, telecommunication failure or other natural or man-made accidents or incidents that result in us being unable to fully use our facilities, or the manufacturing facilities of our third-party contract manufacturers, may have a material and adverse effect on our ability to operate our business, particularly on a daily basis, and have significant negative consequences on our financial and operating conditions. Loss of access to these facilities may result in increased costs, delays in the development of our product candidates or the interruption of our business operations for a substantial period of time.

The disaster recovery and business continuity plans we have in place may prove inadequate in the event of a serious disaster or similar event. As part of our risk management policy, we maintain insurance coverage at levels that we believe are appropriate for our business. However, in the event of an accident or incident at these facilities, there can be no assurance that the amounts of insurance will be sufficient to satisfy any damages and losses. If our facilities, or the manufacturing facilities of our third-party contract manufacturers, are unable to operate because of an accident or incident or for any other reason, even for a short period of time, any or all of our research and development programs and commercialization efforts may be harmed.

Risks Relating to Ownership of Securities of the Company

The market price of our Ordinary Shares and Warrants is highly volatile, which may reduce the liquidity and market price of your Ordinary Shares and Warrants.

The market prices of our Ordinary Shares and Warrants are highly volatile. The following factors, in addition to other risk factors described in this section, may have a significant impact on the market price of such securities:

●	unsatisfactory results of clinical trials;

●	announcements of regulatory approval or the failure to obtain it, or specific label indications or patient populations for its use, or changes or delays in the regulatory review process;

●	announcements of therapeutic innovations or new products by us or our competitors;

●	adverse actions taken by regulatory authorities with respect to our future clinical trials, manufacturing supply chain or sales and marketing activities;

●	changes or developments in Laws or regulations applicable to oncology treatment;

●	any adverse changes to our relationship with manufacturers or suppliers;

●	any intellectual property infringement actions in which we may become involved;

●	announcements concerning our competitors or the biopharmaceutical or healthcare industries in general;

●	achievement of expected product sales and profitability or our failure to meet expectations;

●	our commencement of, or involvement in, litigation;

●	any major changes in our board of directors or management;

●	our ability to recruit and retain qualified regulatory, research and development personnel;

●	legislation in the United States relating to the sale or pricing of pharmaceuticals;

●	economic weakness, including rising or sustained high interest rates and high inflation, or political instability in particular foreign economies and markets;

●	business interruptions resulting from a local or worldwide pandemic, geopolitical instability (such as the war in Ukraine and Israel’s multi-front war), and other conditions beyond our control;

●	the granting or exercise of employee stock options or other equity awards; and

●	changes in investors’ and securities analysts’ perception of the business risks and conditions of our business.

In addition, the stock market in general and Nasdaq in particular have experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of small companies. These broad market fluctuations may adversely affect the trading price of our securities. Additionally, these and other external factors may cause the market price and demand for our securities to fluctuate substantially, which may limit or prevent our shareholders from readily selling their shares and may otherwise negatively affect the liquidity of your shares.

A market for our securities may not develop, which could adversely affect the liquidity and price of our securities.

There is no established trading market for our Ordinary Shares or Warrants. Although the Ordinary Shares and Warrants have been listed on Nasdaq, a trading market may never develop or, if developed, it may not be sustained. Without an active trading market, the liquidity of your Ordinary Shares or Warrants will be limited. You may be unable to sell your Ordinary Shares or Warrants unless a market can be established and sustained.

A significant portion of our total outstanding Ordinary Shares are restricted from immediate resale but may be sold into the market in the near future. This could cause the market price of our Ordinary Shares to drop significantly, even if our business is doing well.

Sales of a substantial number of Ordinary Shares in the public market could occur at any time following the Business Combination. These sales, or the perception in the market that the holders of a large number of shares intend to sell shares, could reduce the market price of our securities.

Although the Sponsor and certain Company Shareholders are subject to certain restrictions regarding the transfer of Ordinary Shares, these shares may be sold after the expiration of the lock-up under the Sponsor Support Agreement. We intend to file one or more registration statements to provide for the resale of such shares from time to time. As restrictions on resale end and the registration statements are available for use, the market price of the Ordinary Shares could decline if the holders of currently restricted shares sell such shares or are perceived by the market as intending to sell such shares.

The Warrants are exercisable for Ordinary Shares, which would increase the number of shares eligible for resale in the public market and result in dilution to shareholders.

Warrants to purchase an aggregate of 21,828,044 Ordinary Shares are exercisable in accordance with the terms of the Warrant Agreement governing those securities. The number of Warrants outstanding is equal to approximately 15% of the Company’s currently outstanding Ordinary Shares. The exercise price of the Warrants is $11.50 per share, subject to adjustment. To the extent such Warrants are exercised, additional Ordinary Shares will be issued, which will result in dilution to the existing holders of Ordinary Shares and increase the number of shares eligible for resale in the public market. Sales of substantial numbers of such Ordinary Shares in the public market or the fact that such Warrants may be exercised could adversely affect the market price of Ordinary Shares. However, there is no guarantee that the Warrants will ever be in the money prior to their expiration, and as such, the Warrants may expire worthless.

The requirements of being a public company may continue to strain our resources, divert our management’s attention and affect our ability to attract and retain qualified board members.

We are subject to the reporting requirements of the Exchange Act, the Sarbanes-Oxley Act, the Dodd-Frank Act, Nasdaq listing requirements and other applicable securities rules and regulations. As such, we have incurred, and will continue to incur, additional legal, accounting and other expenses as a result of the Business Combination. These expenses may increase even more if we no longer qualify as an “emerging growth company,” as defined in Section 2(a) of the Securities Act. The Exchange Act requires, among other things, that we file annual and current reports with respect to our business and operating results. The Sarbanes-Oxley Act requires, among other things, that we maintain effective disclosure controls and procedures and internal control over financial reporting. We may need to hire more employees or engage outside consultants to comply with these requirements, which will increase our Business Combination costs and expenses.

Changing laws, regulations and standards relating to corporate governance and public disclosure are creating uncertainty for public companies, increasing legal and financial compliance costs and making some activities more time-consuming. These Laws, regulations and standards are subject to varying interpretations, in many cases due to their lack of specificity, and, as a result, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies. This could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. We expect these Laws and regulations to increase our legal and financial compliance costs and to render some activities more time-consuming and costly, although we are currently unable to estimate these costs with any degree of certainty.

Many members of our management team will have limited experience managing a publicly traded company, interacting with public company investors and complying with the increasingly complex Laws pertaining to public companies. Our management team may not successfully or efficiently manage the transition to being a public company subject to significant regulatory oversight and reporting obligations under the federal securities Laws and regulations and the continuous scrutiny of securities analysts and investors. The need to establish the corporate infrastructure demanded of a public company may divert the management’s attention from implementing its growth strategy, which could prevent us from improving our business, financial condition and results of operations. Furthermore, we expect these rules and regulations to make it more difficult and more expensive for us to obtain director and officer liability insurance, and consequently we may be required to incur substantial costs to maintain the same or similar coverage. These additional obligations could have a material adverse effect on our business, financial condition, results of operations and prospects. These factors could also make it more difficult for us to attract and retain qualified members of its board of directors, particularly to serve on our audit committee, and qualified executive officers.

As a result of disclosure of information in this prospectus and in filings required of a public company, our business and financial condition will become more visible, which we believe may result in threatened or actual litigation, including by competitors and other third parties. If such claims are successful, our business and operating results could be adversely affected, and, even if the claims do not result in litigation or are resolved in our favor, these claims, and the time and resources necessary to resolve them, could cause an adverse effect on our business, financial condition, results of operations, prospects and reputation.

We are an “emerging growth company,” and it cannot be certain if the reduced SEC reporting requirements applicable to emerging growth companies will make Ordinary Shares less attractive to investors, which could have a material and adverse effect on us, including our growth prospects.

We are an “emerging growth company” as defined in the JOBS Act. We will remain an “emerging growth company” until the earliest to occur of (i) the last day of the fiscal year (a) following the fifth anniversary of the Closing, (b) in which we have total annual gross revenue of at least $1.235 billion or (c) in which we are deemed to be a large accelerated filer, which means the market value of Ordinary Shares held by non-affiliates exceeds $700 million as of the last business day of our prior second fiscal quarter, and (ii) the date on which we issued more than $1.0 billion in non-convertible debt during the prior three-year period. We intend to take advantage of exemptions from various reporting requirements that are applicable to most other public companies, including, but not limited to, an exemption from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that our independent registered public accounting firm provide an attestation report on the effectiveness of our internal control over financial reporting and reduced disclosure obligations regarding executive compensation.

In addition, Section 102(b)(1) of the JOBS Act exempts “emerging growth companies” from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies, but any such election to opt out is irrevocable. We have elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with certain other public companies difficult or impossible because of the potential differences in accounting standards used.

Furthermore, even after we no longer qualify as an “emerging growth company,” as long as we continue to qualify as a foreign private issuer under the Exchange Act, we will be exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies.

As a result, our shareholders may not have access to certain information they deem important or at the same time if we were a non-foreign private issuer. We cannot predict if investors will find Ordinary Shares less attractive because we rely on these exemptions. If some investors find Ordinary Shares less attractive as a result, there may be a less active trading market and share price for Ordinary Shares may be more volatile.

We qualify as a foreign private issuer within the meaning of the rules under the Exchange Act, and as such we are exempt from certain provisions applicable to United States domestic public companies.

Because we will qualify as a foreign private issuer under the Exchange, we are exempt from certain provisions of the securities rules and regulations in the United States that are applicable to U.S. domestic issuers, including: (i) the rules under the Exchange Act requiring the filing of quarterly reports on Form 10-Q or current reports on Form 8-K with the SEC; (ii) the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act; (iii) the sections of the Exchange Act establishing liability for insiders who profit from trades made in a short period of time; and (iv) the selective disclosure rules by issuers of material nonpublic information under Regulation FD.

We will be required to file an annual report on Form 20-F within four months of the end of each fiscal year. In addition, we may publish our results on a quarterly basis through press releases, distributed pursuant to the rules and regulations of Nasdaq. If applicable, press releases relating to financial results and material events will also be furnished to the SEC on Form 6-K. However, the information we are required to file with or furnish to the SEC will be less extensive and less timely compared to that required to be filed with the SEC by U.S. domestic issuers. Accordingly, you may receive less or different information about us than you would receive about a U.S. domestic public company.

We could lose our status as a foreign private issuer under current SEC rules and regulations if more than 50% of our outstanding voting securities become directly or indirectly held of record by U.S. holders and any one of the following is true: (i) the majority of our directors or executive officers are U.S. citizens or residents; (ii) more than 50% of our assets are located in the United States; or (iii) our business is administered principally in the United States. If we lose our status as a foreign private issuer in the future, we will no longer be exempt from the rules described above and, among other things, will be required to file periodic reports and annual and quarterly financial statements as if we were a company incorporated in the United States. If this were to happen, we would likely incur substantial costs in fulfilling these additional regulatory requirements, and members of our management would likely have to divert time and resources from other responsibilities to ensuring these additional regulatory requirements are fulfilled.

There can be no assurance that we will not be classified as a passive foreign investment company, or PFIC, for U.S. federal income Tax purposes for any taxable year, which could result in adverse U.S. federal income Tax consequences to U.S. Holders.

If we are a PFIC for any taxable year (or portion thereof) in which a U.S. Holder holds our securities, such U.S. Holder may be subject to adverse U.S. federal income tax consequences and may be subject to additional reporting requirements.

Because our PFIC status for any taxable year is an annual determination that can be made only after the end of such taxable year, there can be no assurance that we will not be a PFIC for the current taxable year or any future taxable year.

Additionally, even if we are not a PFIC following the Acquisition Merger, our securities could be treated as stock of a PFIC with respect to a U.S. Holder who held SPAC Securities in a taxable year in which SPAC was treated as a PFIC. Because SPAC is a blank check company with no active business, it is likely that SPAC was a PFIC for the taxable year ending on December 31, 2024.

For a more detailed discussion of the PFIC rules and the tax consequences of PFIC classification to U.S. Holders of PubCo securities, please see the section entitled “Material Tax Considerations — United States Federal Income Tax Considerations to U.S. Holders —Passive Foreign Investment Company Status”. U.S. Holders are urged to consult their tax advisors regarding the possible application of the PFIC rules to holders of our securities.

There can be no assurance that we will be able to comply with the continued listing standards of Nasdaq.

To maintain our listing on Nasdaq, we are required to comply with certain continued listing standards of Nasdaq including those regarding minimum shareholders’ equity, minimum share price, minimum market value of publicly held shares, minimum number of shareholders and various additional requirements. We may not be able to continue to satisfy these requirements and applicable rules. If we are unable to satisfy Nasdaq criteria for maintaining its listing, our securities could be subject to delisting.

If we cannot continue to satisfy the listing requirements and other rules of Nasdaq, our securities may be delisted, which could negatively impact the price of our securities and your ability to sell them.

If Nasdaq delists our securities from trading in the future, we could face significant consequences, including:

●	a limited availability for market quotations for our securities;

●	reduced liquidity with respect to our securities;

●	a determination that our Ordinary Shares are “penny stock,” which will require brokers trading in our securities to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our securities;

●	limited amount of news and analyst coverage; and

●	a decreased ability to issue additional securities or obtain additional financing in the future.

Failure to comply with Nasdaq rules or the delisting of our securities from Nasdaq could materially adversely affect the business, financial results and share price of our securities.

The HTC Note is secured by all our assets. As a result of this security interest, such assets are available to satisfy claims of our general creditors or to holders of our equity securities if we were to become insolvent to the extent the value of such assets exceeded the amount of our secured indebtedness and other obligations. In addition, the existence of this security interest may adversely affect our financial flexibility.

In connection with the Business Combination, we issued the HTC Note, which is secured by a lien on all our assets. As a result of this security interest, the pledge of assets and other restrictions may limit our flexibility in raising capital for other purposes. Because all our assets will be pledged under these financing arrangements, our ability to incur additional secured indebtedness or to sell or dispose of assets to raise capital may be impaired, which could have an adverse effect on our financial flexibility.

Additionally, if an event of default were to occur under the terms of the HTC Financing arrangement, High Trail would have a prior right to our assets, to the exclusion of general creditors, in the event of the Company’s bankruptcy, insolvency, liquidation, or reorganization. In that event, our assets would first be used to repay in full all indebtedness and other obligations under the HTC Note, resulting in all or a portion of our assets being available to satisfy the claims of our unsecured indebtedness. Only after satisfying the claims of our unsecured creditors and our its subsidiary would any amount be available for our shareholders.

Risks Relating to PubCo’s Domicile in Switzerland and Status as a Foreign Private Issuer

We are a Swiss company limited by shares. The rights of our shareholders may be different from the rights of shareholders in companies governed by the Laws of U.S. jurisdictions.

We are a Swiss company limited by shares. Our corporate affairs are governed by our articles of association and by the Laws governing companies, including listed companies, incorporated in Switzerland. The rights of our shareholders and the responsibilities of members of our board of directors may be different from the rights and obligations of shareholders and directors of companies governed by the Laws of the United States. Under Swiss law, the board of directors is subject to fiduciary duties and a duty of care. It must act in the best interests of the company, which includes safeguarding the company’s long term success and integrity. In doing so, the board must consider the interests of the company as a whole, which may align with or differ from those of individual shareholders or other stakeholders. It is possible that some of these parties will have interests that are different from, or in addition to, your interests as a shareholder. Swiss corporate Law limits the ability of our shareholders to challenge resolutions made or other actions taken by our board of directors in court.

Our shareholders generally are not permitted to file a suit to reverse a decision or an action taken by our board of directors, but are instead only permitted to seek damages for breaches of fiduciary duty. As a matter of Swiss Law, shareholder claims against a member of our board of directors for breach of fiduciary duty would have to be brought to the competent courts at the registered office of the Company, currently in Zurich, Switzerland, or at the domicile of the defendant. In addition, under Swiss Law, any claims by our shareholders based on corporate law against the Company must be brought exclusively to the competent courts at the registered office of the Company, currently in Zurich, Switzerland. U.S.-style class actions and derivative actions are not available under Swiss Law. There can be no assurance that Swiss Law will not change in the future, which could adversely affect the rights of our shareholders, or that Swiss Law will protect our shareholders in a similar fashion as under U.S. corporate Law principles.

Our securities are not listed in Switzerland, our home jurisdiction. As a result, certain Swiss Law provisions designed to protect shareholders in the event of a public takeover offer or change of control transaction will not apply.

The Swiss rules that require investors to disclose their interest in a company if they reach, exceed or fall below certain ownership thresholds only applies to issuers that have a listing (including a secondary listing) for their equity securities in Switzerland. Since our securities are listed exclusively on Nasdaq, a U.S. market, the disclosure obligations regarding major shareholdings according to art. 120 of the Swiss Financial Markets Infrastructure Act and its implementing provisions do not apply to the Company. Likewise, the Swiss takeover regime does not apply to the Company. In particular, the duty to make a mandatory bid offer for all outstanding listed equity securities of a company by any person or group of persons that acquires more than one third of a company’s voting rights does not apply to the Company. In addition, the Swiss takeover regime imposes certain restrictions and obligations on bidders in a voluntary public takeover offer that are designed to protect shareholders. However, these protections are applicable only to issuers that list their equity securities in Switzerland and, because our securities are listed exclusively on Nasdaq, are not applicable to the Company. Furthermore, since Swiss Law restricts the Company’s ability to implement rights plans or U.S.-style “poison pills,” our ability to resist an unsolicited takeover attempt or to protect minority shareholders in the event of a change of control transaction may be limited. Therefore, our shareholders may not be protected in the same degree in a public takeover offer or a change-of-control transaction as are shareholders in a Swiss company listed in Switzerland.

U.S. shareholders may not be able to obtain judgments or enforce civil liabilities against us or our executive officers or members of our board of directors.

We are a company limited by shares, organized and incorporated under the Laws of Switzerland with registered office and domicile in Zurich, Switzerland. Moreover, most our directors and executive officers are not residents of the United States, and all or a substantial portion of the assets of such persons are or may be located outside the United States. As a result, investors may not be able to effect service of process within the United States upon the Company or upon such persons, or to enforce judgments obtained against the Company or such persons in U.S. courts, including judgments in actions predicated upon the civil liability provisions of the federal securities Laws of the United States. There is doubt that a lawsuit based upon United States federal or state securities Laws could be brought in an original action in Switzerland and that a judgment of a U.S. court based upon United States securities Laws would be enforced in Switzerland.

The United States and Switzerland currently do not have a treaty providing for the reciprocal recognition and enforcement of judgments, other than arbitration awards, in civil and commercial matters. Consequently, a final judgment for payment given by a court in the United States, whether or not predicated solely upon U.S. securities Laws, may not be enforceable in Switzerland.

Our status as a Swiss company limited by shares means that our shareholders enjoy certain rights that may limit our flexibility to raise capital, issue dividends and otherwise manage ongoing capital needs.

Swiss Law reserves for approval by shareholders certain corporate actions over which a board of directors would have authority in some other jurisdictions. For example, the payment of dividends and the cancellation of treasury shares must be approved by shareholders. Swiss Law also requires that the Company’s shareholders themselves resolve to, or authorize our board of directors to, increase our share capital. While our shareholders may introduce a capital band pursuant to which share capital that can be issued by our board of directors without additional shareholder approval, Swiss Law limits this capital band to 50% of the share capital registered in the commercial register at the time of the introduction of the capital band. The capital band, furthermore, has a limited duration of up to five years and must be renewed by the shareholders from time to time thereafter in order to be available for raising capital. Additionally, subject to specified exceptions, including exceptions explicitly described in our articles of association, Swiss Law grants pre-emptive rights to existing shareholders to subscribe for new issuances of shares, which may be limited or withdrawn under certain conditions. Swiss Law also does not provide as much flexibility in the various rights and regulations that can attach to different classes of shares as do the Laws of some other jurisdictions. These Swiss Law requirements relating to our capital management may limit our flexibility, and situations may arise where greater flexibility would have provided benefits to our shareholders.

Shareholders outside of the United States may not be able to exercise pre-emptive rights in future issuances of equity or other securities that are convertible into equity.

Under Swiss corporate Law, shareholders may receive certain pre-emptive rights to subscribe on a pro-rata basis for issuances of equity securities or other securities that are convertible into equity securities. Due to the Laws and regulations in certain jurisdictions, however, shareholders who are not residents of the United States may not be able to exercise such rights unless the Company takes action to register or otherwise qualify the rights offering, including, for example, by complying with prospectus requirements under the Laws of that jurisdiction. There can be no assurance that we will take any action to register or otherwise qualify an offering of subscription rights or shares under the Laws of any jurisdiction other than the United States where the offering of such rights is restricted. If shareholders in such jurisdictions were unable to exercise their subscription rights, their ownership interest in the Company will be diluted.

Ordinary Shares are issued under the Laws of Switzerland, which may not protect investors in a similar fashion afforded by incorporation in a U.S. state.

We are organized under the Laws of Switzerland. However, there can be no assurance that Swiss Law will not change in the future or that it will serve to protect investors in a similar fashion afforded under corporate Law principles in the United States, which could adversely affect the rights of investors.

We are a foreign private issuer and, as a result, we are not subject to U.S. proxy rules and are not subject to Exchange Act reporting obligations that, to some extent, are more lenient and less frequent than those of a U.S. domestic public company.

Because we qualify as a foreign private issuer under the Exchange Act, we are exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including: (i) the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act; (ii) the sections of the Exchange Act establishing liability for insiders who profit from trades made in a short period of time; and (iii) the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q containing unaudited financial and other specified information, or current reports on Form 8-K, upon the occurrence of specified significant events. In addition, foreign private issuers are not required to file their annual report on Form 20-F until four months after the end of each financial year, while U.S. domestic issuers that are accelerated filers are required to file their annual report on Form 10-K within 75 days after the end of each fiscal year. Foreign private issuers are also exempt from the Regulation FD, aimed at preventing issuers from making selective disclosures of material information. As a result of the above, you may not have the same protections afforded to shareholders of companies that are not foreign private issuers.

As a foreign private issuer and as permitted by the listing requirements of Nasdaq, we will have the option to follow certain home country governance practices rather than the corporate governance requirements of Nasdaq.

As a foreign private issuer, in accordance with Nasdaq Listing Rule 5615(a)(3), we may choose to comply with home country governance requirements and certain exemptions thereunder rather than complying with certain of the corporate governance requirements of the Nasdaq.

Swiss Law does not require that a majority of our Board consist of independent directors. Our Board therefore may include fewer independent directors than would be required if we were subject to Nasdaq Listing Rule 5605(b)(1). In addition, it is not subject to Nasdaq Listing Rule 5605(b)(2), which requires that independent directors regularly have scheduled meetings at which only independent directors are present. Although Swiss Law also requires that we set up a remuneration committee, we may follow home country requirements with respect to such committee. Among other things, Swiss Law does not require that all or a majority of the remuneration committee consist of independent directors. As a result of the above, you may not have the same protections afforded to shareholders of companies that are not foreign private issuers.

We may lose our foreign private issuer status, which would then require us to comply with the domestic reporting requirements of the Exchange Act and cause us to incur significant legal, accounting and other expenses.

In order to maintain our status as a foreign private issuer, either (i) a majority of our ordinary shares must be either directly or indirectly owned of record by non-residents of the United States; or (ii) (a) a majority of our executive officers or directors may not be United States citizens or residents, (b) more than 50% of our assets cannot be located in the United States and (c) our business must be administered principally outside the United States. If we lost this status, we would be required to comply with the Exchange Act reporting and other requirements applicable to U.S. domestic issuers, which are more detailed and extensive than the requirements for foreign private issuers. Among other things, we would be required under current SEC rules to prepare our financial statements in accordance with U.S. GAAP, rather than IFRS, which would involve significant time and cost and could result in variations, which could be material, between historical financial results reported under IFRS and as reported under

U.S. GAAP. We may also be required to make changes in our corporate governance practices in accordance with various SEC and stock exchange rules. The regulatory and compliance costs to the Company under U.S. securities Laws if we are required to comply with the reporting requirements applicable to a U.S. domestic issuer may be significantly higher than the cost we would incur as a foreign private issuer. As a result, we expect that a loss of foreign private issuer status would increase our legal and financial compliance costs and would make some activities highly time-consuming and costly. If we lose our foreign private issuer status and are unable to devote adequate funding and the resources needed to maintain compliance with U.S. securities Laws, while continuing our operations, we could be forced to deregister with the SEC. A deregistration would substantially reduce or effectively terminate the trading of our securities in the United States. We also expect that if we were required to comply with the rules and regulations applicable to U.S. domestic issuers, it would make it more difficult and expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced coverage or incur substantially higher costs to obtain coverage. These rules and regulations could also make it more difficult for us to attract and retain qualified members of our Board.

As a result of changes in Tax Laws, treaties, rulings, regulations or agreements, or their interpretation, of Switzerland or any other country in which we operate, the loss of a major Tax dispute or a successful challenge to our operating structure, intercompany pricing policies or the taxable presence of our key Subsidiaries in certain countries, or other factors, our effective income Tax rates may increase in the future, which could adversely affect our net income and cash flows.

We operate in multiple jurisdictions and our profits are taxed pursuant to the Tax Laws of these jurisdictions. The Tax Laws applicable to our business activities, however, are subject to changes in interpretation. Our Tax position could be adversely impacted by changes in Tax rates, Tax Laws, Tax practice, Tax treaties or Tax regulations or changes in the interpretation thereof by the Tax authorities in jurisdictions in which we do business. Our effective income Tax rate may be affected by changes in or interpretations of Tax Laws, treaties, rulings, regulations or agreements in any given jurisdiction, the resolution of issues arising from any future Tax audits with various Tax authorities, changes in geographical allocation of income and expense, changes in management’s assessment of matters such as the realizability of deferred Tax assets, and utilization of net operating loss and Tax credit carryforwards. For the year ended December 31, 2024, there are tax losses carried forward at the level of VERAXA Biotech GmbH, our wholly owned Subsidiary, of approximately EUR 27 million for German Corporate Income Tax and German Trade Tax purposes. These tax losses carried forward, as well as any current tax losses incurred in the financial year 2025 until the consummation of the Business Combination, will generally forfeit by virtue of the Business Combination if no sufficient taxable hidden reserves can be demonstrated to the tax authorities. We cannot ensure that we will be able to demonstrate such taxable hidden reserves to the tax authorities and, as a result, may be required to make significant additional tax payments on profits in future financial years since the tax losses carried forward and any current tax losses will not be available for an offset in the event of forfeiture by virtue of the Business Combination.

Additionally, in the past, we have experienced fluctuations in our effective income Tax rate. Our actual Tax rate may vary from our expectation and that variance may be material. Our effective income Tax rate in a given fiscal year reflects a variety of factors that may not be present in the succeeding fiscal year or years. There is no assurance that our effective income Tax rate will not change in future periods.

We will file Swiss and non-Swiss Tax Returns. We are subject to Tax audits, examinations and assessments in various jurisdictions. If any Tax authority successfully challenges our operational structure, allocation of income by Tax jurisdiction, or amounts paid between our affiliated companies pursuant to our intercompany arrangements or transfer pricing policies, if any Tax authority successfully asserts that we are subject to income, withholding or other Taxes in a jurisdiction by reason of our activities and operations or our other taxable presence in such jurisdiction, if the terms of certain income Tax treaties are interpreted in a manner that is adverse to our structure, or if we lose a material Tax dispute in any country, our effective income Tax rate could increase. A Tax authority may take the position that material income or other Tax liabilities, interest and penalties are payable by us, in which case, we expect that we might contest such assessment. Contesting such an assessment may be lengthy and costly and if we were unsuccessful in disputing the assessment, the implications could increase our anticipated effective Tax rate, which could adversely affect our profitability. If our effective income Tax rate increases in future periods, our net income and cash flows could be adversely affected, including in future Tax years.

We urge our shareholders to consult with their legal and Tax advisors with respect to the potential Tax consequences of investing in or holding our Ordinary Shares or Warrants.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains or may contain forward-looking statements as defined in Section 27A of the Securities Act and Section 21E of the Exchange Act, that involve significant risks and uncertainties. All statements other than statements of historical facts are forward-looking statements. These forward-looking statements include information about our possible or assumed future results of operations or our performance. Words such as “expects,” “intends,” “plans,” “believes,” “anticipates,” “estimates,” and variations of such words and similar expressions are intended to identify the forward-looking statements. Forward-looking statements in this prospectus may include, for example, statements about:

●	our financial and business performance, including financial projections and business metrics;

●	our mission, goals and strategies;

●	our future business development, financial condition and results of operations;

●	expected growth of the cancer therapeutics and healthcare industry, and our ability to grow its market share;

●	expected changes in our revenues, costs or expenditures;

●	our expectations regarding demand for and market acceptance of our products and services;

●	our expectations regarding its relationships with users, customers and third-party business partners;

●	competition in our industry;

●	our future capital requirements and sources and uses of cash;

●	our ability to obtain funding for its operations and future growth;

●	relevant government policies and regulations relating to our industry;

●	timing and expected outcomes of clinical trials, preclinical studies, regulatory submissions and approvals;

●	expected benefits of our business and scientific approach and technology, including our Click Chemistry ADC platforms and BiTAC platforms;

●	the potential safety and efficacy of our product candidates, including VXA-901 for acute myeloid leukemia;

●	our ability to successfully develop, advance and commercialize our pipeline of product candidates;

●	the effectiveness and profitability of our collaborations and partnerships, its ability to maintain current collaborations and partnerships and enter into new collaborations and partnerships;

●	estimates regarding future revenue, expenses, capital requirements and need for additional financing;

●	estimates of market opportunity for our product candidates;

●	the effects of increased competition as well as innovations by new and existing competitors in the oncology and biotechnology industry;

●	our expansion plans and opportunities;

●	our ability to grow our business in a cost-effective manner;

●	our expectations regarding our ability to obtain and maintain intellectual property protection and not infringe on the rights of others;

●	the impact of macroeconomic factors and other global events on our business;

●	changes in applicable laws or regulations; and

●	the outcome of any known and unknown litigation and regulatory proceedings.

By their nature, forward-looking statements involve known and unknown risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future and are based on potentially inaccurate assumptions. Forward-looking statements are not guarantees of future performance. The risks outlined above and others described in the section entitled “Risk Factors” are not exhaustive. Other sections of this prospectus describe additional factors that could adversely affect our results of operations, financial condition, liquidity, the industry we operate in and risks relating to our business. New risks can emerge from time to time, and it is not possible to predict all such risks, nor can it be assessed the impact of all such risks on our business or to the extent which any such risks or combinations of risks and other factors may cause actual results to differ materially from those contained in any forward-looking statements. Given these results and uncertainties, you should not rely on forward-looking statements as a prediction of actual results.

Accordingly, you should not place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus. The Company does not undertake any obligation to publicly revise any forward-looking statement to reflect circumstances or events after the date of this prospectus or to reflect the occurrence of unanticipated events. You should, however, review the factors and risks described in the reports filed by the Company from time to time with the SEC after the date of this prospectus.

The risk factors and cautionary language referred to this prospectus provide examples of risks, uncertainties and events that may cause actual results to differ materially from the expectations described in our forward-looking statements, including among other things, the items identified in the section entitled “Risk Factors” in this prospectus.

THE LINCOLN PARK TRANSACTION

General

On May 27, 2026, we entered into the Purchase Agreement with Lincoln Park, which provides that, upon the terms and subject to the conditions and limitations set forth therein, we have the right, but not the obligation, to sell to Lincoln Park up to $50,000,000 of our Ordinary Shares, from time to time over the 24-month term beginning on the Commencement Date. Concurrently with entering into the Purchase Agreement, we also entered into the LPC Registration Rights Agreement with Lincoln Park, pursuant to which we agreed to register the sale of our Ordinary Shares that have been and may be issued to Lincoln Park under the Purchase Agreement and that are subject to the offering described in this prospectus. Pursuant to the terms of the Purchase Agreement and LPC Registration Rights Agreement, we have filed with the SEC this prospectus regarding the sale under the Securities Act of the shares that have been or may be issued to Lincoln Park under the Purchase Agreement.

Purchase of Shares under the Purchase Agreement

Regular Purchases

After the Commencement Date, on any business day selected by us in which the closing sale price of the Ordinary Shares is not below the Floor Price (as defined in the Purchase Agreement), we may direct Lincoln Park to purchase up to $100,000 of Ordinary Shares on such business day (or the purchase date), which we refer to as a “Regular Purchase,” provided that (i) the amount may be increased to up to $200,000 of Ordinary Shares if the closing sale price of our Ordinary Shares on Nasdaq is not below $2.50 on the applicable purchase date; (ii) the amount may be increased to up to $300,000 if the closing sale price of our Ordinary Shares on Nasdaq is not below $3.50 on the applicable purchase date; and (iii) the amount may be increased to up to $500,000 of Ordinary Shares if the closing sale price of our Ordinary Share on Nasdaq is not below $5.00 on the applicable purchase date.

The purchase price per share for each such Regular Purchase will be at a price equal to 97% of the lesser of:

●	the lowest sale price for our Ordinary Shares on Nasdaq on the purchase date of such shares; and

●	the average of the three lowest closing sale prices for our Ordinary Share on Nasdaq during the 10 consecutive business days immediately preceding the purchase date.

Accelerated Purchases

In addition, we may also direct Lincoln Park, on any business day on which we have submitted a Regular Purchase notice for the maximum amount allowed for such Regular Purchase, to purchase an additional amount of our Ordinary Shares, which we refer to as an “Accelerated Purchase,” of up to the lesser of:

(i)	three times the number of shares purchased pursuant to such Regular Purchase; and

(ii)	30% of the trading volume of Ordinary Shares on Nasdaq during all or, if certain trading volume or market price thresholds specified in the Purchase Agreement are crossed on the applicable Accelerated Purchase date, the portion of the normal trading hours on the applicable Accelerated Purchase date prior to such time that any one of such thresholds is crossed, which period of time on the applicable Accelerated Purchase date we refer to as the “Accelerated Purchase Period.”

The purchase price per share for each such Accelerated Purchase will be equal to 97% of the lower of:

●	the volume-weighted average price of our Ordinary Shares on Nasdaq during the applicable Accelerated Purchase Period on the applicable Accelerated Purchase date; and

●	the closing sale price of our Ordinary Shares on Nasdaq on the applicable Accelerated Purchase date.

Additional Accelerated Purchases

We may also direct Lincoln Park on any business day on which an Accelerated Purchase has been completed and all of the shares to be purchased thereunder have been delivered to Lincoln Park in accordance with the Purchase Agreement, to purchase an additional amount of our Ordinary Shares, which we refer to as an “Additional Accelerated Purchase,” as described in the Purchase Agreement.

In the case of Regular Purchases, Accelerated Purchases and Additional Accelerated Purchases, the purchase price per share will be equitably adjusted for any reorganization, recapitalization, non-cash dividend, share split, reverse share split or other similar transaction occurring during the business days used to compute the purchase price.

The Purchase Agreement prohibits us from directing Lincoln Park to purchase any Ordinary Shares if those shares, when aggregated with all other Ordinary Shares then beneficially owned by Lincoln Park (as calculated pursuant to Section 13(d) of the Exchange Act and Rule 13d-3 thereunder), would result in Lincoln Park and its affiliates beneficially owning more than the Beneficial Ownership Limitation.

Pursuant to the terms of the Purchase Agreement, on July 30, 2026, we issued 340,910 Commitment Shares to Lincoln Park as consideration for its commitment to purchase our Ordinary Shares under the Purchase Agreement.

Although the Purchase Agreement provides that we may sell up to an aggregate of $50.0 million of our Ordinary Shares to Lincoln Park, only 25,000,000 Ordinary Shares are being registered for resale under this prospectus, which includes the 340,910 Commitment Shares that we already issued to Lincoln Park as a fee for making its irrevocable commitment to purchase our Ordinary Shares under the Purchase Agreement. Depending on the market prices of our Ordinary Shares at the time we elect to issue and sell our Ordinary Shares to Lincoln Park under the Purchase Agreement, we may need to register for resale under the Securities Act additional Ordinary Shares in order to receive aggregate gross proceeds equal to the $50.0 million total commitment available to us under the Purchase Agreement. If we elect to issue and sell to Lincoln Park under the Purchase Agreement more than the 25,000,000 Ordinary Shares being registered for resale by Lincoln Park under this prospectus, which we have the right, but not the obligation, to do, we must first register for resale under the Securities Act any such additional Ordinary Shares, which could cause additional substantial dilution to our shareholders. The number of Ordinary Shares ultimately offered for resale by Lincoln Park is dependent upon the number of Ordinary Shares we ultimately decide to sell to Lincoln Park under the Purchase Agreement.

Sales under the Purchase Agreement may commence only after certain conditions have been satisfied, which date is referred to herein as the Commencement Date, which conditions include that this Registration Statement, as may be amended from time to time, shall have been declared effective under the Securities Act, delivery to Lincoln Park of a prospectus covering the Ordinary Shares issued or sold by us to Lincoln Park under the Purchase Agreement, approval for listing on the Nasdaq of the Ordinary Shares issued or sold by us to Lincoln Park under the Purchase Agreement, the issuance of the Commitment Shares to Lincoln Park under the Purchase Agreement, and the receipt by Lincoln Park of a customary opinion of counsel and other certificates and closing documents. The Purchase Agreement may be terminated by us at any time after the Commencement Date with one business day’s prior written notice to Lincoln Park, at our sole discretion, without any cost or penalty. However, the Commitment Shares will not be returned to us. There are no limitations on use of proceeds, financial or business covenants, restrictions on future financings (other than restrictions on our ability to enter into additional “equity line” or similar transactions whereby an investor is irrevocably bound to purchase securities over a period of time from us at a price based on the market price of our Ordinary Shares at the time of such purchase), rights of first refusal, participation rights, penalties or liquidated damages in the Purchase Agreement. We may deliver purchase notices under the Purchase Agreement, subject to market conditions, and in light of our capital needs from time to time and under the limitations contained in the Purchase Agreement. Any proceeds that we receive under the Purchase Agreement may be used for any corporate purpose at our sole discretion.

The Company has agreed to file with the SEC this Registration Statement covering the resale of the Purchase Shares and the Commitment Shares (collectively, the “LPC Securities”) in accordance with the terms of the LPC Registration Rights Agreement.

The Purchase Agreement and LPC Registration Rights Agreement contain customary representations and warranties, covenants and indemnification provisions that the parties made to, and solely for the benefit of, each other in the context of all of the terms and conditions of such agreements and in the context of the specific relationship between the parties thereto. The provisions of the Purchase Agreement and LPC Registration Rights Agreement, including any representations and warranties contained therein, are not for the benefit of any party other than the parties thereto and are not intended as documents for investors and the public to obtain factual information about the current state of affairs of the parties thereto. Rather, investors and the public should look to other disclosures contained in our annual, quarterly and current reports we may file with the SEC.

Suspension Events

Suspension Events (the “Suspension Events”) under the Purchase Agreement include the following:

●	the effectiveness of a Registration Statement registering the sale or resale of the LPC Securities lapses for any reason (including, without limitation, the issuance of a stop order or similar order) or such registration statement (or the prospectus forming a part thereof) is unavailable to Lincoln Park for sale or resale of any or all of the Ordinary Shares to be issued to Lincoln Park under the Purchase Agreement and/or the LPC Registration Rights Agreement, and all associated schedules and exhibits, that are required to be included therein, and such lapse or unavailability continues for a period of ten consecutive business days or for more than an aggregate of thirty business days in any 365-day period, but excluding a lapse or unavailability where (i) we terminate a registration statement after Lincoln Park has confirmed in writing that all of the Ordinary Shares covered thereby have been resold or (ii) we supersede one registration statement with another registration statement, including (without limitation) by terminating a prior registration statement when it is effectively replaced with a new registration statement covering the Ordinary Shares covered by the Purchase Agreement (provided in the case of this clause (ii) that all of the Ordinary Shares covered by the superseded (or terminated) registration statement that have not theretofore been resold are included in the superseding (or new) registration statement);

●	the suspension of our Ordinary Shares from trading on the Nasdaq for a period of at least one business day, provided that we may not direct Lincoln Park to purchase any Ordinary Shares during any such suspension;

●	the delisting of our Ordinary Shares from the Nasdaq Global Market, provided, however, that our Ordinary Shares are not immediately thereafter trading on The Nasdaq Global Select Market, The Nasdaq Capital Market, the New York Stock Exchange, the NYSE American, the NYSE Arca, or the OTCQB or the OTCQX operated by the OTC Markets Group, Inc. (or any nationally recognized successor to any of the foregoing);

●	the failure for any reason by our transfer agent to issue Lincoln Park Ordinary Shares within two business days after the applicable date on which Lincoln Park is entitled to receive such shares;

●	any breach of the representations or warranties or covenants contained in the Purchase Agreement or LPC Registration Rights Agreement that has or could have a material adverse effect on us and, in the case of a breach of a covenant that is reasonably curable, that is not cured within five business days;

●	if any person commences a proceeding against us pursuant to or within the meaning of any bankruptcy law;

●	if we become at any time insolvent, or, pursuant to or within the meaning of any bankruptcy law, (i) commence a voluntary case, (ii) consent to the entry of an order for relief against us an involuntary case, (iii) consent to the appointment of a custodian for us or for all or substantially all of our property, or (iv) make a general assignment for the benefit of our creditors or if we are generally unable to pay our debts as the same become due;

●	a court of competent jurisdiction enters an order or decree under any bankruptcy law that (i) is for relief against us in an involuntary case, (ii) appoints a custodian for us or for all or substantially all of our property, or (iii) orders the liquidation of us;

●	if at any time we are not eligible to transfer Ordinary Shares electronically as DWAC Shares (as defined in the Purchase Agreement); or

●	if at any time Lincoln Park’s broker is unable to accept Purchase Shares for deposit.

Subject to the terms of the Purchase Agreement, so long as a Suspension Event has occurred and is continuing, or if any event that, after notice and/or lapse of time, would reasonably be expected to become a Suspension Event, has occurred and is continuing, we may not direct Lincoln Park to purchase any Ordinary Shares under the Purchase Agreement.

Our Termination Rights

We have the unconditional right, at any time after the Commencement Date, for any reason and without any payment or liability to us, to give one business day notice to Lincoln Park to terminate the Purchase Agreement.

No Short-Selling or Hedging by Lincoln Park

Lincoln Park has agreed that neither it nor any of its affiliates shall engage in any direct or indirect short-selling or hedging of Ordinary Shares during any time prior to the termination of the Purchase Agreement.

Prohibitions on Variable Rate Transactions

There are no restrictions on future financings, rights of first refusal, participation rights, penalties or liquidated damages in the Purchase Agreement or LPC Registration Rights Agreement other than a prohibition on entering into a “Variable Rate Transaction,” as defined in the Purchase Agreement, for a period of twenty-four months following the date of the execution of the Purchase Agreement, other than with Lincoln Park. Variable Rate Transactions include an “equity line of credit” or any similar transaction whereby an investor is irrevocably bound to purchase securities over a period of time from us at a price based on the market price of our Ordinary Shares at the time of each such purchase, other than (i) an “at the market offering” exclusively through a registered broker-dealer acting as our agent pursuant to a written agreement between us and such registered broker-dealer, (ii) the issuance of any securities (including promissory notes, convertible notes and warrants) to HTC, or any of its affiliates, or any issuance of Ordinary Shares upon conversion, exercise or exchange of any such securities, or (iii) the issuance of Ordinary Shares, solely as underwriter compensation, to Cantor Fitzgerald & Co. pursuant to the Fee Modification Agreement.

Effect of Performance of the Purchase Agreement on Our Shareholders

All shares registered in this offering that have been or may be issued or sold by us to Lincoln Park under the Purchase Agreement are expected to be freely tradable. It is anticipated that the Ordinary Shares registered in this offering will be sold over a period of up to twenty-four months commencing on the Commencement Date. The sale by Lincoln Park of a significant amount of Ordinary Shares registered in this offering at any given time could cause the market price of our Ordinary Shares to decline and to be highly volatile. Sales of our Ordinary Shares to Lincoln Park, if any, will depend upon market conditions and other factors to be determined by us. We may ultimately decide to sell to Lincoln Park all, some or none of the Ordinary Shares that may be available for us to sell pursuant to the Purchase Agreement.

If and when we do sell Ordinary Shares to Lincoln Park, after Lincoln Park has acquired the Ordinary Share, Lincoln Park may resell all, some or none of those Ordinary Shares at any time or from time to time in its discretion. Therefore, sales to Lincoln Park by us under the Purchase Agreement may result in substantial dilution to the interests of other holders of our Ordinary Shares. In addition, if we sell a substantial number of Ordinary Shares to Lincoln Park under the Purchase Agreement, or if investors expect that we will do so, the actual sales of our Ordinary Shares or the mere existence of our arrangement with Lincoln Park may make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect such sales. However, we have the right to control the timing and amount of any additional sales of our Ordinary Shares to Lincoln Park and the Purchase Agreement may be terminated by us at any time at our discretion without any cost to us.

Pursuant to the terms of the Purchase Agreement, from and after commencement, we have the right, but not the obligation, from time to time to direct Lincoln Park to purchase up to $50.0 million of our Ordinary Shares. Depending on the price per share at which we sell our Ordinary Shares to Lincoln Park pursuant to the Purchase Agreement, we may need to sell to Lincoln Park under the Purchase Agreement more Ordinary Shares than are being offered under this prospectus in order to receive aggregate gross proceeds equal to the $50.0 million total commitment available to us under the Purchase Agreement. If we choose to do so, we must first register for resale under the Securities Act such additional Ordinary Shares, which could cause additional substantial dilution to our shareholders. The number of Ordinary Shares ultimately offered for resale by Lincoln Park under this prospectus is dependent upon the number of Ordinary Shares we direct Lincoln Park to purchase under the Purchase Agreement.

The following table sets forth the amount of gross proceeds we would receive from Lincoln Park from our sale of Ordinary Shares to Lincoln Park under the Purchase Agreement at varying purchase prices:

Assumed Average Purchase Price Per Share	Number of Registered Shares to be Issued if Full Purchase(1)	Percentage of Outstanding Shares After Giving Effect to the Issuance to Lincoln Park(2)	Gross Proceeds to Us from the Sale of Shares to Lincoln Park Under the Purchase Agreement
$1.00	24,659,090	14.8%	$24,659,090
$1.96(3)	24,659,090	14.8%	$48,824,998.20
$3.00	16,666,667	10.5%	$50,000,000
$4.00	12,500,000	8.1%	$50,000,000
$5.00	10,000,000	6.6%	$50,000,000

(1)	Although the Purchase Agreement provides that we may sell up to $50.0 million of our Ordinary Shares to Lincoln Park, we are only registering 25,000,000 of our Ordinary Shares for resale under this prospectus, including 340,910 Commitment Shares that we have already issued to Lincoln Park as a fee for making its irrevocable commitment to purchase our Ordinary Shares under the Purchase Agreement. Depending on the market prices of our Ordinary Shares at the time we elect to issue and sell our Ordinary Shares to Lincoln Park under the Purchase Agreement, we may need to register for resale under the Securities Act additional Ordinary Shares in order to receive aggregate gross proceeds equal to the $50.0 million total commitment available to us under the Purchase Agreement.
(2)	The denominator is based on 141,407,813 shares outstanding as of July 30, 2026, which includes the Commitment Shares, and adjusted to include the issuance of the number of shares set forth in the adjacent column that we would have sold to Lincoln Park, assuming the average purchase price in the first column. The numerator reflects the number of shares set forth in the adjacent column which we would have sold under the Purchase Agreement at the corresponding assumed average purchase price set forth in the adjacent column.
(3)	The closing sale price of our Ordinary Shares on The Nasdaq Global Market on July 30, 2026.

USE OF PROCEEDS

We will not receive any proceeds from the sale of Ordinary Shares by Lincoln Park in this offering. We may receive up to $50,000,000 in aggregate gross proceeds under the Purchase Agreement from any sales we make to Lincoln Park from time to time pursuant to the Purchase Agreement after the date that the registration statement of which this prospectus is a part is declared effective. The gross proceeds to us from the sale of Ordinary Shares to Lincoln Park pursuant to the Purchase Agreement will be up to $50,000,000 over an approximately 24-month period, assuming that we sell the full amount of Ordinary Shares that we have the right, but not the obligation, to sell to Lincoln Park under the Purchase Agreement, and before other estimated fees and expenses. We may sell fewer than all of the Ordinary Shares permitted to be sold pursuant to the Purchase Agreement, in which case our offering proceeds will be less. Because we are not obligated to issue or sell any Ordinary Shares under the Purchase Agreement, other than the Commitment Shares (from which we did not receive any proceeds) or at our election, the Purchase Shares (from which we may receive proceeds), the actual total offering amount and proceeds to us, if any, are not determinable at this time. There can be no assurance that we will receive any proceeds under or fully utilize the Purchase Agreement. See “Plan of Distribution” elsewhere in this prospectus for more information.

As of the date of this prospectus, we cannot predict with certainty all the uses for the net proceeds, if any, we may receive from the sale of Purchase Shares to Lincoln Park under the Purchase Agreement. We currently intend to use such net proceeds, if any, for the Company’s research and development, marketing activities and general working capital.

Changing circumstances may cause us to consume capital significantly faster than we currently anticipate. The amounts and timing of our actual expenditures will depend upon numerous factors, including the progress of our global marketing and sales efforts, our development efforts and the overall economic environment. Therefore, our management will retain broad discretion over the use of the proceeds from this offering. We may ultimately use the proceeds for different purposes than what we currently intend. Pending any ultimate use of any portion of the proceeds from this offering, if the anticipated proceeds will not be sufficient to fund all the proposed purposes, our management will determine the order of priority for using the proceeds, as well as the amount and sources of other funds needed.

DESCRIPTION OF SHARE CAPITAL

(A) Capital Stock Overview

The following is a summary of the material terms of the securities of the Company registered pursuant to Section 12 of the Exchange Act. This summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Articles of Association (filed as Exhibit 3.1 to this Registration Statement on Form F-1), the Warrant Agreement, and the Assignment, Assumption and Amendment Agreement, each of which is incorporated herein by reference.

As of the consummation of the Business Combination, the Company had 141,407,813 Ordinary Shares and 22,706,305 warrants to purchase Ordinary Shares outstanding. The Company’s securities registered pursuant to Section 12(b) of the Exchange Act consist of the following:

(i)	Ordinary Shares, par value CHF 100/11,325 per share, traded on the Nasdaq Global Market under the symbol “VRXA”; and

(ii)	Warrants, each whole warrant exercisable for one Ordinary Share at an exercise price of $11.50 per share, traded on the Nasdaq Capital Market under the symbol “VRXAW”.

The Company is a stock corporation (Aktiengesellschaft) organized under the laws of Switzerland with its registered office in Zurich, Switzerland. The Company’s share capital and capital structure are governed by the Swiss Code of Obligations (the “CO”) and the Company’s Articles of Association.

Capital Band

Pursuant to the Company’s Articles of Association, the Board is authorized under a capital band (Kapitalband) to increase the Company’s current share capital at any time until December 31, 2030 by a maximum nominal amount of CHF 623,952 through the issuance of up to 70,662,564 registered common shares with a par value of CHF 100/11,325 each, whereby the upper limit of the capital band is nominally CHF 1,871,856 and the lower limit is nominally CHF 1,247,904.

Conditional Capital

Pursuant to the Company’s Articles of Association, the Company’s share capital may be increased through conditional capital by (i) a maximum amount of CHF 197,044 through the issuance of not more than 22,315,233 registered common shares with a par value of CHF 100/11,325 each upon exercise of option rights granted to new shareholders or third parties in connection with the public offer of the Company and the listing of the shares, (ii) a maximum amount of CHF 44,152 through the issuance of not more than 5,000,214 registered common shares with a par value of CHF 100/11,325 each upon exercise of option rights granted to shareholders of the transferring company in connection with the merger of the Company, and (iii) a maximum amount of CHF 120,376 through the issuance of not more than 13,632,582 registered common shares with a par value of CHF 100/11,325 each upon exercise of option rights granted to employees, members of the Board, members of the Executive Board and advisors of the Company and/or its subsidiaries. The preemptive rights and advance subscription rights of existing shareholders are excluded with respect to such conditional capital as described in the Articles of Association.

(B) Ordinary Shares

Voting Rights

Each Ordinary Share entitles its holder to one vote on all matters submitted to a vote of the Company’s shareholders at a general meeting. The Articles of Association do not provide for cumulative voting. Resolutions of the general meeting are generally adopted by an absolute majority of the votes represented at such meeting, unless a qualified majority is required by Swiss law or the Articles of Association.

Dividend Rights

Holders of Ordinary Shares are entitled to receive dividends when, as and if declared by our general meeting, based upon a proposal by the Board, out of funds legally available therefor under Swiss law. Swiss law requires that dividends may only be paid out of (i) balance sheet profits (Bilanzgewinn) or (ii) reserves from capital contributions (Reserven aus Kapitaleinlagen), in each case as presented in our audited standalone annual statutory financial statements prepared in accordance with Swiss law. The Articles of Association do not provide for discriminatory dividend rights among shares of the same class.

Liquidation Rights

In the event of the Company’s dissolution or liquidation, holders of Ordinary Shares are entitled to share ratably in all assets remaining after payment of all debts and liabilities, subject to any preferential liquidation rights of other classes or series of securities, if any. The Articles of Association do not designate different classes of shares, and the Company does not have any participation certificates or profit-sharing certificates outstanding.

Preemptive and Subscription Rights

Under Swiss law, existing shareholders generally have preemptive rights (Bezugsrechte) to subscribe for new shares issued by the Company in proportion to the nominal value of shares held by them, unless such preemptive rights have been limited or excluded by the general meeting or, in the case of the capital band or conditional capital, by the Board within the limits authorized by the Articles of Association. Advance subscription rights (Vorwegzeichnungsrechte) also apply to certain equity-linked instruments. If preemptive rights are granted but not exercised, the Board may allocate them as it elects in accordance with Swiss law and the Articles of Association.

No Sinking Fund

The Ordinary Shares are not subject to any sinking fund provisions.

Fully Paid and Non-Assessable

All issued and outstanding Ordinary Shares are fully paid and non-assessable (i.e., the holders thereof are not subject to any obligation to make further payments to the Company with respect to such shares).

Transfer Restrictions

There are no transfer restrictions in the Articles of Association. Uncertificated shares may only be transferred by way of assignment unless they are registered as intermediated securities, and shares or beneficial interests in shares credited to an intermediated securities account may be transferred by crediting the relevant intermediated securities to the acquirer’s securities account in accordance with applicable rules. Voting rights may be exercised only after a shareholder has been entered in the Company’s share register with voting rights.

(C) Warrants—SPAC Public and Private Placement Warrants

In connection with the Business Combination, each outstanding warrant of the SPAC was assumed by the Company and converted into a warrant to purchase one Ordinary Share on substantially the same terms and conditions as were applicable to such SPAC warrant immediately prior to the Initial Merger Effective Time, pursuant to the Assignment, Assumption and Amendment Agreement. Immediately prior to the Business Combination, the SPAC had issued 12,650,000 public warrants, 5,037,500 sponsor private placement warrants and 2,627,500 underwriter private placement warrants.

Exercise Price and Period

Each whole Warrant entitles the registered holder thereof to purchase one Ordinary Share at an exercise price of $11.50 per share, subject to adjustment as described below. The Public Warrants became exercisable on the later of (a) 30 days after the completion of the Business Combination and (b) 12 months from the closing of the SPAC’s initial public offering, provided that the Company has an effective registration statement under the Securities Act covering the Ordinary Shares issuable upon exercise and a current prospectus relating to them is available or the Company permits holders to exercise on a cashless basis under certain circumstances. The Warrants will expire five (5) years after the completion of the Business Combination, or earlier upon redemption or liquidation.

Redemption of Warrants for Cash

The Company may redeem the outstanding Public Warrants, in whole and not in part, at a price of $0.01 per warrant:

●	at any time while the warrants are exercisable;

●	upon a minimum of 30 days’ prior written notice of redemption;

●	if, and only if, the last reported sale price of the Ordinary Shares equals or exceeds $18.00 per share (as adjusted for share splits, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which notice of redemption is given to the warrant holders; and

●	if, and only if, there is an effective registration statement covering the Ordinary Shares issuable upon exercise of the warrants and a current prospectus relating thereto is available throughout the 30-day redemption period.

If the Company calls the Public Warrants for redemption, management will have the option to require all holders that wish to exercise the Public Warrants to do so on a “cashless basis,” as described in the Warrant Agreement.

Cashless Exercise

If a registration statement covering the Ordinary Shares issuable upon exercise of the Public Warrants is not effective by the 60th day after the closing of the Business Combination, warrant holders may, until there is an effective registration statement and during any period when the Company fails to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption. If the Ordinary Shares are not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act at the time of exercise, the Company may require holders of Public Warrants to exercise on a cashless basis.

Adjustments

The exercise price and the number of Ordinary Shares issuable upon exercise of the Warrants are subject to adjustment in certain circumstances, including in the event of a share split, share dividend, extraordinary dividend, recapitalization, reorganization, merger or consolidation. However, except as described below, the Warrants will not be adjusted for issuances of Ordinary Shares at a price below their exercise price.

If the number of outstanding Ordinary Shares is increased by a share capitalization payable in Ordinary Shares, or by a split-up of Ordinary Shares, or if a similar event occurs, then on the effective date of such event, the number of Ordinary Shares issuable on exercise of each Warrant will be increased in proportion to such increase, and the exercise price shall be proportionally decreased. If the number of outstanding Ordinary Shares is decreased by a consolidation, combination, reverse share split or similar event, the number of Ordinary Shares issuable on exercise of each Warrant will be decreased in proportion to such decrease, and the exercise price shall be proportionally increased.

Limitations on Exercise

No Warrants will be exercisable for cash unless the Company has an effective and current registration statement covering the Ordinary Shares issuable upon exercise of the warrants and a current prospectus relating thereto is available, or the Company has permitted holders to exercise their warrants on a cashless basis in accordance with the terms of the Warrant Agreement. If a registration statement covering the Ordinary Shares issuable upon exercise of the Public Warrants is not effective by the 60th day after the closing of the Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company fails to maintain an effective registration statement, exercise warrants on a cashless basis in accordance with Section 3(a)(9) of the Securities Act or another exemption.

Private Placement Warrants

The Private Warrants were originally issued in a private placement simultaneously with the closing of the SPAC’s initial public offering and subsequently assumed by the Company.

●	were purchased in a private placement in which the Sponsor purchased 5,037,500 warrants and Cantor Fitzgerald & Co. and Odeon Capital Group LLC purchased 2,627,500 warrants, in each case at a purchase price of $1.00 per warrant;

●	are identical to the Public Warrants, except that they were not transferable, assignable or salable until 30 days after the completion of the Business Combination, except to permitted transferees; and

●	are otherwise subject to the terms of the Warrant Agreement, as assigned to and assumed by the Company under the Assignment, Assumption and Amendment Agreement.

If the Private Warrants are held by holders other than the initial purchasers or their permitted transferees, the Private Warrants will be redeemable by the Company and exercisable by the holders on the same basis as the Public Warrants.

Fractional Shares

No fractional Ordinary Shares will be issued upon exercise of the Warrants. If, upon exercise of a warrant, a holder would be entitled to receive a fractional interest in a share, the Company will round down to the nearest whole number the number of Ordinary Shares issuable to such holder upon exercise.

(D) High Trail Warrant

In connection with the HTC Financing, SPAC, PubCo and the High Trail Affiliated Entities executed the Securities Purchase Agreement in respect of a private placement of a senior secured note in the principal amount of $27,500,000 and a four-year warrant for an aggregate exercise price of $27.5 million, with an initial exercise price of $11.50 per share. The closing of the HTC Financing occurred on June 15, 2026. The warrant was issued to HT Investments MA LLC or its assigns (the “High Trail Warrant”).

Exercise Price

The High Trail Warrant has an initial exercise price of $11.50 per Ordinary Share, subject to adjustment. If, after the earlier of the Effectiveness Deadline (as defined in the Securities Purchase Agreement) and the date the applicable resale registration statement becomes effective, such resale registration statement is not available for the resale of all Ordinary Shares issuable upon exercise of the Warrant (the “Warrant Shares”), then the exercise price for the number of Warrant Shares for which the resale registration statement is not available will instead be the par value of an Ordinary Share at the time of exercise, if such par value is less than $11.50, subject to adjustment as provided in the High Trail Warrant.

Term

The High Trail Warrant was issued on June 15, 2026 and is exercisable at any time on or after its issuance date and on or prior to 5:00 p.m. (New York City time) on the four-year anniversary of the date on which a resale registration statement covering the resale of all Warrant Shares is declared effective by the SEC.

Nominal Value Exercise and Principal Reduction

The High Trail Warrant may be exercised by payment in cash, through a “nominal value exercise” in which the holder receives a number of Warrant Shares calculated under the formula in the warrant and pays the aggregate nominal value of the shares to be issued, or through a deduction and set-off from the outstanding principal amount under the HTC Note. These exercise mechanics differ from those applicable to the Public Warrants and Private Warrants described in Section (C) above.

Beneficial Ownership Limitation

The Company may not effect an exercise of the High Trail Warrant to the extent that, after giving effect to the issuance of shares upon exercise, the holder and its attribution parties would beneficially own more than 4.99% of the outstanding Ordinary Shares. The holder may increase or decrease this limitation by notice to the Company, provided that the limitation may not exceed 9.99% and any increase will not be effective until the 61st day after notice is delivered to the Company.

Transferability

The High Trail Warrant and all rights thereunder, including registration rights, are transferable, in whole or in part, upon surrender of the warrant at the principal office of the Company or its designated agent, together with a written assignment substantially in the form attached to the warrant and funds sufficient to pay any transfer taxes payable upon the transfer, subject to applicable securities laws.

Relationship to SPAC Warrants

The High Trail Warrant is separate from, and not part of, the Public Warrants and Private Warrants assumed from the SPAC. The High Trail Warrant was issued pursuant to the Securities Purchase Agreement and is governed by terms that are independent of the Warrant Agreement applicable to the Public Warrants and Private Warrants. The Securities Purchase Agreement, the HTC Note and the High Trail Warrant are filed as Exhibits 10.7, 10.8 and 10.9, respectively, to this Registration Statement on Form F-1.

Number of Shares

The High Trail Warrant is exercisable for up to 2,391,305 Ordinary Shares, subject to adjustment as described above.

Forced Exercise

If the last reported sale price per Ordinary Share has equaled or exceeded $25.00, subject to adjustment, for each of the most recent 20 consecutive trading days, the Company may, at its sole discretion and if the applicable equity conditions are satisfied, require the holder to exercise the High Trail Warrant in full.

(E) Anti-Takeover Effects of Swiss Law and the Articles

Certain provisions of Swiss law and the Company’s Articles of Association may have the effect of delaying, deferring, or preventing a change in control of the Company. The following is a summary of certain of those provisions.

General Meeting Voting Thresholds

Under Swiss law and the Articles of Association, certain significant corporate actions require a qualified majority of at least two-thirds of the votes represented and the majority of the aggregate nominal value of shares represented at a general meeting. Such matters include, among others: (i) changes to the Company’s corporate purpose; (ii) the consolidation of shares, insofar as the consent of all affected shareholders is not required; (iii) capital increases from equity, against contributions in kind, by offsetting receivables or involving the grant of special privileges; (iv) the limitation or withdrawal of subscription rights; (v) the introduction of conditional capital or a capital band; (vi) restrictions on the transferability of registered shares; (vii) the creation of shares with privileged voting rights; (viii) the change of the currency of the share capital; (ix) the relocation of the Company’s registered office; (x) the delisting of the Company’s equity securities; (xi) the introduction of an arbitration clause in the Articles of Association; and (xii) the dissolution or liquidation of the Company.

Board Authority Under Capital Band and Conditional Capital

As described in Section (A), the Board has authority under the capital band and conditional capital provisions of the Company’s Articles of Association to issue additional Ordinary Shares, or option rights exercisable for Ordinary Shares, without obtaining further shareholder approval, up to the limits authorized therein. The issuance of additional shares under such authority may have a dilutive effect on existing shareholders and may deter unsolicited acquisition proposals.

Share Registration and Transfer

The Company maintains a share register (Aktienbuch) in which the names and addresses of owners, usufructuaries and nominees of shares are recorded. Only those registered in the share register are recognized as shareholders, usufructuaries or nominees vis-à-vis the Company, and voting rights may be exercised only by shareholders, nominees or usufructuaries entered in the share register with voting rights as of the cut-off date determined by the Board. The Board may cancel entries that were based on untrue information and regulates the requirements for recognition of persons as shareholders, usufructuaries or nominees with or without voting rights and their registration in the share register.

Advance Notice for Shareholder Proposals

The Articles of Association provide that one or more shareholders who together represent at least 5% of the share capital or votes may request that a general meeting be convened, and shareholders who together represent at least 0.5% of the share capital or votes may request that an item be included on the agenda. A written agenda request must be received by the Company at least 40 days before the general meeting.

Mandatory Bid Rule

Swiss law provides certain rules and protections for shareholders of domestic listed companies. Because the Ordinary Shares are listed exclusively on Nasdaq and not in Switzerland, the Swiss rules under the Swiss Financial Market Infrastructure Act on disclosure of shareholdings and tender offers, including mandatory tender offer requirements and regulations regarding voluntary tender offers, do not apply to the Company as they typically would to a Swiss-listed company.

Board Classification

The Board consists of five members. The members of the Board, the chairman of the Board and the members of the compensation committee are elected individually by the general meeting for a term of one year until completion of the next annual general meeting, and re-election is permissible.

(F) Listing, Transfer Agent and Warrant Agent

Listing

The Ordinary Shares are listed on the Nasdaq Global Market under the symbol “VRXA” and the Warrants are listed on the Nasdaq Capital Market under the symbol “VRXAW.”

Transfer Agent

The transfer agent and registrar for the Ordinary Shares is Continental Stock Transfer & Trust Company, 1 State Street, 30th Floor, New York, New York 10004.

Warrant Agent

The warrant agent for the Warrants under the Warrant Agreement is Continental Stock Transfer & Trust Company.

(G) Governing Law

The Company’s Articles of Association are governed by, and construed in accordance with, Swiss law. The Assignment, Assumption and Amendment Agreement is governed by New York law, except that matters required to be governed by Cayman Islands law or Swiss law are governed by the laws of those jurisdictions, as applicable. All questions concerning the construction, validity, enforcement and interpretation of the Securities Purchase Agreement and the HTC Note are governed by Delaware law, and all questions concerning the construction, validity, enforcement and interpretation of the High Trail Warrant are determined in accordance with the Securities Purchase Agreement.

(H) Qualification of Summary

The foregoing summary of the material terms of our securities registered under Section 12 of the Exchange Act does not purport to be complete and is qualified in its entirety by reference to the full text of:

●	Our Articles of Association, filed as Exhibit 3.1 to this Registration Statement on Form F-1;

●	the Warrant Agreement and the Assignment, Assumption and Amendment Agreement, filed as Exhibits 4.2 and 4.5, respectively, to this Registration Statement on Form F-1; and

●	the Securities Purchase Agreement, the HTC Note and the Warrant to Purchase Ordinary Shares, filed as Exhibits 10.7, 10.8 and 10.9, respectively, to this Registration Statement on Form F-1, to the extent described herein.

Investors should read the full text of the Articles of Association and the Warrant Agreement for a complete description of the rights of holders of our Ordinary Shares and Warrants.

CAPITALIZATION AND INDEBTEDNESS

The following table sets forth the capitalization of the Company on an unaudited pro forma combined basis as of December 31, 2025, after giving effect to the Business Combination and the HTC Financing. The information in this table should be read in conjunction with the financial statements and notes thereto and other financial information included in this prospectus, any prospectus supplement or incorporated by reference in this prospectus. Our historical results do not necessarily indicate our expected results for any future periods.

(CHF) in thousands
Senior Secured Note, net	18,583
Warrant liabilities	4,660
Noncurrent lease liabilities	884
Notes payable – related parties	1,000
Current lease liabilities	257
Total indebtedness	25,384

Shareholders’ Equity
PubCo ordinary shares	1,210
PubCo treasury shares	(7)
Shares to be issued	5,549
Accumulated deficit	(187,738)
Capital reserves	154,644
Other reserves	(292)
Total shareholders’ equity	(26,634)
Total capitalization	(1,250)

Prior to the Closing, 25,217,315 SPAC Class A Ordinary Shares, par value $0.0001 per share, of SPAC were redeemed by the holders for an aggregate redemption payment of approximately $273,033,056.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Defined terms included below shall have the same meaning as terms defined and included elsewhere in this Registration Statement on Form F-1 (the “Registration Statement”) filed with the Securities and Exchange Commission (the “SEC”.)

Introduction

The following unaudited pro forma condensed combined financial information presents the combination of financial information of SPAC and the Company, adjusted to give effect to the Business Combination and related Transactions.

PubCo and Merger Sub were incorporated for the sole purpose of effectuating the Transactions. They do not meet the definition of a business. PubCo financials were not considered in the pro forma presentation as PubCo has no material transactions.

Therefore, the following unaudited pro forma condensed combined statement of financial position as of December 31, 2025 combines the historical audited consolidated statement of financial position of the Company as of December 31, 2025 and the historical audited balance sheet of SPAC as of December 31, 2025, giving pro forma effect to the Business Combination as if it had occurred as of December 31, 2025.

The following unaudited pro forma condensed combined statement of profit or loss for the year ended December 31, 2025 includes the historical audited statement of profit or loss of the Company for the year ended December 31, 2025 and the historical audited statement of operations of SPAC for the year ended December 31, 2025 on a pro forma basis as if the Business Combination had occurred on January 1, 2025, the beginning of the earliest period presented.

The unaudited pro forma condensed combined statement of financial position as of December 31, 2025, has been derived from:

●	the historical audited financial statements of SPAC as of December 31, 2025, and the related notes;

●	the historical audited consolidated financial statements of the Company as of December 31, 2025, and the related notes, which are included elsewhere in this Registration Statement.

The unaudited pro forma condensed combined statement of profit or loss for the year ended December 31, 2025, has been derived from:

●	the historical audited financial statements of SPAC for the year ended December 31, 2025, and the related notes;

●	the historical audited consolidated financial statements of the Company for the year ended December 31, 2025, and the related notes which are included elsewhere in this Registration Statement.

The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as in effect on the date of this Registration Statement which incorporates Transaction Accounting Adjustments. The Company and SPAC have elected not to present any estimates related to potential synergies and other transaction effect that are reasonably expected to occur or have already occurred and will only be presenting Transaction Accounting Adjustments in unaudited pro forma condensed combined financial information.

This information should be read together with the financial statements and related notes, as applicable, of each of the Company and SPAC, the section titled “Management Discussion and Analysis of Financial Condition and Results of Operations” and other financial information incorporated by reference.

Description of the Transactions

Business Combination

On April 22, 2025, SPAC entered into the Business Combination Agreement with the Company and Oliver Baumann, an individual, solely in his capacity as representative for the Company Shareholders. SPAC, the Company and Mr. Baumann entered into an amendment to the Business Combination Agreement on October 18, 2025 and entered into a second amendment and waiver to the Business Combination Agreement on February 2, 2026. The Business Combination was closed on June 10, 2026.

Pursuant to the terms of the Business Combination Agreement, Sponsor formed PubCo, and PubCo formed Merger Sub. The Business Combination Agreement provides for, among other things, the following transactions: (i) Sponsor transferred the PubCo Ordinary Shares to the Contribution Agent, (ii) SPAC merged with and into Merger Sub, with Merger Sub as the surviving company in the merger and, after giving effect to clause (iii), continuing as a wholly owned subsidiary of PubCo, (iii) the Contribution Agent contributed the Merger Sub Shares received in the Initial Merger on behalf of the SPAC shareholders to PubCo and an increase to capital contribution reserves, (iv) the Contribution Agent transferred the PubCo Ordinary Shares received by Sponsor to the SPAC Shareholders, (v) Merger Sub distributed its assets to PubCo as a liquidating distribution and Merger Sub was dissolved under the Laws of the Cayman Islands and ceased to be a wholly owned Subsidiary of PubCo, and (vi) the Company merged with and into PubCo, with PubCo as the surviving entity in the merger.

In accordance with the terms and subject to the conditions of the Business Combination Agreement, (i) each issued and outstanding ordinary share in the Company were cancelled and exchanged for the fraction of a PubCo Ordinary Share equal to the Exchange Ratio (as defined in the Business Combination Agreement); (ii) (x) each issued and outstanding SPAC Unit were automatically detached and the holder was deemed to hold one SPAC Class A Ordinary Share and one-half of a SPAC Warrant and (y) each issued and outstanding SPAC Class A Ordinary Share and SPAC Class B Ordinary Share were cancelled and exchanged for one PubCo Ordinary Share; and (iii) each issued and outstanding whole SPAC Warrant were converted into a whole warrant to purchase one PubCo Ordinary Share.

In addition to the consideration described above, the Company Shareholders shall have the right to receive an aggregate of up to 5,000,000 PubCo Ordinary Shares (the “Earnout Shares”) during each of the three fiscal years after the Closing Date. PubCo shall issue and the Company Shareholders shall have the right to receive their respective portions of the Earnout Shares in the event that:

(i)	the VWAP (as defined in the Business Combination Agreement) of the PubCo Ordinary Shares equals or exceeds $11.00 for 20 trading days during any 30 consecutive trading day period prior to December 31, 2026, then PubCo shall issue an aggregate of 1,667 PubCo Ordinary Shares (the “Initial VWAP Shares”) to the Company Shareholders;

(ii)	the VWAP of the PubCo Ordinary Shares equals or exceeds $12.50 for 20 trading days during any 30 consecutive trading day period prior to December 31, 2027, then PubCo shall issue to the Company Shareholders (A) an aggregate of 1,667 PubCo Ordinary Shares (the “Second VWAP Shares”), and (B) if the Initial VWAP Shares have not been issued pursuant to (i), the Initial VWAP Shares; and

(iii)	the VWAP of the PubCo Ordinary Shares equals or exceeds $14.00 for 20 trading days during any 30 consecutive trading day period prior to December 31, 2028, then PubCo shall issue to the Company Shareholders (A) an aggregate of 1,666 PubCo Ordinary Shares to the Company Shareholders, (b) if the Initial VWAP Shares have not been issued pursuant to (i) or (ii), the Initial VWAP Shares, and (c) if the Second VWAP Shares have not been issued pursuant to (ii), the Second VWAP Shares.

Accounting for the Business Combination

The Business Combination was accounted for as a capital reorganization, in accordance with IFRS. Under this method of accounting, SPAC was treated as the “acquired” company for financial reporting purposes, and the Company was the accounting “acquirer”. This determination was primarily based on the assumption that:

●	The Company’s current shareholders hold a majority of the voting power of the combined company post Business Combination;

●	The Company’s operations substantially comprise the ongoing operations of the combined company;

●	The Company is the larger entity in terms of substantive operations and employee base; and

●	The Company’s senior management comprises the senior management of the combined company.

Another determining factor was that SPAC does not meet the definition of a “business” pursuant to IFRS 3, and thus, for accounting purposes, the Business Combination was accounted for as a capital reorganization, within the scope of International Financial Reporting Standards 2, Share-Based Payments, (“IFRS 2”). The net assets of SPAC were stated at historical cost, with no goodwill or other intangible assets recorded. Any excess of fair value of shares issued to SPAC over the fair value of SPAC’s identifiable net assets acquired represented compensation for the service of a stock exchange listing for its shares and was expensed as incurred.

Ownership

The following table sets out share ownership of PubCo following the consummation of the Business Combination:

	Shares	%
Company Shareholders	130,000,128	94.9%
SPAC Public Shareholders	82,685	0.1%
Initial Shareholders	6,100,000	4.5%
PubCo Treasury Shares[1]	775,000	0.6%
Total	136,957,813	100.0%

[1]	These treasury shares are reserved for future issuance for the CF&CO Fee Shares and Commitment Shares.

The following unaudited pro forma condensed combined statement of financial position as of December 31, 2025 and the unaudited pro forma condensed combined statement of profit or loss for the year ended December 31, 2025 are based on (i) the audited consolidated financial statements of the Company for the year ended December 31, 2025, and (ii) the audited financial statements of SPAC for the year ended December 31, 2025. The unaudited pro forma adjustments are based on information currently available, assumptions, and estimates underlying the pro forma adjustments and are described in the accompanying notes. Actual results may differ materially from the assumptions used to present the accompanying unaudited pro forma condensed combined financial statements:

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF FINANCIAL POSITION
AS OF DECEMBER 31, 2025(1)
(In CHF and in thousands)

	Historical
	Veraxa (IFRS)		Voyager (US GAAP)		IFRS conversion and presentation alignment (Note 4)		Transaction Accounting Adjustments			Pro Forma Combined
Assets
Property and equipment, net	₣	1,985	₣	-	₣	-	₣	-		₣	1,985
Goodwill		22,849		-		-		-			22,849
Intangible assets, net		51,908		-		-		-			51,908
Right-of-use lease assets		1,123		-		-		-			1,123
Other receivables - long term		71		-		-		-			71
Investments held in Trust Account		-		213,913		-		3,223	A		-
								(216,426)	B
								(710)	C
Non-current assets		77,936		213,913		-		(213,913)			77,936
Other receivables		1,111		-		-		-			1,111
Other receivables - related party		59		-		-		-			59
Prepaid expenses and other current assets		100		9		-		198	E		307
Cash and cash equivalents		1,614		144		-		710	C		17,871
								(396)	D
								(3,275)	E
								19,074	K
Total current assets		2,884		153		-		16,311			19,348
Total assets	₣	80,820	₣	214,066	₣	-	₣	(197,602)		₣	97,284

Commitments and contingencies
Voyager Class A ordinary shares subject to possible redemption	₣	-	₣	213,913	₣	(213,913)	₣	-		₣	-

Equity
Voyager preference shares, $0.0001 par value; 1,000,000 shares authorized; none issued or outstanding		-		-		-		-			-
Voyager Class A ordinary shares, $0.0001 par value; 200,000,000 shares authorized; none issued or outstanding (excluding 25,300,000 shares subject to possible redemption)		-		-		-		-	H		-
								-	J
Voyager Class B ordinary shares, $0.0001 par value; 20,000,000 shares authorized; 6,325,000 shares issued and outstanding		-		1		-		-	I		-
								(1)	J
Veraxa subscribed capital		14,751		-		-		(14,751)	F		-
PubCo ordinary shares		-		-				1,148	F		1,210
								55	J
								7	M
PubCo treasury shares		-		-		-		(7)	M		(7)
Shares to be issued		-		-		-		5,549	D		5,549
Additional paid-in capital		-		-		-		-			-
Accumulated deficit		(98,478)		(10,422)		(4,169)		(449)	E		(187,738)
								14,850	G
								(89,260)	L
								190	N
Capital reserves		68,253		-		-		3,207	D		154,644
								(5,485)	E
								13,603	F
								(14,850)	G
								710	H
								-	I
								(54)	J
								89,260	L
Other reserves		(292)		-		-		-			(292)
Total equity		(15,766)		(10,421)		(4,169)		3,722			(26,634)

Voyager Class A ordinary shares subject to possible redemption		-		-		213,913		3,223	A		-
								(216,426)	B
								(710)	H
Deferred underwriting commission		-		9,548		-		(9,548)	D		-
Warrant liabilities		-		-		4,169		491	K		4,660
Noncurrent lease liabilities		884		-		-		-			884
Deferred tax liabilities		14,441		-		-		-			14,441
Senior Secured Note, net		-		-		-		18,583	K		18,583
Contingent liabilities		2,899		-		-		-			2,899
Remuneration commitments (SARs)		71,750		-		-		-			71,750
Total non-current liabilities		89,974		9,548		218,082		(204,387)			113,217
Accounts payable		1,391		836		-		2,857	E		5,084
Accrued expenses and deferred income		2,674		-		-		396	D		3,070
Due to related party		-		189		-		(189)	N		-
Due to Sponsor		-		1		-		(1)	N		-
Current lease liabilities		257		-		-		-			257
Notes payable – related parties		1,000		-		-		-			1,000
Other current liabilities		1,290		-		-		-			1,290
Total current liabilities		6,612		1,026		-		3,063			10,701
Total liabilities		96,586		10,574		218,082		(201,324)			123,918
Total equity and liabilities	₣	80,820	₣	214,066	₣	-	₣	(197,602)		₣	97,284

(1)	The unaudited pro forma condensed combined statement of financial position as of December 31, 2025 combines the historical audited consolidated statement of financial position of the Company as of December 31, 2025 and the historical audited balance sheet of SPAC as of December 31, 2025. PubCo was incorporated for the sole purpose of effectuating the Transactions. It does not meet the definition of a business. PubCo financials were not considered in the pro forma presentation as PubCo has no material transactions.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF PROFIT OR LOSS
FOR THE YEAR ENDED DECEMBER 31, 2025(1)
(In CHF and in thousands, except share and per share amounts)

	Historical						Actual Redemptions
	Veraxa (IFRS)		Voyager (US GAAP)		IFRS conversion and presentation alignment (Note 4)		Transaction Accounting Adjustments			Pro Forma Combined
Revenues	₣	23	₣	-	₣	-	₣	-		₣	23
Cost of sales		(8)		-		-		-			(8)
Gross Profit		15		-		-		-			15

General and administrative expenses		(46,922)		(1,483)		-		249	BB		(137,416)
								(89,260)	CC
Research and development expenses		(10,264)		-		-		-			(10,264)
Sales and marketing expenses		(6,948)		-		-		-			(6,948)
Depreciation and amortization expenses		(2,097)		-		-		-			(2,097)
Operating loss		(66,216)		(1,483)		-		(89,011)			(156,710)
Change in fair value of contingent liabilities		(799)		-		-		-			(799)
Change in fair value of warrant liabilities		-		-		(143)		(17)	DD		(160)
Currency exchange loss		(42)		-		-		-			(42)
Other income		54		9		-		-			63
Financing expenses		(4)		-		-		(2,573)	EE		(2,577)
Interest income from investments held in Trust Account		-		8,939		-		(8,939)	AA		-
(Loss) income before taxes		(67,007)		7,465		(143)		(100,540)			(160,225)
Tax benefit		393		-		-		-			393
Net (loss) income	₣	(66,614)	₣	7,465	₣	(143)	₣	(100,540)		₣	(159,832)

Loss per share - basic and diluted	₣	(4.60)

Basic and diluted net income per ordinary share, Class A redeemable ordinary shares			₣	0.23

Basic net income per share, Class B ordinary shares			₣	0.23

Diluted net income per share, Class B ordinary shares			₣	0.23

Pro forma weighted average number of shares outstanding - basic and diluted(2)											136,957,813

Pro forma earnings per share - basic and diluted										₣	(1.17)

(1)	The unaudited pro forma condensed combined statement of profit or loss for the year ended December 31, 2025 combines the historical audited statement of profit or loss of the Company for the year ended December 31, 2025 and the historical audited statement of operations of SPAC for the year ended December 31, 2025 PubCo was incorporated for the sole purpose of effectuating the Transactions. It does not meet the definition of a business. PubCo financials were not considered in the pro forma presentation as PubCo has no material transactions.
(2)	Please refer to Note 6 — Net Loss per Share for details.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Note 1 — Basis of Presentation

The unaudited pro forma condensed combined financial information is for illustrative purposes only. The financial results may have been different had the companies always been combined. You should not rely on the unaudited pro forma condensed combined financial information as being indicative of the historical results that would have been achieved had the companies always been combined or the future results that SPAC will experience. The Company and SPAC have not had any historical relationship prior to the Business Combination. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” Release No. 33-10786 replaces the existing pro forma adjustment criteria with simplified Transaction Accounting Adjustments and present the Management’s Adjustments. SPAC has elected not to present Management’s Adjustments and will only be presenting Transaction Accounting Adjustments in the following unaudited pro forma condensed combined financial information.

SPAC does not meet the definition of a “business” pursuant to International Financial Reporting Standards 3, Business Combinations (“IFRS 3”) as it is an empty listed shell holding only cash raised as part of its original equity issuance. As a result, the Business Combination does not qualify as a “business combination” within the meaning of IFRS 3; rather, the Business Combination was accounted for as a capital reorganization in accordance with IFRS 2. See Note 2 — Accounting for the Business Combination for more details.

PubCo and Merger Sub were incorporated for the sole purpose of effectuating the merger. They do not meet the definition of a business. PubCo financials were not considered in the pro forma presentation as PubCo has no material transactions.

The historical financial statements of the Company have been prepared in accordance with IFRS as issued by the IASB and in its functional and presentation currency of the CHF (“CHF” or “₣”). The historical financial statements of SPAC have been prepared in accordance with U.S. GAAP and in its functional and presentation currency of the United States dollar (“USD”). The unaudited pro forma condensed combined financial information reflects IFRS, the basis of accounting used by the Company. One adjustment required to convert SPAC’s financial statements from U.S. GAAP to IFRS for purposes of the unaudited pro forma condensed combined financial information were to reclassify SPAC Class A Ordinary Shares subject to redemption to non-current financial liabilities under IFRS 2. Another adjustment required to convert SPAC’s financial statements from U.S. GAAP to IFRS for purposes of the unaudited pro forma condensed combined financial information were to reclassify SPAC Warrants to non-current financial liabilities under IAS 32.

Further, as part of the preparation of the unaudited pro forma condensed combined financial information, certain reclassifications were made to align SPAC’s historical financial information in accordance with the presentation of the Company’s historical financial information.

The historical financial statements of SPAC have been translated into and are presented in CHF for the purposes of presentation in the unaudited pro forma condensed combined financial information using the following exchange rates:

●	at the period end exchange rate as of December 31, 2025 of US $1.00 to CHF ₣0.792675 for the balance sheet;

●	the average exchange rate for the year ended December 31, 2025, of US $1.00 to CHF ₣0.830495 for the statement of operations for the period ending on that date.

The following table sets out share ownership of PubCo following the consummation of the Business Combination:

	Shares	%
Company Shareholders	130,000,128	94.9%
SPAC Public Shareholders	82,685	0.1%
Initial Shareholders	6,100,000	4.3%
PubCo Treasury Shares[1]	775,000	0.6%
Total	136,957,813	100.0%

[1]	These treasury shares are reserved for future issuance for the CF&CO Fee Shares and Commitment Shares.

The pro forma adjustments do not have an income tax effect as they are either (i) incurred by legal entities that are not subject to a corporate income tax, or (ii) permanently non-deductible or non-taxable based on the laws of the relevant jurisdiction.

Upon consummation of the Business Combination, management performed a comprehensive review of the entity’s accounting policies. As a result of the review, management did not identify any differences that would have a material impact on the unaudited pro forma condensed combined financial information. As a result, the unaudited pro forma condensed combined financial information does not assume any differences in accounting policies.

Note 2 — Accounting for the Business Combination

The Business Combination was accounted for as a capital reorganization, in accordance with IFRS. Under this method of accounting, SPAC was treated as the “acquired” company for financial reporting purposes, and the Company was the accounting “acquirer”. This determination was primarily based on the assumption that:

●	The Company’s current shareholders hold a majority of the voting power of the combined company post Business Combination;

●	The Company’s operations substantially comprise the ongoing operations of the combined company;

●	The Company is the larger entity in terms of substantive operations and employee base; and

●	The Company’s senior management comprises the senior management of the combined company.

Another determining factor was that SPAC does not meet the definition of a “business” pursuant to IFRS 3, and thus, for accounting purposes, the Business Combination was accounted for as a capital reorganization, within the scope of IFRS 2. The net assets of SPAC were stated at historical cost, with no goodwill or other intangible assets recorded. Any excess of fair value of shares issued to SPAC over the fair value of SPAC’s identifiable net assets acquired represented compensation for the service of a stock exchange listing for its shares and was expensed as incurred.

Note 3 — IFRS Conversion and Presentation Alignment

The historical financial statements of the Company has been prepared in accordance with IFRS as issued by the IASB and in its functional and presentation currency of the CHF (“CHF” or “₣”). The historical financial statements of SPAC have been prepared in accordance with U.S. GAAP and in its functional and presentation currency of the United States dollar (“USD”). The unaudited pro forma condensed combined financial information reflects IFRS, the basis of accounting used by the Company. One adjustment required to convert SPAC’s financial statements from U.S. GAAP to IFRS for purposes of the unaudited pro forma condensed combined financial information were to reclassify SPAC Class A Ordinary Shares subject to redemption to non-current financial liabilities under IFRS 2. Another adjustment required to convert SPAC’s financial statements from U.S. GAAP to IFRS for purposes of the unaudited pro forma condensed combined financial information were to reclassify SPAC Warrants to non-current financial liabilities under IAS 32.

Further, as part of the preparation of the unaudited pro forma condensed combined financial information, certain reclassifications were made to align SPAC’s historical financial information in accordance with the presentation of the Company’s historical financial information.

The historical financial statements of SPAC have been translated into and are presented in CHF for the purposes of presentation in the unaudited pro forma condensed combined financial information using the following exchange rates:

●	at the period end exchange rate as of December 31, 2025 of US $1.00 to CHF ₣0.792675 for the balance sheet;

●	the average exchange rate for the year ended December 31, 2025, of US $1.00 to CHF ₣0.830495 for the statement of operations for the period ending on that date.

Note 4 — Adjustments to Unaudited Pro Forma Condensed Combined Statement of Financial Position as of December 31, 2025

The pro forma adjustments to the unaudited pro forma condensed combined statement of financial position as of December 31, 2025 are as follows:

A.	Reflects the ₣3.2 million of interest earned on the investments held in Trust Account subsequent to December 31, 2025.

B.	Reflects the redemption of 25,217,315 Voyager Class A ordinary shares at approximately ₣8.58 per share for an aggregate redemption payment of ₣216.4 million.

C.	Reflects the liquidation and reclassification of ₣0.7 million of funds held in the Trust Account to cash and bank balances that became available following the Business Combination.

D.

Reflects the settlement of deferred underwriting commission by cash upon the Closing of the Business Combination. Pursuant to the Fee Modification Agreement entered on May 27, 2026, SPAC and Company agreed that the original deferred underwriting commission shall be settled in a combination of cash and PubCo Ordinary Shares as follows:

(a)	Cash: $500,000 shall be paid upon the consummation of the Business Combination and $500,000 payable on or prior to the one-year anniversary of the Closing; plus

(b)	PubCo Ordinary Shares: $2,300,000 in PubCo Ordinary Shares shall be issued to the underwriters no later than the 30th day following the Closing and $4,700,000 in PubCo Ordinary Shares shall be issued to the underwriters no later than the 90th day following the Closing.

E.	Represents transaction costs incurred by SPAC and the Company of ₣1.5 million and ₣6.7 million, respectively, for legal, accounting and printing fees incurred as part of the Business Combination.

For the SPAC Transaction Costs, ₣0.8 million of these fees have been accrued as of the pro forma statement of financial position date. ₣0.2 million of these fees are related to D&O insurance and recorded as prepaid expenses. The remaining amount of ₣0.5 million is reflected as an adjustment to accumulated deficit.

For the Company Transaction Costs, ₣1.2 million of these fees have been paid as of the pro forma statement of financial position date. The remaining amount of ₣5.5 million is included as an adjustment to capital reserves.

F.	Reflects the issuance of 130,000,128 PubCo Ordinary Shares to the Company Shareholders at par value of ₣1/113.25 per share.

G.	Represents the elimination of SPAC’s historical accumulated losses after recording the transaction costs to be incurred by SPAC as described in (E) above and the waiver of amounts due to related parties as described in (N) below.

H.	Reflects the reclassification of 82,685 Voyager Class A ordinary shares subject to possible redemption to permanent equity.

I.	Represents the forfeiture of 225,000 SPAC Class B Ordinary Shares by Sponsor upon the Closing of the Business Combination.

J.	Reflects the exchange of 82,685 SPAC Class A Ordinary Shares and 6,100,000 SPAC Class B Ordinary Shares into the same number of PubCo Ordinary Shares with a par value of ₣1/113.25.

K.	On May 27, 2026, the Company signed a Securities Purchase Agreement with certain investors pursuant to which the Company will issue a Senior Secured Note to such investors with a principal amount of ₣21.8 million (or $27.5 million), which will be issued at a discount of 87.5%, resulting in net cash proceeds of approximately ₣19.1 million (or $24.1 million).

L.	Represents the expense recognized, in accordance with IFRS 2, for the excess of the deemed costs of the shares issued by PubCo and the fair value of SPAC’s identifiable net assets at the date of the Business Combination, resulting in a ₣89.3 million increase to accumulated loss. The fair value of shares issued was based on a market price of ₣13.57 per share (as of June 10, 2026).

	Actual Redemptions
	Shares	(in 000s)
SPAC shareholders of Class A Ordinary Shares	82,685
SPAC shareholders of Class B Ordinary Shares	6,100,000
	6,182,685
Deemed costs of shares to be issued to SPAC shareholders		₣	83,877
Net assets of SPAC as of December 31, 2025			(10,421)
Less: SPAC warrant liabilities			(4,169)
Less: SPAC transaction costs			(449)
Add: Waiver of amounts due to related parties			190
Add: Settlement of deferred underwriting commission			8,756
Add: Reclassification of shares subject to redemption to equity			710
Adjusted net assets of SPAC as of December 31, 2025			(5,383)
Difference – being IFRS 2 charge for listing services		₣	89,260

M.	Reflects the 775,000 reserved for future issuance for the CF&CO Fee Shares and Commitment Shares held by PubCo as treasury shares.

N.	Reflects the waiver of amounts due to related parties upon the Closing.

Note 5 — Adjustments and Reclassifications to Unaudited Pro Forma Condensed Combined Statement Of Profit or Loss for the Year Ended December 31, 2025

The pro forma adjustments included in the unaudited pro forma condensed combined statement of profit or loss for the year ended December 31, 2025 are as follows:

AA.	Reflect the elimination of interest income generated from the investments held in Trust Account.

BB.	Reflect the elimination of administrative service compensation and CEO compensation that will be ceased paying upon closing of the Business Combination.

CC.	Represents the preliminary estimated expense recognized, in accordance with IFRS 2, for the excess of the deemed costs of shares issued by PubCo over the fair value of SPAC’s identifiable net assets at the date of the Business Combination.

DD.	Reflects the change in fair value of the Financing Warrants issued with the Senior Secured Note after giving effect to the Business Combination as if it had occurred on January 1, 2025.

EE.	Reflects the amortization of the debt discount of the Senior Secured Note after giving effect to the Business Combination as if it had occurred on January 1, 2025.

Note 6 — Net Loss per Share

Represents the loss per share calculated using the historical weighted average shares outstanding, and the issuance of additional shares in connection with the Business Combination, assuming the shares were outstanding since January 1, 2025. As the Business Combination is being reflected as if it had occurred at the beginning of the period presented, the calculation of weighted average shares outstanding for basic and diluted loss per share assumes that the shares issued in connection with the Business Combination have been outstanding for the entire period presented.

Weighted average shares outstanding – basic and diluted	For the year ended December 31, 2025
Company Shareholders	130,000,128
Public Shareholders	82,685
Initial Shareholders	6,100,000
PubCo Treasury Shares[1]	775,000
Total	136,957,813

[1]	These treasury shares are reserved for future issuance for the CF&CO Fee Shares and Commitment Shares.

DILUTION

The sale of Ordinary Shares to Lincoln Park pursuant to the Purchase Agreement will have a dilutive impact on our shareholders. In addition, the lower the price of our Ordinary Shares is at the time we exercise our right to sell shares to Lincoln Park, the more Ordinary Shares we will issue to raise our desired amount of proceeds from the sale, and the greater the dilution to our existing shareholders.

The price that Lincoln Park will pay for our Ordinary Shares to be resold pursuant to this prospectus will depend upon the timing of sales and will fluctuate based on the trading price of the Ordinary Shares.

We define net tangible book value as the net book value of all assets including goodwill, intangibles and right of use lease assets balances, minus liabilities and does not include any deferred tax assets or deferred tax liabilities established to reflect timing differences between book and tax income. Our net tangible book value (deficit) as of December 31, 2025 on a pro forma basis after giving effect to the closing of the Business Combination and the transactions contemplated thereby, including the issuance of 340,910 Ordinary Shares to Lincoln Park as Commitment Shares contemplated by the Purchase Agreement, was CHF (88.1) million, or CHF (0.62) per share, based on 141,407,813 Ordinary Shares outstanding as of June 10, 2026. After giving effect to the assumed sale of 24,659,090 Ordinary Shares to Lincoln Park pursuant to the Purchase Agreement at an assumed sale price of $1.88 (CHF 1.52) per share (which represents the lesser of the lowest sale price on June 30, 2026 and the average three lowest closing sale price of our Ordinary Shares the last ten trading days ending on June 30, 2026), and after deducting estimated offering expenses payable by us, our as-adjusted net tangible book value as of December 31, 2025 would have been approximately CHF (50.8) million, or CHF (0.31) per Ordinary Share, on a pro forma basis. This represents an immediate increase in net tangible book value of CHF 0.31 per Ordinary Share to existing shareholders and an immediate decrease in net tangible book value of CHF 1.83 per Ordinary Share to investors in this offering.

The following table illustrates this dilution on a per share basis:

Assumed offering price per share	CHF	1.52
Historical net tangible book deficit per Ordinary Share at December 31, 2025 after giving effect to the Business Combination	CHF	(0.62)
As adjusted net tangible book value per share as of December 31, 2025, after giving effect to the offering attributable to new investors	CHF	(0.31)
Dilution per Ordinary Share to new investors in this offering	CHF	1.83

The table above excludes the following as of December 31, 2025:

●	Up to 1,422,251 Ordinary Shares issuable upon the exercise of virtual options under the VSOP assumed from legacy Veraxa Biotech AG as a result of the Business Combination;

●	Up to 21,828,044 Ordinary Shares issuable upon the exercise of Warrants, each with an exercise price of $11.50 per share;

●	Up to 5,000,000 Earnout Shares; and

●	An indeterminate number of shares issuable pursuant to conversion of the HTC Note.

MANAGEMENT DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of the financial condition and results of operations of Veraxa includes information that Veraxa’s management believes is relevant to an assessment and understanding of Veraxa’s consolidated results of operations and financial condition. You should read the following discussion and analysis of our financial condition and results of operations together with the audited consolidated financial statements for the years ended December 31, 2025 and 2024, and, together with the respective notes thereto, included elsewhere in this prospectus. This discussion and analysis should also be read together with the unaudited pro forma financial information as of December 31, 2025 in the section entitled “Unaudited Pro Forma Condensed Combined Financial Information”. This discussion contains forward-looking statements reflecting current plans, estimates and assumptions concerning events and financial trends that may affect future operating results or financial position, which involve risks and uncertainties. Actual results and the timing of events may differ materially from those contained in these forward-looking statements due to a number of factors, including those discussed in the sections entitled “Risk Factors” and “Disclosure Regarding Forward-Looking Statements” appearing elsewhere in this prospectus.

Overview

Veraxa Biotech AG is a Swiss company, based in Zurich with a focus on antibody therapies in medicine. The Company is an oncology-focused biotechnology Company with a clinical program in acute myeloid leukemia and two proprietary platform technologies that enable the development of new generations of antibody drug conjugates (“ADC”s) and T cell engagers.

Our goal is to establish a sustainable clinical pipeline of novel and differentiated oncology programs geared towards achieving superior efficacy while minimizing the burden of side effects for patients. Our proprietary platform technologies enable the development of new generations of targeted cancer treatments and position us as a pioneer in creating highly effective, targeted antibody-based therapies for cancer patients.

Our goal is to establish a sustainable clinical pipeline of novel and differentiated oncology programs geared towards achieving superior efficacy while minimizing the burden of side effects for patients. With our expertise and capabilities, we develop novel antibody-based drug platforms for the treatment of cancer.

Veraxa History

On February 15, 2021, Araxa Bioscience AG and VeLabs Therapeutics GmbH completed a contribution and merger agreement whereby the technology of ARAXA (technology for the modulation and development of antibodies) was combined with the technology of VeLabs (droplet-based microfluidic screening technology). As part of the contribution, 100% of the shares in both VeLabs and ARAXA were contributed in exchange for CHF 11.5 million shares of the Company. In accordance with IFRS 3 VeLabs was identified as the accounting acquirer based on its activity and size.

On December 29, 2023, the Company acquired all shares in Synimmune GmbH. Synimmune is a spin-off of the Department of Immunology at the University of Tübingen, which active in the field of innovative and effective anti-tumor antibodies for the treatment of patients with life-threatening diseases specializing in so-called rare hematopoietic malignancies. The “drug candidate” is the antibody FLYSIN, which had successfully completed a Phase I clinical trial for the treatment of AML.

On April 22, 2025, the SPAC, entered into a Business Combination Agreement, with the Company and Oliver Baumann, an individual, solely in his capacity as representative for the Company Shareholder Representative. Pursuant to the terms of the Business Combination Agreement, the Sponsor formed PubCo, and PubCo formed Merger Sub.

The Business Combination Agreement provided for, among other things, the following transactions: (i) the Initial Merger and (ii) the Acquisition Merger.

The Business Combination was consummated on June 10, 2026.

On May 5, 2025, the Company and OmniAb entered a strategic joint venture to develop a novel bispecific antibody drug conjugate (‘bsADC’) targeting solid tumors. The collaboration combines the Company’s proprietary technology with OmniAb’s platform to create next-generation cancer therapies. Both companies will jointly own and share future revenues from the resulting bsADC program.

Results of Operations

The following tables set forth our consolidated statement of operations for the years ended December 31, 2025 and 2024, and the dollar and percentage change between the two periods:

	For the years ended December 31,				Change		Change
	2025		2024		(CHF)		(%)
Revenue	₣	23,426	₣	-	₣	23,426	100%
Cost of goods sold		(7,965)		-		(7,965)	100%
Gross profit		15,461		-		15,461	100%

General and administrative expenses		(46,922,232)		(17,095,133)		(29,827,099)	174%
Research and development expenses		(10,264,123)		(6,310,608)		(3,953,515)	63%
Sales and marketing expenses		(6,948,456)		(3,635,658)		(3,312,798)	91%
Depreciation and amortization expenses		(2,097,225)		(1,876,482)		(220,743)	12%
Operating loss		(66,216,575)		(28,917,881)		(37,298,694)	129%

Change in fair value of contingent liabilities		(799,168)		(474,538)		(324,630)	68%
Currency exchange gain (loss)		(41,545)		624,154		(665,699)	(107)%
Other income		54,247		14,811		39,436	266%
Finance expenses		(3,552)		(291)		(3,261)	1,121%
Loss before taxes		(67,006,593)		(28,753,745)		(38,252,848)	133%

Tax benefit		392,603		620,774		(228,171)	(37)%
Net loss	₣	(66,613,990)	₣	(28,132,971)	₣	(38,481,019)	137%

Revenue

The Company generated revenue from projects for customers relating to the development, marketing and screening of antibodies. During the year ended December 31, 2025, total revenue was CHF 23,426 compared to nil in the prior year.

Cost of goods sold

Cost of goods sold for the period was CHF 7,965 compared to nil in the prior year. The principal drivers include consists primarily of personnel expenses for scientific staff performing development and data analysis.

General and administrative expenses

General and administrative expenses consist of costs, such as rent or lease costs, legal, audit and accounting services, and other professional fees, marketing costs, stock compensation, as well as personnel-related expenses for employees, executives and contractors.

The following table summarizes our G&A expenses by nature for the years ended December 31, 2025 and 2024:

	For the years ended December 31,
Category	2025		2024		Change
Personnel costs (excluding SBC)	₣	1,011,104	₣	685,163	₣	325,941
Stock-based compensation (SBC)		40,202,216		12,947,193		27,255,023
Other general and administrative expenses		5,708,912		3,462,777		2,246,135
Total G&A expenses	₣	46,922,232	₣	17,095,133	₣	29,827,099

General and administrative expenses increased by CHF 29.8 million. The increase is mainly attributable to an increase in our stock-based compensation expenses of approximately CHF 27.3 million in 2025, for an increase in the fair value of the awards driven primarily by the increase in the stock price input to the valuation model. For the increase, CHF 14.1 million is due to the ESOP which is all taken immediately and CHF 26.2 million is due to the VSOP which is over time. Also contributing to the increase was an increase in our professional consulting and accounting fees of CHF 1.8 million, as well as a CHF 0.3 million increase in salaries.

Research and development expenses

Research and development (“R&D”) expenses consist primarily of personnel-related costs, including salaries, benefits, and stock-based compensation for employees engaged in R&D activities; costs associated with external consultants and contractors; expenses for design and engineering tools; and other direct and indirect costs incurred in support of our product development efforts. All R&D costs are expensed as incurred.

The following table summarizes our R&D expenses by nature for the years ended December 31, 2025 and 2024:

	For the years ended December 31,
Category	2025		2024		Change
Personnel costs (excluding SBC)	₣	2,834,727	₣	2,718,483	₣	116,244
Stock-based compensation (SBC)		5,514,309		2,062,716		3,451,593
Other R&D expenses		1,915,087		1,529,409		385,678
Total R&D expenses	₣	10,264,123	₣	6,310,608	₣	3,953,515

The 63% increase in R&D expenses for the years ended December 31, 2025 and 2024 increased by CHF 3.5 million primarily relating to our stock-based compensation expenses. This increase relates to an increase in the fair value of the awards driven primarily by the increase in the stock price input to the valuation model. Also contributing to the increase was an increase in the purchase of design and engineering tools.

Currently, the Company does not track research and development expenses by product candidate. This is because our current activities remain in the discovery phase, where resources, personnel and external costs are shared across multiple research efforts and are not yet attributable to specific product candidates in a systematic manner.

Sales and Marketing expenses

Sales and marketing (“S&M”) expenses consist primarily of personnel-related costs, including salaries, benefits, and stock-based compensation for employees engaged in business development, partnership outreach, and corporate marketing activities. In addition, S&M expenses may include costs for participation in industry conferences, travel, promotional activities, and professional services related to commercialization planning.

The following table summarizes our S&M expenses by nature for the years ended December 31, 2025 and 2024:

	For the years ended December 31,
Category	2025		2024		Change
Personnel costs (excluding SBC)	₣	318,489	₣	317,373	₣	1,116
Stock-based compensation (SBC)		6,629,967		3,318,285		3,311,682
Total S&M expenses	₣	6,948,456	₣	3,635,658	₣	3,312,798

The 91% increase in S&M expenses for the years ended December 31, 2025 and 2024 increased by CHF 3.3 million primarily relating to our stock-based compensation expenses. This increase relates to an increase in the fair value of the awards driven primarily by the increase in the stock price input to the valuation model.

Although we have not yet generated product sales, we continue to incur these expenses to build brand awareness, establish relationships with potential customers and partners, and develop future go-to-market strategies.

Depreciation and amortization expenses

Depreciation and amortization consists primarily of depreciation of our IT systems and amortization of our technology. Depreciation and amortization expense for the years ended December 31, 2025 and 2024 was CHF 2.1 million and CHF 1.9 million, respectively.

Change in fair value of earn-out liabilities

Under the Synimmune acquisition agreement, Veraxa agreed to pay additional consideration upon completion of specific milestones. The fair value of the contingent consideration is recorded as a liability on our balance sheet and adjusted at the end of each reporting period based on the estimated probability of occurrence and the time factor. Any changes in fair value of the contingent liability due to assumption adjustments are recorded in the income statement. In 2025, an loss of CHF 0.8 million was recognized in relation to the increase in the fair value of our stock.

Currency exchange gain (loss)

Currency exchange gain (loss) decreased from a gain of CHF 0.6 million for the year ended December 31, 2024 to a loss of CHF 0.04 million for the year ended December 31, 2025. The decrease is directly attributable to the volatility of the Euro.

Other income

Other income was CHF 0.01 million immaterial in 2025, compared to immaterial in 2024. Other income primarily relates to increase in reimbursements received.

Finance Expenses

Finance expenses were immaterial in 2025 and 2024.

Tax Benefit

Income tax benefit of CHF 0.4 million in 2025 and CHF 0.6 million in 2024 resulted mainly from the amortization and impairment of intangible assets and a corresponding reduction in the temporary difference between the carrying amount of these assets and their tax base. Unless and until the Company becomes profitable in certain tax jurisdictions, we expect income tax losses and gains will primarily arise from variations of deferred tax assets and liabilities.

Liquidity and Capital Resources

Historically, the Company’s primary sources of liquidity have been cash flows from private fundraising offerings from related parties or other investors and other financing activities to fund operations. For the years ended December 31, 2025 and 2024, the Company reported operating losses of CHF 66,613,990 and CHF 28,132,971, respectively, and negative cash flows used in operations of CHF 9,902,331 and CHF 7,720,393, respectively. As of December 31, 2025, the Company had an aggregate unrestricted cash balance of CHF 1,613,989 a net working capital deficit of CHF 3,729,227, and accumulated deficit of CHF 98,478,340.

The Company’s future capital requirements will depend on many factors, including the timing and extent of spending to support further sales and marketing, and research and development efforts. In order to finance these opportunities, the Company will need to raise additional financing. While there can be no assurances, the Company intends to raise such capital through additional equity or debt fundraising activities. If additional financing is required from outside sources, the Company may not be able to raise it on terms acceptable to the Company or at all. If the Company is unable to raise additional capital when desired, the Company’s business, results of operations and financial condition would be materially and adversely affected.

Subsequent to December 31, 2025, on May 27, 2026, the SPAC, PubCo and the High Trail Affiliated Entities entered into a senior secured financing arrangement, pursuant to which PubCo issued a senior secured note in the aggregate principal amount of $27.5 million and a related warrant. The HTC Financing closed on June 15, 2026, and the Company received the related funding proceeds concurrently with the closing.

Also on May 27, 2026, Voyager, PubCo and Lincoln Park entered into a purchase agreement and related registration rights agreement (collectively, the “LPC Agreements”), pursuant to which Lincoln Park committed, subject to certain conditions and limitations, to purchase up to an aggregate of $50.0 million of Ordinary Shares over a 24-month period at market-based purchase prices (the “LPC Financing”). The LPC Financing provides PubCo with the ability to access additional capital at its discretion, subject to the terms of the LPC Agreements.

As a result of the above, in connection with the Company’s assessment of going concern considerations in accordance with IAS 1, management has considered the Company’s liquidity condition together with the cash proceeds received from, and access to capital provided by, LPC, which closed subsequent to December 31, 2025. Based on this assessment, management has concluded that the Company has sufficient liquidity to fund its planned operations and meet its obligations as they become due for at least the twelve months from the date these consolidated financial statements are available to be issued, and that no substantial doubt exists about the Company’s ability to continue as a going concern.

Cash flows for the years ended December 31, 2025 and 2024

The following table summarizes Veraxa’s cash flows from operating, investing and financing activities for the years ended December 31, 2025 and 2024:

	For the years ended December 31,
	2025		2024
Cash flow used in operating activities	₣	(9,902,331)	₣	(7,720,393)
Cash flow used in investing activities	₣	(437,176)	₣	(120,877)
Cash flow provided by financing activities	₣	6,590,858	₣	1,851,685

Cash flows used in operating activities

Net cash used in operating activities for the year ended December 31, 2025 was CHF 9.9 million compared to CHF 7.7 million for the year ended December 31, 2024, an increase of CHF 2.2 million. The increase was primarily due to an increase in the Company’s operating loss after non-cash items. The cause of the increase in the Company’s operating loss (excluding non-cash stock-based compensation) was a slight increase in cash expenses.

Cash flows used in investing activities

Net cash used in investing activities for the year ended December 31, 2025 was CHF 0.4 million compared to CHF 0.1 million for the year ended December 31, 2024. The increase was primarily related to an increase in the purchases of property and equipment.

Cash flows provided by financing activities

Net cash provided by financing activities for the year ended December 31, 2025 was CHF 6.6 million compared to CHF 1.9 million for the year ended December 31, 2024, an increase of CHF 4.7 million. The increase was due to an increase of the issuance of equity instruments to investors in 2025 compared to 2024 as well as loans received from a related party.

Off-Balance Sheet Arrangements

The Company does not have any off-balance sheet arrangements that have, or are reasonably likely to have, a material current or future effect on its financial condition, changes in financial condition, revenues, expenses, results of operations, liquidity, capital expenditures or capital resources.

Critical Accounting Policies and Estimates

Our operating and financial review and prospects were derived from our consolidated financial statements in conformity with IFRS as issued by the IASB. The preparation of the consolidated financial statements in conformity with IFRS requires management to make estimates and assumptions that affect the application of policies and reported amounts of assets, liabilities, income, expenses and related disclosures. The estimates and underlying assumptions are based on historical experience and various other factors that are believed to be reasonable under the circumstances, the results of which form the basis for making the judgments about carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates. The estimates and assumptions that have a significant risk of causing a material adjustment to the carrying amounts of assets and liabilities within the next financial year are described below.

●	The Company measures the cost of liability classified share based transactions, including contingent liabilities and Virtual Stock Option Plans (VSOPs), by reference to the fair value of the equity instruments at the date at which they are granted and each subsequent reporting date. Estimating fair value for share-based payment transactions requires determining the most appropriate valuation model, which is dependent on the terms and conditions of the grant. This estimate also requires determining the most appropriate inputs to the valuation model including the expected life of the share option, volatility and dividend yield and making assumptions about them. The assumptions and models used for estimating fair value for share-based payment transactions are disclosed in Note 13.

Recently Adopted Accounting Standards

New and amended standards and interpretations are described in Note 2 to our consolidated financial statements included in this prospectus.

Emerging Growth Company Status

In April 2012, the JOBS Act was enacted. Section 107(b) of the JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. Thus, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. The Company has elected to take advantage of the extended transition period to comply with new or revised accounting standards and to adopt certain of the reduced disclosure requirements available to emerging growth companies. As a result of the accounting standards election, the Company will not be subject to the same implementation timing for new or revised accounting standards as other public companies that are not emerging growth companies which may make comparison of its financials to those of other public companies more difficult.

The Company expects to retain its emerging growth company status until the earliest of:

●	The end of the fiscal year in which its annual revenues exceed $1.2 billion;

●	The end of the fiscal year in which the fifth anniversary of its public company registration has occurred;

●	The date on which it has issued more than $1.0 billion in non-convertible debt during the previous three year period; and

●	The date on which it qualifies as a large accelerated filer.

Quantitative and Qualitative Disclosures About Market Risk

For qualitative and quantitative disclosures about market risks including foreign currency risk, interest rate risk, liquidity risk and credit risk, see Note 12 to our consolidated financial statements included in this prospectus.

BUSINESS

Introduction

Company Overview & Background

Veraxa Biotech AG, formerly Veraxa Biotech Holding AG, is an oncology-focused biotechnology company Swiss corporation headquartered in Zurich, Switzerland and the listed combined public company resulting from the Business Combination completed on June 10, 2026. With our expertise and capabilities, we develop novel antibody-based drug platforms for the treatment of cancer. Our goal is to establish a sustainable clinical pipeline of novel and differentiated oncology programs geared towards achieving superior efficacy while minimizing the burden of side effects for patients. Our proprietary platform technologies enable the development of new generations of targeted cancer treatments and position us as a pioneer in creating targeted antibody-based therapies for cancer patients that we believe will be highly effective compared to conventional cancer therapies.

Our proprietary platforms for drug development fall under two main pillars, as will be further discussed below:

●	Click Chemistry Platforms: Our leading “Click Chemistry” platforms will potentially improve the efficacy of conventional antibody drug conjugates (“ADCs”), which are designed to eliminate cancer cells using chemotherapy drugs. Our Click Chemistry platforms include “Monospecific ADCs” and “Bispecific ADCs.”

●	BiTAC Platforms: Our innovative proprietary “BiTAC” (Bi-targeted Tumor-Associated Cytotoxicity) platforms enable the creation of highly specific dual-targeting therapies to fight cancer cells using ADCs as well as bispecific T-cell engagers (“TCEs”), which activate the body’s immune system to fight cancer cells (a type of immunotherapy). Our BiTAC platforms include “BiTAC-ADCs” and “BiTAC-TCEs.” Our BiTAC platforms are the only technologies in precision oncology that use a true and cancer cell selective 2-factor authentication process for tumor cell killing.

We develop these cancer programs based on:

●	Antibody targets selected for the highest therapeutic value.

●	An advanced generation of Bispecific ADCs highly differentiated through our efficient click-chemistry-based conjugation and payload technology.

●	Our disruptive/revolutionary/novel BiTAC antibody platforms that we believe will elevate safety and efficacy of cancer therapies to new levels.

ADCs will continue to be a main focus of our pipeline strategy (Monospecific ADC, Bispecific ADC and BiTAC-ADC). At the same time, our expertise and capabilities are applied to TCEs (BiTAC-TCE), and we aim to explore emerging synergies between existing and novel antibody modalities.

ADC and TCE modalities represent highly active and growing markets within the cancer medicine sector, respectively. In the first quarter of 2025, the ADC and TCE sectors witnessed significant strategic activities, including collaborations, licensing agreements, financing rounds, and acquisitions. In this highly dynamic market environment, companies are willing to invest significant amounts to get access to the most promising therapeutic programs and platforms.

Our ADC platform was established and validated with an anti-HER2 ADC. Our lead program, VX-A902, has demonstrated efficacy in vivo and is being considered for out-licensing. We have received interest from an investor regarding a potential in-licensing or acquisition of this program, although discussions are at a preliminary stage. We currently use our Click Chemistry ADC platform for the generation of Bispecific ADCs for both our own program (VX-A906) and for a program developed together with OmniAb (VX-A905).

In June 2026, we announced that we generated new in vitro proof-of-concept data validating its novel BiTAC-ADC technology platform and its potential to enable more precise and targeted cancer therapies. We use our BiTAC-TCE platform for the generation of various molecules for our own programs (VX-A903-1 and VX-A903-2). This platform is open for starting co-development programs with external parties. Our business development team is currently in contact with several global pharmaceutical companies that have expressed interest in our BiTAC technologies. These discussions vary in scope and focus, with certain companies evaluating our BiTAC-TCE technology, others evaluating our BiTAC-ADC technology, and some considering both. One of these discussions, which began nearly two years ago with a company specifically interested in our BiTAC-TCE platform, is more advanced and has involved multiple meetings, although no term sheet has yet been negotiated. The other discussions remain at earlier stages, but all counterparties have demonstrated strong interest and have requested ongoing updates as additional data become available. Feedback from interested pharmaceutical companies indicates that our BiTAC platforms represent a differentiated approach in precision oncology.

Our vision is a world where cancer is no longer a life-threatening diagnosis but a manageable condition. We envision a world where cancer patients live without fear, empowered by therapies that strike the disease, not the person. Our mission is to bring that vision to life through our development of next-generation cancer therapies that we believe will offer significantly improved safety and efficacy compared to traditional cancer therapies. We are not just building a pipeline. We’re building a future where cancer care is safer, more agile and more effective.

Company Background

We originated from scientific discoveries made at the European Molecular Biology Laboratory, a world-leading institute for life science research and ground-breaking enabling technologies. In 2020, our company started as a merger between two European Molecular Biology Laboratory spinoffs with superior core technologies in ADC-related chemistry and antibody development and screening.

Since inception and as a red line of our mission and technology DNA, we have developed pioneering innovations for the development of potentially safer and more effective cancer therapies in targeted oncology. We believe that the possible consequent reduction in toxicities from our therapies and a possible resulting application of higher drug doses reaching greater efficacy have been the red line of our innovation ethics. Initially, we performed as a service company offering our technologies to pharmaceutical and biotechnology companies. In 2023, VERAXA acquired in a pure share-based deal the Tübingen-based biotech company Synimmune AG and became the owner of VXA-901 (a Phase I clinical monoclonal antibody against AML. Subsequent earnouts of the Synimmune shareholders (up to a total share amount of EUR 17 million) are coupled to four milestone-based events after the asset acquisition, with three remaining milestones yet open. In 2024, VERAXA completed an exclusive in-licensing of the “Hemibody” platform from Würzburg-based biotech company Cherry Biolabs GmbH. The Hemibody platform is the immature precursor of our proprietary BiTAC-TCE platform, and after such in-licensing, we consequently transformed into an oncology-focused biotechnology and clinical drug development company.

Today, our Click Chemistry platforms and BiTAC platforms represent leading and highly innovative platforms, respectively, with an ultimate potential to increase the therapeutic windows of many cancer treatments and which we believe will have a game-changing potential towards a much better management of cancer.

Our leadership team brings deep expertise across oncology research and development, clinical development, chemistry, the commercialization of innovative technologies, company building, mergers and acquisitions, and venture capital. Together with our extended leadership circle, our leadership team leverages their collective experience from leading companies such as Amgen, Roche, Harpoon, Tularik, MorphoSys, and BASF Pharma.

Our Clinical Advisory Board is composed of highly distinguished clinical professors and directors. Notably, the chairman of our board, Professor Ralf Bargou, is one of the inventors of the world’s first approved cancer therapy based on TCE technology.

Since our inception, we have raised $60 million in capital to support the advancement of our technologies and programs. We are headquartered in Zurich, Switzerland, while all research and development activities are carried out by our wholly owned Subsidiary, VERAXA Biotech GmbH, based in Heidelberg, Germany.

Recent Developments

On July 20, 2026, we announced that we had received scientific advice from the German regulatory authority, the Paul-Ehrlich-Institute (PEI), regarding the underlying biology and proposed non-clinical development plan for our most-advanced development program based on our proprietary BiTAC-TCE technology. In the PEI’s Scientific Advice procedure, drug developers can consult with regulatory experts on how to best evaluate their new drug candidates with a key focus on safety and tolerability. The advice was given in a meeting in which we presented the scientific rationale for the BiTAC-TCE mechanism together with its proposed safety assessments and pharmacokinetics strategy. The supportive feedback indicates that the authorities understand the biological concept behind the dual-targeting, conditionally active BiTAC-TCE format, which provides an initial derisking of the development path and greater clarity as we advance our BiTAC-TCE program.

On July 6, 2026, we announced progress in our pipeline and partnering strategy, including tangible interest in our novel BiTAC technology and its applications in building a range of BiTAC-T cell engagers and BiTAC-antibody-drug conjugates, and our goal to have a first BiTAC-TCE candidate VXA-102 IND/CTA-ready by the beginning of 2028.

On July 2, 2026, we announced the initiation of cell line development for our lead BiTAC-TCE program. We engaged ATUM, a global leader in bioengineering and cell line development, to apply the proprietary Leap-In Transposase® technology to support stable clonal cell line generation.

On June 18, 2026, we announced that we had generated new in vitro proof-of-concept data validating its novel BiTAC-ADC technology platform and its potential to enable more precise and targeted cancer therapies. We also announced that, in in vitro studies, BiTAC-ADCs have shown to discriminate between breast cancer and healthy cells and have demonstrated efficient and dose-dependent killing of 3D tumor cell spheroids.

Market Landscape

Overview of the Cancer Market

Cancer is a complex group of diseases marked by the abnormal and uncontrolled growth of cells. These diseases are generally classified into two main categories: hematological malignancies (blood cancers) — such as leukemia and lymphoma — and solid tumors, which include cancers of the lung, breast, colon, and other organs. Solid tumors represent the largest and most commercially significant segment of the cancer landscape.

In 2022, there were approximately 20 million new cancer diagnoses and 9.7 million cancer-related deaths globally. Projections indicate a significant rise with over 35 million new cases anticipated by 2050 — a 77% increase — driven by factors such as population aging, growth, and lifestyle-related risks such as tobacco use, alcohol consumption, obesity, and environmental pollutants.

In the United States alone, 2024 estimates suggest about 2 million new cancer cases and 611,720 deaths annually, underscoring cancer’s position as the second leading cause of death in the country.

The financial demands of cancer care are intensifying, particularly within the solid tumor segment, which constitutes the largest and most commercially significant portion of the oncology market. According to Market Data Forecast, the global solid tumor market is projected to expand from approximately $431 billion in 2025 to $1,817 billion by 2033, reflecting a compound annual growth rate (“CAGR”) of 19.7%.

The escalating costs are also evident at the patient level. For instance, in the United States, the average cost for a patient undergoing immunotherapy was approximately $132,582 in 2021, significantly higher than the $26,095 average for patients not receiving immunotherapy. This disparity underscores the financial burden associated with advanced cancer therapies.

As the global burden of cancer continues to rise, the economic impact of solid tumor treatments is expected to grow correspondingly, necessitating strategic planning and resource allocation within healthcare systems worldwide.

Traditional cancer treatments encompass surgery, radiation therapy, and chemotherapy. A major limitation of chemotherapy is its negative impact on healthy cells throughout the body. Recent years have seen the emergence of more innovative targeted therapies designed to focus on specific genetic mutations within cancer cells, allowing for more precise treatment and less damage to healthy cells. Examples of such targeted therapies include ADCs and immunotherapies such as bispecific antibodies, including TCEs.

Each mode of cancer therapy, or treatment modality, offers distinct advantages and limitations, often necessitating a personalized approach based on the patient’s specific cancer type and overall health.

ADC Market

ADCs offer a promising solution to the toxicity of traditional chemotherapy treatment by delivering chemotherapy drugs (known as the “cytotoxic agent”) directly to cancer cells, thereby minimizing damage to healthy tissues. Because ADCs allow for more effective targeting of cancer cells, such treatment potentially minimizes damage to healthy cells and reduces the side effects often seen with traditional chemotherapy, such as hair loss, nausea and vomiting.

The global ADC market is experiencing significant growth, driven by the increasing demand for targeted cancer therapies. According to Mordor Intelligence, the ADC market is projected to expand from $16 billion in 2025 to $57 billion by 2030, reflecting a robust CAGR of 29.6% during this period.

Technological advancements have played a significant role in the market’s expansion. Innovations in linker technologies and antibody engineering have enhanced the efficacy and safety profiles of ADCs, making them more appealing for clinical use. Furthermore, the increasing number of clinical trials and strategic collaborations among pharmaceutical companies have accelerated the development and approval of new ADCs.

Regionally, North America holds the largest market share of ADCs, attributed to advanced healthcare infrastructure, substantial R&D investments, and a high prevalence of cancer. The Asia-Pacific region is identified as the fastest-growing region, driven by increasing healthcare expenditures and rising cancer incidence rates.

In summary, the ADC market is poised for substantial growth, supported by technological innovations, increasing cancer prevalence, and a global shift towards precision oncology. These factors collectively position ADCs as a pivotal component in the future landscape of cancer therapeutics.

Bispecific Antibody Market Including TCEs

Antibodies are the human body’s most effective and specific weapons against certain antigens resulting from intoxications such as drugs/chemical exposure and environmental pollutants, viral infections, bacterial infections, and even from antigens found on tumor cells. In certain targeted immunotherapies, antibodies are used to specifically bind to a target protein, known as a tumor-associated antigen (“TAA”), and harm the cancer cells by interacting with some of their intracellular processes, disrupting the cancer cell outer membranes, and/or targeting the cancer cells for immune destruction. Bispecific antibodies (known as bsAbs or bispecifics) are engineered to bind to two TAAs instead of one. TCEs are a novel type of bispecific antibodies that links a TAA with the CD3 receptor on T cells, which are used by the immune system to fight cancer cells. TCEs effectively mobilize the immune system to destroy cancer cells.

The global market for bispecific antibodies—including TCEs—is undergoing rapid expansion, fueled by advancements in antibody engineering and increasing demand for precision immunotherapies. According to Precedence Research, the global bispecific antibodies market was valued at around $18 billion in 2025 and is projected to reach around $112 billion by 2030, reflecting an exceptionally strong CAGR of 44.2% over the forecast period. This growth is driven by the increasing prevalence of cancer and autoimmune diseases, along with significant R&D investment and improvements on the regulatory side of drug development and market approval. The approvals of innovative therapeutics like blinatumomab (brand name Blincyto) and teclistamab (brand name Tecvayli) have demonstrated the clinical potential of bispecific antibodies and catalyzed further investment in this treatment modality.

North America currently dominates the bispecific antibody market, supported by a strong biopharmaceutical ecosystem, high levels of oncology-related R&D, and favorable insurance reimbursement frameworks. However, the Asia-Pacific region is projected to experience the fastest growth, driven by rising healthcare expenditures, improving access to medications based on drugs derived from living organisms (biologicals), and increasing cancer incidence.

The convergence of advanced antibody design platforms, improved linker technologies, and scalable manufacturing processes has positioned bispecific antibodies—and especially TCEs—as a key pillar of next-generation cancer immunotherapy strategies. As the number of clinical programs increases and more agents enter late-stage trials, the therapeutic and commercial relevance of TCEs will only continue to expand.

Our Concepts for Targeted Therapies

Overview of Targeted Therapies

Traditional cancer treatments encompass surgery, radiation therapy, and chemotherapy. As noted above, targeted (antibody) therapies are changing the landscape of current cancer care. Unlike traditional chemotherapy, which affects both cancer cells and healthy cells due to its non-specific mechanism of action, targeted therapies are designed to selectively accumulate in tumor tissue. These therapies employ chemotherapeutic agents or other biologically active substances conjugated to targeting moieties that recognize and bind to specific markers expressed by cancer cells. These targeted antibody therapies currently enhance the precision and efficacy of cancer treatment by increasing the cytotoxic effect on malignant cells while minimizing damage to surrounding healthy tissue. Moreover, targeted therapies enable the development of personalized treatment regimens tailored to specific cancer subtypes characterized by distinct molecular profiles.

The main therapeutic innovations have been achieved in:

●	ADCs: This treatment represents a fusion of targeted therapy and traditional chemotherapy. While traditional chemotherapy delivers cytotoxic agents to all cells, ADCs deliver cytotoxic agents directly to cancer cells while minimizing damage to healthy tissues.

●	TCEs and Other Immunotherapies: These treatments leverage the body’s own immune system to identify and destroy cancer cells more effectively. This category includes approaches such as checkpoint inhibitors, CAR-T cell therapies, and TCEs, which are designed to redirect T cells to recognize and kill tumor cells with high specificity.

The Problem with Targeted Therapies

Targeted therapies have historically shown promise in improving cancer treatment outcomes, including significant improvement in patient lifespan and time to relapse, but they are far from providing a cure. Additionally, many cancer patients don’t respond to existing targeted therapies at all. A major limitation of targeted therapies are the collateral toxicities on healthy cells and tissues. These toxicities result in specific side effects known as treatment-related adverse events (“TRAEs”).

TRAEs often result from targeted therapies because the targets—the TAAs — that cytotoxic agents target in such therapies are not entirely specific to tumor cells. TAAs are overexpressed on tumor cells but, in almost all cases, they are not exclusively expressed on cancer cells. The vast majority of TAAs are also widely expressed on healthy tissues throughout the body. When cytotoxic agents target a TAA on healthy cells, the drugs have a toxic effect on the healthy cell. These toxicities are termed “on-target/off-tumor toxicities.” Consequently, there is poor discrimination between tumor cells and healthy cells when targeting just one TAA (mono-targeting) in targeted cancer therapies, thus leading to high systemic toxicity and resulting TRAEs.

TRAEs, if severe, can result in life-threatening conditions for patients and often result in the patient being taken out of treatment. TRAEs are also a major reason for failure of investigational new drugs in clinical development, especially if the TRAEs appear at doses at which the cytotoxic agents have not achieved any therapeutic effect. Such limitations have underscored the need for more precise delivery mechanisms that can differentiate between tumor cells and healthy cells.

Our Concepts for Improving Targeted Therapies

We are improving upon conventional targeted therapies through our proprietary platform technologies for drug development. Each platform technology includes several underlying technological inventions proprietary to us, each as further discussed in the sections below:

Click Chemistry ADC Platforms:

●	Monospecific ADC platform with click chemistry-based antibody conjugation and hydrophilic linker-payloads using a mono-targeting approach with one molecule.

●	Bispecific ADC platform with click chemistry-based antibody conjugation and hydrophilic linker-payloads using our dual-targeting (“AND-Gate”) approach (as discussed further below) with one molecule.

●	Enabling Technologies:

○	Site-specific modification (addition of click group) of antibodies or other proteins via (i) glycan engineering and (ii) genetic code expansion.

○	Generation of clickable linker-payloads.

○	Click chemistry-based conjugation reaction.

Our Click Chemistry ADC platforms represent a significant step forward in addressing the limitations of conventional targeted therapies. Through innovations in linker chemistry and conjugation strategies, our Monospecific ADC platform has demonstrated a reduction in systemic toxicity and an improved ability to concentrate cytotoxic agents at the tumor site. Despite these advances, on-target/off-tumor toxicity remains a concern because certain TAAs targeted by ADCs may also be expressed at low levels in healthy tissues. To further circumvent this issue, we are focusing on bispecific antibodies as targeting moieties in our Bispecific ADCs. This leads to higher selectivity for the tumor tissues over heathy tissues by utilizing enhanced internalization via targeting of two co-localized antigens.

BiTAC Platforms:

●	BiTAC-ADC to generate conditionally active ADCs using our dual-targeting AND-Gate approach with two molecules.

●	Enabling Technologies:

○	Generation of inactivated activator-carrying molecules.

○	Generation of caged payload (protoxin)-carrying molecules.

○	Unlocking the payload from the caged payload (protoxin)-carrying molecules via a rapid and highly efficient chemical reaction with the activator, termed “click-to-release”.

●	BiTAC-TCE to generate conditionally active TCEs using our dual-targeting AND-Gate approach with two molecules.

●	Enabling Technologies:

○	Generation and optimization of split CD3-binding molecules.

○	Generation and optimization of half-life-extended molecules with various geometries (formats).

To further enhance therapeutic selectivity and safety, we are also advancing our novel proprietary BiTAC platforms, which enable the creation of highly specific dual-target therapies, including ADCs and bispecific TCEs. Our BiTAC platforms offer distinct advantages over conventional methods to source and design such therapeutic candidates. BiTACs rely on a novel antibody architecture with two complementary antibody precursors, which only form the therapeutically active molecule when a pair of respective different targets are present in proximity on the cancer cells. This built-in safety feature is the key to reducing off-tumor toxicities. As opposed to standard cancer treatments, we believe that our BiTAC treatments will be able to be applied at high non-toxic doses to precisely eliminate tumor cells, enabling doctors to apply optimal dose levels for a superior therapeutic effect compared to existing cancer therapies.

We believe that the progression from conventional targeted therapies to our Click Chemistry ADC platforms and ultimately to our BiTAC platforms reflects a fundamental evolution in precision oncology, with the potential to redefine safety standards and broaden the clinical utility of cytotoxic therapeutics.

Our Dual-Targeting/AND-Gate Concept

As opposed to targeting a single TAA in targeted therapies, the targeting of two TAAs (“dual-targeting”) can strongly increase selectivity towards tumor cells. Our therapeutic candidates are designed to exhibit their activity preferably or even exclusively—for BiTACs—if they bind to two TAAs on the same cell, to one TAA and the other TAA. This concept is the crux of our AND-Gate concept. We therefore clearly differentiate from other dual-targeting approaches where binding to one or the other TAA is sufficient to exhibit activity (referred to as the “OR-Gate” concept). Modalities, such as ADCs or TCEs following the OR-Gate concept bind to single target-positive tumor cells and healthy cells and thereby increase on-target/off-tumor toxicities for both TAAs. In consequence, healthy cells expressing either one or the other TAAs are harmed. In contrast, our AND-Gate concept is designed to shut off on-target/off-tumor toxicities for both TAAs. In consequence, healthy cells expressing either one or the other TAAs are spared. Furthermore, our dual-targeting AND-Gate approach enables the use of well-studied TAAs for which drug candidates failed in clinical development due to toxicity issues.

We have implemented the dual-targeting AND-Gate concept for our Bispecific ADC, BiTAC-TCE and BiTAC-ADC candidates.

Bispecific ADC
BiTAC-TCE
BiTAC-ADC
VERAXA
Targeting of 2 antigens
required for functionality
(AND-gate approach)
Cancer Cell
Current Technologies
Targeting of 1 antigen
sufficient for functionality
ADC
CAR-T
Bispecific Ab

Our BiTAC Concept

Our BiTAC platforms function through AND-Gate logic, requiring the co-expression of two tumor-specific markers to trigger drug activation. This conditional dual-targeting approach means that we believe our BiTAC platforms offer the potential to eliminate systemic toxicity (“off-target toxicities”) entirely by restricting therapeutic activity strictly to malignant cells. In other words, BiTAC-ADCs and BiTAC-TCEs are precision weapons that predominantly kill cancer cells while keeping healthy cells intact.

Our BiTAC-ADC modalities represent a completely new generation of ADCs. We use a two-molecule approach where each molecule addresses a specific antigen on the same cancer cells. One molecule carries a prodrug (the ‘locked’ cytotoxic agent, inactive, protoxin) whereas the other molecule carries the activating ‘key.’ Only when both molecules are internalized into the same cell—after binding their respective antigens on the same cell—the cytotoxic agent is released and able to exhibit its cytotoxic activity. Both molecules are inactive on healthy cells expressing either one or the other TAA only (AND-Gate concept to abolish on-target/off-tumor toxicities). In addition, our prodrug approach is specifically designed to diminish systemic off-target toxicities that are the major limitation for conventional ADCs.

Our BiTAC-TCE modalities are basically tri-specific antibodies split into two complementary halves. Only when the two halves simultaneously bind their respective antigens on one single cell, they assemble and reconstitute the original CD3-binding site to engage T cells. They are inactive on healthy cells expressing either one or the other TAA only (AND-Gate concept to abolish on-target/off-tumor toxicities). Further, each of the complementary halves is unable to bind to CD3 on T cells. In consequence, T cells won’t be systemically activated. Systemic T cell activation induced by conventional TCEs is one of the major causes of cytokine release syndrome (“CRS”), a serious condition that can occur as a side effect of immunotherapies (especially ones involving T cells). CRS is an overreaction of the immune system causing an excessive release of cytokines. CRS can cause a range of side effects, from mild flu-like symptoms to severe complications like organ failure. Our BiTAC-TCEs are designed to drastically reduce systemic toxicities like CRS, therefore exhibiting a potential superior off-target safety profile compared to conventional TCEs. Another advantage lies in the simplicity of our approach compared to competitor approaches that rely on additional catalysts (e.g. proteases) or certain environmental conditions (e.g. low pH) to unleash the functionality of their molecules.

Taken together, our AND-Gate approach realized in our BiTAC platforms allow for precision targeting of cancers not amenable to current anti-tumor therapies. In comparison to current treatment modalities, we believe they will be able to be applied at high non-toxic doses to precisely eliminate tumor cells because they prevent both on-target/off-tumor toxicities and broader systemic off-target toxicities. We believe this will make our BiTAC platforms able to achieve superior efficacies and more durable responses to improve patient outcomes. Thus, we believe our BiTAC platforms will expand the therapeutic window for a range of solid tumor therapies, addressing the limitations of current standard-of-care options. If successful, BiTAC could represent a transformative leap in oncology therapeutics by providing high-potency treatments with minimal collateral damage to healthy tissue, representing a new generation of safer drugs.

Our Click Chemistry ADC Platforms

As noted above, traditional cancer treatments like chemotherapy are now often complemented by several approved targeted therapies directed specifically at certain cancer cells. Although associated with certain benefits, all of these therapies come with their specific limitations and are not suitable for all cancer patients. However, ADCs are well suited to improve upon these treatments and are increasingly becoming the backbone of therapeutic options in oncology. Currently, there are 17 approved ADCs in different regions, with leading molecules like Enhertu, already pushing for first-line treatment. Antibody-based therapies like ADCs have revolutionized cancer therapy and have contributed to significantly improved overall survival rates following cancer diagnosis. As the cancer therapy landscape matures further, the future medical need will increasingly shift to effective treatments with superior safety profiles, reducing the severe side effects seen with the current-generation products or avoiding them altogether. We are building ADC platforms that we believe are well suited to meet this future demand.

Overview of ADCs

ADCs are a targeted cancer therapy designed to deliver highly potent cytotoxic agents (the “cytotoxic payload”) directly to specific tumor cells, aiming to maximize tumor killing while minimizing harm to healthy tissue, opposed to traditional chemotherapy, which harms all cells. ADCs are designed to selectively target antigens found predominantly on malignant cells or their environment. Due to the high specificity of the antibody component, ADCs primarily bind to tumor cells expressing the target antigen. Upon binding, the ADC is typically internalized by the cancer cell, where intracellular mechanisms—such as proteolytic degradation within lysosomes or cleavage of a chemical linker—release the cytotoxic payload. Once a sufficient intracellular concentration of the cytotoxic agent is reached, cell death is induced. In addition to the direct cytotoxic effect, certain payloads are capable of diffusing across cell membranes, thereby exerting therapeutic activity on neighboring tumor cells that may not express the target antigen. This mechanism, known as the ‘bystander effect’, can enhance overall antitumor efficacy.

An ADC is composed of three main components:

(1)	An antibody that selectively targets an antigen predominantly occurring on tumor cells.

(2)	A cytotoxic agent, called a warhead or toxin, inducing killing of the respective tumor cell.

(3)	A chemical linker that connects the antibody to the warhead. Together, the linker and toxin form the payload. Additionally, the type of chemical linker depends on the conjugation method.

The figure below illustrates composition and the working principle of an ADC.

ADC Component #1: Antibodies

The first component of an ADC is the antibody, which functions as a highly selective targeting moiety. It binds specifically to an antigen that is predominantly expressed on tumor cells or other cells within the tumor microenvironment. This targeted approach allows ADCs to maximize the impact on tumor cells over healthy cells that do not express the target antigen. Therefore, ADCs enable the use of more potent cytotoxic agents that would otherwise be intolerable if delivered systemically, such as in conventional systemic chemotherapy.

There are two key considerations for the targeted antigen selection: the selective expression of the antigen on target (tumor) cells and the level of antigen overexpression. with higher levels of antigen expression because of the antibody-antigen targeting delivers the cytotoxic agent in quantities directly proportional to the level of antigen expression on the tumor cells. Likewise, ADC efficacy is lower with cells that have less target antigen expression and accordingly on ADC designed against a cancer-specific antigen is lowly toxic toward healthy tissues. Generally, healthy tissues have lower antigen expression than tumor cells.

ADC Component #2: Cytotoxic Agent

The second component of an ADC is the cytotoxic agent, which is responsible for killing the target cancer cell once internalized. The most commonly used toxins include tubulin inhibitors, including maytansines, auristatins, and topoisomerase-I inhibitors, such as SN-38, Dxd or Exatecan. With the superior clinical efficacy demonstrated by Enhertu, the latter are especially utilized for current ADC developments. Although partially also explored for conventional chemotherapies, only ADCs enable use of those potent cytotoxic agents for cancer therapy due to the reduced systemic toxicity. Upon internalization, they cytotoxic agent (“warhead”) is released within the target cell, triggering cell death through a mechanism specific to the class of cytotoxin used. Some warheads may also diffuse to and eliminate neighboring tumor cells that lack the target antigen—a phenomenon known as the “bystander effect”—which can enhance ADC efficacy in tumors with variable antigen expression.

ADC Component #3: Chemical Linkers (and Conjugation Methods)

The third and final component is the chemical linker that connects the antibody to the warhead. Linker stability and functionality are critical to the overall efficacy, safety, and tolerability of an ADC. In systemic circulation, the linker must remain stable to prevent premature release of the cytotoxin, which would otherwise cause severe systemic off-target toxicity. Once internalized by the target cell, the linker must efficiently release the warhead to achieve therapeutic activity.

Linkers are typically categorized as either cleavable or non-cleavable. Cleavable linkers are designed to release the toxin inside the cell through enzymatic activity or intracellular processes. The cleavage mechanism can be of importance to the safety profile of the ADC because certain cleaving enzymes can be overexpressed in tumor cells, providing an additional preference of killing cancer cells over healthy tissue. In contrast, non-cleavable linkers depend on the complete lysosomal proteolytic degradation of the antibody to release the payload because the cytotoxic agent is permanently coupled to the non-cleavable linker and conjugated amino acid of the antibody. This results in the payload remaining attached to an antibody fragment, which may limit its ability to diffuse into neighboring cells—potentially reducing the bystander effect and efficacy in tumors with heterogeneous antigen expression.

Conjugation Methods: An ADC is prepared using conjugation methods to connect all three components described above: the antibody, the cytotoxic agent, and the linker. Conjugation methods can be either suitable for attaching cytotoxic agents to native – meaning completely unaltered – antibodies or require prior engineering of the targeting moiety. Subsequently, the different conjugation methods can either produce a mixture of different ADC species, such as when a traditional chemical conjugation is performed, or produce more homogenous ADCs using a site-specific conjugation method that only attaches payloads to defined sites on the antibody. The site-specific methods, although more complex to perform, often provide advantages over the traditional conjugations, namely in that the resulting ADCs are more homogenous and improved properties, like efficacy and tolerability.

Our Concept for Monospecific ADCs and ADC Screening

We have developed an ADC platform that harnesses innovative technology covering all components of ADCs to enable us to build a diverse pipeline of potential leading ADCs. This may also allow us to address wider populations of cancer patients with a traditional ADC approach, by broadening the feasible target space for targeted chemotherapy.

Our Proprietary Enabling Technologies

We employ proprietary conjugation, linker and potent hydrophilic payload technologies to create ADCs with defined drug-to-antibody ratios (“DAR”), resulting in potentially improved therapeutic windows and optimized pharmacokinetics. Through site-specific glycan engineering, efficient click chemistry and payloads with differentiated mode-of-action (“MoA”), we enable homogenous ADCs with potentially enhanced safety and efficacy. We uniquely integrate functional antibody screening with bioconjugation capabilities to solve critical challenges in ADC discovery and development. Our biochemical innovations support the design and generation of next-generation ADCs. With our optimized bioconjugation process based on the highly efficient click chemistry we believe we will be able to yield uniform and safe ADCs while reducing production costs.

To enable the conjugation/attachment of payloads to antibodies, this first requires modification of the antibody to introduce our proprietary click chemistry, which is the foundation for all our antibody conjugation technology components. Based on the reactions of trans-cyclooctenes (“TCOs”) with tetrazines, this allows for most efficient and facile manufacturing of ADCs. As opposed to traditional maleimide-based cysteine conjugation, which is prone to premature payload release during systemic circulation, the conjugation resulting from our proprietary click chemistry remains stable throughout the whole lifecycle of the ADC. In comparison with current click-type bioconjugation methods, we utilize the only conjugation chemistry for ADCs that is more efficient than traditional cysteine modification and possesses reaction kinetics up to magnitudes faster than previous copper-free click chemistry of competitors (lowest reaction rate constant (k)). Because the synthesis and conjugation of payload is one of the main cost driving factors for ADC manufacturing, this enables us to reduce the cost-of-goods by lowering the required amount of payload.

Conjugation Methods

Conjugation Method #1: Genetic Code Expansion (“GCE”)

“Genetic code expansion” (“GCE”) technology allows the selective site-specific introduction of our proprietary click chemistry as non-canonical amino acid (“ncAA”) into a variety of different antibody formats. Due to the extensive engineering required by this approach with multiple components being introduced into the antibody producing organism, we have established a suit of proprietary components covering this method towards use of our potential leading click chemistry. Different conjugation sites yield ADCs with significantly different properties, especially regarding efficacy and manufacturability. With our extensive knowledge of optimal conjugation positions and expertise in this GCE engineering, we are able to utilize this intricate technology for especially demanding applications, whenever needed.

We used this technology to produce different variants of an anti-HER2 antibody, containing the ncAA at different positions in the antibody sequence, to show the influence of the incorporation site on efficacy, cytotoxicity and hydrophobicity. We conjugated an auristatin payload to the variants and analyzed several characteristics, including the cytotoxicity against cancer cells. We could show that the conjugation site can influence the overall key parameters of an ADC, such as binding, cytotoxicity and hydrophobicity.

Conjugation Method #2: Glycan Conjugation

For our internal programs, we have developed a proprietary glycan engineering method to introduce our click chemistry directly into native antibodies. We expect this to be the quickest and most cost-efficient way to drive ADC programs towards clinical development.

All antibodies possess two glycans (complex sugar post-translational modifications) located at the same specific position on their heavy chain. By first cutting most of the sugars from this position and then introducing a sugar bearing our click chemistry, we are able to perform a site-specific modification on every antibody using our technology. This means that later the payload will also be conjugated homogenously and site-specifically at this position. The native glycan naturally attached at the specific heavy chain position usually induces biological functions related to immune response, leading to the antibody uptake into cells the antibody binds, so modification of that glycan moiety abrogates this mechanism. Reducing or abolishing binding to different Fcγ-receptors improves the safety profile and pharmacokinetics of the ADCs produces. Additionally, we and others have demonstrated that the glycosylation site is privileged in regards of resulting in highly efficacious and tolerable ADC molecules. Furthermore, the payload will be protected against catabolic processes during circulation by being shielded by the antibody, as it most probably will reside in a protected pocket of the biomolecule. That is why we believe that this site of conjugation will be best suited to guarantee optimal safety and efficacy of our future ADCs.

We have established a very efficient and high yielding glycan engineering process to introduce our proprietary stable TCO into a remodeled glycan of native antibodies. To achieve further complete homogeneity between different antibodies, which may differ in their glycan species attached, we are trimming the oligosaccharide chain down to only one sugar, which will always be constant. Afterwards, we attach a sugar moiety bearing our proprietary TCO to the remaining sugar acceptor. Although involving several consecutive steps, we are able to conduct this process in one-pot and achieve complete modification of the antibody with our click chemistry without negatively impacting the process and quality parameters at all. We already demonstrated the modularity and scalability of our approach. Enabled by our proprietary stable TCO-moiety, we observe the storage stability and complete preservation of the click reactivity of such modified antibodies also over longer periods of time or stressed conditions, including freeze-thaw cycles which are important for material transfer between contract manufacturing organizations.

Payload Platform

Our conjugation technologies introducing the respective click moieties into antibodies are complemented by our hydrophilic tetrazine payload platform. Here we modified the reactive counterpart to the TCO, the tetrazines, with a highly hydrophilic group, bearing negative charges under physiological conditions. These phosphonate-modified tetrazines, which we varied also in other parameters like developability and conjugation efficiency, serve as basis for creation of a variety of different payloads. By introduction of this charged moiety, we achieved several benefits:

●	Facilitated Bioconjugation. Improved aqueous solubility of the payload the process of bioconjugation can be conducted in aqueous buffers with only minimal addition of organic solvents. These conditions are beneficial for handling of the antibody and do not lead additional aggregation or decomposition of the biomolecule.

●	Reduced Aggregation. The polar nature of the phosphonate tetrazines effectively abrogates aggregation during the bioconjugation process. Additionally, the charged moiety strongly suppresses the aggregation tendency during storage or even stressed conditions like repeated freeze-thaw cycles.

●	Improved Pharmacokinetic Profile. The negatively charged phosphonate also increases the hydrophilicity of the final ADC and allegedly leads to repulsion of the also negatively charged cell surfaces, so the tetrazine platform leads to an improved pharmacokinetic profile and reduced unspecific uptake of the ADC.

Through our expertise in ADC design, we selected the most appropriate linker for downstream development. As mentioned above, tumor selective cleavage mechanisms can contribute to more selective tumor targeting and better tolerability of ADCs. The linker of choice for us is therefore based upon cleavage of β-glucuronide through lysosomal β-glucuronidase. This linker harnesses multiple advantages:

●	β-glucuronidase is overexpressed in basically all cancer types and only active at low pH in lysosomes, so there is no activity in systemic circulation.

●	Due to the predominant occurrence in cancer cells, β-glucuronidase enables a tumor-selective lysosomal catabolism, which contributes to reduction of TRAEs.

●	β-glucuronidase consists of a carbohydrate moiety, which is highly hydrophilic and therefore serves to further improve the pharmacokinetic profile of the ADC.

Due to the inherent instability of the glucuronide linker in certain previous applications, a widespread application has not yet been possible. With our tetrazine platform, however, this linker is entirely stable, which we could also show during in vivo cell line-derived xenograft (“CDX”) mouse experiments, where no premature release of any payload could be detected. This brings us in the privileged position to harness the tumor selective nature of this moiety to complement our payload platform.

Toxin Platform

Our payload platform is suited for integration of basically any currently explored warheads for ADCs. The most common MoAs—tubulin inhibition and topoisomerase I inhibition—could be implemented already using freedom-to-operate toxins, monomethylauristatin A (“MMAE”) (tubulin inhibition) and Exatecan (Topo-I inhibition) respectively. In order to not only outcompete current technologies, but also shape the next generation of ADCs, we are developing a proprietary toxin platform addressing the upcoming resistance and sequencing issues caused by exploitation of only the latter two MoAs for ADCs in cancer therapy. Therefore, we are leveraging next-generation pyrollobenzodiazepine dimer (“PBD”) technology to develop potentially highly potent yet safe warheads in a prodrug approach. PBDs have shown following benefits:

●	Higher cytotoxic potency compared to payloads used in currently marketed ADCs.

●	Effective targeting of tumors with low antigen expression, where conventional ADCs often show limited activity.

●	PBD-induced interstrand DNA cross-links are non-distortive, allowing them to evade cellular DNA repair mechanisms and persist in tumor cells, potentially leading to deeper and more durable responses, including in treatment-resistant cancers.

●	Controlled bystander effect, enabling the killing of adjacent antigen-negative tumor cells while minimizing systemic toxicity.

●	Triggering of immunogenic cell death, offering the potential for synergy with immuno-oncology therapies.

Our proprietary PBD-prodrug platform differentiates from conventional ADC payloads through a unique mechanism of action. Unlike traditional warheads, PBDs induce DNA interstrand cross-links without causing significant distortion of the DNA helix, a characteristic that may reduce detection by the cell’s DNA repair mechanisms and enhance therapeutic efficacy. In preclinical studies, the unconjugated PBD warheads have shown cytotoxic potency up to 100 times greater than that of toxins used in currently marketed ADCs by comparing the individually determined potency on several human cancer cell lines. This supports their potential to drive improved clinical outcomes in oncology indications. However, as the great majority of clinically explored PBD-based ADCs have failed due to significant toxicities, they require not only stable connection to the antibody but also masking of their systemic activity to unfold their full therapeutic potential. Hence, adding up onto our stable linker technology, we are employing those molecules in a prodrug approach, meaning deactivation of the payload, by chemical modification, until it reaches its target and internalizes into the tumor cell. Similar approaches have already shown significantly reduced clinical toxicities.

Bioconjugation

Exploiting the advantages of our potential chemistry, we can very readily achieve the conjugation of our TCO-modified antibodies with our tetrazine payloads. The bioconjugation process can be conducted quantitatively under an hour—due to its fast reaction kinetics—with minimal payload excess in any aqueous buffer, as the click reaction is independent of the employed pH.

In Vivo Validation

Combining our components into the final ADC molecule produces molecules with outstanding properties and performance. We demonstrated the highly promising potential of our ADC technology in comparison with current leading therapeutics. We created a MMAE ADC (VXA-210) by modifying trastuzumab, the targeting moiety of Kadcyla® and Enhertu®, with our glycan engineering platform and conjugating it to our phosphonate-tetrazine payload, bearing a MMAE warhead, to achieve a final DAR of 2. An evaluation in comparison with Enhertu® as indicator of efficacy in an in vivo CDX mouse model yielded an early indication of the influence of our proprietary conjugation and linker technology. In this in vivo efficacy experiment, mice were engrafted with tumor cells by subcutaneous injection into the right flank and monitored until the tumor implants reached the experiment volume criteria of 50-250 mm³, preferably 80-200 mm³ in a sufficient number of animals. Mice were assigned to groups aiming at comparable group median and mean tumor volumes, referred to as randomization. The day of randomization was designated as Day 0 of the experiment. Groups of mice received different intravenous single dose administrations of therapy on day 1, consisting of different doses of either VXA-210 (our MMAE ADC) or Enhertu®. We could illustrate that our tubulin inhibiting ADC can potentially perform highly efficacious, even at low doses, with tumor growth inhibition already at doses of 1 mg/kg. The general results of assessment generated from our ADCs in vivo were:

●	Superior potential efficacy.

●	Favorable pharmacokinetic profiles with antibody-like half-life in circulation.

●	Completely stable connection between payload and antibody during circulation.

●	High tolerability in mice, above 120 mg/kg doses.

We believe this technology will enable us to develop ADCs with potentially higher therapeutic indices in the clinic and a broader addressable patient population for treatment with ADCs.

Our Proprietary ADC Screening Platform (Hitmaster)

We have developed Hitmaster, a proprietary next-generation droplet-based microfluidic screening platform designed to unlock the full therapeutic potential of ADCs. This technology enables the discovery of rare, high-value internalizing antibodies - an essential feature for ADC efficacy, as payloads must be efficiently delivered inside tumor cells to achieve targeted cytotoxicity.

Traditional screening methods, such as flow cytometry or microwell assays, are either limited in functional resolution or constrained by low throughput. In contrast, Hitmaster combines real-time functional assessment with massive scalability, screening millions of antibody-producing immune cells per day. Each cell is compartmentalized into a tiny droplet - essentially a miniature test tube - alongside reporter cells expressing the target antigen. Within this environment, we can directly observe key biological behaviors such as antibody binding, internalization, and functional impact on target cells.

Using real-time fluorescence analysis and digital microfluidic sorting, Hitmaster precisely isolates droplets containing desirable antibody characteristics. This non-contact, high-speed sorting process ensures clean recovery of the most promising candidates. Each selected antibody-producing cell is then sequenced to establish a direct link between functional performance and genetic identity.

We are applying this platform to screen antibodies, in the context of ADCs, for their internalization efficiency as critical property because effective payload delivery requires that the antibody–antigen complex is internalized into the tumor cell. Importantly, the internalization efficiency is directly related to the cytotoxicity of the ADC. Our screening platform enables the direct measurement of internalization efficiency in each droplet, allowing us to identify the fastest and most efficient internalizing antibodies within vast libraries. This ensures that our discovered antibodies are optimized already regarding their desired internalization, which highly improves chances of therapeutic benefit of our ADCs in the clinic to improve patient outcomes.

Further discussion of our Hitmaster Platform, including platform capabilities and commercialization plans, is found below under the section titled “— Our Hitmaster Screening Platform.”

Commercialization/Status of our Monospecific ADC Candidate

We have established VXA-211 as an anti-HER2 ADC utilizing a topoisomerase-I inhibiting payload. It originated as a validation project to showcase the capabilities of our linker technology. Due to its compelling performance in an in vivo mouse model—surpassing Enhertu®, the current benchmark ADC for HER2-positive breast cancer—we have received interest from an investor regarding a potential in-licensing or acquisition of this program, although discussions are at a preliminary stage.

For further discussion of our VXA-211 program, including the potential of our ADC technology, please see the section titled “Pipeline” below.

With current ADCs in this field—namely Enhertu®—already delivering positive outcomes towards first-line treatment, we believe that VXA-211 can outcompete current targeted anti-HER2 therapies and populate one of the biggest markets in oncology. However, due to our limited resources, we will not continue developing VXA-211 because we moved our ADC platform to AND-Gate Bispecific ADCs to increase selectivity to tumor cells via our preferred AND-Gate approach. Because we are focusing our internal development efforts on our Bispecific ADCs, the future of VXA-211 will depend on the outcome of ongoing preliminary licensing negotiations.

Our Bispecific ADC Platform

Bispecific ADCs represent the next development step of the class of monospecific ADCs, which comprise all approved ADC drugs to date. As described previously, monospecific ADCs do not only kill tumor cells, but to some extent also kill healthy cells, thus inducing TRAEs in patients. In contrast to monospecific ADCs, bispecific ADCs are designed to bind to two different TAAs. Bispecific ADCs represent a relatively new type of drug entity with the first compound entering clinical studies in 2019. As of April 30, 2025, the Beacon ADC database listed 28 bispecific ADCs as being actively pursued in clinical development, with four molecules in Phase III, one in Phase II, and the remaining in earlier phases. More than 160 bispecific ADCs are currently under investigation in preclinical phase.

Bispecific ADC Approaches: OR-Gate vs. AND-Gate

By simultaneously using two TAAs (TAA1 and TAA2, also referred to as ‘target pair’), the major advantage of bispecific ADCs is generally regarded to be a higher selectivity for the tumor thus enabling better efficacy. However, higher tumor selectivity can be addressed by different manners:

●	OR-Gate: Enables the bispecific ADC to kill a cell if it either binds to TAA1 or TAA2, or simultaneously to TAA1 and TAA2.

●	AND-Gate: Enables the bispecific ADC to kill a cell only if it binds to TAA1 and TAA2.

The rationale of applying the OR-Gate approach in the context of bispecific ADCs is to address the heterogenous expression of TAAs within a tumor. By combining two targeting moieties in one ADC molecule, all tumor cells expressing both or either of the target pair can be addressed and killed by the bispecific ADC. The downside of this approach, though, is the risk of on-target/off-tumor toxicities because OR-Gate bispecific ADCs can also affect healthy cells expressing either one of the targets. Common target combinations of current bispecific ADCs in development (e.g., HER3/EGFR, HER3/TROP2, EGFR/MET) combine targets with overlapping expression profiles on healthy tissues, thus bearing the risk of on-target/off-tumor toxicities.

In contrast, the focus of the AND-Gate approach, as pursued by us, lies on safety. AND-Gate bispecific ADCs are designed to be internalized and kill target cells only if the molecule is bound to both TAAs and sparing cells expressing only one of the TAAs. Specifically, this AND-Gate approach makes use of the avidity effect of bivalent antibodies. Avidity means that an antibody binds more strongly to a cell if both binding sites of the antibody are used as compared to the binding strength (or affinity) of the individual binding sites. Prerequisite for this approach is that TAA1 and TAA2 are co-expressed on tumor cells but not on healthy cells as discussed in the “Research & Development: Target Pair Selection” below. By restricting the functional efficacy of bispecific ADCs to target pair co-expressing tumor cells and sparing healthy cells, we envision AND-Gate bispecific ADCs to result in a superior safety profile, as on-target/off-tumor toxicity can be significantly reduced. Thus, we aim at enabling a higher dosing regimen in patients, which leads to an improved therapeutic success.

The following graph summarizes the safety benefit on bispecific AND-Gate in comparison to OR-Gate ADCs:

Our Bispecific AND-Gate ADC Candidates

Our approach to bispecific ADCs is based on the combination of targets identified in our target selection process that have been validated in clinical studies using ADCs, but whose applicability for monospecific ADCs was limited by on-target/off-tumor toxicities. By applying the AND-Gate bispecific ADC strategy in combination with our proprietary state-of-the-art conjugation technology, we aim at overcoming these limitations, thus not only enabling the application of higher dosing regimen but also the use of highly potent payloads as PBD-dimers, whose clinical success so far was compromised by toxicities.

For the identification of a therapeutic bispecific ADC candidate, we need to address four major parameters: (1) target combination, (2) antibody combination, (3) bispecific antibody format, and (4) payload.

Parameter #1: Antigen Combination

The target pairs for our Bispecific ADCs are derived from our internal target selection process. As further outlined below in the “Research and Development: Target Pair Selection” section, major selection criteria for suitable target combinations are co-expression of both targets in solid tumor indications of high unmet medical need; the absence of co-expression in healthy tissues; and reported internalization of both targets as prerequisite for their application as ADC targets. Further, the localization of the selected target pair on the cell surface needs to enable the simultaneous binding of two binding sites of a bispecific antibody as a prerequisite for achieving an AND-Gate.

Parameter #2: Antibody Combination

Antibodies for our bispecific ADCs can derive from different sources. To accelerate a program, antibodies used by others in previous clinical studies can be applied, thereby benefiting from already available information, e.g., related to binding characteristics, manufacturability, or safety. Alternatively, novel antibodies can be generated making use of widely established technologies offered by numerous service providers.

Different antibodies bind to different epitopes of the extracellular domain of a target protein, a combination of antibodies must be identified whose epitopes are compatible for simultaneous binding of a bispecific ADC. In addition to the epitope, the binding affinity of the antibodies plays a crucial role: while binding of an individual arm of the bispecific ADC is not supposed to induce internalization and destruction of a target cell, strong avidity-driven binding of both arms of the bispecific ADC is required to elicit downstream effects.

Parameter #3: Bispecific Antibody Format

A further determinant for an efficient AND-Gate binding is the selection of a bispecific antibody format whose structure enables the simultaneous binding of both binding sites to their respective targets. We have established the production of three different bsAb formats (see illustration below): (i) Fab-scFv-Fc, (ii) Fab-Fc-scFv, and (iii) CrossMab. These three formats represent different configurations with different ranges between the two binding sites, thus covering different distances between the binding epitopes on the two targets.

Fab-scFv-Fc is a heterotrimer of one heavy and light chain pair forming a functional F(ab) fragment combined with a scFv-domain at the N-terminus of the second Fc domain. The use of the scFv prevents light chain mispairing. Correct heterodimerization of the Fc domains is addressed by application of the knob-into-hole (“KiH”) technology, in which mutations are introduced into the CH3 domain to favor correct pairing of the two different heavy chains. This format is used by several compounds in clinical development, e.g., zanidatamab, a bi-paratopic HER2 antibody approved for the treatment of biliary tract cancers.

Fab-Fc-scFv contains the same components as Fab-scFv-Fc. However, the scFv is located at the C-terminus of the Fab-bearing heavy chain instead of the N-terminus of the second Fc. This enables the coverage of a longer distance between the two epitopes. HC mispairing is prevented by KiH-technology.

CrossmAb contains two heavy and two light chains comparable to a regular IgG. While heavy chain mispairing is addressed by the implementation of KiH-mutations in CH3, light chain mispairing is prevented by switching the CL and CH1 of one of the Fab arms. This format has originally been developed by Roche and is used by several compounds in clinical development (e.g., faricimab-svoa, a VEGF-AxAng-2-bispecific antibody approved for the treatment of age-related macular degeneration, diabetic macular edema and retinal vein occlusion).

Parameter #4: Payload

Based on the characteristics of the target pair as well as the selected antibodies and bispecific antibody format, the potency of the payload represents a further major criterion to fine-tune potency and safety of a bispecific ADC. The application of our proprietary ADC technology enables the conjugation of a diverse range of cytotoxic payloads.

As discussed previously, the intrinsic benefit of our AND-Gate based approaches lies in superior tumor selectivity. We envision this benefit to not only enable a higher drug dosing, but also be the best fit for the use of PBD dimer-payloads, which have significantly higher potency as compared to the currently used tubulin or topoisomerase inhibitors. While previous approaches using PBD payloads so far have failed due to related toxicities, we regard the combination of AND-Gated bispecific ADC in combination with our stable conjugation technology as a suitable approach to make use of this highly potent payload class.

Our Bispecific ADC AND-Gate Drug Programs

VXA-221: Proprietary Program

The target pair for our proprietary program resulted from our target pair selection pipeline. For each target, we collected information on published antibodies in literature, patents and other databases. The use of validated antibodies aims to speed up the program by saving the time required for de novo antibody and mitigating antibody-associated risks by benefiting from available data on characteristics and developability.

We selected two antibodies per target for each target pair (TAA1+TAA2) and produced bispecific antibodies in three different bispecific antibody formats to assess the impact of different configurations. In these constructs, one binding site contained an antibody against TAA1, while the second binding site was directed against TAA2. To enable the assessment of the benefit of the avidity effect and thus the formation of the AND-Gate, bispecific control antibodies were generated, in which one binding site was directed against one of the TAAs while the other binding site was directed against an irrelevant protein.

We produced these bispecific antibody constructs in standard expression systems and assessed the formation of the AND-Gate in in vitro binding assays by comparing the bispecific antibodies with the isotype-paired control antibodies. A schematic diagram of a binding assay result is depicted below. In the case of beneficial avidity, we observed superior binding of the bispecific antibody (‘TAA1+TAA2_bi’) as compared to control molecules, which can only bind with one binding site to one of the targets (‘TAA1_mono’, ‘TAA2_mono’). This difference is indicative for the safety window in the clinical situation, in which tumor cells expressing both targets are efficiently bound, while healthy cells expressing only one of the targets are protected. We apply the presence of a beneficial binding avidity as a filter to identify antibody combinations that will be produced as bispecific ADCs for functional assessment in vitro and in vivo. We plan to preclinically develop VXA-221 to a stage where it can be partnered or out-licensed.

VXA-221: Partnered Program with OmniAb

In May 2025, we announced a co-discovery alliance with OmniAb for the development of a bispecific ADC based on the AND-Gate concept. In this program, OmniAb will apply its transgenic animal platform to generate a series of bispecific antibodies directed against a target pair identified by our target pair selection process. We will apply our proprietary ADC conjugation technology to generate bispecific ADCs for functional in vitro evaluation to select candidates for in vivo studies and further development.

Our BiTAC Platforms

Our BiTAC concept represents our latest technology platform designed to develop breakthrough antibody therapies with safety features addressed previously unmet needs. As discussed above, bispecific antibodies have been invented to recognize two different target molecules at the same time. The first-generation bispecific ADCs currently in development at various companies combine both target specificities in one molecule. We are taking the concept one step further with our BiTAC concept by splitting the therapeutic molecule in two complementary halves, or precursors.

In doing so, BiTACs unlock the possibility for combinatorial-gated designs and strategies leading to conditional activation of the final therapeutic effect only when and where it is intended. The technology makes next-generation antibody therapies programmable. Moreover, the combinatorial design of BiTAC unlocks new possibilities in oncology, enabling the rescue of previously unusable cancer markers (TAAs), including antibodies and targets that had failed in previous clinical trials due to toxicity or limited efficacy. By pairing existing single-target antibodies with secondary targets absent on healthy cells, BiTAC can transform past setbacks into future successes. Powered by our data platform which integrates scientific, clinical, and commercial datasets spanning historical drug development efforts, known antibodies, biomarker profiles, and clinical outcomes, we will increase the chances of success of our drug candidates in clinical development. There is additional flexibility of reusing individual BiTAC molecules across multiple indications.

The Potential of Our Innovative BiTAC- ADCs and BiTAC-TCEs

●	Reduced Toxicity. Our BiTAC platforms are built on a dual-targeting concept that has demonstrated more selective elimination of cancer cells than current therapies while also sparing healthy cells. Currently, BiTAC stands as the only technology capable of abolishing systemic toxicity because it is solely based on a biorthogonal chemical activation of the cytotoxic payload instead of metabolic one. Therefore, not even residual metabolic activity outside the tumor tissue will induce cytotoxic activation, which is in contrast to other emerging approaches aiming for the same outcome depend on masking mechanisms that are not circumventing systemic off-target toxicities because they are metabolically activated.

●	Better Efficacy. The potential reduced toxicity of our BiTAC-based ADCs and TCEs will enable the administration of more potent drugs in clinical trials. We believe this characteristic could substantially broaden the therapeutic window, allowing physicians to treat patients with higher, more effective drug doses in order to precisely target cancer cells. As a result, we believe we will be able to deliver to patients more effective treatment options and significantly better disease management for existing therapies as well as for difficult or impossible to treat cancer types, such as pancreatic cancer.

Our BiTAC-ADC Platform

We are applying our BiTAC concept to the development of next-generation ADCs by combining BiTAC with our suite of existing ADC technologies to forge a next-generation ADC format with potentially enhanced safety features compared to current treatments. BiTAC-ADCs will rely on the same core principles of combinatorial-gated design and conditional activation of the full therapeutic effect at the tumor site.

Similar to our Bispecific ADC platform, our BiTAC-ADC strategy is based on the combination of targets identified in our target selection process that have been validated in clinical studies by ADCs, but whose monospecific addressing was limited by on-target/off-tumor toxicities. Through our AND-Gate based BiTAC-ADC approach we believe we can enable overcoming these limitations, therefore facilitating higher doses of therapeutic drugs for potentially increased clinical efficacy and concomitantly the use of highly potent payloads like DNA alkylators, supplying a differentiated MoA towards current approved ADCs.

Dose-Limiting Limitations of Conventional ADCs

ADCs face an inherent limitation, which lies in their activation of the cytotoxic payload in healthy tissue additional to the tumor. Generally, in any targeted therapy, less than 1% of the injected dose of an administered targeted drug will reach the tumor and contribute to killing of cancer cells. The vast majority—around 99%—of the toxic administered drug will be catabolized and cleared via healthy tissues and induce off target toxicities, which limit the applicable dose to cancer patients in the clinic. Catabolized active cytotoxic agents will furthermore be released into circulation and contribute to retaining a toxic concentration in the blood. Hence, the dose-limiting factor for all ADCs, independent of their conjugation technology, will always be the dose of the attached cytotoxic agent and its intrinsic toxicity. Obviously, this will also limit the clinical benefit to patients as the adjusted dose of ADC is equal to the adjusted payload dose of the conjugated toxin and the toxins utilized for ADCs are required to be too toxic for systemic administration.

The general benefit of ADCs over small molecule based conventional chemotherapies lies in their superior targeting of the warhead to the tumor, whereas in conventional chemotherapy an even smaller portion of drug reaches its target location.

Next generation ADC-like approaches have been explored to address these limitations. Although the intrinsic dose limiting toxicity can be counteracted by improving platform technologies towards stable conjugation, tumor selective linkers, and hydrophilic ADCs to prolong clearance and reduce concentration of toxin in healthy tissue, there is a need for development of intricate approaches trying to circumvent this problem entirely. Utilizing the current edge of chemical technology, there are already so called “pretargeting” ADC approaches being explored and validated in clinical studies, utilizing click-to-release technology, which is basically only viable via use of TCO-tetrazine click chemistry.

Pretargeting approaches are designed to mitigate systemic off-target toxicities commonly associated with conventional ADCs. This approach involves a sequential administration protocol wherein a tumor-targeting binder, bearing a clickable inactivated payload, is administered prior to a small molecule chemical activator. Upon administration, the clickable binder selectively associates with TAAs. As observed with traditional ADCs, a small fraction — approximately 1% — of the administered binder localizes to tumor tissue, while the unbound fraction is systemically cleared without inducing toxicity, as no active cytotoxic payload is present at this stage. Subsequent to sufficient tumor localization and systemic clearance of unbound binder, the second agent—a chemical activator—is administered systemically. This agent remains pharmacologically inert unless and until it encounters the pre-localized binder at the tumor site. Activation occurs exclusively at the tumor through an in vivo bioorthogonal click chemistry reaction. Consistent with small molecule pharmacokinetics only a small fraction of the activator reaches the tumor, while the remainder is biologically inactive and eliminated through normal physiological pathways. This pretargeting strategy obviates catabolic activation in non-target tissues and significantly reduces dose-limiting toxicities. The ability to minimize off-target effects permits administration of higher therapeutic doses, thereby enhancing the potential for improved clinical outcomes.

However, because pretargeting depends on clearance of the binding compound, this is, on the one hand, restricted to fast clearing, smaller binder formats, as all remaining circulating inactivated payload will be activated immediately upon administration of the activator molecule. On the other hand, this approach does not allow for abolishment of on-target/off-tumor toxicities because the binder, and likewise ADCs, will also accumulate on healthy target-expressing cells. Therefore, this is not feasible for a broad patient population, as the requirements will not meet the entirety of tumor indications.

Our BiTAC-ADC Strategy

We are exploiting the same technological background as the pretargeting strategies used for our Bispecific ADCs, but we are uniquely developing this further into a dual targeting AND-Gate approach; the BiTAC-ADC technology. We conjugate both the inactivated payload and the chemical activator to a targeting moiety. The binders are targeted against different TAAs, which, in addition to abolishing systemic off-target toxicities, allows for mitigation of on-target/off-tumor toxicities. Only upon internalization of both conjugates into the target cell, the inactivated payload can be activated and induce its cytotoxic effect. Because all components are metabolically stable and not significantly toxic during circulation, this abolishes systemic off-target toxicities for future clinical application. This is fundamentally different from other bispecific ADC approaches in which the attached cytotoxic agent is not deactivated and will still induce systemic off-target toxicities.

Our BiTAC-ADC platform has the following benefits:

●	No Systemic Off-Target Toxicity. Our targeting moieties do not bear conjugated cytotoxic payloads, which we believe will enable administration at higher doses relative to traditional ADCs. This facilitates increased receptor engagement at the tumor site, resulting in enhanced antigen occupancy and improved localization of therapeutic agents. This approach enables greater payload concentration at the tumor without the systemic toxicity typically associated with increased DAR in conventional ADCs. A higher dose is expected to enhance tumor penetration, thereby potentially improving therapeutic efficacy while maintaining a favorable safety profile.

●	Significantly Decreased On-Target/Off-Tumor Toxicity. Our BiTAC-ADC technology is designed to function via molecular AND-Gates. We will induce cytotoxic activity exclusively in cells co-expressing two distinct TAAs. Therapeutic activation requires simultaneous internalization via both antigens, thereby sparing cells that express only one of the two target antigens. The effectiveness of this approach is contingent upon the absence of dual antigen expression in healthy tissues, as outlined in the Company’s target selection criteria. By confining cytotoxic activity to tumor cells exhibiting co-expression of both antigens, the AND-Gate strategy is expected to yield an improved safety margin relative to traditional ADC therapies.

●	Potential Increased Efficacy. We believe our platform will enable the administration of higher doses of antibody conjugates without a corresponding increase in systemic toxicity. As a result of these innovations, we can potentially deliver greater quantities of toxins to the tumor microenvironment, thereby increasing total payload deposition at the disease site. This capability supports a dose-response relationship wherein higher administered doses result in improved therapeutic efficacy. This enhanced therapeutic index represents a key differentiation from conventional ADCs and may enable deeper and more durable antitumor responses across a broader patient population.

●	Overcoming Resistance by Modular MoA. Our technology allows the modular, tumor-localized activation of different therapeutic payloads. In particular, DNA alkylating or crosslinking warheads with potent cytotoxicity can be enabled through our approach, which is able to overcome acquired resistances through sequencing of ADCs in cancer therapy. Additionally, this capability supports sequential or cyclical administration of diverse payloads over the course of a patient’s treatment regimen, facilitating adaptation to evolving tumor biology or treatment response. This flexible and interchangeable payload strategy provides a differentiated approach to precision oncology, offering the potential for improved clinical outcomes through personalized and adaptive treatment protocols.

●	Bystander Effect. Through use of toxins with an enhanced bystander effect we are able to significantly broaden the therapeutic potential to target tumors exhibiting heterogeneous antigen expression. Through the bystander effect, the active drug can exert cytotoxic activity beyond the initially targeted tumor cells, effectively killing neighboring tumor cells that may not express the target antigen at sufficient levels. This is particularly important in tumors with variable or heterogeneous antigen expression. By facilitating the treatment of a broader population of tumor cells, regardless of their antigen expression profile, this approach may improve the overall efficacy and durability of the therapeutic response and offer potential benefits in treating more challenging tumor types with complex or mixed target profiles.

●	No Co-Localization Requirement. Opposed to other approaches requiring avidity effects or recombination of two halves on the cell surface, antigens selected for our BiTAC-ADC approach do not need to be in spatial proximity. It is sufficient for both moieties to be internalized in the same cell, also from completely different directions. The components meet in the cytosol and release the toxic cargo via a universal chemical reaction, therefore also avoiding biological requirements entirely. Likewise, unequal expression of the target antigens does not affect the MoA.

In addition to therapies targeting two different antigens, this approach can even benefit therapies that only target a single antigen. By separating inactivated prodrug and activator, the dependency of the click reaction towards the concentration of the single components not only eradicates systemic off-target toxicity, but also helps to decrease released warhead in heathy tissue, by deposition of less molecules in healthy tissue and therefore less release occurring there.

We have validated the approach in vitro on cancer cells expressing either only one or two of the targeted antigens. Therefore, we could show the dependent activation of our conjugated prodrugs only upon internalization of both components in the same tumor cell.

We are highly convinced that this disruptive approach has the potential to revolutionize targeted chemotherapies and induce better clinical responses towards the optimal benefit of cancer patients across a broad population.

Our BiTAC-TCE Platform

T-cell engaging bispecific molecules represent a significant share of all bispecific therapies currently in development. TCEs target and activate cytotoxic (killer) T cells to eliminate cancer cells via signaling of the CD3 surface receptor, while also binding to a second target protein on tumor cells. While highly effective in some indications, side effects and unfavorable product characteristics continue to limit their widespread use. For example, on-target/off-tumor side effects that trigger the killing of healthy cells remain a huge challenge.

Introduction and Mechanism of Action of TCEs

TCEs are an emerging class of immunotherapeutic agents. Currently (as of May 2025) there are more than 500 active drugs in development (preclinical and clinical) that are based on a TCE MoA.

TCEs are a type of cancer therapy that help the body’s immune system recognize and kill cancer cells. They work by bringing immune cells—specifically T cells—into close contact with cancer cells. T cells are a type of white blood cell (lymphocyte) that normally patrol the body to detect and destroy infected or abnormal cells. However, cancer cells often find ways to hide from T cells. TCEs solve this problem by acting like a bridge: one end binds to the cancer cell, and the other end binds to a T cell. This forces the T cell to recognize the cancer cell and become activated to kill it. In this way, TCEs help unlock the natural power of the immune system to fight cancer more effectively.

Approved TCEs in Hematologic Malignancies (Blood Cancers)

The prototypical TCE is Blinatumomab, sold under the brand name Blincyto by Amgen. The drug targets CD19, a molecule expressed on both malignant and healthy B cells, resulting in the temporary elimination of the entire B cell compartment. However, since healthy B cells are not essential in the short term and can regenerate from progenitor cells, normal B cell populations typically recover after treatment ends.

Blinatumomab is approved for the treatment of relapsed/refractory B-cell precursor acute lymphoblastic leukemia. It has demonstrated significant clinical efficacy and has paved the way for the development of other TCEs. Beyond Blinatumomab, several other TCEs have gained regulatory approval in hematologic malignancies (as of 04/2025). Refer to the “Competition” section below for additional information about these TCEs.

All of these agents have shown strong clinical responses with manageable toxicity in hematological malignancies due to the homogeneous and lineage-specific expression of target antigens such as CD19, CD20, BCMA or GPRC5D. Of note, these target antigens are not expressed in non-hematologic tissue (i.e., not in essential solid tissues and organs of the body).

Approved TCEs in Solid Cancer (Tumors)

While TCEs have shown remarkable success in treatment of blood cancers, or hematologic malignancies, their application in the treatment of solid cancer (tumors) remains limited due to challenges such as antigen heterogeneity, immunosuppressive tumor microenvironments, and on-target/off-tumor toxicity. However, two promising approved drugs —Tebentafusp (brand name: Kimmtrak) and Tarlatamab—have demonstrated notable efficacy in solid tumors by targeting antigens with highly tissue-specific expression, thereby mitigating one of the key barriers to TCE development in this context. Refer to the “Competition” section below for additional information about these TCEs.

Challenges for TCEs in Solid Cancer

Despite success of Tebentafusp (brand name: Kimmtrak) and Tarlatamab in the treatment of solid tumors, the translation of TCEs to other solid tumor indications has been met with several challenges limiting the broader application of TCEs in other solid tumor indications with high unmet medical need. The three main challenges are the following:

1.	On-Target/Off-Tumor Toxicity and Clinical Impact

2.	CRS (Cytokine Release Syndrome)

3.	Target-Mediated Drug Disposition and Pharmacokinetics

Challenge #1: On-Target/Off-Tumor Toxicity and Clinical Impact

One of the biggest challenges in using TCEs to treat solid tumors is finding the right targets. Unlike blood cancers, solid tumors do not usually have antigens that are found only on cancer cells. Instead, most of the antigens that are overproduced by tumors are also present—though at lower levels—on healthy tissues. This makes it difficult to target the tumor without also harming normal cells, leading to unwanted side effects termed on-target/off-tumor toxicity. Prominent examples of TAAs utilized in a TCE therapy are CEA, HER2, or EpCAM, all of which are expressed at low levels on healthy epithelial tissues and therefore resulted in organ-specific toxicities such as colitis, pneumonitis, or hepatitis. Several TCEs, including drugs that are/were in clincical development such as cibisatamab (CEA), runimotamab (HER2), and catumaxomab (EpCAM), have failed to demonstrate meaningful clinical activity during development. In these cases, treatment was accompanied by severe on-target/off-tumor toxicities that led to dose-limiting toxicities (“DLTs”). DLTs refer to a side effect of a TCE that is severe enough to prevent further dose escalation in clinical trials before meaningful anti-tumor efficacy could be achieved.

Challenge #2: CRS (Cytokine Release Syndrome)

CRS is a strong immune reaction that can happen during treatment with TCEs. In normal immune responses, T cells release small cytotoxic proteins called cytokines. Some of these cytokines act like messengers, facilitating the communication between and recruitment of other immune cells and organizing a controlled response. However, with TCEs, the T cell activation can be very strong and affect many T cells at once, even those not specific to the cancer, leading to a large, sudden release of cytokines into the bloodstream, an immune reaction known as hypercytokinemia and sometimes referred to as a cytokine storm. This overwhelming release causes systemic inflammation and can result in symptoms including fever, tiredness, low blood pressure, trouble breathing, and—in severe cases—organ damage.

With TCEs, a cytokine storm can be triggered by TCE activation of a broad mix of T cells (polyclonal T cells) circulating in the blood. Although these T cells may not recognize cancer cells directly, they are triggered through a T-cell ubiquitous molecule on their surface known as CD3. This CD3-dependent, but antigen-independent activation results in massive cytokine production and robust T cell expansion.

Other key inflammatory cytokines involved in immune reactions such as a cytokine storm include IL-2, IL-6, IFN-γ, TNF-α, and GM-CSF. These cytokines not only activate T cells but also attract and stimulate other immune cells including myeloid cells, especially macrophages, which further increase cytokine release. The result is widespread inflammation, leaky blood vessels, and low blood pressure, which can contribute to fluid buildup (edema) and potentially multi-organ dysfunction if not managed promptly. Although generally manageable, severe CRS can necessitate hospitalization and has been identified as a DLT for several TCE candidates.

Challenge #3: Target-Mediated Drug Disposition and Pharmacokinetics

Target-mediated drug disposition (“TMDD”) refers to the rapid clearance and altered pharmacokinetics of a drug due to its strong (high-affinity) binding to a widely distributed cellular target. In the case of TCEs, TMDD occurs when the molecule binds to CD3 on circulating T cells (polyclonal) throughout the body, not just at the tumor site. This widespread peripheral engagement can lead to significant drug trapping and internalization, reducing the amount of drug available to reach and act on the tumor, and contributing to non-linear pharmacokinetics and reduced bioavailability at the site of action.

Taken together, TCEs represent a powerful class of immunotherapies with proven efficacy in blood cancers and two solid tumor cancer indications. However, their clinical translation to a broader number of solid tumor indications remains limited by antigen selection challenges and on-target/off-tumor toxicity, cytokine-related adverse events by activation of peripheral T cells, and pharmacokinetic hurdles.

Our BiTAC-TCE Platform Addresses the Three Major Challenges of TCEs

Our strategy to make TCEs more selective for tumors is based on on-cell assembly. In this approach, two separate antibody-based molecules are designed to recognize two different TAA. Each of these molecules carries only part of the binding site needed to recruit and activate T cells. These parts preferentially come together and form a complete, functional CD3-binding site when both molecules are bound to the same tumor cell that expresses both target antigens. Only upon a high local concentration can the TCE, having reconstituted the functional CD3-binding site, activate T cells and trigger a response—specifically at the tumor site.

This strategy works because the two pieces of the CD3-binding domain are designed to naturally fit together (using VH and VL domains) when each of the VH and VL domain-containing pieces within proximity of one another. This proximity only happens on tumor cells with dual expression of both TAAs on their surface. On their own, each piece is unable to bind CD3 to activate T cells, which greatly reduces the risk of unwanted immune activation in healthy tissue.

The potential major safety benefit of this method is that it requires two TAAs to be present on the same cell, which is common in cancer cells but rare in healthy cells. Even if one of the TAAs is expressed in normal cells, the chance that both TAA are found together on the same healthy cell is very low. Functionally, the requirement of both TAAs in proximity to form and a functional CD3 binding site acts as a biological AND-Gate, adding a second layer of control to ensure T cells are only activated where they are truly needed—at the tumor site.

The Transition from an Experimental Concept into a Robust Technology for Clinical Development

The idea behind our on-cell assembly technology builds on a concept first introduced in academic research. This early version, known as hemibodies, was developed by Prof. Stuhler and colleagues at the University of Würzburg/Cherry Biolabs. Their work showed that TCEs could be split into two parts, each targeting a different TAA. Only when both parts bound to the same tumor cell did they reassemble into an active molecule capable of killing the cancer cell. In preclinical studies, this principle demonstrated encouraging results—for example, hemibodies targeting CD38 and SLAMF7 were able to shrink tumors in mouse models, and others targeting CD45 and HLA-A2 selectively eliminated tumor cells while sparing healthy cells that expressed only one of the markers.

However, as is often the case with academic innovation, this concept was still in a very early and experimental stage. Although the basic principle was sound, the actual molecules used in these studies faced serious limitations that made them unsuitable for therapeutic development. Issues such as low production yield, poor stability, and high levels of unwanted molecular forms (such as aggregates) were evident in both scientific publications and patent filings.

This is where our company comes in. We took this promising foundational idea and applied rigorous engineering to overcome its weaknesses. We believe our platform transforms the academic concept into a potentially robust, manufacturable, and clinically relevant technology—one designed from the ground up for therapeutic application.

Our BiTAC-TCE Technology

We have taken the original idea of splitting a TCE into two parts and improved it in many ways to make a TCE potentially stabler, safer and more efficacious for patients. Our version, BiTAC-TCE, includes over 15 different designs, each with a unique configuration. This variety allows us to match the design of the TCE to the biology of the tumor. For example, depending on where the target is located on the tumor cell—closer to the cell surface or in a more intracellular position—we can choose the appropriate BiTAC-TCE format to ensure strong and efficient activation of T cells. This is important because successful T cell activation depends on forming a good connection, called an immune synapse, between the T cell and the tumor cell.

We have also developed two types of BiTAC-TCEs: one that is small and simple, and another that includes an Fc part, which helps the TCE persist in the body. The longer TCE half-life translates to less frequent dosing (which is performed via injection), making treatment more convenient and possibly more effective due to better bioavailability (how much of the drug is available in the bloodstream).

One big improvement we made over early academic versions is the ability to produce BiTAC-TCEs in large amounts. The original versions could hardly be produced in meaningful quantities, but we have improved the production process by more than 500 times. We use an optimized production system to increase the yield. The molecules are very pure (more than 98% are in the correct form), and they stay stable even when stored for a long time, frozen and thawed, or concentrated to high levels. Heat tests show that they only start to unfold at temperatures above 60°C, indicating high molecular integrity which translates into shelf-stability.

Another important feature of our BiTAC-TCEs is that they stay inactive until both halves are present on the same tumor cell. Alone, each half cannot activate T cells. But when both BiTAC halves find their matching tumor targets on the same cell, they come together and form the active CD3-binding site. In the figure below, the in vitro proof-of-concept is shown. A cytotoxic effect on the tumor cell is only visible once the two components are combined – single molecules do not induce any cytotoxic effect on tumor cells.

This activates T cells right where the tumor is—without affecting healthy cells elsewhere. This in turn will reduce the risk of CRS, the second big challenge of TCEs. Moreover, this design also prevents the drug from sticking to T cells in the bloodstream, which is a common problem with fully active bispecific TCE engagers carrying two intact binding entities, including a binding-competent CD3 binder. Our BiTAC halves avoid this problem, since they are lacking a fully active CD3 binding entity, making them longer lasting and more focused on the tumor. Thereby the third challenge of target-mediated drug disposition is addressed.

To show in a preclinical setting how much safer the BiTAC-TCE technology is compared to a fully active bispecific TCEs carrying two intact binding entities, we did a test where we put fluorescently-labelled tumor cells (express EpCAM and HER2, stained red) on one side of a dish and healthy cells (express only low levels of HER2, stained green) on the other. Additionally, T cells extracted from blood of healthy human donors were added. After 48 hour incubation at 37°C the dishes were analyzed by fluorescence microscopy. When we treated the dish with a fully active bispecific TCE called Runimotamab (which targets HER2 and CD3), it killed both tumor and healthy cells. Runimotamab (RG6194) is currently being evaluated in a Phase I (Ia/Ib), open-label, dose-escalation trial (ClinicalTrials.gov identifier: NCT03448042), sponsored by Genentech. The reason for that is because HER2 is also found in small amounts on these healthy cells—showing the potential risk of on-target/off-tumor toxicity.

In contrast, when we used our BiTAC-TCEs that target HER2 and EpCAM together, they only killed the tumor cells that had both TAA and completely spared the healthy cells, which only had low levels of one TAA expressed. This demonstrates that our BiTAC-TCE approach is much more precise, reducing unwanted side effects while still effectively attacking the cancer cells.

Target, Binder and Indication Selection

In our target selection strategy, we deliberately focus on TAAs that have been extensively investigated in the context of TCE development, including those considered historically ‘undruggable’ due to safety concerns arising from on-target/off-tumor toxicities. Although many of these TAAs are highly relevant to specific cancer indications and supported by robust biological and clinical datasets, many conventional TCEs (fully active bispecific TCE engagers carrying two intact binding entities) in clinical development targeting them have failed to progress, largely due to inadequate selectivity. Our approach leverages this pre-existing knowledge by selecting targets and indications with well-characterized expression profiles, disease relevance, and documented challenges, allowing us to rationally address the key limitation of previous efforts—namely, the lack of therapeutic index. Central to our strategy is the application of conditional activation technologies designed to overcome on-target/off-tumor toxicity, thereby enabling the therapeutic exploitation of previously inaccessible antigens. In terms of binder selection, we prioritize clinically validated or well-characterized binding entities with expiring or expired intellectual property protection. These binders offer the advantage of established manufacturability, known biophysical properties, and available immunogenicity and pharmacokinetic data in humans, streamlining preclinical development and de-risking early clinical translation. Importantly, our CD3-binding domain is also clinically validated and has been employed in marketed TCEs, providing a proven safety and efficacy foundation.

Advantages of BiTAC-TCEs Over Other Conditional Activation Strategies

Unlike other tumor-selectivity strategies—such as protease-cleavable masking, pH-sensitive binding, or ATP-dependent activation—on-cell assembly of split CD3 TCEs does not rely on environmental cues of the tumor microenvironment (TME). This feature confers several distinct advantages:

●	The MoA is Microenvironment-Independent. Protease activity, acidic pH, and high extracellular ATP are highly variable across tumor types, locations, and even within individual tumors. In contrast, the on-cell assembly strategy is governed purely by antigen expression patterns, which are more stable, better characterized, and potentially easier to quantify using diagnostic tools (e.g., IHC, RNA-seq, or flow cytometry).

●	The Reaction is More Predictable and Controllable. Because activation depends solely on the presence and density of two antigens, rather than fluctuating biochemical factors, the pharmacodynamic behavior of the drug is more predictable. This facilitates rational patient selection, companion diagnostics, and dose optimization.

●	Reduced Risk of Immune Suppression. Unlike ATP- or pH-dependent systems that may function optimally in metabolically hostile environments—where T cell fitness is impaired—on-cell assembly occurs at the tumor cell surface, independent of extracellular acidosis or immunosuppressive metabolites, ensuring T cell activation occurs in immunologically competent niches.

●	Potential for Modular Design and Versatility. This strategy is inherently modular: by varying the antigen-binding domains, a range of dual-specificity TCEs can be created to target different tumor types. Additionally, split CD3 technologies can be adapted for trispecific or multi-specific formats, offering even more refined selectivity and control.

●	Lower Susceptibility to Immune Escape via Microenvironment Modulation. In protease-, pH, or ATP-based activation, tumors can evolve to modulate their microenvironment and evade activation. In contrast, loss of one or both antigens are the primary escape route in on-cell assembly systems—a mechanism that may be easier to detect and counteract through combination therapy or target substitution.

Our Hitmaster Screening Platform

We have developed and internally validated a proprietary, next-generation microfluidic screening platform, branded as “Hitmaster”. It builds on the principles of droplet-based microfluidics, a cutting-edge technology that enables the manipulation of tiny, uniform droplets of liquid (often in the picoliter to nanoliter range) as isolated reaction compartments inside microfluidic channels. Within these droplets, individual cells, beads, or reagents can be encapsulated and analyzed, allowing millions of parallel reactions to occur simultaneously in a highly controlled and miniaturized format.

Each droplet functions as a self-contained microreactor, which can be tracked, sorted, and analyzed in real time. By combining microfluidic engineering with high-resolution optics and advanced electronics, Hitmaster brings unprecedented throughput, sensitivity, and automation to cell-based functional assays.

Traditionally, droplet microfluidics, the technology of using tiny droplets as individual reaction vessels, has been confined to academic research due to its inherent technical complexity, manual operation requirements, and limited scalability. With the development of Hitmaster, we have overcome these limitations by transforming this powerful but specialized approach into a fully integrated, industrial-grade benchtop platform. Hitmaster automates and streamlines complex droplet-based biological assays, enabling high-throughput screening with minimal user intervention. Engineered for reliability, scalability, and ease of use, the platform supports a wide array of cell- and bead-based functional assays, with particular relevance to therapeutic antibody discovery, immune cell profiling, and immuno-oncology applications. By combining foundational advances in microfluidics with cutting-edge system integration, Hitmaster brings academic-level innovation into practical, everyday use in biopharmaceutical R&D environments.

Platform Capabilities and Technical Differentiation

The Hitmaster platform supports a diverse portfolio of functional screening assays, including but not limited to:

●	Antibody internalization assays, critical for evaluating intracellular delivery of therapeutic antibodies and ADC candidates.

●	Functional receptor modulation screens, enabling the discovery of agonistic or antagonistic antibodies targeting GPCRs, cytokine receptors, and other cell-surface proteins.

●	Cell–cell interaction studies, including immune synapse formation, T cell activation, cytotoxicity assays, and NK cell function analysis, particularly relevant to immuno-oncology and cell therapy applications.

●	Multiplexed phenotypic screening, allowing simultaneous readouts of multiple cellular responses in single-droplet assays.

The platform integrates the following key components and proprietary innovations:

●	A fully automated microfluidic workstation with minimal manual input required for assay execution, reagent loading, or droplet handling.

●	A multi-laser optical system equipped with high-sensitivity spectral detectors, enabling real-time, multiplexed fluorescence-based detection of cellular phenotypes, cytokine secretion, and reporter activity.

●	Proprietary optical hardware and detection algorithms, designed to maintain high signal-to-noise ratios under complex biological assay conditions, ensuring robust performance even in high-background environments.

●	FPGA-powered real-time signal processing architecture that enables ultrafast droplet classification, sorting, and high-throughput data capture at single-cell resolution.

●	A single-droplet dispensing module capable of isolating and recovering rare or high-value cells (e.g., high-efficiency internalizers, potent effector cells) with greater than 90% recovery efficiency, significantly surpassing the capabilities of earlier systems.

To ensure consistent supply and performance, we have also developed a proprietary microfluidic chip fabrication process, which supports high-quality, reproducible chip production under a secure internal supply chain. These chips are embedded with micro-scale sensors to provide feedback on performance parameters such as flow rate, droplet size uniformity, and sorting accuracy, further enhancing the platform’s operational robustness.

Strategic Relevance and Commercialization Pathway

The core value proposition of the Hitmaster platform lies in its ability to enable functional screening at the single-cell level, shifting the focus from conventional binding-based selection to performance-based antibody discovery. This paradigm ensures that candidate antibodies are not only highly specific and high affinity but are also optimized for their cellular activity and therapeutic relevance.

By compartmentalizing assays within individual droplets, Hitmaster supports scalable, parallelized screening, accommodating millions of functional events per run. This capability is especially relevant for screening large antibody libraries, discovering rare functional hits, and accelerating lead optimization cycles in early discovery.

Until 2021, VERAXA offered fee-based microfluidic services to third parties. In-house screening capacities were also used but on an exploratory level for the generation of our own antibodies that VERAXA de-prioritized later on. Targets of these early antibodies are not relevant to and are not used for our current BiTAC-technology shaped pipeline, so we made the decision to shift our focus to development of our BiTAC pipeline and other candidates. Our actual drug candidates use antibody sequences freely available to the public and take the full advantage of existing know-how on development features. While we are no longer pursuing internal therapeutic discovery programs utilizing the Hitmaster platform, we recognize the transformative potential of this asset in broader pharmaceutical and biotechnology applications. As such, we are actively engaged in evaluating out-licensing, co-development, and technology partnership opportunities with strategic stakeholders across the biopharmaceutical industry.

We believe Hitmaster represents a valuable, proprietary platform technology with broad applicability across key domains of therapeutic antibody discovery, immune cell profiling, and functional assay development. Its unique integration of high-throughput droplet microfluidics, real-time analytics, and single-cell resolution positions it as a differentiated enabling technology for partners seeking to advance next-generation biologics, including immune-engaging antibodies, cell therapies, and targeted intracellular delivery systems.

Research and Development

Drug development generally involves several stages, including discovery, preclinical development, clinical development, and post-market monitoring. Regulatory approval by authorities is required for an entry into clinical development—approval of an IND—and for market release—approval of a BLA.

●	Target Pair Selection: Identification of a relevant therapeutic target (e.g. a TAA) that can be addressed by a drug candidate.

●	Discovery: Identification of a potential drug candidate and characterization in terms of functionality and other features

●	Preclinical Development: Assessment of the drug candidate with regard to safety, efficacy, and how it’s absorbed, distributed, metabolized, and excreted (ADME) in animals. It also includes production, stability, and packaging development.

●	IND Filing and Approval: Required to enter clinical development

●	Clinical Development: Assessment of safety and efficacy in humans, usually conducted in a series of phases (Phase I, II, III clinical trials) with increasing complexities and patient numbers and different patient populations.

●	BLA Filing and Approval: Required for commercialization/market release

●	Post-Market Safety Monitoring (Clinical Phase IV): Long term assessment and follow-up on safety and efficacy in an increasing patient population. This includes pharmacovigilance, a drug safety reporting system that monitors for rare or unexpected side effects.

Target Pair Selection

The identification of suitable targets is a key process for successful drug development. Conventional antibody-based therapeutics like ADCs or TCEs that are currently on the market, rely on the binding of one TAA. This TAA is overexpressed in tumors to enable a tumor-selective activation of the functional activity of the drug (i.e. delivery of a cytotoxic dug for ADCs, or inducing T cell-dependent killing for TCEs). Typical target requirements for this approach comprise:

1.	Localization on the cell surface to enable antibody binding

2.	Overexpression on tumor cells with substantially lower expression on healthy tissues to prevent on-target/off-tumor adverse events induced by binding of the antibody drug to healthy cells

3.	For ADCs, the target must be internalized to enable an efficient delivery of the payload (the cytotoxic drug) into the cell; on the other hand, targets for TCE approaches should preferentially not be internalized upon binding of the antibody as prolonged presence of the TCE on the cell surface enables a more efficient T cell recruitment.

It has turned out over the past years that the identification of ‘clean’ TAAs (i.e. targets that are absent in healthy tissues) are very rare. The majority of targets addressed to date may be overexpressed in tumors but are also expressed on certain healthy adult tissues in which they fulfill relevant functions (e.g., cell-cell adhesion or cell signaling amongst others). This healthy tissue expression represents the source of on-target/off-tumor toxicities observed for many ADCs or TCEs, thus limiting their therapeutic potential.

As described above, our goal is to develop ADC- and TCE-related therapies which overcome toxicities resulting from expression of the TAA in healthy tissues. A central element of this approach is to address a combination of two TAAs (also referred to as ‘target pair’) instead of a single TAA. The envisioned drug will only be able to kill tumor cells that express both TAAs, but not healthy cells that express only one of the TAAs, thus resulting in a higher selectivity for the tumor. For the identification of such target pairs, requirements 1 and 3 stated above remain the same. The major difference towards monospecific approaches derives from the target expression profile: For a suitable target pair, co-expression on tumor cells is key for simultaneous binding to enable binding and functional activity. On healthy cells, however, co-expression of both targets must be avoided to prevent potential on-target/off-tumor toxicities. If this criterion is fulfilled, a certain level of expression of the individual targets on healthy tissues is tolerated thus permitting the use of ‘dirty’ targets without sufficiently ‘clean’ expression profile or that have failed in previous programs. The figure below gives a graphical representation of the target requirements of our dual-target concept as compared to conventional monospecific approach as exemplified for a BiTAC-TCE. This principle, however, can also be applied to BiTAC-ADCs or bispecific ADCs.

Our selection process for suitable target pairs addresses three major questions:

1.	What is the benefit of the target pair, i.e., which toxicity issues of the individual targets observed in or suspected for monospecific approaches can be solved by the combination?

2.	What are the liabilities of the target pair, i.e., are there overlapping expression patterns on healthy tissues, or has a similar clinical toxicity profile been observed in monospecific approaches as indicator for healthy tissue co-expression?

3.	Are both target co-expressed on cells of tumor entities with high medical need as indicator for patient population and commercial relevance?

To answer these questions, we apply a multi-step process based on mining of publicly available databases:

●	Analysis of healthy and tumor tissue co-expression based on bulk and single cell RNAseq transcriptome analysis as well as immunohistochemistry-based protein expression.

●	Analysis of relevant target biology parameters by mining of scientific literature, e.g., protein structure (i.e., sufficiently large extracellular domain enabling the antibody-based drugability of the target), internalization characteristics (i.e., suitability as ADC target), cell surface shedding (i.e., is the target proteolytically cleaved from the surface thus reducing antigen density on the target cells, and can relevant levels of the cleaved target be found in the serum that may act as sink for the therapeutic compound).

●	Analysis of the competitive landscape to assess efficacy and especially safety issues of clinically tested compounds, thus evaluating the potential benefit of an AND-Gate approach.

●	Identification of suitable tumor indications according to co-expression profile of the target pair.

In principle, the target pair selection process can be adapted according to the selected parameter relevance. For our initial target pair selection, we applied the following initial filters: (a) solid tumors as indication space and (b) targets that have been clinically tested in monospecific ADC or TCE approaches. The primary focus of our first set of programs is the validation of our innovative and novel AND-Gate approach, the restriction to clinically evaluated targets aims at mitigating the risk of additional variables introduced by poorly validated targets. For future campaigns, target and indication space can be adapted according to the corresponding fields of interest.

Further, we will explore ways to deploy target selection to further accelerate our product development pace, either internally or in collaboration with leading entities in the field of artificial intelligence and machine learning.

Discovery

Our current discovery pipeline comprises several Bispecific ADC and BiTAC-TCE programs. We intend to continue to expand this pipeline with BiTAC-ADC programs in 2026.

Using our in-house target pair selection process, we have selected eight pairs of TAAs to realize eight individual programs. All eight target pairs are selected to be specifically expressed on tumor cells while not being simultaneously expressed on healthy cells. With addressing the selected eight target pairs, we are able to treat major solid tumor indications with high unmet medical need (lung cancer, pancreatic cancer, ovarian cancer and breast cancer). It is important for us to develop medicines for such indications where current treatments are inadequate or non-existent, to provide new options for patients in need. We consider first-to-market indications with the potential for accelerated approval and at least two attractive expansion indications (colorectal cancer, esophageal cancer, uterine cancer, head and neck cancer), all of them exhibiting large patient populations. To realize our discovery programs, we have selected seven individual TAAs that we combined to the eight different pairs. By this, we can re-use certain ingredients and accelerate timelines and lower production costs. All TAAs selected are biologically well understood, thoroughly characterized, and clinically validated/ established, thereby we lower the risk for development failure.

In order to generate our BiTAC-TCE and Bispecific ADC modalities, we use antibody sequences freely available to the public and take full advantage of the knowledge available on features of the derived antibodies (known MoA, developability characteristics). We select sequences from antibodies that have been tested at least at the preclinical stage (or, preclinically validated) but preferably tested at the clinical stage (or, clinically validated). This allows us to mitigate possible risks associated with poor developability and lack of functionality. To have sufficient freedom regarding sterical aspects and formats, we select two antibodies per TAA, preferably with different binding features.

In order to construct our various BiTAC-TCE and Bispecific ADC molecules (formats) we consider various configurations including various linker lengths adapted to different epitopes on TAAs to allow for best sterical fit and distances with regard to immunologic synapse formation. We have established 15 proprietary BiTAC-TCE formats and three bispecific ADC formats that allow us to flexibly select the ideal format for a selected TAA pair.

The use of both well characterized TAAs and clinically validated antibodies allows us to accelerate timelines to start of clinical development, to reduce attrition throughout development, and to minimize the risk of failure up to clinical development and beyond.

Our approach to identify suitable target pairs starts with computer-based prediction and database deep mining and continues with testing candidates in various formats for AND-Gate-dependent binding and for functionality in vitro.

In vitro binding of our candidates is thoroughly assessed in-house by relevant materials and state-of-the-art methods. We determine binding characteristics (affinities) to a broad range of double target positive (+/+) cell lines with different target expression levels (high/high, high/medium, medium/high, medium/medium, high/low, low/high, low/low). We determine binding kinetics (affinities) on recombinant proteins using state-of-the-art techniques (Surface Plasmon Resonance (SPR) or Biolayer Interferometry (BLI)). To assess species cross-reactivity, we explore binding to homologous proteins of possible toxicology species (ELISA). For assessing specificity, we measure binding to possible counter targets and relevant irrelated proteins (ELISA) and to double target-negative (-/-) cell lines. For assessing the therapeutic index, we determine binding to various single target positive (+/- and -/+) cell lines and to double target-positive (+/+) cell lines with candidates exhibiting one isotype control binding arm.

In vitro functionality of our candidates is thoroughly assessed in-house by cell-based assays (flow cytometry). We determine killing characteristics (potencies) to a broad range of double target positive (+/+) cell lines with different target expression levels (high/high, high/medium, medium/high, medium/medium, high/low, low/high, low/low). For assessing specificity, we measure cytotoxicity against double target negative (-/-) cell lines. For assessing the therapeutic index, we explore cytotoxicity against various single target positive (+/- and -/+) cell lines and to double target-positive (+/+) cell lines with candidates exhibiting one isotype control binding arm.

In vivo functionality and pharmacokinetics are already addressed at early development stage after frontrunner selection. We use in vivo data for lead and backup candidate selection and conduct respective studies prior to the start of our formal preclinical development. We outsource all our in vivo studies to established external expert service providers (such as CROs), highly experienced with individual modalities and indication settings. Our in vivo plan during discovery phase includes a therapeutic CDX mouse model to study in vivo efficacy and an exploratory rodent pharmacokinetics study.

Developability of our candidates is considered from the very beginning. We express candidates in mammalian cells and study productivity/yield, stability under various conditions (F/T, storage, temperature, pH, serum), aggregation propensity (%monomer content) and further do pre-formulation/buffer screens. If applicable, we monitor possible post translational modification (PTM) and use our protein engineering expertise to remove PTM sites.

Translational research is a substantial part of our discovery programs. We build expertise in selected sub- indications, identify providers for human tumor/healthy tissue samples, and identify suitable CROs for animal studies to pave the way for preclinical development.

Once predefined success criteria for our candidates are fulfilled and contract manufacturing organization selection and quality target product profile drafting is completed, we progress into preclinical development. Additionally, we are exploring ways to deploy artificial intelligence-powered target selection to further accelerate our product development pace, either internally or in collaboration with leading entities in the field of artificial intelligence and machine learning.

Preclinical Development

Before testing a potential anti-cancer therapeutic antibody in humans, candidates must first complete preclinical studies. These studies typically involve laboratory tests to evaluate the product’s efficacy and safety. The goal is to ensure the drug is suitable for initial human testing and to support its potential therapeutic use.

Our strategic approach to the preclinical development of our Bispecific ADCs, BiTAC-ADCs and BiTAC-TCEs is designed to rigorously assess the safety and efficacy of these treatment therapies. This process encompasses several critical stages, each tailored to address the unique complexities of these therapeutic modalities.

To comprehensively prepare our therapeutic candidates for clinical development, we follow a structured preclinical workflow that includes:

●	Proof-of-Concept Studies: to evaluate biological activity, specificity, and therapeutic relevance using in vitro, ex vivo, and in vivo models.

●	Pharmacokinetics and Biodistribution Studies: to understand how the drug is absorbed, distributed, metabolized, and excreted, and to assess tissue exposure and target engagement.

●	Toxicology, Toxicokinetics, and Tissue Cross-Reactivity Studies: to define the safety profile, identify potential toxicities, and confirm the absence of off-target effects in healthy tissues.

●	Immunogenicity Assessment: to predict and measure the immune response against the therapeutic antibodies, enabling risk mitigation and sequence optimization.

●	Chemistry, Manufacturing, and Controls (“CMC”) Strategy Development: to establish robust and scalable production processes, ensure product quality, and support regulatory submissions.

Proof-of-Concept Studies

We begin with in vitro, ex vivo, and in vivo proof-of-concept studies to derisk each of our pipeline programs: Proof-of-concept studies are early experiments that assess whether a therapy has the desired biological activity. In vitro studies use cell lines to test whether an antibody can kill cancer cells. Ex vivo studies use patient-derived tissues to confirm activity in a more realistic biological context. In vivo studies involve animal models to evaluate overall efficacy and systemic effects, providing the closest approximation to clinical outcomes.

We conduct in vitro studies using cancer-derived cell lines to evaluate the binding affinity of the antibodies to their target antigens on the surface of cells. For ADCs, we assess their ability to internalize into cells and we determine potency, specificity and therapeutic index of all formats. We also conduct ex vivo studies using primary patient-derived tumor samples together with matching healthy tissues sourced from biobanks and clinics. At this step, we confirm the activity of our antibody therapies against tumor tissues freshly isolated from patients. Using patients’ samples directly allows us to understand biological relevance and inter-patient variability early in the drug discovery process. Already at this stage, first biomarkers can be identified that will allow us to subsequently select the most suitable patient population. Moreover, by identifying the most responsive patient populations, we can make good primary predictions about the combination of our therapies with the already existing standard of care. Additionally, we can make data-driven projections concerning possible secondary endpoints that support the results from upcoming clinical trials showing more complete treatment effects. Possible secondary endpoints in clinical studies of anticancer antibody therapies are additional measures—such as improvement in quality of life, reduction in tumor size, or delay in disease progression—that help show how well the treatment works beyond just overall survival. In later phases, we will follow up with in vivo studies where we will assess the efficacy of the antibodies in animal tumor models, focusing on tumor growth inhibition and overall survival of animals.

Pharmacokinetics and Biodistribution Studies

In parallel to testing for efficacy of our therapies, we will perform pharmacokinetics and biodistribution studies and we will also test target occupancy and healthy organs and tissue exposure to our therapeutics. We will study how the antibodies are absorbed, distributed, metabolized, and excreted in the body. This includes analyzing the behavior of all components separately: for ADCs, the intact ADC antibody, linker, and payload separately; for the BiTAC modalities, we will analyze the fate of both components against targets in the target pair. Biodistribution studies are essential to understand tumor and normal tissue uptake. We will include in this part clinical and pharmacological bioanalytical assay development, encompassing designing, optimizing and validating methods to quantify drugs and their metabolites in biological samples such as blood, plasma, urine, and tissues.

In collaboration with IntiQuan, an external high-quality integrated pharmacometric modeling & simulation service provider, we developed an in silico comprehensive computational model to simulate complex physiologically based pharmacokinetics of bispecific antibodies and our proprietary BiTAC modalities. In silico physiologically based pharmacokinetic modeling is a computer-based method that simulates how our antibody-based therapies move through the human body. It helps predict how the drug is absorbed, distributed to organs (including tumors), metabolized, and eliminated. This model can show how well the drug reaches the tumor, how long it remains active, and whether it might affect healthy tissues. It also allows prediction of the potential therapeutic window and helps us determine the initial dosing regimen—supporting the design of safer and more effective treatments before testing in humans. This model is fed with indication-specific data from our target-pairs database to predict in vivo pharmacokinetics in humans and support drug regulation and development. This will lead to a better understanding of possible on-target/off-tumor effects and toxicities and model a therapeutic index. Subsequently, our comprehensive approach consisting of both experimental data and computer modelling will reduce the risk of nonspecific toxicity in first-in-human application and allow prediction of the therapeutic index and planning of a correct dosing schedule.

Toxicology, Toxicokinetic and Tissue Cross-Reactivity Studies

Next, we will conduct toxicology, toxicokinetic, and tissue cross-reactivity studies to evaluate the safety profile of all our drug candidates. This involves single and repeated dose studies to assess potential toxicity, including acute and chronic effects in several relevant animal models. We will also perform targeted toxicology studies to investigate specific toxicities, such as neutropenia or liver toxicity, or target-related toxicity that have been observed in clinical trials of reference monospecific therapies. The selection will follow ICH S6(R1) guidelines, with scientific justification provided for any deviations. We will conduct ex vivo studies using primary healthy tissues sourced from biobanks and clinics. At this step, we confirm the safety of using our therapies by testing for lack of damage to healthy cells and tissues in target organs. In the setup where healthy tissues are tested, we can exclude the toxic effect of antibodies on the target but off the tumor. In parallel, animal studies will be set. As this step is crucial to predict potential human toxicities as accurately as possible, we will carefully select an appropriate animal model for a toxicology study using the following criteria: first, we will assess the expression and distribution of the therapeutic targets (antigens) across species to ensure the antibody binds to the same or a homologous target in the selected animal. In vitro binding assays, such as flow cytometry or ELISA, will be used to test cross-reactivity. If the antibody does not cross-react with rodent targets, non-human primates (e.g., cynomolgus monkeys) will be considered due to their similar target expression. If rodent models are viable—either through natural cross-reactivity or the use of genetically engineered humanized mice—they may be used for dose-ranging and mechanistic studies. We will also consider immunogenicity, as human antibodies can provoke immune responses in animals, affecting study duration and interpretation.

Immunogenicity Assessment

We then assess immunogenicity by evaluating the potential for the body to develop antibodies against the therapeutic antibodies, which can interfere with efficacy. This includes assessing anti-drug antibody formation in models and evaluating how anti-drug antibody formation might affect the antibodies’ pharmacokinetics and efficacy. To accelerate this work, we will already, at an earlier stage, initiate an in silico assessment of immunogenicity using computational tools to predict the potential of a therapeutic antibodies to trigger an immune response. These predictive algorithms will help us to flag potential immunogenic hotspots early in development, allowing for sequence optimization and risk mitigation strategies. Our strategy will include assay development for in vivo measurement of immunogenicity with a multi-tiered approach based on ELISA or other forms of detection and characterization of anti-drug antibodies.

CMC Strategy Development Toward IND/CTA Submission for ADCs and TCEs

In parallel with preclinical development, we are advancing a robust CMC strategy to support IND/CTA applications for both ADCs and TCEs. Our CMC efforts are focused on the end-to-end optimization of key manufacturing processes tailored to each treatment modality.

For ADCs, this includes the development and selection of high-yield cell lines, scalable antibody production processes, and the synthesis of payloads and linkers with high purity and consistency. We are actively optimizing the conjugation process, as well as downstream purification methods, to ensure batch-to-batch reproducibility and product stability. These efforts are being expanded to include other modalities, such as TCEs, in a phased manner.

In parallel, we are implementing a comprehensive analytical framework to characterize critical quality attributes such as identity, purity, potency, aggregation profile, and thermal and long-term stability. These assays are being developed and validated in alignment with regulatory expectations for biologics and complex modalities.

We are also progressing formulation development, including selection of appropriate buffers, diluents, preservatives, and excipients. Final DP configuration will be supported by stability data to ensure integrity throughout shelf life and clinical use.

All manufacturing and analytical activities are conducted in compliance with applicable cGMP and Good Laboratory Practice (“GLP”) standards. The resulting CMC data package will form an integral part of our IND submissions to the FDA, addressing the specific regulatory requirements for both ADCs and TCEs. For further discussion about regulatory oversight of preclinical and clinical trials see the section below titled “—Regulation and Product Approval” and see the section of this prospectus titled “Risk Factors – Risks Relating to Regulatory Approval of the Company’s Product Candidates” and “Risk Factors – Risks Relating to the Future Commercialization of the Company’s Products.”

Our Target Intelligence Database: Accelerating and De-Risking Translational Oncology R&D

As part of our strategic focus on precision oncology, we are developing a proprietary target intelligence database platform with built-in artificial intelligence features to consolidate and manage all critical factual data related to our therapeutic antibody programs (a drug candidate against selected target pairs).

We developed the database platform to store our internal research data and essential scientific key information related to our programs (e.g. target biology, specification of indications) in an organized, secure, and accessible way. Our database runs on a professional, enterprise-grade SQL engine that manages all relational information with a well-defined schema. The data schema is designed to scale and accommodate future requirements. Users access the data through an intuitive web interface. This dynamic, low-code solution is designed to support scalable, structured, and real-time access to essential information on target pairs—from early discovery through translational development. The system maintains the relational data entries and enforces validation and standardization. Powerful filtering and complex query capabilities enable efficient workflows and maximize data utility. Core features such as querying, filtering, highlighting, subgrouping, and basic statistical summaries help uncover new insights. The database support for artificial intelligence models allows the development of more advanced features.

Our database integrates scientific, clinical, pharmacological, and commercial datasets, including information on target biology, mechanism of action, potential indications, biomarker profiles, safety risks, patent coverage, and competitor programs. Crucially, it stores only curated, high-impact data rather than raw experimental data, offering a fact-driven foundation for decision-making.

The database platform’s architecture enables seamless linkage to external documents, including publicly available resources, while built-in artificial intelligence features support natural language queries, automated data extraction, activity tracking, and data visualizations. This allows our interdisciplinary teams to collaborate efficiently and make data-informed decisions without needing specialized technical skills. Importantly, the database supports secure, granular sharing with external partners—making it a valuable tool in business development, due diligence, and licensing discussions.

By centralizing and standardizing mission-critical knowledge, our database substantially reduces redundancies, accelerates hypothesis generation, and enhances predictive modelling capabilities. It also strengthens regulatory compliance by ensuring documentation is traceable, auditable, and easily exportable. For anti-cancer drug development, particularly in complex modalities like ADCs and TCEs, this approach helps de-risk and compress timelines across preclinical and clinical stages—ultimately increasing the probability of therapeutic success by providing fact-driven decision-making criteria for setting every new stage in development. In a field where speed, precision, and adaptability are paramount, our database offers a key competitive advantage.

Our approach to storing and sourcing information places us in a highly advantageous position for future use of more complex artificial intelligence models in collaborations with external partners to make better predictions for clinical trials.

Our Pipeline

Our pipeline currently consists of four BiTAC-TCE programs, three of them aimed at treating solid tumor indications. Complementing our BiTAC portfolio are currently two bispecific ADCs (bsADCs) with more traditional molecular design. This includes the bsADC program VXA-222 pursued within a strategic partnership with OmniAb, Inc. The formally most advanced program in our portfolio, the Fc-enhanced FLT3-targeting monoclonal antibody VXA-901 for the treatment of acute myeloid leukemia (AML), and the company’s HER2-targeting ADC programs VXA-210 (MMAE) and VXA-211 (Exatecan) are available for out-licensing or partnering.

Through a two-fold approach of pursuing both internal innovation and strategic partnerships, we plan to develop our pipeline with the objective of having three proprietary programs in clinical development and a growing portfolio of licensed assets by 2029, depending on the success of our development efforts. The figure below summarizes key information about our product candidates.

The abbreviations used are defined as follows: LC (Lung Cancer), CC (Colorectal Cancer), PC (Pancreatic Cancer), MM (Multiple Myeloma), BC (Breast Cancer), AML (Acute Myeloid Leukemia).

VXA-102 is our most advanced BiTAC-TCE program that entered formal preclinical development (IND/CTA enabling studies) in early 2026. In vitro and in vivo data of VXA-102 was presented at the AACR annual meeting in April 2026. The preclinical development strategy was aligned with the German regulatory authority, the Paul-Ehrlich-Institute (PEI) in a Scientific Advice meeting in June 2026. Cell line development for both VXA-102 components was started in July 2026.

To investigate the efficacy of VXA-102 in vivo, individual VXA-102 components and the combination thereof (VXA-102), and MT110 (solitomab, EpCAM-directed T cell engager developed in Ph.1) were analyzed in an HCT-116 xenograft model. In NPG mice, HCT-116 cells were implanted subcutaneously and human PBMCs were implanted intraperitonially in an E:T ratio of 1:1. Dosing of test articles started 8 days after cell implantation. Individual VXA-102 components and VXA-102 were dosed twice per week at indicated doses. MT110 was dosed daily because of its reported short serum half-life of 1.5 hours in mice. Test articles were administered intravenously. Dosing with 0.1 mg/kg of VXA-102 (0.1 mg/kg of each individual component) resulted in tumor growth inhibition. Dosing with 0.5 or 2.5 mg/kg (0.5 or 2.5 mg/kg of each component) resulted in complete tumor regression on par with the positive control, MT110. In contrast, the dosing with 2.5 mg/kg of either of the single components had no impact on tumor growth. No bodyweight loss was observed for any of the groups (data not shown). These data confirm the in vitro results, where killing of HCT-116 cells by T cells was only observed with VXA-102 and not with its individual components.

In a parallel study, the pharmacokinetics of the individual VXA-102 components were measured in non-tumor bearing NPG mice. Single intravenous doses were administered at 0.5 mg/kg or 2.5 mg/kg of the individual components. Blood was taken via microsampling and serum was analyzed via a standard IgG capture ELISA to quantify the serum concentration of the molecules. Of note, the individual VXA-102 components are not cross-reactive with the murine antigens. The serum analysis showed dose-dependent exposure and overlaying curves for both components.

For a first safety evaluation of the VXA-102 in vivo, a B-hCD3EDG/hEPCAM mouse model was used. This transgenic mouse model was selected, because VXA-102 only binds human EpCAM and human CD3 and therefore a classical preclinical safety species is lacking. In this mouse strain the extracellular part of the murine EpCAM protein was replaced with the human EpCAM protein and all three components of the CD3 complex (CD3ε, CD3δ, and CD3γ) were replaced by their human counterparts. Therefore, the model allows studying any potential safety-related aspects of human CD3-specific T cell engagers related to human EpCAM expression in healthy tissues.

In a short-term pilot study, B-hCD3EDG/hEPCAM mice were treated with PBS, MT110 (2.5 mg/kg and 0.5 mg/kg), VXA-102 (individual components each at 2.5 mg/kg each, 0.5 mg/kg each, and 0.1 mg/kg). The administration for all groups was a single dose intravenous injection into the tail vein. The study was terminated 24 hours post dosing, based on the short half-life of MT110. Anticoagulant blood was collected at 6hr and 24 hours post dosing for cytokine analysis. At the study endpoint, euthanized animals were weighed, and liver, pancreas, and duodenum were processed for histopathological assessment. Already after 24 hours a significant decrease in body weight could be detected for MT110 treated groups in comparison to PBS, but not for any of the groups that received VXA-102. Body weight loss is likely being caused by appetite loss, general ill-being and diarrhea, findings similar to observations as seen with MT110 in the clinical setting.

To assess T cell activation in vivo, extensive plasma cytokine analysis was performed, comprising mouse IFN-γ, IL-1β, IL-2, IL-4, IL-5, IL-6, IL-10, IL-12p70, KC/GRO, TNF-α. Exemplary data for IFN-γ, IL-2, IL-6 and TNF-α after 6 hours are shown below.

MT110 induced strong pro-inflammatory responses after 6 hours, marked by elevated mouse IFN-γ, IL-2, IL-6 and TNF-α, resolving by 24 hours (24 hours data not shown, effect ascribed to short half-life of MT110). The cytokines for the VXA-102 treated groups remained near baseline across all analytes. These data indicate MT110 activates immunity in presence of human EpCAM expressed on healthy tissues, whereas VXA-102 lacks immunostimulatory activity under the tested conditions. These data show in vivo that an AND-gate is required for T cell activation with VXA-102 and highlight the safety benefit of VXA-102 in comparison to a clinically failed benchmark compound.

At the end of the study, liver, pancreas and duodenum tissues were embedded in paraffin, sectioned, and stained with hematoxylin and eosin (H&E). All tissue slides were examined histopathologically. Five grades were used for lesion assessments: no visible lesion (NVL), minimal (+), slight (++), moderate (+++), and severe (++++).

Microscopic examination of H&E-stained sections revealed no lesions in control animals. MT110 induced hepatic, pancreatic and duodenal changes, including inflammatory cell infiltration in the liver (Figure 19), secretory depletion in the pancreas, and mucosal epithelial vacuolation/Brunner's gland dilation in the duodenum. In contrast, VXA-102 showed no lesions in the liver or pancreas, with only minimal Brunner's gland dilation observed in 1/5 animals in two groups, indicating a markedly improved microscopic safety profile compared to MT110.

Overall, the B-hCD3EDG/hEPCAM model data show an improved safety profile for VXA-102 in comparison to MT110. The findings with MT110 in these mice are similar to findings for MT110 in humans and confirm the applicability of the model to study the safety of VXA-102.

VXA-101 is a multiple myeloma program developed at the University Clinic of Würzburg. It is now positioned for advancement using next-generation BiTAC-TCE molecules.

VXA-221 is a bispecific ADC program, which is in the discovery phase and shall enter the preclinical phase in early 2027. The decision for a final bispecific format and payload, is still to be decided. In vitro and in vivo data of the VXA-221 pre-lead molecule was presented at the AACR annual meeting in April 2026. The design of the lead candidate is shown below.

VXA-221 preferentially functions on double-target-positive tumor cells:

VXA-221 shows strong dose-dependent efficacy in breast cancer-derived CDX mouse models:

VXA-221 shows promising tolerability and pharmacokinetics in tumor-free NSG mice:

In conclusion, VXA-221 shows promising efficacy in breast cancer CDX mouse models and the minimum efficacious dose of ≤0.1 mg/kg together with a maximum tolerated dose of ≤10 mg/kg indicates a safety margin that is substantially wider than the industry standard for PBD-carrying ADCs. VXA-221 represents a promising candidate for the safe and efficacious treatment of solid tumors.

VXA-103 and VXA-104 are discovery-stage BiTAC-TCE programs also designed to simultaneously target two clinically validated antigens for the potential treatment of solid cancers.

In May 2025, we entered into a strategic partnership with OmniAb, a Nasdaq-listed biotechnology company, to co-develop a bispecific ADC program under the designation VXA-222. This collaboration combines OmniAb’s advanced transgenic antibody discovery platform with our proprietary ADC linker technology and conjugation expertise.

VXA-301 will be the first program leveraging our BiTAC-ADC technology.

VXA-901 has completed a clinical Phase 1 trial and has shown promising potent anti-cancer activity. VXA-901 has backbone therapy potential addressing different patient groups across several treatment lines and settings with a complementary Mechanism of Action to currently available treatment options.

As discussed above under “Commercialization/Status of our Monospecific ADC Candidate”, VXA-211 originated as a validation project to showcase the capabilities of our linker technology. Due to its compelling performance in an in vivo mouse model—surpassing Enhertu®, the current benchmark ADC for HER2-positive breast cancer—we have received interest from an investor regarding a potential in-licensing or acquisition of this program, although discussions are at a preliminary stage. The program’s future will depend on the outcome of such ongoing preliminary negotiations.

VXA-211 is a site-specific ADC with a topoisomerase-I inhibiting warhead, targeting HER2-positive solid tumors. It is constructed via our ADC platform technologies, our proprietary glycan engineering and proprietary tetrazine payload platform, respectively. Through use of a branching spacer, we are able to achieve a DAR of 4 utilizing the two conjugation sites present via modification of the native antibody glycans with our click chemistry. Our payload makes use of the above-mentioned tumor selective glucuronide linker to increase the safety profile and contribute to the beneficial physicochemical properties, as our hydrophilic payload platform is also able to counteract the increased hydrophobicity of multiple payloads.

We have evaluated VXA-211 in vivo in mice for tolerability, pharmacokinetic profile, and efficacy in a CDX mouse model in comparison with Enhertu®. Enhertu® (trastuzumab deruxtecan, T-DXd) is an anti-HER2 ADC with the Exatecan-based warhead DXd and a protease-cleavable tetrapeptide linker. Although DXd is less potent than Exatecan as standalone compound, until now most competing technologies, which use Exatecan as conjugated toxin, could only show similar activity at the same adjusted payload dose versus trastuzumab deruxtecan.

VXA-211 displays a favorable pharmacokinetic profile, achieving basically naked antibody-like half-life greater than ten days in this mouse model. The half-life of trastuzumab deruxtecan (T-DXd) in mice is typically around five days for the total antibody. However, it’s important to note that this can vary slightly depending on the specific study and the tumor model used. We quantified the total antibody and the remaining ADC concentration during this study and could show that there is no detectable premature loss of payload during circulation, as both quantifications overlap in their profiles. The stable connection together with the long clearance time will, in our opinion, contribute to a reduction of the systemic maximum toxin concentration and therefore potentially reduce common systemic off-target toxicities correlated with systemic payload exposure. Probably also due to this fact, VXA-211 is highly tolerable in mice at doses greater than 120 mg/kg.

Our DAR 4 anti-HER2 ADC is efficacious in a HER2-overexpressing CDX model implanted into highly immunodeficient (NSG) mice. In this in vivo efficacy experiment, mice were engrafted with tumor cells by subcuteanous injection into the right flank and monitored until the tumor implants reached the experiment volume criteria of 50-250 mm³, preferably 80-200 mm³ in a sufficient number of animals. Mice were assigned to groups for comparable group median and mean tumor volumes, referred to as randomization. The day of randomization was designated as Day 0 of the experiment. Groups of mice received different intravenous single dose administrations of therapy on day 1, consisting of different doses of either VXA-211 or Enhertu®. We could show that a single dose of 3 mg/kg of VXA-211 already induced tumor growth inhibition and that a higher single dose of 10 mg/kg led to basically complete tumor regression. Interestingly, this is comparable to the tumor reducing activity of Enhertu® in this study, which showed similar growth inhibition at 3 mg/kg single dose and tumor regression at 10 mg/kg single dose. Because VXA-211 possesses only half the payload dose of Enhertu®—DAR 4 versus DAR 8—we were able to show that our topoisomerase-I inhibiting ADC can potentially perform twice as efficient as the industry leading Enhertu® in this early model, thereby potentially also outperforming competing Exatecan ADCs.

We believe that this remarkable performance is not only testament to the potential of our ADC technology, but also bears high commercial potential, due to the following:

●	Broad applicability across HER2-overexpressing tumors, targeting wide patient populations across the most prevalent cancer types, such as breast, gastric, or lung cancer.

●	Potential superiority over currently approved therapies (in terms of efficacy and safety). Our innovative ADC technology is expected to:

○	Improve the clinical outcome and therapeutic index of drug candidates employing our ADC technology by enabling higher dosing in the clinic due to competitive efficacy at lower payload doses seen in preclinical experiments.

○	Increase the safety profile of drug candidates employing our ADC technology by reducing dose-limiting adverse events through differentiated linker technology versus approved agents with stable linkage, tumor selective catabolism and reduced unspecific uptake into healthy tissue via glycan conjugation.

With current ADCs in this field—namely Enhertu® —already delivering positive outcomes towards first-line treatment, we are confident that VXA-211 can outcompete current targeted anti-HER2 therapies and populate one of the biggest markets in oncology.

In addition to our internal development programs, we are in ongoing discussions with multiple pharmaceutical companies regarding potential collaborations using our BiTAC platforms. Our business development team is currently in contact with eight global pharmaceutical companies that have expressed interest in our BiTAC technologies. These discussions vary in scope and focus, with certain companies evaluating our BiTAC-TCE technology, others evaluating our BiTAC-ADC technology, and some considering both. One of these discussions, which began nearly two years ago with a company specifically interested in our BiTAC-TCE platform, is more advanced and has involved multiple meetings, although no term sheet has yet been negotiated. The other discussions remain at earlier stages, but all counterparties have demonstrated strong interest and have requested ongoing updates as additional data become available.

While no definitive agreements have been executed with respect to these potential programs, we believe such collaborations, if consummated, could expand our pipeline into additional indications beginning in 2026 or later.

Our Growth Strategy Through 2029

Our growth through 2029 will be driven by the advancement of our proprietary BiTAC programs into clinical development, the continued expansion of our technology platforms into additional oncology indications, and the potential establishment of new pharmaceutical collaborations. We expect our proprietary pipeline to include up to three clinical-stage programs by 2029, complemented by a portfolio of out-licensed or co-developed assets, subject to successful development progress and regulatory clearance.

Expansion into new indications
Proprietary VERAXA Programs
Potential Pharma Collaborations
BiTAC

Our Clinical Program VXA-901

Product Overview

AML represents one of the largest and most challenging malignancies in hematologic oncology. AML affects approximately 63,000 new patients annually across the U.S., France, Germany, Italy, Spain, the UK and China, with approximately 50–70% of them being elderly or medically unfit. Standard induction regimens achieve morphological complete remission (CR) in many patients, but measurable/minimal residual disease (MRD) remains detectable in around 40%. The presence of MRD is a strong predictor of relapse and poor long-term survival, and there is currently no widely approved therapy specifically targeting MRD. Despite advances in genomics and targeted therapies, AML remains associated with poor long-term survival, particularly in older patients and those with relapsed or refractory disease.

VXA-901 is a pioneering, Fc-enhanced monoclonal antibody (mAb) targeting CD135 (FLT3), a validated oncogenic driver in acute myeloid leukemias. Unlike small molecule FLT3 tyrosine kinase inhibitors, VXA-901 binds to the extracellular domain of FLT3, inducing antibody-dependent cellular cytotoxicity without harming healthy hematopoietic stem and progenitor cells.

CD135 (FLT3), overexpressed on AML blasts and stem cells, drives leukemic survival independent of mutational status. Current FLT3 inhibitors (e.g., midostaurin, gilteritinib) are mutation-restricted and limited by resistance. Biologics targeting CD135 have to date failed due to poor selectivity or toxicity. VXA-901’s Fc-enhanced, non-mutant-selective mechanism offers a differentiated and mutation-agnostic solution.

VXA-901’s unique mechanism of action, targeting surface FLT3 regardless of mutational status, enables:

●	Broad activity across AML subtypes.

●	Fc-enhanced ADCC mechanism avoiding intracellular kinase-related resistance.

●	Low systemic off-target toxicity and immunogenicity.

●	Combination potential with standard-of-care agents (e.g., Venetoclax, HMAs, FLT3 inhibitors).

●	A strategic fit as a backbone therapy in consolidation and relapsed settings.

Scientific Background and Development Rationale

Despite recent advances, AML remains one of the most difficult-to-treat leukemias due to clonal heterogeneity, high relapse rates, and limited maintenance options. Even with the approval of targeted agents (FLT3, IDH inhibitors) and the rise of Venetoclax-based combinations, key clinical gaps persist:

●	High relapse rates, particularly in MRD patients post-chemotherapy.

●	Toxicity-driven discontinuation of therapy in elderly/unfit patients.

●	Limited maintenance options that combine efficacy and tolerability.

●	Resistance due to clonal heterogeneity and tumor escape mechanisms.

New AML Drugs
1973
Cytarabine
Daunorubicin
1990
Idarubicin
1995
ATRA
2000
Arsenic
Gemtuzumab
2004
Azacitidine
2006
Decitabine
2017
CPX-351
Enasidenib
Midostaurin
Gemtuzumab
2018/9
Ivosidenib
Glasdegib
Venetoclax
Glitentinib
2020
Cytarabine/
Venetoclax
CC-486
7 drugs in 40 years
1 new drug every 6 years
10 drugs in 4 years
1 new drug every 150 days

Gale RP. Will new drugs cure acute myeloid leukaemia?. *Cell Ther Transplant*. 2021;10(3-4):4–7. doi:10.18620/ctt-1866-8836-2021-10-3-4-4-7

This landscape creates a significant opportunity for VXA-901 as:

●	A non-mutationally restricted, immune-based therapy.

●	A low-toxicity agent suitable for maintenance.

●	A backbone therapy in combination regimens.

Commercial Opportunity

The global AML treatment market was valued at approximately $3.8 billion in 2023 and is projected to reach $6.1 billion by 2028, growing at a CAGR of 10.0%. Key players comprise AbbVie (Venclexta), Astellas (Xospata), Novartis (Midostaurin), Pfizer (Mylotarg), MRD-directed, immunotherapy-based therapies are emerging as the next frontier.

Strategic Clinical-Regulatory Development Approach

The preclinical package for VXA-901 provides robust evidence of on-target efficacy, selectivity, and safety, supporting its advancement as a backbone therapeutic candidate in AML. It lays the foundation for a differentiated clinical positioning, particularly in MRD-positive and combination therapy settings.

The envisaged clinical development roadmap for VXA-901 foresees a structured approach to achieve rapid market entry through orphan-designated, MRD-driven trials.

To evaluate VX A901 in humans, an open label, single arm, multi-center Phase I trial (FLYSYN 101; NCT02789254) was conducted in adults with AML in morphological CR but with stable or increasing MRD. Eligible patients were ≥18 years old, had an Eastern Cooperative Oncology Group (ECOG) performance status of 0–2 and confirmed FLT3 expression on residual leukemic cells. The study was reviewed and approved by the Paul Ehrlich Institute (PEI) and by the leading ethics committee at the University Hospital Tübingen and registered at ClinicalTrials.gov (NCT02789254) and EudraCT (2016 000236 17). Between 15 February 2017 and 18 March 2020, 48 patients were screened and 31 were enrolled at five academic centers in Germany. All participants had de novo AML; the median age was 59 years (range 21–80) and 65% were female. Approximately half had previously received “3+7” induction therapy followed by consolidation.

Dose escalation followed a 3 + 3 design. Cohorts 1–5 received a single intravenous dose of 0.5, 1.5, 5, 15 or 45 mg/m² on day 1 (administered over 3 h with an initial 0.5 mg/m² given on day 1 and the remainder on day 2), while cohort 6 received 15 mg/m² every two weeks for three infusions. Each cohort initially included three patients; cohorts 4 and 6 were expanded to nine and ten patients, respectively. The primary objective was to characterize safety; the primary endpoint was incidence and severity of adverse events (AEs) through 28 days for the single dose cohorts and 35 days after the last dose in cohort 6. Secondary safety endpoints included the incidence and severity of AEs up to 180 days after the first administration and assessment of dose limiting toxicities until day 15 (cohorts 1–5) or day 43 (cohort 6). Secondary exploratory objectives measured preliminary activity, including the proportion of patients achieving a ≥1 log reduction in bone marrow MRD or MRD negativity, duration of response and time to evidence of progressive disease. Pharmacokinetics, pharmacodynamics and immunogenicity (anti-drug antibodies) were also assessed.

Seven patients (≈23%) experienced transient neutropenia; two of these were grade 3 and the remainder were ≤ grade 2. No infusion related reactions or dose limiting toxicities were observed. Responses, defined by ≥1 log MRD reduction or MRD negativity, occurred in 35% of participants, with MRD negativity sustained until the end of study in two patients. Response rates were 46% in the highest dose cohort (45 mg/m²) and 28% at lower doses. These data provide objective evidence of biological activity; further evaluation in a Phase II study is planned to more fully assess safety and effectiveness.

The three-tiered strategy includes (i) fast time-to-market opportunities, leveraging MRD as a surrogate endpoint, (ii) particularly high unmet need segments (relapsed/refractory and/or FLT3 mutated patients) with synergy potential, and (iii) extension into 1st line segments as largest commercial opportunity via combination with, e.g. VEN + HMA.

Regulatory Alignment will be initially sought across the U.S. and Europe encompassing the following key elements:

●	Orphan Drug Designation in the U.S. and Europe.

●	Breakthrough Therapy Designation submission post-Phase II.

●	Fast Track and conditional approval eligibility (based on MRD endpoints).

●	FDA/EMA harmonization targeted for pivotal design agreement.

For further discussion of regulatory alignment, please see the section below titled “—Regulation and Product Approval” and see the section of this prospectus titled “Risk Factors—Risks Relating to Regulatory Approval of the Company’s Product Candidates” and “Risk Factors—Risks Relating to the Future Commercialization of the Company’s Products.”

Conclusion

AML represents a high-need, innovation-starved oncology segment with the FLT3/CD135 axis remaining a compelling target. VXA-901’s novel Fc-enhanced, non-mutant selective mechanism allows it to bypass the shortcomings of current TKIs and biologics, addressing a critical unmet need for safe, effective, and combinable immune-therapeutics in AML.

The preclinical package for VXA-901 provides robust evidence of on-target efficacy, selectivity, and safety, supporting its advancement as a therapeutic candidate in AML. It lays the foundation for a differentiated clinical positioning, particularly in MRD-positive and combination therapy settings.

Our development strategy for VX A901 is designed to leverage the MRD-focused Phase I data to enter into later stage trials. The current Phase I study provides initial safety, pharmacokinetic and pharmacodynamic information as well as objective evidence of target engagement. The next step - clinical Phase II proof-of-concept -represents a key value inflection point. Parallel development in various settings is planned to more fully assess safety and effectiveness.

VXA-901’s strategic development roadmap is carefully structured to deliver early clinical validation, regulatory acceleration, orphan incentives, and market penetration through a multi-pathway strategy. We continue to advance VXA-901 through strategic partnerships and believe its mutation agnostic mechanism positions it as a potential backbone therapy in AML.

VXA-901’s commercial strategy is designed to deliver rapid early revenues combined with sustained market growth. The contemplated lead indication provides a clear and efficient path to registration, while subsequent expansion into combination and front-line settings ensures long-term market scalability.

Our Strategy

We are focused on the development of a new generation of antibody-based therapeutics through our proprietary BiTAC technology. The platform is designed to enable the creation of differentiated ADC and TCE formats with the potential to deliver significant therapeutic benefit in oncology and immuno-oncology. Our near-term objective is to advance novel therapeutic candidates that address high unmet medical needs, particularly in patient populations with limited or no effective treatment options. Over the longer term, we aim to expand the clinical utility of our BiTAC-derived therapeutics across a broad range of solid tumors. Key elements of our strategy to achieve our near-term goal and long-term vision include:

●	Building a Diverse Pipeline of Oncology Candidates by Applying our BiTAC Platform for ADCs and TCEs to Address High Unmet Medical Needs: We will leverage the advantages of dual targeting to combine clinically validated targets with either validated or novel antibodies. The selection of targets will focus particularly on cancer types that currently lack effective treatment options and are associated with high mortality rates. These cancers are often difficult to treat because traditional single-target therapies have resulted in excessive toxicity and have therefore failed in clinical development. By utilizing both our ADC and TCE platforms, we are able to tailor the therapeutic format to the specific characteristics of each cancer type. Our goal is to advance its proprietary therapies to pivotal clinical stages or regulatory approval.

●	Establishing Strategic Partnerships and Collaborations to Enhance our Capabilities and Strengthen our Pipeline: We are actively pursuing strategic collaborations with biopharmaceutical companies that recognize the potential of our proprietary technologies and share our commitment to advancing next-generation antibody-based therapeutics. These partnerships are intended to co-develop innovative ADCs or TCEs, leveraging our expertise in antibody engineering, dual-targeting technologies, and therapeutic design. In return, partners are expected to contribute complementary capabilities such as proprietary antibody discovery platforms, robust CMC (Chemistry, Manufacturing and Controls) infrastructure, or deep expertise in specific disease areas. Such collaborations will enable shared risk, faster progression from concept to clinic, and more efficient access to broader patient populations. We believe this model will accelerate development timelines while maximizing scientific and commercial value.

●	Advancing VXA-901 Through Strategic Partnering: VXA-901 is an innovative, Fc-enhanced monoclonal antibody (mAb) targeting CD135 (FLT3), a validated oncogenic driver in AML. VXA-901’s Fc-enhanced, non-mutant-selective mechanism offers a differentiated and mutation-agnostic solution. With compelling safety and promising early efficacy data (Phase I) in minimal residual disease (MRD)-positive AML patients, VXA-901 is designed for use in combination regimens across frontline, relapsed/refractory, and maintenance settings. The Fc-enhanced FLT3-targeting monoclonal antibody VXA-901 for the treatment of acute myeloid leukemia (AML), and the company’s HER2-targeting ADC program are available for partnering.

Clinical experts support further investigation in a Phase II study. However, since our strategic focus is on our BiTAC-based next-generation ADC and TCE formats, we intend to out-license the VXA-901 program to a suitable partner for further development.

Partnerships And Collaborations

We have established strategic partnerships with leading academic organizations and biotechnology companies to advance our drug discovery and development efforts. These collaborations are integral to our business model, providing access to complementary expertise, technologies, and resources.

European Molecular Biology Laboratory (EMBL)

We have a strong collaboration with EMBL, which is also a substantial shareholder of VERAXA. VERAXA was formed through the merger of two EMBL spin-outs, and under our collaboration we are able to access EMBL’s research infrastructure in Heidelberg, Germany. This includes advanced electron microscopy, sequencing, informatics, and other state-of-the-art technologies. EMBL also supports the establishment of our AI-based target discovery platform. In exchange, EMBL holds equity in VERAXA. The arrangement continues for so long as EMBL remains a shareholder and is subject to customary termination provisions.

OmniAb Inc.

In May 2025, we entered into a collaboration agreement with OmniAb Inc. to jointly develop a bispecific ADC program. Under the terms of the agreement, OmniAb contributes antibody binders, while VERAXA applies its proprietary ADC technology to generate bispecific ADCs. The agreement provides that both parties will share equally in the value of the program. VERAXA has the right to commercialize the program following discovery or during the preclinical stage of development, subject to OmniAb’s continuing rights. The agreement remains in effect until terminated by mutual agreement or under customary termination provisions. No amounts have yet been paid under the agreement.

Quadira Biosciences

We have entered into two agreements with Quadira Biosciences AG: (i) a service and license agreement signed in May 2021 and (ii) an amendment to this service and license agreement signed in November 2023. Under these agreements, VERAXA generates ADCs for Quadira based on several listed antibodies. In return, VERAXA receives a five-digit payment for each ADC delivered and is entitled to receive up to 33% of all net income Quadira generates from such ADCs. To date, EUR 50,000 aggregate payments have been received. Both agreements are subject to customary term and termination provisions.

These collaborations have allowed us to broaden our pipeline, strengthen our technology platform, and advance our therapeutic programs more efficiently. We remain focused on pursuing strategic partnerships that support our mission to develop innovative therapies for patients with high unmet medical needs. The agreements governing these collaborations have been filed as exhibits to this registration statement, with certain immaterial terms redacted in accordance with Item 601(b)(10)(iv) of Regulation S-K.

Cherry Biolabs

On May 30, 2024, we entered into a patent license agreement with Cherry Biolabs (“Cherry”), pursuant to which we license certain patents that enable us to research, develop and commercialize hemibody-based therapeutics. Cherry previously licensed these patents from University of Würzburg and has granted overlapping rights to Morphosys; this agreement allocates remaining exploitable targets to Veraxa. The summary of terms of the patent license agreement is below.

Scope of Licensed Rights

●	Cherry Patents: Exclusive, worldwide, sublicensable license for approved targets.

●	Stuhler Patent: Exclusive, worldwide, sublicensable for any target.

●	Improvements: Cherry grants a non-exclusive, cost-free sublicense to all Improvements.

Target Selection Mechanism

A confidential selection procedure using an Impartial Person ensures that Veraxa does not select targets already reserved for Morphosys. Veraxa’s targets remain undisclosed to Cherry.

Sublicensing Framework

Veraxa may sublicense freely if sublicensees follow key obligations (confidentiality, indemnification, diligence). Redacted versions of sublicense agreements are shared with Cherry.

Financial Terms

Royalties on net sales include:

●	1% up to €500M

●	0.75% between €500M–€1B

●	0.5% above €1B

Royalties reduce or fall to zero if no valid claim exists in a given country. Cherry receives 10% of all sublicense income.

Development Obligations

We must use commercially reasonable efforts to develop at least one hemibody compound or product.

Reporting & Audits

We must provide annual development and royalty reports and retain records for three years. Cherrry and University of Würzburg have audit rights.

Intellectual Property Ownership

Cherry and University of Würzburg retain ownership of CherryPatents, the Stuhler Patent, and Cherry Improvements. We retain ownership of all Veraxa Patents, Know-How, and Veraxa Improvements.

Confidentiality

Five-year confidentiality obligation post-termination; strict non-disclosure of target selections.

Liability & Indemnification

No consequential or punitive damages. we must indemnify University of Würzburg for sublicensee activities.

Term & Termination

Agreement lasts until all payments are complete unless terminated earlier for breach, insolvency, or specific convenience rights.

Intellectual Property

The following tables set forth the Company’s patents, trademarks, and intellectual property.

Patents

The tables below provide an overview of our patents:

Title: MICROFLUIDIC DROPLET DETECTION AND SORTING
Description: Relevant for VERAXA’s Hitmaster and microfluidics-based antibody screening technology. This patent describes a microfluidic system for detecting and sorting droplets that contain particles labeled with detectable markers. The system identifies droplets based on the presence and intensity of these markers and directs them into different channels for sorting. The method also enables quantitative binding assays, supporting high-throughput applications such as single-cell analysis, drug screening, and diagnostics
VERAXA Ref.	Country	Patent/appl. number	Filing date	Status	Expiration Date
BHIP-C22-01-WOCA	Canada	CA2984045	4/29/16	Granted	4/29/36
BHIP-C22-01-WOCN	China	CN107810413	4/29/16	Granted	4/29/36
BHIP-C22-01-WOEP	Europe	EP3289362	4/29/16	Granted (Opposition rejected; in Appeal)*	4/29/36
BHIP-C22-01-WOEPHK	Hong Kong	HK1251660	4/29/16	Granted	4/29/36
BHIP-C22-01-WOIL	Israel	IL255260	4/29/16	Granted	4/29/36
BHIP-C22-01-WOIN	India	IN364123	4/29/16	Granted	4/29/36
BHIP-C22-01-WOJP	Japan	JP6851982	4/29/16	Granted	4/29/36
BHIP-C22-01-WOUS	USA	US10710078	4/29/16	Granted	4/29/36

*	Validated in AT, BE, CH, CZ, DE, DK, ES, FR, GB, IE, IT, LU, NL, PT and SE

Title: MICROFLUIDIC ANALYSIS OF LIGAND INDUCED CELL EXPRESSION
Description: Relevant for VERAXA’s Hitmaster and microfluidics-based antibody screening technology. This patent describes a microfluidic system that analyzes cellular responses to ligands at the single-cell level. By encapsulating individual cells in microdroplets and exposing them to specific ligands, the system can detect and quantify changes in gene expression. This method enables high-throughput, quantitative binding assays, facilitating applications in drug discovery and cellular biology research.
VERAXA Ref.	Country	Patent/appl. number	Filing date	Status	Expiration Date or Anticipated Expiration Date (if pending)
BHIP-C22-02-WOCA	Canada	CA3011349	1/13/17	Granted	1/13/37
BHIP-C22-02-WOCN	China	CN108778508	1/13/17	Granted	1/13/37
BHIP-C22-02-WOEP	Europe	EP3402596	1/13/17	Pending	1/13/37
BHIP-C22-02-WOEPHK	HongKong	HK40000713	1/13/17	Pending	1/13/37
BHIP-C22-02-WOJP	Japan	JP7179329	1/13/17	Granted	1/13/37
BHIP-C22-02-WOUS	USA	US12083512	1/13/17	Granted	1/13/37

Title: MICROFLUIDIC SORTING DEVICES AND METHODS
Description: Relevant for VERAXA’s Hitmaster and microfluidics-based antibody screening technology. This patent presents a microfluidic system designed for high-precision sorting of particles or cells within fluid streams. The system utilizes electrode pairs to generate electric fields that direct particles into specific branches of microfluidic channels based on their properties. This technology enables quantitative binding assays and supports applications in diagnostics, drug discovery, and cellular analysis.
VERAXA Ref.	Country	Patent/appl. number	Filing date	Status	Expiration Date or Anticipated Expiration Date (if pending)
BHIP-C22-03-WOEP	Europe	EP3515598	9/20/17	Pending	9/20/17
BHIP-C22-03-WOEPHK	Hong Kong	HK40011276	9/20/17	Pending	9/20/17
BHIP-C22-03-WOUS	USA	US11524294	9/20/17	Granted	6/26/38
BHIP-C22-03-WOUS2	USA	US12179202	9/20/17	Granted	11/03/37

Title: UNNATURAL AMINO ACIDS COMPRISING A CYCLOOCTYNYL OR TRANS-CYCLOOCTENYL ANALOG GROUP AND USES THEREOF
Description: Relevant for VERAXA’s tetrazin-based click chemistry for ADC payload conjugation. This patent describes the use of unnatural amino acids containing a cyclooctynyl or trans-cyclooctenyl head group, which can be incorporated into a protein. These unnatural amino acids can be linked covalently to azide, nitrile oxide, nitrone, diazocarbonyl or tetrazine moieties.
VERAXA Ref.	Country	Patent/appl. number	Filing date	Status	Expiration Date
BHIP-C22-04-WOCA	Canada	CA2826041	3/12/12	Granted	2/03/32
BHIP-C22-04-WOUS	USA	US9085514	3/12/12	Granted	3/28/32
BHIP-C22-04-WOJP	Japan	JP 5951644	3/12/12	Granted	2/03/32
BHIP-C22-04-WOJP2	Japan	JP 6263227	3/12/12	Granted	2/03/32
BHIP-C22-04-WOEP	Europe	EP 2670767	3/12/12	Granted*	2/03/32
BHIP-C22-04-WOEP2	Europe	EP 3279211	3/12/12	Granted**	2/03/32

*	Validated in AT, BE, CH, DE, DK, ES, FR, GB, IE, IT, NL and SE
**	Validated in CH, DE, FR, and GB

Title: MULTIPLE CYCLOADDITION REACTIONS FOR LABELING OF MOLECULES
Description: Relevant for VERAXA’s tetrazin-based Click chemistry for ADC payload conjugation with genetic code expansion technology. This patent describes the sequential conjugation of two non-canonical amino acids using bioorthogonal click chemistry enabling double labeling of the same protein. The first reaction occurs between a dienophile containing a trans-cyclooctenyl group and an alkyl-substituted tetrazine. The second click reaction comprises the covalent bond between a dienophile bearing a cyclooctynyl moiety and a tetrazine. The alkyl-substituted tetrazine prefers the reaction with the trans-cyclooctenyl containing non canonical amino acid, therefore enabling a site-specific and site-directed conjugation of the molecule.
VERAXA Ref.	Country	Patent/appl. number	Filing date	Status	Expiration Date or Anticipated Expiration Date (if pending)
BHIP-C22-05-WOEP	Europe	EP3094977	1/14/15	Granted	1/14/35
BHIP-C22-05-WOJP	Japan	JP6479022	1/14/15	Granted	1/14/35
BHIP-C22-05-WOUS	USA	US10519101	1/14/15	Granted	4/01/35
BHIP-C22-05-WOCA	Canada	CA2936615	1/14/15	Granted	1/14/35

*	Validated in CH, DE, DK, ES, FR, GB, IE, IT and SE

Title: ARCHAEAL PYRROLYSYL TRNA SYNTHETASES FOR ORTHOGONAL USE
Description: Relevant for VERAXA’s ADC payload conjugation with genetic code expansion technology. This invention describes the addition of a nuclear export signal to the Pyrrolysyl tRNA synthetase and the benefit for genetic code expansion. It includes the sequences of this synthetase as well as he corresponding tRNA, which can be used to incorporate non-canonical amino acids in a protein utilizing a eukaryotic expression host.
VERAXA Ref.	Country	Patent/appl. number	Filing date	Status	Expiration Date or Anticipated Expiration Date (if pending)
BHIP-C22-06WOEP	Europe	EP3526338	10/13/17	Pending	10/13/17
BHIP-C22-06WOAU	Australia	AU2017342062	10/13/17	Granted	10/13/17
BHIP-C22-06WOJP	Japan	JP 7277361	10/13/17	Granted	10/13/17
BHIP-C22-06WOCN	China	CN110062808	10/13/17	Pending	10/13/17
BHIP-C22-06WOCA	Canada	CA3039334	10/13/17	Pending	10/13/17
BHIP-C22-06WOUS	USA	US11492608	10/13/17	Granted	3/23/39
BHIP-C22-06WOUS2	USA	US17/954,097	10/13/17	Pending	10/13/17

Title: MEANS AND METHODS FOR PREPARING ENGINEERED TARGET PROTEINS BY GENETIC CODE EXPANSION IN A TARGET PROTEIN-SELECTIVE MANNER
Description: Relevant for VERAXA’s genetic code expansion technology. This patent describes the incorporation of a non-canonical amino acid into a protein in a selective manner. The mRNA of the protein contains a special sequence which guides the mRNA in the cell to a specific locus where synthetase, tRNA and an assembler fusion protein come to near proximity. This system allows for efficient incorporation of non-canonical amino acids into the protein spatial separated from the normal protein translation machinery.
BHIP Ref.	Country	Patent/appl. number	Filing date	Status	Expiration Date or Anticipated Expiration Date (if pending)
BHIP-C22-07WOHK	HongKong	HK40066164	2/14/20	Granted	2/14/40
BHIP-C22-07WOEP	Europe	EP3924365	2/14/20	Granted*	2/14/40
BHIP-C22-07WOEP-2	Europe	EP25207252.5	2/14/20	Pending	2/14/40
BHIP-C22-07WOIL	Israel	IL285405	2/14/20	Pending	2/14/40
BHIP-C22-07WOIN	India	IN202117035048	2/14/20	Pending	2/14/40
BHIP-C22-07WOJP	Japan	JP2022521049	2/14/20	Granted	2/14/40
BHIP-C22-07WOJP-2	Japan	JP2025025264	2/14/20	Pending	2/14/40
BHIP-C22-07WOCN	China	CN113727993	2/14/20	Pending	2/14/40
BHIP-C22-07WOCA	Canada	CA3129336	2/14/20	Pending	2/14/40
BHIP-C22-07WOUS	USA	US17/426,338	2/14/20	Pending	2/14/40

*	Validated in AT, BE, CH, DE, FR, GB, IE, NL and SE

Title: ARCHAEAL PYRROLYSYL TRNA SYNTHETASES FOR ORTHOGONAL USE
Description: Relevant for VERAXA’s genetic code expansion technology. This invention shows the efficacy enhancement for the genetic code expansion technology by using a synthetase and tRNA in combination with a ribozyme. The patent describes in addition the inducible expression of synthetase as well as the tRNA-ribozyme construct based on a T7 promoter in eukaryotic cells.
VERAXA Ref.	Country	Patent/appl. number	Filing date	Status	Anticipated Expiration Date
BHIP-C22-08WOAU	Australia	AU2021222340	2/18/21	Pending	2/18/41
BHIP-C22-08WOCA	Canada	CA3167467	2/18/21	Pending	2/18/41
BHIP-C22-08WOCN	China	CN115485380	2/18/21	Pending	2/18/41
BHIP-C22-08WOEP	Europe	EP4107263	2/18/21	Pending	2/18/41
BHIP-C22-08WOHK2	HongKong	HK40087320	2/18/21	Pending	2/18/41
BHIP-C22-08WOKR	South Korea	KR20220149807	2/18/21	Pending	2/18/41
BHIP-C22-08WOJP	Japan	JP7742353	2/18/21	Granted	2/18/41
BHIP-C22-08WOUS	USA	US17/800,806	2/18/21	Pending	2/18/41

Title: HYDROPHILIC TETRAZINE-FUNCTIONALIZED PAYLOADS FOR PREPARATION OF TARGETING CONJUGATES
Description: Fundamentally relevant for VERAXA’s tetrazin-based Click chemistry. This patent describes a hydrophilic payload platform based on phosphonate bearing tetrazines for click chemistry bioconjugation. A broad variety of toxins and linkers is covered under this substance matter patent. The platform facilitates bioconjugation processes, leads to reduced aggregation, a favorable pharmacokinetic profile of the ADC and quantitative conjugation.
BHIP Ref.	Country	Patent/appl. number	Filing date	Status	Anticipated Expiration Date
BHIP-C22-09WOEP	Europe	EP4444356	12/8/22	Pending	12/8/42
BHIP-C22-09WOUS	USA	US 18/716,887	12/8/22	Pending	12/8/42
BHIP-C22-09WOCN	China	CN118574641	12/8/22	Pending	12/8/42
BHIP-C22-09WOKR	South Korea	JP2024546769	12/8/22	Pending	12/8/42
BHIP-C22-09WOJP	Japan	JP 2024-534520	12/8/22	Pending	12/8/42
BHIP-C22-09WOCA	Canada	CA3239713	12/8/22	Pending	12/8/42
BHIP-C22-09WOAU	Australia	AU20220404647	12/8/22	Pending	12/8/42

Title: NOVEL AMINOACYL-TRNA SYNTHETASE VARIANTS FOR GENETIC CODE EXPANSION IN EUKARYOTES
Description: Relevant for VERAXA’s genetic code expansion technology. This patent describes a novel synthetase variant, which enables enhanced incorporation of bulky non-canonical amino acids, like trans-cyclooctene derivatives and the covalent bonding of theses ncAAs with conjugation partners.
VERAXA Ref.	Country	Patent/appl. number	Filing date	Status	Anticipated Expiration Date
BHIP-C22-10WOCA	Canada	CA3230774	9/5/22	Pending	9/5/42
BHIP-C22-10WOCN	China	CN118339280	9/5/22	Pending	9/5/42
BHIP-C22-10WOEP	Europe	EP4399283	9/5/22	Pending	9/5/42
BHIP-C22-10WOJP	Japan	JP2024532537	9/5/22	Pending	9/5/42
BHIP-C22-10WOKR	South Korea	KR20240099150	9/5/22	Pending	9/5/42
BHIP-C22-10WOUS	USA	US 18/689,286	9/5/22	Pending	9/5/42

Title: IMPROVED ANTIBODY-PAYLOAD CONJUGATES (APCS) PREPARED BY SITE-SPECIFIC CONJUGATION UTILIZING GENETIC CODE EXPANSION
Description: Relevant for VERAXA’s genetic code expansion technology. This patent describes anti-HER2 ADCs generated by introduction of unnatural amino acids via genetic code expansion. Multiple favorable positions for conjugation with, as well as the tetrazine-glucuronide-MMAE payload itself are claimed. The anti-HER2 ADCs perform better than current benchmarks and show complete stability and beneficial pharmacokinetics.
VERAXA Ref.	Country	Patent/appl. number	Filing date	Status	Anticipated Expiration Date
BHIP-C22-11EP4	Europe	EP4186529	9/27/22	Granted*	9/27/42
BHIP-C22-11WOEP	Europe	EP4437005	11/24/24	Pending	11/24/44
BHIP-C22-11WOAU	Australia	AU2022395626	11/24/24	Pending	11/24/44
BHIP-C22-11WOCN	China	CN118613508	11/24/24	Pending	11/24/44
BHIP-C22-11WOCA	Canada	CA3238627	11/24/24	Pending	11/24/44
BHIP-C22-11WOKR	South Korea	KR20240105469	11/24/24	Pending	11/24/44
BHIP-C22-11WOJP	Japan	JP2024543916	11/24/24	Pending	11/24/44
BHIP-C22-11WOUS	USA	US 18/713,445	11/24/24	Pending	11/24/44

*	Validated in AU, BE, CH, DE, DK, ES, FR, GB, IE, IT, NL and SE

Title: HYDROPHILIC TRANS-CYCLOOCTENE (HYTCO) COMPOUNDS, CONSTRUCTS AND CONJUGATES CONTAINING THE SAME
Description: Relevant for VERAXA’s VX-A902 candidate. This patent describes novel trans-cyclooctene compounds that are stable against isomerization under physiological conditions and their use for preparing bioconjugates, especially ADCs via click chemistry. This substance matter patent broadly claims our proprietary click chemistry for multiple uses.
VERAXA Ref.	Country	Patent/appl. number	Filing date	Status	Expiration Date
BHIP-C22-12WOAU	Australia	Not known yet	7/25/24	Pending	7/25/44
BHIP-C22-12WOBR	Brasil	Not known yet	7/25/24	Pending	7/25/44
BHIP-C22-12WOCA	Canada	Not known yet	7/25/24	Pending	7/25/44
BHIP-C22-12WOCN	China	Not known yet	7/25/24	Pending	7/25/44
BHIP-C22-12WOEP	Europe	Not known yet	7/25/24	Pending	7/25/44
BHIP-C22-12WOHK	HongKong	Not known yet	Not yet filed	Pending	7/25/44
BHIP-C22-12WOIL	Israel	Not known yet	7/25/24	Pending	7/25/44
BHIP-C22-12WOIN	India	Not known yet	7/25/24	Pending	7/25/44
BHIP-C22-12WOJP	Japan	Not known yet	7/25/24	Pending	7/25/44
BHIP-C22-12WOKR	South Korea	Not known yet	7/25/24	Pending	7/25/44
BHIP-C22-12WOSG	Singapore	Not known yet	7/25/24	Pending	7/25/44
BHIP-C22-12WOUS	USA	Not known yet	7/25/24	Pending	7/25/44

Title: DUAL ANTIGEN-INDUCED BIPARTITE FUNCTIONAL COMPLEMENTATION
Description: Fundamentally relevant for VERAXA’s in-licensed Hemibody-TCE technology. This patent describes an on-cell reconstitution technology to activate TCEs specifically on the tumor site, thereby increasing the therapeutic index of TCEs.
VERAXA Ref.	Country	Patent/appl. number	Filing date	Status	Expiration Date or Anticipated Expiration Date (if pending)
BHIP-C22-13WOAU	Australia	AU2013208895	1/14/13	Granted	1/14/33
BHIP-C22-13WOBR	Brasil	BR112014017182	1/14/13	Granted	1/14/33
BHIP-C22-13WOCA	Canada	CA2861003	1/14/13	Granted	1/14/33
BHIP-C22-13WOCN	China	CN104159923	1/14/13	Granted	1/14/33
BHIP-C22-13WOEARU	Russia (EA)	RU033947	1/14/13	Granted	1/14/33
BHIP-C22-13WOEP3	Europe	EP3907241	1/14/13	Pending	1/14/33
BHIP-C22-13WOIL	Israel	IL233566	1/14/13	Granted	1/14/33
BHIP-C22-13WOIN	India	IN418167	1/14/13	Granted	1/14/33
BHIP-C22-13WOJP	Japan	JP6408915	1/14/13	Granted	1/14/33
BHIP-C22-13WOKR	South Korea	KR10-2100817	1/14/13	Granted	1/14/33
BHIP-C22-13WOMX	Mexico	MX359411	1/14/13	Granted	1/14/33
BHIP-C22-13WOSG	Singapore	SG11201403997	1/14/13	Granted	1/14/33
BHIP-C22-13WOUS2	USA	US11427644	1/14/13	Granted	8/24/34
BHIP-C22-13WOZA	South Africa	ZA2014/05658	1/14/13	Granted	1/14/33

Title: RECOMBINANT ANTIBODY MOLECULE AND ITS USE FOR TARGET CELL RESTRICTED T CELL ACTIVATION
Description: Fundamentally relevant for VERAXA’s in-licensed Hemibody technology. This patent describes an additional format and CD3 binders to conditionally reconstitute active TCEs on the surface of tumor cells.
VERAXA Ref.	Country	Patent/appl. number	Filing date	Status	Expiration Date
BHIP-C22-14WOEP	Europe	EP3180361	8/11/15	Granted*	8/11/35

*	Validated in BE, CH, DE, DK, ES, FR, GB, IE, IT and SE

Title: SPECIFIC DOSAGE REGIMEN FOR HEMIBODY THERAPY
Description: Relevant for VERAXA’s BiTAC-TCE technology. This patent describes an administration scheme of hemibodies that considers a differential expression of two targets on tumor cells.
VERAXA Ref.	Country	Patent/appl. number	Filing date	Status	Anticipated Expiration Date
BHIP-C22-15WOEP	Europe	EP3759135	12/21/18	Pending	12/21/38
BHIP-C22-15WOUS2	USA	US18/970,005	12/21/18	Pending	12/21/38

Title: RECOMBINANT PROTEINACEOUS BINDING MOLECULES
Description: Fundamentally relevant for VERAXA’s BiTAC-TCE technology. This patent describes a variety of different formats for the hemibody technology.
VERAXA Ref.	Country	Patent/appl. number	Filing date	Status	Anticipated Expiration Date
BHIP-C22-16WOEP	Europe	EP4346885	5/27/22	Pending	5/27/42
BHIP-C22-16WOUS	USA	18/564,921	5/27/22	Pending	5/27/42
BHIP-C22-16WOAU	Australia	AU20220281108	5/27/22	Pending	5/27/42
BHIP-C22-16WOCA	Canada	CA3217894	5/27/22	Pending	5/27/42
BHIP-C22-16WOHK	HongKong	HK40106922	5/27/22	Pending	5/27/42

Title: ANTI-FLT3 ANTIBODIES AND METHODS OF USING THE SAME
Description: Fundamentally relevant for VERAXA’s VXA-901. This patent lies in the field of antibodies and relates to FLT3 specific antibodies with a modified Fc region to generate or enhance antibody-dependent cell cytotoxicity (ADCC) as well as methods of using such antibodies.
VERAXA Ref.	Country	Patent/appl. number	Filing date	Status	Expiration Date
BHIP-C22-17WOEP	Europe	EP2516468	12/23/10	Granted*	12/23/30
BHIP-C22-17WOEPHK	HongKong	HK1172910	12/23/10	Granted	12/23/30
BHIP-C22-17WOBR	BR	BR112012015740	12/23/10	Granted	12/23/30
BHIP-C22-17WOCA	CA	CA2785178	12/23/10	Granted	12/23/30
BHIP-C22-17WOCN	CN	CN102770453	12/23/10	Granted	12/23/30
BHIP-C22-17WOEA	EA	EA027502	12/23/10	Granted**	12/23/30
BHIP-C22-17WOIN	IN	IN328198	12/23/10	Granted	12/23/30
BHIP-C22-17WOJP	JP	JP5944831	12/23/10	Granted	12/23/30
BHIP-C22-17WOUS	US	US9023996	12/23/10	Granted	12/23/30

*	Validated in AL, AT, BE, CH, DE, DK, ES, FI, FR, GB, HR, HU, IE, IS, IT, LT, LU, LV, MC, MK, MT, NL, NO, SE and SI
**	Validated in AM, AZ, BY, KG, KZ, MD, RU, TJ and TM

Title: BIPARTITE TARGETING AGENT-PAYLOAD CONJUGATES
Description: Fundamentally relevant for VERAXA’s BiTAC-TCE technology. This patent describes our BiTAC-ADC technology. It claims the concept of dual targeting via different antibodies and release of toxin only via internalization of two components. The concept builds up on so called click-to-release possible with our proprietary click chemistry.
VERAXA Ref.	Country	Patent/appl. number	Filing date	Status	Anticipated Expiration Date
BHIP-C22-18WO	WIPO	PCT/EP2026/055663	3/2/26	Pending	3/2/46

Title: IMPROVED ANTI-CD3 ANTIBODIES
Description: Fundamentally relevant for VERAXA’s BiTAC-TCE technology. This patent describes the engineering of a split CD3 interface region to increase the therapeutic index of the BiTAC-TCE technology.
VERAXA Ref.	Country	Patent/appl. number	Filing date	Status	Anticipated Expiration Date
BHIP-C22-19WO	WIPO	PCT/EP2025/088272	12/19/25	Pending	12/19/45

Title: IMPROVED SPLIT T CELL ENGAGING ANTIBODIES
Description: Fundamentally relevant for VERAXA’s BiTAC-TCE technology. This patent describes novel formats for the BiTAC-TCE technology with superior functionalities
VERAXA Ref.	Country	Patent/appl. number	Filing date	Status	Anticipated Expiration Date
BHIP-C22-20EP	Europe	EP26165009.7	3/16/26	Pending	3/16/46

Title: NOVEL TCO-FUNCTIONALIZED GLYCAN ENGINEERED IMMUNOGLOBULIN MOLECULES AND NOVEL ANTIBODY PAYLOAD CONJUGATES
Description: Fundamentally relevant for VERAXA’s technology of glycan engineering with tetrazin-based Click chemistry. This patent describes our glycan engineering technology for introduction of trans-cyclooctenes into the native glycan of antibodies for creation of ADCs via click chemistry. This allows stable conjugation and storage and produces ADCs with exceptional efficacy and beneficial pharmacokinetics.
VERAXA Ref.	Country	Patent/appl. number	Filing date	Status	Anticipated Expiration Date
BHIP-C22-21WO	WIPO	PCT/EP2025/088925	12/23/25	Pending	12/23/45

Title: IMPROVED PRODUCTION OF SPLIT ANTIBODIES
Description: Fundamentally relevant for VERAXA’s BiTAC-TCE technology. This patent describes antibody optimizations to improve the purity of BiTAC-TCE precursors during production.
VERAXA Ref.	Country	Patent/appl. number	Filing date	Status	Anticipated Expiration Date
BHIP-C22-22WO	WIPO	PCT/EP2026/062314	4/29/26	Pending	4/29/46

Title: PREDICTION AND TREATMENT METHODS FOR PATIENTS HAVING A HEMATOLOGY MALIGNANCY
Description: Relevant for VERAXA’s VXA-901 treatment and patient management. This patent describes patient stratification criteria on the basis of certain market genes useful for patient stratification and treatment monitoring.
VERAXA Ref.	Country	Patent/appl. number	Filing date	Status	Anticipated Expiration Date
BHIP-C22-23EP	Europe	EP25211422.8	10/27/25	Pending	10/27/45

Title: RECOMBINANT BINDING PROTEINS SPECIFIC FOR EpCAM AND CDH3 TO ENGAGE T-CELLS
Description: VERAXA’s proprietary EpCAMxCDH3 T cell engangers. This patent discloses VERAXA’s proprietary anti-EpCAMxCDH3 T cell engagers, including the molecule that is intended to enter clinical development.
VERAXA Ref.	Country	Patent/appl. number	Filing date	Status	Anticipated Expiration Date
BHIP-C22-24EP	Europe	EP26165010.5	3/16/26	Pending	3/16/46

Title: HER3-NEC4 BISPECIFIC ANTIBODY DRUG CONJUGATES
Description: VERAXA’s proprietary HER3xNEC4 BiTACs. This patent discloses VERAXA’s proprietary anti-HER3xNEC4 BiTAC’s, including the molecule that is intended to enter clinical development.
VERAXA Ref.	Country	Patent/appl. number	Filing date	Status	Anticipated Expiration Date
BHIP-C22-25EP	Europe	EP26165065.9	3/16/26	Pending	3/16/46

Title: TETRAZINE-FUNCTIONALIZED PYRROLOBENZODIAZEPINE-DIMER PAYLOADS AND CORRESPONDING ANTIBODY PAYLOAD CONJUGATES
Description: Novel PBD-based payloads. This patent describes novel pyrrolobenzodiazepine-dimer payloads that are used in conjunction with VERAXA’s BiTAC platform.
VERAXA Ref.	Country	Patent/appl. number	Filing date	Status	Anticipated Expiration Date
BHIP-C22-26EP	Europe	EP26165019.6	3/16/26	Pending	3/16/46

Trademarks

The tables below provide an overview of our trademarks:

VERAXA (wordmark)
Record ID	Country	Convention	Classes	Status	Appl. Date	Appl. Number	Reg. Number
BHIP-C22-TM-01/EM	EU	EU	5,9,42,44	Registered	12/21/20	018359289	018359289
BHIP-C22-TM-01/US	US	National	1,5,9,10,42,44	Registered	6/21/21	90784943	7282793
BHIP-C22-TM-01/WO	WIPO	IR	5,9,42,44	Registered	6/21/21	1610062	1610062
BHIP-C22-TM-01/WO-CN	CN	Madrid	5,9,44	Registered	6/21/21	1610062	1610062
BHIP-C22-TM-01/WO-GB	GB	Madrid	5,9,42,44	Registered	6/21/21	1610062	1610062
BHIP-C22-TM-01/WO-IN	IN	Madrid	5,9,42,44	Registered	6/21/21	1610062	1610062
BHIP-C22-TM-01/WO-JP	JP	Madrid	5,9,42,44	Registered	6/21/21	1610062	1610062
BHIP-C22-TM-01/WO-KR	KR	Madrid	5,9,42,44	Registered	6/21/21	1610062	1610062
BHIP-C22-TM-01/WO-NO	NO	Madrid	5,9,42,44	Registered	6/21/21	1610062	1610062

BiTAC (wordmark)
Record ID	Country	Convention	Classes	Status	Appl. Date	Appl. Number	Reg. Number
BHIP-C22-TM-02/DE	DE	National	1,5,9,42,44	Registered	5/27/24	3020241100725	302024110072
BHIP-C22-TM-02/US	US	National	1,5,9,10,42,44	Registered	5/27/24	98569862	728793
BHIP-C22-TM-02/WO	WIPO	IR	5,9,42,44	Registered	11/26/24	1845572	1845572
BHIP-C22-TM-02/WO-CN	CN	Madrid	5,9,42,44	Registered	11/26/24	1845572	1845572
BHIP-C22-TM-02/WO-EM	EU	Madrid	5,9,42,44	Registered	11/26/24	1845572	018359289
BHIP-C22-TM-02/WO-GB	GB	Madrid	5,9,42,44	Registered	11/26/24	1845572	1845572
BHIP-C22-TM-02/WO-IN	IN	Madrid	5,9,42,44	Pending	11/26/24	1845572
BHIP-C22-TM-02/WO-JP	JP	Madrid	5,9,42,44	Pending	11/26/24	1845572
BHIP-C22-TM-02/WO-KR	KR	Madrid	5,9,42,44	Pending	11/26/24	1845572
BHIP-C22-TM-02/WO-NO	NO	Madrid	5,9,42,44	Registered	11/26/24	1845572	1845572

Copyrights

The Company does not own or hold any registered copyrights.

(c)	All Patent, Trademark and Copyright Licenses

Patent, Trademark and Copyright Licenses

The following table summarizes the Company’s material patent, trademark, and copyright license agreements:

1.	Patent, Know-How, and Software License Agreement, dated December 13, 2017, by and among EMBL Enterprise Management Technology Transfer GmbH (“EMBLEM”), Velabs Therapeutics GmbH (now merged into Veraxa Biotech GmbH), European Molecular Biology Laboratory (“EMBL”), and Dr. Christoph Merten.

2.	Patent and Know-How License Agreement (ARAXA), dated 2019, by and among EMBLEM, ARAXA Biosciences GmbH (merged into Veraxa Biotech GmbH via merger with Velabs Therapeutics GmbH), EMBL, and Dr. Edward Lemke.

3.	License Agreement (Cherry Biolabs - Patent License), dated March 30, 2024, by and between Veraxa Biotech GmbH and Cherry Biolabs GmbH.

4.	Research Collaboration and License Option Agreement, dated December 18, 2019, by and between Velabs Therapeutics GmbH and Ares Trading SA (Merck).

5.	License Framework Agreement (Lizenz-Rahmenvertrag), dated May 23, 2019 (as amended December 9, 2019), by and between Velabs Therapeutics GmbH and Alytas Therapeutics GmbH.

6.	Service and License Agreement (Service- und Lizenzvertrag), dated August 6, 2021, by and between Veraxa Biotech GmbH and Ix Therapeutics GmbH.

7.	Material Transfer and License Agreement, dated January 25, 2021, by and between Velabs Therapeutics GmbH and Axxam s.p.A.

8.	Collaboration, License and Supply Agreement, dated September 25, 2020, by and between Velabs Therapeutics GmbH and Suricube GmbH.

9.	Service and License Agreement (Quadira Biosciences), dated May 2021 (as amended November 2023), by and between Veraxa Biotech GmbH and Quadira Biosciences AG.

10.	Framework Agreement (EMBLEM), dated December 20, 2017 (as amended January 1, 2020, July 1, 2021, and September 15, 2022), by and between EMBL Enterprise Management Technology Transfer GmbH (EMBLEM) and Veraxa Biotech GmbH.

Competition

The biotechnology sector—particularly the oncology segment—is marked by fast-paced technological advancements, intense competitive dynamics, and a strong emphasis on intellectual property protection. Although we believe our proprietary technologies, IP portfolio, specialized expertise, and experienced leadership team position us favorably, we operate in a highly competitive environment. Our potential competitors include large pharmaceutical and biotech companies, academic institutions, and both public and private research entities. Many of these organizations possess significantly greater capabilities in scientific research, product development, and commercialization, along with deeper financial resources and broader marketing reach.

The oncology space is crowded with companies actively developing or commercializing therapies that overlap with our areas of focus, including both antibody-based and alternative treatment modalities. Any product candidates we develop and will bring to market may face direct competition from existing approved therapies, as well as from future therapies that may receive regulatory approval. The competitive landscape will be shaped by a range of factors, including comparative safety and efficacy, timing and breadth of regulatory approvals, supply chain efficiency and cost, marketing and commercialization strength, reimbursement and coverage dynamics, pricing strategies, and the strength of intellectual property protections. Our competitors may achieve key milestones—such as product development, regulatory clearance, and market entry—ahead of us, and may gain traction within the same patient populations and therapeutic areas we aim to serve.

ADCs

General Aspects

We continue to encounter strong competitive pressure within the ADC space, a field marked by continuous innovation. Advancements are rapidly unfolding across multiple fronts, including the development of next-generation cytotoxic payloads, improved conjugation methodologies, and novel approaches to target selection.

The ADC segment represents one of the fastest-growing areas within oncology, driven by increasing clinical validation, regulatory approvals, and significant commercial investment. As of 2026, over 2,000 ADC programs are in development globally, the vast majority targeting oncology indications. This underscores both the therapeutic potential and the competitive intensity of this space.

We are acutely aware of the evolving competitive landscape and the presence of established pharmaceutical and biotechnology companies pursuing ADC strategies. Key players in the ADC market include AstraZeneca, Daiichi Sankyo, Pfizer, Genentech (a member of the Roche Group), Gilead Sciences, Bristol Myers Squibb, Johnson and Johnson, and Sanofi, among others. In parallel, smaller biotech innovators such as LigaChem Biosciences, Iksuda, Mersana Therapeutics, Sutro Biopharma, BioAtla, and CytomX Therapeutics are actively advancing differentiated ADC pipelines. These companies benefit from significant R&D capabilities, strategic alliances, and in some cases, first-mover advantage.

To date, 21 ADCs are approved globally, as summarized in the table below:

Trade Name	Drug Name	Company	Target	Approval Year
Mylotarg	gemtuzumab ozogamicin	Pfizer	CD33	2000/2017 (USA)
Adcetris	brentuximab vedotin	Pfizer/Takeda	CD30	2011 (USA)
Kadcyla	trastuzumab emtansine	Roche/Genentech	HER2	2013 (USA)
Besponsa	inotuzumab ozogamicin	Pfizer	CD22	2017 (USA)
Lumoxiti	moxetumomab pasudotox	AstraZeneca	CD22	2018 (USA)
Polivy	polatuzumab vedotin	Roche/Genentech	CD79b	2019 (USA)
Padcev	enfortumab vedotin	Astellas/Pfizer	Nectin-4	2019 (USA)
Enhertu	trastuzumab deruxtecan	Daiichi Sankyo/AstraZeneca	HER2	2019 (USA)
Trodelvy	sacituzumab govitecan	Gilead	TROP2	2020 (USA)
Blenrep	belantamab mafodotin	GSK	BCMA	2020* (USA)
Akalux	cetuximab sarotalocan	Rakuten Medical	EGFR	2020 (Japan)
Zynlonta	loncastuximab tesirine	ADC Therapeutics	CD19	2021 (USA)
Aidixi	disitamab Vedotin	RemeGen	HER2	2021 (China)
Tivdak	tisotumab vedotin	Genmab/Pfizer	TF	2021 (USA)
Elahere	mirvetuximab soravtansine	ImmunoGen (AbbVie)	FRα	2022 (USA)
Datroway	datopotamab Deruxtecan	AstraZeneca/Daiichi Sankyo	TROP2	2024 (USA)
Jiataile	sacituzumab tirumotecan	Kelun-Biotech	TROP2	2024 (China)
Emrelis	telisotuzumab vedotin	AbbVie	c-Met	2025 (USA)
Izalvy	trastuzumab rezetecan	Jiangsu Hengrui	HER2	2025 (China)
Meiyouheng	becotatug vedotin	Kelun-Biotech	EGFR	2025 (China)
Shutailai	trastuzumab botidotin	Lepu Biopharma	HER2	2025 (China)
Jilika	anbenitamab	CSPC Pharma	HER2	2026 (China)

We have the opinion that the number and commercial success of the current approved ADCs speak for the continuing opportunity for developing ADCs for cancer treatment. As there are currently more than 2,000 ADCs in development, with more than 97% focusing on cancer treatment, there is however need for differentiation, and innovation, which we believe to provide with our technology platforms. We are confident that our ADC technology and approach to developing the next generation of ADC therapies will help us to overcome all these hurdles.

Bispecific ADCs

Biotech and pharma companies currently show a high scientific and commercial interest in the development of bispecific ADCs because this treatment modality promises to overcome certain limitations of the ‘classical’ monospecific ADC approach. Such limitations include overcoming tumor heterogeneity, mitigating resistance mechanisms, and enhancing internalization and payload delivery, amongst others. Companies currently developing bispecific ADCs in clinical studies include, but are not limited to, AbbVie, Alphamab Oncology, AstraZeneca, Bristol-Myers Squibb, Doma Biopharmaceutical, Systimmune, DualityBio, GenMab, Innovent Biologics, Salubris Biotherapeutics. Several companies offer their established platforms to generate bispecific antibodies and/or identify optimal target combinations as solutions for the generation of bispecific ADCs, including, but are not limited to, ABL Bio, Biocytogen Pharmaceuticals, BiVictriX, Coherent Biopharma, Creative Biolabs, InduPro, LabGenius Therapeutics, Merus, Sutro Biopharma, WuXi Biologics, Zymeworks.

The escalating interest and clinical success of bispecific ADCs have culminated in their first regulatory approval with the authorization of Yizekang® (izalontamab brengitecan) in June 2026.

Trade Name	Drug Name	Company	Targets	Approval Year
Yizekang	izalontamab brengitecan	Sichuan Biokin Pharmaceutica	EGFR, HER2	2026 (China)

In general, bispecific ADCs currently in clinical development follow the concept of targeting two TAAs in order to boost therapeutic efficacy by increasing the amount of targetable cells in a heterogenous tumor. We believe that our strategy to improve the safety profile of bispecific ADCs by applying a Boolean logic AND-Gate, thus resulting in increased efficacy by enabling higher drug dosing, differentiates us from our competitors. Consequently, we think that we will be able to develop highly competitive drug candidates. Nevertheless, our competitors may successfully develop competing products before we do, and they may benefit from substantially greater scientific, research, and product development capabilities, and greater financial, marketing, and human resources.

Pretargeting Approaches

There is some competition in the field of next generation ADC approaches, specifically from pretargeting strategies, which release targeted inactive protoxins at the tumor via systemic administration of small molecule activators, or vice versa. These technologies also aim to abolish systemic off-target toxicity through clearance of the remaining circulating targeted compound before activation. Therefore, the targeting moieties usually need to be of smaller size than antibodies to guarantee sufficiently fast clearance from circulation. Additionally, this leads to a restricted target space and narrower addressable patient populations. Only two small biotech companies pursue such approaches, TagWorks and Shasqi, which have both progressed into clinical studies.

Our competitive advantage lies in our dual targeting-based increased selectivity, which we believe additionally abolishes on-target/off-tumor toxicities, diminishes target space limitations and enables the use of all viable targeting moieties without the need to consider pharmacokinetic properties. By using our dual targeting approach, we believe we will be able to broaden the addressable target space and, therefore, broaden the patient population, because we will not face the same limitations found in other approaches.

TCEs

General Aspects

TCEs are an emerging class of immunotherapeutic agents designed to harness the cytotoxic potential of T lymphocytes to eliminate malignant cells. Currently (as of May 2025), ten TCEs have been approved by the FDA and more than 500 drugs that are based on a TCE MoA are in development (preclinical and clinical), the vast majority addressing oncology indications. This underscores both the therapeutic potential and the competitive intensity of this space.

We are fully aware of the evolving competitive landscape and the presence of established pharmaceutical and biotechnology companies pursuing TCE strategies. Key players in the TCE space include Amgen, Janssen, Immunocore, Regeneron, Roche/Genentech/Chugai, Pfizer, Abbvie, Genmab among others.

Conditionally Active TCEs

We face ongoing competition in the field of T cell-based therapies as innovation continues to progress and new approaches for addressing limitations emerge. The development of conditionally active TCEs is a rapidly evolving field aimed at overcoming the critical limitation of on-target/off-tumor toxicity by restricting T cell activation to the tumor microenvironment. Although we believe that our BiTAC-TCE technology, intellectual property, scientific expertise and leadership team provide us with a competitive advantage, we may face possible competition from various directions.

A number of biotechnology companies have developed tumor microenvironment-dependent activation mechanisms, including protease-cleavable masking domains and pH-sensitive binding, to address this challenge. Notable players in this space include CytomX, Vir Biotechnology, Janux Therapeutics, Takeda, and Xilio Therapeutics, all of which leverage tumor-associated protease activity to unmask their TCEs.

BioAtla and Amberstone Biosciences, which employ pH-responsive binding mechanisms designed to exploit the slightly acidic conditions characteristic of solid tumors. Revitope explores a combination of both proteolytic activation and on-cell assembly concepts. Roche published a chain-exchange concept, which assembles active TCEs from precursor molecules upon certain chain re-arrangements.

While the competitive landscape is dynamic and continues to expand, with numerous academic and industry players advancing innovative conditional TCE technologies, our on-cell assembly platform offers a robust, versatile, and potentially safer treatment modality for tumor-selective T cell redirection.

Approved TCEs for Hematologic Malignancies/Liquid Cancer

The prototypical TCE for hematologic malignancies is Blinatumomab, sold under the brand name Blincyto by Amgen. Blinatumomab is approved for the treatment of relapsed/refractory B-cell precursor acute lymphoblastic leukemia. It has demonstrated significant clinical efficacy and has paved the way for the development of other TCEs. Beyond blinatumomab, several other TCEs have gained regulatory approval in hematologic malignancies (as of 07/2026). They are summarized in the following table:

Trade Name	Drug Name	Company	Target(s)	Approval Year
Removab	catumaxomab	Fresenius/Trion	EpCAM, FcγR	2009* (EU)
Blincyto	blinatumomab	Amgen	CD19	2014 (USA)
Tecvayli	teclistamab	Genmab/J&J	BCMA	2022 (USA)
Lunsumio	mosunetuzumab	Roche/Genentech	CD20	2022 (USA)
Columvi	glofitamab	Roche/Genentech	CD20	2023 (USA)
Epkinly	epcoritamab	Genmab/AbbVie	CD20	2023 (USA)
Talvey	talquetamab	Genmab/J&J	GPRC5D	2023 (USA)
Elrexfio	elranatamab	Pfizer	BCMA	2023 (USA)
Korjuny	catumaxomab	Lindis Biotech	EpCAM, FcγR	2025 (EU)
Quintorol	linvoseltamab	Regeneron	BCMA	2025 (USA)

Approved TCEs for Solid Cancer

While TCEs have shown remarkable success in treatment of hematologic malignancies, their application in the treatment of solid cancer (tumors) remains limited. Two approved drugs have demonstrated notable efficacy for treatment of solid tumors: Tebentafusp and Tarlatamab, as summarized in the table below:

Trade Name	Drug Name	Company	Target	Approval Year
Kimmtrak	tebentafusp	Immunocore	gp100	2022 (USA)
Imdelltra	tarlatamab	Amgen	DLL3	2024 (USA)

Despite success of Tebentafusb and Tarlatamab in the treatment of solid tumors, the translation of TCEs to other solid tumor indications has been met with several challenges that limit their broader application in other solid tumor indications with high unmet medical need. In contrast, our BiTAC approach for making TCEs more selective for tumors is much more precise, reducing unwanted side effects while still effectively attacking the cancer. Currently, our BiTAC platforms are the only technologies in precision oncology that uses a true and cancer cell selective 2-factor authentication process for tumor cell killing.

Microfluidics

The field of single-cell analysis and cellular interaction profiling is rapidly evolving, driven by advances in microfluidic technologies that enable high-throughput, high-resolution interrogation of individual cells and their dynamic behaviors. Our droplet-based microfluidic platform is uniquely suited to capture these complex biological processes, offering robust capabilities for analyzing functional responses, cell-cell communication, and secreted biomarkers at single-cell resolution. Our integrated technology, proprietary engineering, and cross-disciplinary expertise provide strong competitive advantages; however, we operate in a dynamic and increasingly crowded landscape. Notable players in array-based microfluidic technologies include AbCellera, Berkeley Lights, Cell Microsystems, and ARRALYZE. In the droplet-based space, key companies include HiFiBiO Therapeutics, Sphere Fluidics, Mission Bio, Atrandi Biosciences, and Lightcast. As innovation continues to accelerate—driven by microfabrication, optical detection, and machine learning—our scalable, versatile platform stands out for its ability to precisely capture transient biological events and integrate seamlessly with downstream genomic and proteomic workflows.

Regulation And Product Approval

For further discussion of the regulatory environment applicable to the Company, please see the section of this prospectus titled “Risk Factors”, including “Risk Factors – Risks Relating to Regulatory Approval of the Company’s Product Candidates” and “Risk Factors – Risks Relating to the Future Commercialization of the Company’s Products.”

Review and Approval for Licensing Biologics in the United States

The FDA regulates biologic products under the FDCA, the Public Health Service Act, and other federal, state, and local statutes and regulations. Both the FDCA and Public Health Service Act and their corresponding regulations govern, among other things, the research, development, clinical trials, testing, manufacturing, quality control, safety, purity and potency (efficacy), labeling, packaging, storage, record keeping, distribution, reporting, marketing, promotion, advertising, post-approval monitoring, and post-approval reporting involving biological products. Under FDA regulations, an IRB is formally designated to review and monitor biomedical research involving human subjects, and it has the authority to approve, require modifications in or disapprove research.

We will be required to navigate the various preclinical and clinical regulatory obligations and the commercial approval requirements of the governing regulatory agencies of the countries in which we wish to conduct studies or seek approval or licensure of our product candidates. Biologics, due to their complexity and derivation from living organisms, require stringent regulatory oversight throughout development, approval, and commercialization. Biologics are subject to extensive federal, state, and local regulations. Non-compliance with any such regulation may result in severe enforcement actions, including trial suspension, product recalls, or marketing withdrawal. Legislative and regulatory updates can alter these requirements unpredictably.

Regulatory Framework and Compliance

Development and IND Application Process

Product development starts with preclinical studies—primarily in vitro and animal safety assessments—conducted under GLP standards. Preclinical studies may include laboratory evaluations of product chemistry, toxicity, and formulation to assess the potential safety and activity of the drug for initial testing in humans and to establish a rationale for therapeutic use. To begin human trials, an IND application must be submitted and accepted by the FDA. An IND is an exemption from the FDCA that allows an unapproved drug to be shipped in interstate commerce for use in a clinical trial. INDs outline trial protocols and are reviewed for safety; INDs automatically become effective 30 days after receipt by the FDA, unless the FDA raises safety concerns or questions about the proposed clinical trial within the 30-day time period. Then, the FDA may place the IND on a clinical hold, delaying or even halting clinical trials.

Clinical Trial Phases

Clinical trials involve the administration of the investigational product to human subjects under the supervision of qualified investigators in accordance with GCP regulations, which include the requirement that all research subjects provide their informed consent for their participation in any clinical trial.

Clinical development typically involves three sequential phases:

●	Phase I: Safety, dosage, and pharmacokinetics in a small group. May yield early evidence of effectiveness.

●	Phase II: Preliminary efficacy, dosing schedule, and side effect profiling in a larger patient population. In oncology trials, Phase I and Phase II are often combined.

●	Phase III: Large-scale trials to confirm efficacy, safety, and risk-benefit ratio.

●	Some trials may be combined or require post-approval Phase IV studies.

Some trials also include oversight by an independent group of qualified experts organized by the clinical trial sponsor, known as a Data Safety Monitoring Board (“DSMB”). DSMBs review unblinded study data at pre-specified times during the course of the study. If the DSMB determines that there is an unacceptable safety risk for subjects or other grounds, such as no demonstration of efficacy, the DSMB can make a recommendation to the sponsor to modify or stop the trial. Additionally, regulatory authorities, the IRB, or the sponsor may suspend a clinical trial at any time on various grounds, including a finding that the subjects are being exposed to an unacceptable health risk or that the trial is unlikely to meet its stated objectives.

Progress reports detailing the results of the clinical trials must be submitted at least annually to the FDA. In addition, IND safety reports must be submitted to the FDA for any of the following: (i) serious and unexpected suspected adverse reactions in study subjects; (ii) findings from epidemiological studies, pooled analysis of multiple studies, animal or in vitro testing, or other clinical studies, whether or not conducted under an IND, and whether or not conducted by the sponsor, that suggest a significant risk in humans exposed to the drug; and (iv) any clinically important increase in the rate of a serious suspected adverse reaction over such rate listed in the protocol or investigator brochure.

Additionally, appropriate packaging must be selected and tested, and stability studies must be conducted to demonstrate that the drug candidate does not undergo unacceptable deterioration over its shelf life.

BLA Submission

Following successful clinical trials, a BLA is submitted. This includes data on efficacy, safety, manufacturing processes, and product labeling. The FDA has 60 days to accept the application for review and typically aims to decide within ten months under the Prescription Drug User Fee Act. Review may involve advisory committees and facility inspections to ensure compliance.

FDA BLA Review Outcomes

After the FDA’s review of the BLA, it may (i) approve the BLA with defined indications and post-marketing obligations, (ii) issue a Complete Response Letter identifying deficiencies requiring remediation, or (iii) approve the BLA contingent upon a Risk Evaluation and Mitigation Strategy, post-marketing studies, or restricted distribution systems.

Post-Approval Obligations

Approved biologics must continue to meet FDA standards through (i) adverse event reporting, (ii) lot release protocols, (iii) post-approval studies, and (iv) supplemental BLAs for product changes (e.g., targeting different HLA types). Non-compliance with these continued obligations can result in withdrawal of BLA approval.

Manufacturing and Data Integrity

Biologics must be manufactured under Current Good Manufacturing Practices (“cGMP”) and, where applicable, Good Tissue Practices (“GTP”). The cGMP must be capable of consistently producing quality batches of the drug candidate, while the primary intent of the GTP requirements is to ensure that cell and tissue-based products are manufactured in a manner designed to prevent the introduction, transmission and spread of communicable disease. The sponsor must ensure reliable, accurate data and robust systems to maintain data integrity.

To ensure cGMP, GLP, GCP, GTP, and other regulatory compliance, an applicant must incur significant expenditure of time, money, and effort in the areas of training, record keeping, production and quality control.

Orphan Drug Designation and Exclusivity

The FDA grants Orphan Drug Designation to therapies intended for rare diseases affecting fewer than 200,000 people in the U.S., or more if the product is unlikely to be commercially viable. This designation must be obtained prior to submitting a New Drug Application (“NDA”) or BLA and is publicly disclosed upon approval.

A drug granted Orphan Drug Designation that later achieves FDA approval for the designated condition is eligible for seven years of market exclusivity for that indication. During this exclusivity period, the FDA cannot approve the same drug for the same use, unless a competitor proves clinical superiority or there are supply issues. However, other products may be approved for the same indication, or the same product may be approved for other uses, allowing potential off-label use.

Exclusivity may also prevent a sponsor’s candidate from being approved if a competing drug with the same active ingredient for the same indication is approved first. Broader marketing approval beyond the designated indication may invalidate exclusivity.

The EU offers a similar orphan designation framework with key regulatory differences. Marketing authorization for an Orphan Drug leads to a 10-year period of market exclusivity, however the period may be reduced to six years if, at the end of the fifth year, it is established that the product no longer meets the criteria for Orphan Drug Designation.

Post-Approval Regulatory Requirements for FDA-Approved Products

Following FDA approval, biologics and drug products remain under extensive regulatory oversight to ensure continued compliance with safety, efficacy, and quality standards. Key post-approval obligations include:

Ongoing Regulatory Oversight

Approved products are subject to:

●	Recordkeeping, periodic safety and deviation reporting, and distribution documentation.

●	Strict advertising and promotional controls based on the FDA-approved labeling.

●	Continuing user fee requirements, under which FDA assesses an annual program fee for each product identified in an approved BLA.

●	Continued compliance with cGMP, including data integrity requirements such as real-time documentation, audit trails, system validation, and secure data handling.

Manufacturing and Facility Inspections

Any post-approval manufacturing changes often require additional testing and FDA review. Facilities - both manufacturers and contractors - must be FDA-registered and undergo regular, unannounced inspections. Post-approval changes to the manufacturing process are strictly regulated and impose reporting requirements upon the sponsor and any third-party manufacturers that the sponsor may use. Accordingly, manufacturers must continue to expend time, money, and effort in the area of production and quality control to maintain compliance with cGMP, data integrity, pharmacovigilance, and other aspects of regulatory compliance. Violations, especially related to data integrity, are a significant enforcement priority.

Consequences of Non-Compliance

Failure to adhere to regulatory standards may lead to labeling updates, post-market studies, a Risk Evaluation and Mitigation Strategy or enforcement actions such as product recalls, warning letters, application rejections, holds on post-approval clinical studies, market withdrawal, product seizure, or civil/criminal penalties.

Restrictions on Promotion

Promotional content must strictly reflect approved claims. Off-label promotion is prohibited and tightly regulated. Non-promotional sharing of scientific information about off-label uses is allowed only under narrow, FDA-defined conditions. Violations can trigger judicial investigations, substantial fines, consent decrees, and corporate integrity agreements. The federal government has levied large civil, administrative, and criminal fines and penalties against companies for alleged improper promotion and has occasionally requested that companies enter into Corporate Integrity Agreements and Consent Decrees of Permanent Injunction under which specified promotional conduct is changed or curtailed.

Distribution Requirements

The Drug Supply Chain Security Act mandates product traceability, verification, and notification protocols to safeguard against counterfeit or dangerous products. The Prescription Drug Marketing Act and related state Laws impose restrictions on sample distribution and ensure accountability in the supply chain.

FDA Expedited Development and Review Programs

The FDA offers multiple expedited programs to accelerate the development and review of biologics targeting serious or life-threatening conditions with unmet medical needs. These include:

●	Fast Track Designation: Facilitates the development and expedited review of products intended to treat serious conditions and fulfil unmet medical needs.

●	Breakthrough Therapy Designation: Granted to therapies showing preliminary clinical evidence of substantial improvement over existing treatments.

●	Priority Review: Shortens FDA review time for biologics with potential to provide significant improvements in treatment or prevention.

●	Accelerated Approval: Allows earlier approval based on surrogate endpoints for serious conditions, pending confirmatory trials.

While these designations expedite timelines, they do not alter the FDA’s rigorous approval standards for safety and efficacy.

Patent Term Restoration and Marketing Exclusivity for Biologics

The summary below outlines U.S. regulatory provisions that extend patent life and grant marketing exclusivity to incentivize innovation in biologics under the Hatch-Waxman Act and the Biologics Price Competition and Innovation Act.

Patent Term Restoration

Under the Hatch-Waxman Act, biologic patent holders may apply for a one-time extension of up to five years to compensate for regulatory delays. The extension is based on:

●	50% of the time between IND activation and BLA submission (testing phase), plus

●	100% of the time from BLA submission to FDA approval (approval phase),

●	Capped at five years, and overall patent life post-approval cannot exceed 14 years.

The time can be shortened if FDA determines that the applicant did not pursue approval with due diligence. Only one patent per approved product is eligible. Applications must be submitted within 60 days of FDA approval. The United States Patent and Trademark Office, in collaboration with the FDA, oversees the evaluation. Interim extensions (1-year increments, up to 4 times) are available for patents expiring during BLA review but reduce the post-approval extension equivalently.

Biosimilars and Marketing Exclusivity

The Biologics Price Competition and Innovation Act established a pathway for biosimilars—biologics highly similar to an FDA-licensed product (the “reference product”) with no clinically meaningful differences in safety, purity, or potency. Biosimilars must undergo analytical, animal, and at least one human clinical trial, unless waived.

To achieve interchangeability status—a higher threshold—a biosimilar must produce identical clinical outcomes and be switchable with the reference product without added safety/efficacy risk. Complexities associated with the larger, and often more complex, structures of biologics, as well as the process by which such products are manufactured, pose significant hurdles to implementation of the abbreviated approval pathway that are still being resolved by FDA.

Exclusivity Periods

A reference biologic is granted 12 years of exclusivity from the time of first licensure of the reference product, and no application for a biosimilar can be submitted for four years from the date of licensure of the reference product. The first biological product candidate submitted under the abbreviated approval pathway that is determined to be interchangeable with the reference product has exclusivity against a finding of interchangeability for other biologics for the same condition of use for the lesser of (i) one year after first commercial marketing of the first interchangeable biosimilar; (ii) 18 months after the first interchangeable biosimilar is approved if there is no patent challenge; (iii) 18 months after resolution of a lawsuit over the patents of the reference biologic in favor of the first interchangeable biosimilar applicant; or (iv) 42 months after the first interchangeable biosimilar’s application has been approved if a patent lawsuit is ongoing within the 42 month period. Due to legal and regulatory complexity, especially around interchangeability, substitution at the pharmacy level remains uncertain and is subject to state law.

U.S. Healthcare Regulatory and Reimbursement Landscape

Coverage, Pricing, and Reimbursement

The commercial success of FDA-approved products in the U.S. is significantly influenced by third-party payors, including federal and state programs, private insurers, and managed care organizations. These entities determine coverage and reimbursement levels, which are not guaranteed upon regulatory approval. Payors may limit coverage to specific formularies, necessitating additional pharmaco-economic studies to demonstrate medical necessity and cost-effectiveness. Significant uncertainty exists as to the coverage and reimbursement status of any products for which we may obtain regulatory approval. Even with coverage, reimbursement rates may not ensure a return on investment, and policies can change, affecting product marketability.

Compliance with Healthcare Laws

Healthcare operations are subject to various federal and state Laws:

●	Anti-Kickback Statute: Prohibits offering or receiving remuneration to induce referrals for services covered by federal healthcare programs. Violations can lead to exclusion from participation in federal healthcare programs and even criminal penalties: imprisonment and fines. A claim including items or services resulting from a violation of the federal Anti-Kickback Statute constitutes a false or fraudulent claim for purposes of the federal civil False Claims Act.

●	False Claims Act: Prohibits the knowing submission false claims to the government. Penalties include exclusion from participation in federal healthcare programs, treble damages and per-claim fines.

●	Health Insurance Portability and Accountability Act and the Health Information Technology for Economic and Clinical Health Act: Mandate the protection of patient health information through privacy and security measures. Non-compliance can result in significant civil and/or criminal penalties.

●	Physician Payments Sunshine Act: Requires reporting of payments and transfers of value to physicians and teaching hospitals, as well as ownership and investment interests held in the company by physicians and their immediate family members, to promote transparency.

●	Non-compliance with these Laws can result in severe civil and/or criminal penalties including, without limitation, administrative, civil and criminal penalties, damages, fines, disgorgement, contractual damages, reputational harm, diminished profits and future earnings, the curtailment or restructuring of our operations, exclusion from participation in federal and state healthcare programs and individual imprisonment.

Health Care Reform and the Inflation Reduction Act

Legislative changes have introduced significant reforms, including the following:

●	Affordable Care Act: Expanded healthcare access and introduced measures affecting drug pricing and rebates, which may reduce the profitability of drug products through increased rebates for certain drugs.

●	Inflation Reduction Act: Introduced provisions to lower prescription drug costs. It allows Medicare to negotiate prices for certain high-cost drugs, caps annual out-of-pocket costs for Medicare Part D beneficiaries, and imposes penalties on manufacturers for price increases exceeding inflation rates.

These reforms aim to enhance transparency, affordability, and access, though the heightened government scrutiny may impact pharmaceutical companies’ pricing strategies and revenue models.

United States – FDA and Legislative Updates

Project Optimus: Oncology Dose Optimization

Launched by the FDA’s Oncology Center of Excellence, Project Optimus aims to reform dose selection practices in oncology trials. It (i) encourages randomized, controlled dose-ranging studies, (ii) requires dose justification in pivotal trials, moving beyond the traditional maximum tolerated dose approach, and (iii) impacts BLAs and NDAs by demanding evidence of optimized benefit-risk profiles.

Project FrontRunner: Accelerated Approval in Earlier Treatment Lines

This initiative complements Project Optimus by (i) promoting trial designs that support accelerated approval pathways for drugs targeting serious diseases in non-refractory settings, (ii) encouraging development in earlier treatment lines with high unmet medical needs, and (iii) influencing labeling, market entry strategies, and comparative efficacy designs

Decentralized Clinical Trials and Digital Tools

In 2023, the FDA finalized guidance supporting decentralized clinical trials. This guidance (i) endorses the use of digital health technologies (e.g., eConsent, telemedicine, wearable sensors), (ii) emphasizes GCP compliance while enhancing trial accessibility and enrollment diversity, and (iii) encourages risk-based monitoring and remote data collection infrastructure.

Race and Ethnicity Diversity Plans

As of April 2023, under the Food and Drug Omnibus Reform Act, the FDA requires submission of Race and Ethnicity Diversity Plans. The Food and Drug Omnibus Reform Act applies to Phase III trials or pivotal clinical studies supporting IND applications, BLAs, or NDAs and promotes inclusivity and generalizability of trial outcomes.

Artificial Intelligence and Machine Learning in Drug Development

The FDA has issued updated draft guidance on the use of artificial intelligence and machine learning in drug and device development. This guidance (i) focuses on Clinical Decision Support and artificial intelligence and machine learning enabled tools and (ii) encourages early engagement with the FDA for feedback on artificial intelligence risk classification and validation.

FDA Modernization Act 2.0: Alternatives to Animal Testing

Enacted as part of the Consolidated Appropriations Act, 2023, this act removes the mandatory requirement for animal testing in drug development. The act amends the FDCA to allow non-animal methods for evaluating drug safety and effectiveness prior to human trials. Accepted alternative methods include in vitro human cell-based assays, organoids, organ-on-a-chip technologies, microphysiological systems, in silico modeling, and 3D bioprinted tissues. The FDA maintains authority to require testing it deems necessary and is investing in validation frameworks for alternative approaches.

EU Regulation and Product Approval for Medicinal Products

The EMA is the central regulatory authority in the EU for evaluating and monitoring human medicinal products. It is responsible for the scientific evaluation of applications for EU marketing authorizations, as well as the development of technical guidance and the provision of scientific advice to sponsors. It operates via a network of ~4,500 experts across the EU and collaborates with over 40 National Competent Authorities of EU member states. EMA’s centralized process is mandatory for biologics and ensures a harmonized evaluation of safety, efficacy, and quality standards for marketing authorizations.

Approval Process Overview

The EU drug approval process mirrors U.S. regulatory pathways and includes:

●	Preclinical studies (GLP-compliant)

●	Clinical trial applications approved by national authorities and ethics committees

●	Production compliant with cGMP

●	Conduct of clinical trials to demonstrate safety and efficacy

●	Marketing Authorization Application submission and review by the Committee for Medicinal Products for Human Use

●	Site inspections and potential audits

●	EU-wide approval by the European Commission (for centralized procedure)

Clinical Trials

Previously governed by Directive 2001/20/EC, clinical trial oversight has transitioned to Regulation (EU) No. 536/2014. This introduces a streamlined, single-portal CTA submission and enhanced transparency. Investigational medicinal products must be manufactured under cGMP and appropriate authorizations.

Authorization to market a product in the EU member states proceeds under one of four procedures: a centralized authorization procedure, a mutual recognition procedure, a decentralized procedure or a national procedure.

Centralized Authorization Procedure

Biologic products like monoclonal antibodies require centralized approval. The Committee for Medicinal Products for Human Use provides scientific opinions, with timelines of 210 days (or 150 days for accelerated assessment). Upon a positive opinion, the European Commission grants an EU-wide MA. Lifecycle monitoring and potential sanctions (including withdrawal) apply post-approval.

Accelerated and Conditional Approval

For medicines addressing unmet medical needs or providing therapeutic innovation, conditional marketing authorizations (valid for one year, renewable) or accelerated assessments (150-day CHMP review) may be granted under Regulation (EC) 726/2004, subject to specific, publicly accessible obligations being imposed on the authorization holder.

Renewal and Regulatory Exclusivity

Initial marketing authorizations are valid for five years, renewable indefinitely on the basis of a re-evaluation of the risk-benefit balance by the EMA, barring safety concerns. The EU grants 8+2+1 years of market and data protection exclusivity to innovative drugs. Products must be launched within three years post-approval to avoid invalidation (sunset clause).

Orphan Drug Designation

Under Regulation (EC) 141/2000, orphan designation is granted to drugs for rare or underserved conditions (<5/10,000 EU prevalence), offering 10 years of market exclusivity (extendable to 12 years with pediatric data), research incentives, and regulatory support. Market exclusivity can be overridden in specific cases, such as consent from the marketing authorization holder, inability to supply sufficient quantities of the product, or demonstration of “clinically relevant superiority” by a similar medicinal product.

Marketing and Ethical Compliance

EU anti-bribery Laws, such as the UK Bribery Act 2010, prohibit inducements to healthcare providers. National Laws may require transparency for physician payments and prior approval for collaborations. Non-compliance carries reputational risk, public reprimands, administrative penalties, fines or imprisonment.

EU – EMA and EU Commission Updates

Clinical Trials Regulation (EU) No. 536/2014 – Full Enforcement

Effective from January 31, 2023, this regulation replaces Directive 2001/20/EC. This regulation (i) mandates the use of the Clinical Trials Information System for clinical trial applications, (ii) introduces a single application and assessment process across EU Member States, (iii) enhances transparency with public access to protocols, assessments, and lay summaries, (iv) harmonizes timelines and reporting, facilitating multi-country trials.

EU General Pharmaceutical Legislation Reform (Proposal 2023)

Currently under legislative review, with anticipated adoption by 2025, this legislation (i) proposes reducing data protection from eight to six years, with incentives to regain up to eight years based on factors like launching in all EU Member States, (ii) proposes addressing unmet medical needs by defining criteria for and incentivizing equitable access for medicines targeting unmet medical needs, and conducting comparative trials, (iii) shortening market exclusivity for orphan drugs to five years unless additional benefits are demonstrated, (iv) encourages antibiotic innovation via transferable exclusivity vouchers and delinked payments, and (v) emphasizes greener manufacturing and environmental safety assessments.

EU Health Technology Assessment (EU) 2021/2282 – Effective January 2025

This regulation introduces (i) centralized health technology assessment for innovative drugs, initially focusing on cancer and advanced therapy medicinal products; (ii) joint clinical assessment reports to be used across EU member states and (iii) and aims to reduce duplicative assessments and expedite national reimbursement decisions.

Integration of Real-World Evidence

The EMA is expanding guidance on the use of real-world evidence to support regulatory decision-making. This guidance applies to post-authorization safety and efficacy assessments, conditional approvals, and label expansions and encourages hybrid clinical trial and real-world evidence data models.

Reinforced Compliance under Transparency and Ethics Framework

Enhancements include (i) expansion of transparency obligations under the Clinical Trials Information System; (ii) stricter enforcement of anti-bribery and disclosure Laws concerning payments to healthcare professionals; (iii) alignment with European Federation of Pharmaceutical Industries and Associations disclosure codes and national Laws.

International Harmonization

Regulators increasingly cooperate via Orbis, Access Consortium, International Coalition of Medicines Regulatory Authorities, and mutual recognition agreements. Notably, the FDA and EMA expanded their agreement in 2023 to include vaccine and plasma inspections. This collaboration enables streamlined global filings using a harmonized dossier compliant with the International Council for Harmonization of Technical Requirements for Pharmaceuticals for Human Use (“ICH”).

United Kingdom (Medicines and Healthcare Products Regulatory Agency (“MHRA”))

●	Innovative Licensing and Access Pathway: Relaunched in March 2025, Innovation Licensing and Access Pathway 2.0 offers enhanced collaboration with the National Health Service and Human Tissue Authority bodies, providing early-stage support and a streamlined roadmap for innovative medicines.

●	International Recognition Procedure: Effective from January 2024, the International Recognition Procedure allows the MHRA to expedite United Kingdom marketing authorizations by relying on approvals from trusted regulators such as the FDA, EMA, Product Development and Management Association, and others.

China (National Medical Products Administration (“NMPA”))

●	Regulatory Reforms: The NMPA has aligned its regulatory framework with international standards, including the adoption of ICH guidelines and the Common Technical Document format.

●	Medical Device Standards: In 2025, the NMPA introduced 85 new medical device standards, focusing on areas such as artificial intelligence in diagnostics and additive manufacturing.

Japan (Pharmaceuticals and Medical Device Agency (“PMDA”))

●	Sakigake Designation: Established as a permanent system in 2020, the Sakigake designation allows for accelerated review of innovative therapies, with sponsors able to apply at any time.

●	Regulatory Harmonization: The PMDA continues to participate in international harmonization efforts, including the implementation of ICH guidelines and collaboration with other regulatory agencies.

Canada, Australia, Singapore, Switzerland, United Kingdom (Access Consortium)

●	Strategic Plan 2025–2028: The Access Consortium aims to enhance regulatory collaboration, streamline procedures, and improve access to safe, effective medicines across member countries.

●	Work-Sharing Initiatives: The consortium continues to expand its work-sharing initiatives, allowing for more efficient assessments of new active substances and other health products.

African Medicines Agency

●	Operationalization: Since the treaty’s entry into force in November 2021, the African Medicines Agency has been working towards establishing a centralized regulatory system for the African Union, aiming to harmonize medical product regulations and improve access to quality medicines.

Other Regions

●	In Latin America and the Middle East, regulators like Brazil’s Agência Nacional de Vigilância Sanitária or Saudi Arabia’s Food and Drug Authority increasingly rely on EMA/FDA decisions. The African Medicines Agency, launched in 2021, is developing toward centralized approvals for the African Union. For now, markets like South Africa remain under national agencies.

Summary

Global regulatory agencies have made significant strides in harmonizing and streamlining their processes over the past five years. These developments offer opportunities for accelerated approvals and expanded market access for innovative therapies. Engaging with these pathways can lead to more efficient global development and commercialization strategies.

Facilities

We do not own any real property. We lease a facility within a public building at the heart of the Heidelberg research campus. We rent one half of the 2nd floor of a two-story building, which focuses on research activities. We believe that our leased facility meets our present needs. We are continuously reviewing our space requirements. The table below sets forth the sizes and uses of our leased facility:

We are not aware of any environmental issues or other constraints that would materially impact the intended use of our facilities.

Location	Primary Function	space
The Company facility is in Heidelberg, Germany, located on the research and clinical campus of the Neuenheimer Feld.

Our facility contains office, storage and laboratory spaces. The office spaces have working areas, bathrooms and kitchen for all employees and 3 meeting rooms of different sizes, allowing small 1-to-1 meetings but also town hall meeting for the whole company. Our facility offers individual storage units for the company archive, office supplies and laboratory consumables with a specialized room for storage of liquid nitrogen and our cell stocks.

We house several functional units, serving biological and chemical work within the Company. We currently have 1 chemistry lab, 5 biology labs, a central cleaning kitchen, a cold room and a microscopy room. Our biological core units are 2 cell culture labs, an assay lab, a production lab and a microfluidic dark room unit. All biological laboratories meet S1 safety standards.

Total leased area: 766m2 Office space: 434m2 Laboratory space: 332m2 Plus, additional parking spaces (parking garage and outside parking)

Employees

As of July 15, 2026, we employed 46 individuals, most of whom are based in Germany. Our team comprises highly skilled professionals, the majority of whom hold advanced degrees in disciplines such as biology, chemistry, physics, and related scientific fields. The Company’s workforce is primarily focused on research and development, pre-clinical development, and key corporate functions, including finance, human resources, procurement, and information technology.

We maintain a strong and positive relationship with our employees. Our corporate culture emphasizes collaboration, scientific integrity, and a shared commitment to innovation in the field of targeted antibody-based therapies. We invest in the professional development of our employees through ongoing training programs, cross-functional opportunities, and competitive compensation packages. Our work environment is performance-driven, with clearly defined objectives and measurable outcomes.

None of our employees are covered by collective bargaining agreements, and we have not experienced any labor-related work stoppages or material disputes.

As we continue to grow following our public listing, we are enhancing our internal capabilities—particularly in finance, regulatory compliance, and information technology security—to meet the requirements of a publicly traded, international biotechnology company.

Legal Proceedings

As of the date of this filing, we are not involved in any material legal proceedings, and, to the best of our knowledge, no such proceedings are threatened that would have a material adverse effect on our business, financial condition, results of operations, or prospects.

From time to time, we may be involved in routine legal matters and regulatory inquiries arising in the ordinary course of business. These matters are not expected to have a material impact on our operations or financial position, individually or in the aggregate.

Risk Assessment

For a discussion on the Company’s risk assessment, please see the section of this prospectus titled “Risk Factors” with respect to applicable risk factors related to the Company.

DIRECTORS, SENIOR MANAGEMENT AND KEY EMPLOYEES

A.	Directors and Senior Management

Executive Officers and Board of Directors

The following table presents information about the current executive officers and directors of PubCo and its Subsidiary. All ages are as of June 10, 2026.

Name	Position(s)	Age
PubCo - Executive Officers
Dr. Christoph Antz	Chief Executive Officer	65
Carl von Halem	Interim Chief Financial Officer	43
Dr. Heinz Schwer	Chief Business Officer	59
Dr. Christoph Erkel	Chief Scientific Officer	50

PubCo - Directors
Oliver R. Baumann	Chairman of the Board	38
Dr. Christoph Antz	Executive Director	65
Marc Grüninger	Independent Director	66
Dr. Warren Hosseinion	Independent Director	54
Christoph Ziegler	Independent Director	46

VERAXA Biotech GmbH - Executive Officers
Dr. Christoph Antz	Chief Executive Officer	65
Dr. Heinz Schwer	Chief Business Officer	59
Carl von Halem	Interim Chief Financial Officer	43
Dr. Christoph Erkel	Chief Scientific Officer	50

Executive Officers and Executive Directors

Christoph Antz, Ph.D. is an experienced entrepreneur, and biotechnology executive with a proven track record in founding, leading, and scaling high-tech life sciences companies. He is currently the CEO of VERAXA Biotech GmbH and the Company. He shaped the transition of the Company from a service-oriented company towards a clinical-stage biopharmaceutical company. Under his leadership, the Company was formed through the merger of Velabs Therapeutics GmbH and Araxa Biosciences GmbH and has since developed from a technology-driven partner for pharma and biotech service into a clinical stage drug development company with true innovative disruptive technology platforms, based on the company’s proprietary BiTAC concept. Dr. Antz has served as CEO of multiple biotech startups, including Velabs Therapeutics, Araxa Biotech, Acousia Therapeutics, and Luxendo GmbH, leading and preparing successful Series A, B or C financing rounds, mergers, and trade sales (e.g., Abeta’s acquisition by The Genetics Company or Luxendo’s acquisition by Bruker Corporation). He was previously Managing Partner at EMBL Ventures, where he was building and financing early-stage life science companies across Europe. His background includes founding roles in companies such as Otogene AG and Abeta GmbH, contributing to innovations in Alzheimer diagnostics and inner ear therapies. Earlier in his career, he was a scientist at leading institutional research groups including the University of Tübingen, UC San Francisco, and the Max Planck Institute, with publications in Nature and Nature Structural Biology. He holds a PhD in Physics from the University of Heidelberg and the Max-Planck-Institute for Medical Research. Dr. Antz is active in several scientific and entrepreneurial networks and has served on expert committees in the Rhein-Neckar biotech region and the European Horizon 2020 initiative. He is a fellow of Class 10 of the Kaufmann Fellowship Program for Venture Education. His broad expertise bridges deep science, company building, and translational commercialization.

Heinz Schwer, Ph.D. MBA is a distinguished executive in the life sciences sector with over 25 years of experience in biotechnology innovation, strategic leadership, and company building. He serves as Managing Director and Chief Business Officer at VERAXA Biotech GmbH. Dr. Schwer has an extensive track record in successfully leading biotech companies from early development through acquisition. As CEO of ViraTherapeutics, he developed the company until its sale to Boehringer Ingelheim for €210 million. Prior to that, he led Lanthio Pharma through its acquisition by MorphoSys AG, advancing novel peptide therapeutics into clinical trials. Earlier, he founded and scaled Sloning BioTechnology to market leadership before selling it to MorphoSys. He has also held senior roles in venture capital and corporate strategy. At EMBL Venture Partners (EVP), Dr. Schwer served as Managing Director, leading licensing negotiations, and strategic consulting for biotech and pharma clients. At MorphoSys AG, he helped establish their corporate venture arm and was involved in major M&A and licensing transactions. Dr. Schwer holds a PhD in Biochemistry from the University of Regensburg, conducted postdoctoral research at Harvard Medical School, and earned an MBA from Henley Management College. His contributions have been recognized with numerous awards for scientific excellence and entrepreneurship. He has served on multiple biotech boards and international advisory panels, including for the German Foreign Office and United Nations.

Carl von Halem is a finance executive, entrepreneur and board member with extensive experience in corporate finance, venture building, life sciences and technology-driven businesses. Since December 2021, he has served as Chief Financial Officer of Xlife Sciences AG, a Swiss-listed incubator and accelerator for life science innovations. In this role, he is responsible for finance, corporate development, capital markets activities, M&A transactions and investor relations. In addition, he serves as Managing Director of Xlife Sciences GmbH (since February 2022) and Managing Director of XRNA Biotech GmbH (since January 2023), supporting the development and commercialization of innovative biotechnology and healthcare companies. Since June 2025, he has been a Board Member of Axenoll Life Sciences AG, and since August 2025 a Board Member of FUSE-AI AG, where he contributes his expertise in corporate governance, strategic development and financing. Alongside his activities in the life sciences sector, he has been Co-Founder and Chief Operating Officer of CommneX GmbH since 2016. The Munich-based FinTech company operates a digital tendering and matchmaking platform connecting municipalities, public corporations and municipal-related companies with banks, insurance companies and institutional investors. In this role, he has been instrumental in building and scaling the company, establishing strategic partnerships and developing innovative financing solutions for the public sector. Earlier in his career, Carl von Halem advised start-ups and scale-ups at Berlin Startup Consulting, supporting founders and management teams in business development, fundraising, financial planning, operational scaling and growth strategies. Prior to that, he worked as Senior Associate at SaEnergy Systems, a company active in the renewable energy sector, where he gained experience in project development, infrastructure financing and strategic business development. Carl von Halem holds a degree in Economics from the Technical University of Berlin. His academic background and professional experience provide a strong foundation in corporate finance, venture building, capital markets, corporate governance and the development of growth-oriented technology and life science companies.

Christoph Erkel, Ph.D. is an experienced biologist and research leader with over 15 years of expertise in early-stage drug discovery and preclinical development. Until early 2023, he served as Associate Director and Research Program Leader at MorphoSys AG, where he managed cross-functional teams and led programs in immuno-oncology, including the development of conditionally active T cell engagers for solid and hematologic tumors. He has deep experience in antibody discovery, target validation, and IND-enabling studies, having overseen programs across diverse indications such as oncology, dermatology, and autoimmune diseases. His background includes senior roles in discovery biology and antibody engineering, as well as earlier scientific and leadership positions at Sloning BioTechnology GmbH. Dr. Erkel earned his PhD in Biology from Philipps University in Marburg and completed postdoctoral research at the Max Planck Institute for Terrestrial Microbiology. His core strengths lie in matrix team coordination, scientific strategy, and translational research integration. He is fluent in English and German, with working knowledge of French.

Non-Executive Directors

Oliver R. Baumann has been the Chairman of our board of directors since 2023. Oliver is a dynamic financial executive with over 15 years of leadership experience in the investment and life sciences sectors. As the CEO and Partner of Xlife Sciences AG since 2019, he has successfully led corporate strategy, M&A transactions, strategic partnerships, and out-licensing initiatives, driving value creation and global market access. His expertise in portfolio management, cross-border deal structuring, and governance has been instrumental in building a robust network of Subsidiaries and international partnerships. Previously, Oliver held senior roles at Sloan Asset Management AG, where he progressed from Senior Investment Analyst to CEO and Partner. His work encompassed business development, risk management, compliance, and trading operations across diverse asset classes. Earlier in his career, Oliver gained foundational financial experience at Credit Suisse AG, managing client portfolios, developing investment strategies, and producing market research. Oliver’s board memberships span several biotech, life sciences, and investment companies, underscoring his broad industry impact. He holds a Swiss State-Certified Banking Economist diploma and has completed advanced training in technical analysis and languages. With strong analytical skills, strategic foresight, and a collaborative leadership style, Oliver Baumann is dedicated to unlocking value and driving innovation in the life sciences and investment sectors.

David L. Deck has been a Non-Executive Director of our board of directors since December 2020. He is a seasoned entrepreneur and financial advisor with over 30 years of experience in corporate finance, private equity, and strategic investment. Based in Monaco, he is the founder and active manager of two family offices—Vartex Group AG and Centus Capital Ltd.—overseeing a diversified portfolio of 26 companies. His investments span sectors such as biotechnology, medtech, human genetics, diagnostics, 3D printing, and fintech. Mr. Deck began his entrepreneurial career in 1991 by acquiring his first majority shareholding in a Swiss company and went on to establish multiple firms specializing in corporate finance and restructuring. He has extensive expertise in IPO advisory, secondary markets, and refinancing solutions. In 2018, he co-founded and successfully listed Xlife Sciences AG. Known for his broad network and collaborative work with international specialists, Mr. Deck combines strategic insight with hands-on investment leadership. He is a former member of the Swiss Private Equity & Corporate Finance Association (SECA).

Marc Grüninger is an experienced attorney with a strong background in banking and finance, capital markets and corporate M&A, advising clients on complex cross-border matters, regulatory compliance, and strategic transactions. He is a Recognized Representative for the listing of securities on SIX Swiss Exchange. Based in Switzerland, he has been a Partner at Valfor Rechtsanwälte Ltd since July 2024 and previously served as a Partner at GHR Rechtsanwälte Ltd from January 1992 to June 2024. Mr. Grüninger holds a degree in law (Rechtsanwalt) from the University of Bern in Switzerland and a Master of Comparative Jurisprudence (M.C.J.) from New York University School of Law. His international academic and professional background enables him to bridge civil-law and common-law perspectives. He served as a member of the board of directors of various Swiss companies, including as Chairman of the Board of Cemex Innovation Holding Ltd. (formerly Cemex Research Group Ltd.), a Cemex Group company (NYSE: CX), from 2007 to 2017.

Warren Hosseinion, M.D. currently serves as the Chairman of the Board of Directors of Voyager Acquisition Corp. He has served as the Chairman of Altitude Acquisition Corporation (NASDAQ: ALTU) from September 2022 to March 2024 and Chairman of Cardio Diagnostics, Inc. (NASDAQ: CDIO) since May 2022. He has also served as a Board Director and President of Nutex Health, Inc. (NASDAQ: NUTX) since April 2022. Dr. Hosseinion is a co-founder of Apollo Medical Holdings, Inc. (NASDAQ: AMEH), served as a member of its board of directors since July 2008, and its Chief Executive Officer from July 2008 to December 2017 and Co-Chief Executive Officer from December 2017 to March 2019. Dr. Hosseinion was Chairman of the board of directors of Clinigence Holdings, Inc. from April 2019 to March 2022 and Chief Executive Officer of Clinigence Holdings, Inc. from March 2021 to March 2022. In 2001, Dr. Hosseinion co-founded ApolloMed. Dr. Hosseinion received his B.S. in Biology from the University of San Francisco, his M.S. in Physiology and Biophysics from the Georgetown University Graduate School of Arts and Sciences, and his medical degree from the Georgetown University School of Medicine. He completed his internship and residency in internal medicine at the University of Southern California Medical Center. Dr. Hosseinion was selected as a director of PubCo due to his experience in the healthcare industry.

Christoph Ziegler is an experienced financier and executive manager with over 15 years’ experience as a co-owner of a Triaxis AG, a wealth management company, where he has been a key contributor to the expansion, strategic development and long-term growth of the firm since its inception in 2010. Prior to that, Mr. Ziegler worked as the Regional Market Head in Private Banking for LBBW (Schweiz) AG, where he was responsible for a region covering approximately 180 branches in Germany. From 2003-2007, he worked as a Client Advisor for UBS AG where he provided comprehensive and relationship management for high net worth individuals. Mr. Ziegler has also served as Head of Communications, Territorial Region 4 for the Swiss Armed Forces from 2017-2025, where he had overall responsibility for communications, media and public relations and served as the strategic communications advisor to the regional commander. Mr. Ziegler has a Swiss Federal Diploma in Certified Financial Planning (CFP) from the Institute of Financial Planning in Zurch, a Postgraduate Diploma in Executive Management from the HSO Executive Business School, and a CAS in Crisis Communication from ZHAW / MIKA in cooperation with Zurich University of Applied Sciences. Mr. Ziegler was selected as a director due to his broad experience in financial planning, taxation, strategic communications and business management and we believe he will provide seasoned global judgement to the Veraxa Board.

Family Relationships

There are no family relationships among our executive officers and directors.

Board Composition and Election of Directors

Our board of directors is comprised of five members.

We are a foreign private issuer under the rules of the SEC. As a result, in accordance with the Nasdaq listing standards, we rely on home country governance requirements and certain exemptions there under rather than on the stock exchange corporate governance requirements, including the requirement that within one year of the completion of the IPO we have a board that is composed of a majority of independent directors. There are no family relationships among any of our directors or executive officers.

Director Independence

Based upon information requested from and provided by each director concerning their background, employment, and affiliations, including family relationships, the Board has determined that Mr. Grüninger, Mr. Hosseinion, and Mr. Ziegler do not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under Nasdaq rules.

In making these determinations, the considered the current and prior relationships that each non-employee director has with the PubCo and all other facts and circumstances that the Board deemed relevant in determining their independence, including the beneficial ownership of the PubCo’s capital stock by each non-employee director, and the transactions involving them described in the section titled “Certain Relationships and Related Party Transactions.”

Role of the Board in Risk Oversight

The Board has an active role, as a whole and also at the committee level, in overseeing the management of PubCo’s risks. The Board is for general oversight of risks and regular review of information regarding PubCo’s risks, including credit risks, liquidity risks, and operational risks. The compensation committee is responsible for overseeing the management of risks relating to the PubCo’s executive compensation plans and arrangements. The audit committee is responsible for overseeing the management of risks relating to accounting matters and financial reporting and potential conflicts of interest. The corporate governance and nominating committee is responsible for overseeing the management of risks associated with the independence of the Board. Although each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board is regularly informed through discussions from committee members about such risks.

Communications with the Board

Interested parties wishing to communicate with the Board or with an individual member or members of the Board may do so by writing to the Board or to the particular member or members of the Board, and mailing the correspondence to Veraxa Biotech AG, Talacker 35, 8001 Zurich, Switzerland, Attention: Secretary. Each communication should set forth (i) the name and address of the securityholder as it appears in our register, and if the Company’s securities are held by a nominee, the name and address of the beneficial owner of such securities, and (ii) the number of Company securities that are owned of record by the record holder and beneficially by the beneficial owner.

B.	Compensation

Further information pertaining to the compensation of our directors and executive officers is set forth below under “Executive Compensation - Compensation of Directors and Executive Officers,” which is incorporated herein by reference.

Employee Stock Option Plan

In September 2021, the Board approved the Employee Stock Option Plan (the “ESOP”) as a one-off plan pursuant to which select eligible participants are directly allowed to purchase a specific number of common shares at a purchase price determined by the Board of Directors. Participants pay the par value of the common shares in cash. The terms of the ESOP are set forth below under “Executive Compensation - Equity Incentive Plans - Employee Stock Option Plan,” which is incorporated herein by reference.

Virtual Stock Option Plan

The VSOP was adopted in April 2021, which was subsequently amended and restated by board resolution on March 6, 2025. The VSOP is designed to provide members of the Board of Directors, employees of the Company and its Subsidiaries, and selected advisors with a contractual right to share in the economic value created by the Company, without conferring actual equity ownership or any shareholder rights. Under the VSOP, participants are granted virtual options structured as stock appreciation rights, which entitle the holder to receive cash payments equal to the appreciation in value of a notional share above a base amount, subject to the plan terms. Virtual options do not entitle participants to acquire actual shares, vote, or exercise shareholder rights, and do not dilute the Company’s share capital. Virtual options generally vest over three years, with one-third vesting after twelve months and the remainder vesting in equal monthly installments over the following twenty-four months, subject to continued service. Each virtual option has a maximum term of ten years from the grant date. The terms of the VSOP are set forth below under “Executive Compensation - Equity Incentive Plans - Virtual Stock Option Plan,” which is incorporated herein by reference.

Additional Incentive Plan

On April 4, 2025, the Board approved an additional incentive plan for directors, executive management, and advisors (the “Additional Incentive Plan”). This plan supplements the VSOP by providing both cash payments and additional VSOP share grants tied to the achievement of defined financing milestones, including minimum thresholds for cross-financing, an initial public offering, and private investment in public equity (PIPE) transactions. Under this incentive structure, pre-assigned VSOP shares vest monthly over twelve months, additional VSOP shares and cash payments become payable upon satisfaction of key financing events, and vesting is conditional on continued service during the applicable period. The incentive plan is intended to further align the interests of key stakeholders with the Company’s financing strategy and growth objectives. The terms of the Additional Incentive Plan are set forth below under “Executive Compensation - Equity Incentive Plans - Additional Incentive Plan,” which is incorporated herein by reference.

Conditional Capital for Employee and Advisory Options

The Company Articles provide that the Company’s share capital may be increased by a maximum amount of CHF 120,376 through the issuance of not more than 13,632,582 registered common shares with a par value of CHF 100/11325 each by the exercise of option rights granted to employees (including members of the Board of Directors and the Executive Board) and advisors of the Company and/or its subsidiaries. The Board of Directors shall prepare plans for the allocation of such option rights (employee stock option plans). The issue price shall be determined by the Board of Directors and at least correspond to the par value. Such summary and the foregoing description are qualified in their entirety by reference to the text of the Company Articles, a copy of which is attached hereto as Exhibit 3.1 and incorporated herein by reference.

C.	Board Practices

Additional information pertaining to Board practices is set forth below under “Executive Compensation” which is incorporated herein by reference.

As a foreign private issuer and in accordance with Nasdaq Listing Rule 5615(a)(3), we may, and intend to, choose to comply with home country (Switzerland) governance requirements and certain exemptions thereunder rather than complying with certain of the corporate governance requirements of the Nasdaq.

Swiss law does not require that a majority of our Board consist of independent directors. Our Board therefore may include fewer independent directors than would be required if we were subject to Nasdaq Listing Rule 5605(b)(1). In addition, we are not subject to Nasdaq Listing Rule 5605(b)(2), which requires that independent directors regularly have scheduled meetings at which only independent directors are present.

Although Swiss law also requires that we set up a remuneration committee, we may follow home country requirements with respect to such committee. Among other things, Swiss law does not require that all or a majority of the remuneration committee consist of independent directors.

Our articles of association provide for an independent proxy elected by our shareholders, who may represent our shareholders of record at a general meeting of shareholders, and we must provide shareholders of record with an agenda and other relevant documents for the general meeting of shareholders. However, Swiss law does not have a regulatory regime for the solicitation of proxies, thus our practice may vary from the requirement of Nasdaq Listing Rule 5620(b), which sets forth certain requirements regarding the solicitation of proxies. Furthermore, in accordance with Swiss law and generally accepted business practices, our articles of association do not provide quorum requirements generally applicable to general meetings of shareholders. Our practice thus varies from the requirement of Nasdaq Listing Rule 5620(c), which requires an issuer to provide in its bylaws for a generally applicable quorum, and that such quorum may not be less than one-third of the outstanding voting stock.

Board Committees

Our Board has an audit committee and a compensation committee. These committees operate pursuant to our articles of association, organizational regulations and the charter of each respective committee, as applicable. The composition and functioning of all committees comply with all applicable requirements of Swiss law, the Exchange Act, The Nasdaq Global Market and SEC rules and regulations.

Audit Committee

The audit committee consists of Marc Grüninger, Warren Hosseinion and Christoph Ziegler. The audit committee assists the board of directors in overseeing our accounting and financial reporting processes and the audits of our financial statements. Mr. Grüninger serves as chairperson of the audit committee. In addition, the audit committee is responsible for overseeing the Company’s corporate accounting and financial reporting process and assisting the Board in monitoring the Company’s financial systems. The Board has determined that Mr. Grüninger, Mr. Hosseinion and Mr. Ziegler satisfy the “independence” requirements set forth in Rule 10A-3 under the Exchange Act and the Nasdaq listing rules. Mr. Grüninger qualifies as an “audit committee financial expert,” as such term is defined in the rules of the SEC implementing Section 407 of SOX, and possesses financial sophistication, as defined under the rules of Nasdaq.

Each of the members of our audit committee qualifies as independent directors according to the rules and regulations of the SEC and Nasdaq with respect to audit committee membership. The audit committee is governed by a charter that complies with applicable Nasdaq rules. We have adopted an audit committee charter, which details the principal functions of the audit committee, including:

●	assist the Board in the oversight of (1) the accounting and financial reporting processes of PubCo and the audits of the financial statements of PubCo, (2) the preparation and integrity of the financial statements of PubCo, (3) the compliance by PubCo with financial statement and regulatory requirements, (4) the performance of PubCo’s internal finance and accounting personnel and its independent registered public accounting firm, and (5) the qualifications and independence of PubCo’s independent registered public accounting firm;

●	review with each of the internal auditors and independent registered public accounting firm the overall scope and plans for audits, including authority and organizational reporting lines and adequacy of staffing and compensation;

●	review and discuss with management and internal auditors PubCo’s system of internal control and discuss with the independent registered public accounting firm any significant matters regarding internal controls over financial reporting that have come to its attention during the conduct of its audit;

●	review and discuss with management, internal auditors and the independent registered public accounting firm PubCo’s financial and critical accounting practices, and policies relating to risk assessment and management;

●	receive and review reports of the independent registered public accounting firm discussing (1) all critical accounting policies and practices to be used in the independent registered public accounting firm’s audit of PubCo’s financial statements, (2) all alternative treatments of financial information within GAAP that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent registered public accounting firm, and (3) other material written communications between the independent registered public accounting firm and management, such as any management letter or schedule of unadjusted differences;

●	review and discuss with management and the independent registered public accounting firm the annual and quarterly financial statements and section entitled “Management’s Discussion and Analysis of Financial Conditions and Results of Operations” of PubCo prior to the filing of PubCo’s Annual Report on Form 20-F;

●	review, or establish, standards for the type of information and the type of presentation of such information to be included in, earnings press releases and earnings guidance provided to analysts and rating agencies;

●	discuss with management and the independent registered public accounting firm any changes in PubCo’s critical accounting principles and the effects of alternative GAAP methods, off-balance sheet structures and regulatory and accounting initiatives;

●	meet periodically with the Chief Executive Officer, Chief Financial Officer, the senior internal auditing executive and the independent registered public accounting firm in separate executive sessions to discuss results of examinations;

●	review and approve all transactions between PubCo and related parties or affiliates of the officers of PubCo requiring disclosure under Item 7 of Form 20-F prior to PubCo entering into such transactions;

●	establish procedures for the receipt, retention and treatment of complaints received by PubCo regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submissions by employees or contractors of concerns regarding questionable accounting or accounting matters;

●	review periodically with PubCo’s management, independent registered public accounting firm and outside legal counsel (i) legal and regulatory matters which may have a material effect on the financial statements, and (ii) corporate compliance policies or codes of conduct, including any correspondence with regulators or government agencies and any employee complaints or published reports that raise material issues regarding PubCo’s financial statements or accounting policies and any significant changes in accounting standards or rules promulgated by the Financial Accounting Standards Board, the SEC or other regulatory authorities; and

●	establish policies for the hiring of employees and former employees of the independent registered public accounting firm.

Compensation Committee

The compensation committee consists of Oliver Baumann, Marc Grüninger and Christoph Ziegler. The compensation committee shall support the Board of Directors in establishing and reviewing the Company’s compensation principles and guidelines, in preparing the compensation report and in preparing the proposals to the Meeting of Shareholders regarding compensation of the members of the Board of Directors and Executive Board. Mr. Baumann serves as chairperson of the compensation committee. The compensation committee may submit proposals to the Board of Directors in other compensation related issues. We have adopted a compensation committee charter, which details the principal functions of the compensation committee, including:

●	review the performance of the Chief Executive Officer and executive management;

●	assist the Board in developing and evaluating potential candidates for executive positions (including the Chief Executive Officer);

●	review and approve goals and objectives relevant to the Chief Executive Officer and other executive officer compensation, evaluate the Chief Executive Officer’s and other executive officers’ performance in light of these corporate goals and objectives, and set Chief Executive Officer and other executive officer compensation levels consistent with its evaluation and the company philosophy;

●	approve the salaries, bonus and other compensation for all executive officers;

●	review and approve compensation packages for new corporate officers and termination packages for corporate officers as requested by management;

●	review and discuss with the Board and senior officers plans for officer development and corporate succession plans for the Chief Executive Officer and other senior officers;

●	review and make recommendations concerning executive compensation policies and plans;

●	review and recommend to the Board the adoption of or changes to the compensation of PubCo’s directors;

●	review and approve the awards made under any executive officer bonus plan, and provide an appropriate report to the Board;

●	review and make recommendations concerning long-term incentive compensation plans, including the use of stock options and other equity-based plans, and, except as otherwise delegated by the Board, act as the “Plan Administrator” for equity-based and employee benefit plans;

●	approve all special perquisites, special cash payments and other special compensation and benefit arrangements for PubCo’s executive officers and employees;

●	review periodic reports from management on matters relating to PubCo’s personnel appointments and practices;

●	assist management in complying with PubCo’s annual report disclosure requirements;

●	review executive compensation disclosures for inclusion in PubCo’s Annual Report on Form 20-F in compliance with applicable SEC rules and regulations;

●	annually evaluate the committee’s performance and the committee’s charter and recommend to the Board any proposed changes to the charter or the committee; and

●	undertake all further actions and discharge all further responsibilities imposed upon the committee from time to time by the Board, the federal securities laws or the rules and regulations of the SEC.

Employees

Following and as a result of the Business Combination, the business of the Company is conducted through its wholly owned subsidiary, Veraxa Biotech GmbH, based on Heidelberg, Germany.

Information pertaining to our employees is set forth in this prospectus, in the section entitled “Business - Employees” which is incorporated herein by reference.

Share Ownership

Information about the ownership of Ordinary Shares by our directors and executive officers is set forth under “Principal Shareholders” which is incorporated herein by reference. Information about arrangements for involving employees in the capital of the Company is set forth under “Executive Compensation” which is incorporated herein by reference.

EXECUTIVE COMPENSATION

Compensation of Directors and Executive Officers

For the year ended December 31, 2024, the aggregate compensation paid to the members of our board of directors and our executive officers for services in all capacities was $933,626. For the year ended December 31, 2025, the aggregate compensation paid to the members of our board of directors and our executive officers for services in all capacities was $1,264,173. Pursuant to Swiss Law, beginning at our annual general meeting of shareholders in 2026, we will be required to submit the aggregate amount of compensation of our board of directors and the aggregate amount of compensation of our executive officers to a binding say-on-pay vote by our shareholders.

Equity Incentive Plans

In September 2021 our board of directors established an Employee Stock Option Plan (ESOP) and a Virtual Stock Option Plan (VSOP). Eligible participants can choose to participate in either of these plans which are described in more detail below.

Employee Stock Option Plan

In September 2021, our board of directors established the Employee Stock Option Plan as a one-off plan pursuant to which select eligible participants are directly allowed to purchase a specific number of common shares at a purchase price determined by the board of directors. For the year ended December 31, 2024, 140,400 shares were issued to members of management at par value, which were fully paid resulting in proceeds of CHF 140,400 and stock-based compensation expense of CHF 2,920,321 recorded in General and administrative expenses. For the six months ended June 30, 2025, 347,452 shares were issued to members of management at par value, which were fully paid resulting in proceeds of CHF 347,452 and stock-based compensation expense of CHF 14,106,551. No additional shares were issued for the six months ended December 31, 2025.

Virtual Stock Option Plan

The Board adopted the VSOP in April 2021, which was subsequently amended and restated by board resolution on March 6, 2025. The VSOP is designed to provide members of our board of directors, employees of the Company and its Subsidiaries, and selected advisors with a contractual right to share in the economic value created by the Company, without conferring actual equity ownership or any shareholder rights.

Under the VSOP, participants are granted virtual options structured as stock appreciation rights, which entitle the holder to receive cash payments equal to the appreciation in value of a notional share above a base amount, subject to the plan terms. Virtual options do not entitle participants to acquire actual shares, vote, or exercise shareholder rights, and do not dilute the Company’s share capital.

As of June 30, 2026, a total of 1,577,168 virtual options have been granted to 28 participants of which 799,428 have been granted to members of management. As of June 30, 2026, there were 995,100 VSOP shares that the Company has committed to issue upon completing various financing milestones.

Vesting

Virtual options generally vest over three years, with one-third vesting after twelve months and the remainder vesting in equal monthly installments over the following twenty-four months, subject to continued service. Unvested options may lapse under certain circumstances, including termination of service or breach of plan conditions. Each virtual option has a maximum term of ten years from the grant date, unless it expires earlier under the plan terms due to forfeiture, termination of service, or certain disqualifying events.

Termination of Service

If a participant’s employment or service relationship with the Company or its Subsidiaries terminates for any reason, all unvested virtual options are immediately forfeited without compensation. Vested virtual options generally remain outstanding in accordance with the plan terms, unless forfeited due to certain disqualifying events, including violations of material obligations under the plan or acts of serious misconduct. In case of serious misconduct by the participant towards the Company, all virtual options, whether vested or unvested, may be forfeited without payment.

Profit Participation

If a dividend is approved by shareholders, vested virtual options entitle holders to a cash payment equivalent to the dividend payable on the corresponding number of notional shares, subject to any applicable priority rights.

Exit Events

Upon an exit event, such as a sale of a majority of the Company’s share capital, a sale of substantial assets, a liquidation, or an initial public offering, holders of vested virtual options are entitled to a cash payment equal to their pro rata share of the net proceeds, calculated as if they held actual shares, after deductions for transaction costs and preference amounts. All unvested options fully vest upon an exit event. In the event of a SPAC transaction, all outstanding virtual options are to be replaced with equity options under a new plan providing equivalent or more favorable terms.

Subordination and Payment

Payments under the VSOP rank junior to all other creditors and may only be made from free assets exceeding the Company’s other liabilities. Required Tax withholdings may apply.

Administration and Amendments

The board of directors administers the VSOP and has authority to interpret, amend, or terminate the plan at its discretion.

Additional Incentive Plan

On April 4, 2025, our board of directors approved an additional incentive plan for directors, executive management, and advisors. This plan supplements the VSOP by providing both cash payments and additional VSOP share grants tied to the achievement of defined financing milestones, including minimum thresholds for cross-financing, an initial public offering, and private investment in public equity (PIPE) transactions.

Under this incentive structure:

●	Pre-assigned VSOP shares vest monthly over twelve months.

●	Additional VSOP shares and cash payments become payable upon satisfaction of key financing events.

●	Vesting is conditional on continued service during the applicable period.

The incentive plan is intended to further align the interests of key stakeholders with the Company’s financing strategy and growth objectives.

Risks Related to VSOP and Incentive Plan

Payments under our VSOP and incentive plan could have a material adverse effect on our liquidity and financial position.

The VSOP and related incentive plan provide for cash payments to participants upon the occurrence of certain events, including dividend distributions, exits, or achievement of financing milestones. Such cash payments may be significant and could reduce our available cash reserves. Because these obligations rank junior to other creditors but ahead of equity holders, substantial payments under these arrangements could limit our ability to fund operations, invest in growth, or meet other financial commitments. There can be no assurance that we will have sufficient free cash flows to satisfy these obligations when due, which could adversely affect our financial condition and results of operations.

Employment Agreements

All of our executive officers are currently party to employment or consulting agreements with our wholly owned Subsidiary, VERAXA Biotech GmbH in Germany, and which are governed by German law. The employment agreements provide for a fixed annual base salary and a performance-based bonus component. No other forms of cash or equity compensation are granted under these arrangements.

Two of our executive officers serve as managing directors (Geschäftsführer) of the wholly owned German Subsidiary. In connection with those roles, they have entered into “Geschäftsführer-Dienstverträge” with the Subsidiary. These agreements similarly provide only for a fixed base salary and bonus opportunity, with no additional compensation or severance entitlements. The terms of these agreements are consistent with their executive responsibilities at the group level.

The Company intends to enter into employment agreements with the named executive officers, and in particular, the Chief Executive Officer, Chief Financial Officer, and Chief Operating Officer, as each is selected by the Board, and expects that these employment agreements will be reviewed annually by the compensation committee to the extent recommended upon advice and counsel of its advisors.

Company Director Compensation

Directors who are also our employees receive no additional compensation for their service as directors.

Outside Director Compensation Policy

The Board expects to review director compensation periodically to ensure that director compensation remains competitive such that PubCo is able to recruit and retain qualified directors.

Company Executive Compensation

The following disclosure concerns the compensation of individuals who serve as the PubCo’s named executive officers.

Compensation Philosophy and Objectives

PubCo has developed an executive compensation program that is designed to align compensation with PubCo’s business objectives and the creation of stockholder value, while enabling PubCo to attract, motivate and retain individuals who contribute to the long-term success of PubCo.

Decisions on the executive compensation program are made by the compensation committee of the Board. Decisions regarding executive compensation aim to reflect a belief that the executive compensation program must be competitive in order to attract and retain our executive officers. The compensation committee seeks to implement the compensation policies and philosophies by linking a significant portion of the PubCo’s executive officers’ cash compensation to performance objectives and by providing a portion of their compensation as long-term incentive compensation in the form of equity awards.

Compensation for the PubCo’s executive officers has three primary components: base salary, an annual cash incentive bonus and long-term equity-based incentive compensation.

Annual Bonuses

PubCo uses annual cash incentive bonuses for the named executive officers to tie a portion of their compensation to financial and operational objectives achievable within the applicable fiscal year. PubCo expects that, near the beginning of each year, the compensation committee will select the performance targets, target amounts, target award opportunities and other term and conditions of annual cash bonuses for the named executive officers. Following the end of each year, it is expected that the compensation committee will determine the extent to which the performance targets were achieved and the amount of the award that is payable to the named executive officers. For 2026, PubCo intends to establish an annual cash bonus plan that links the payment of cash bonus awards to the achievement of targeted financial performance goals.

Other Compensation

PubCo maintains various employee benefit plans, including medical, dental, life insurance and 401(k) plans, in which the named executive officers will participate. PubCo also provides certain perquisites to its named executive officers, subject to the compensation committee’s ongoing review.

Compensation Committee Interlocks and Inside Participation

None of the members of our compensation committee is or has been an officer or employee of PubCo. None of our executive officers currently serves, or in the past fiscal year has served, as a member of the board of directors, or compensation committee (or other board committee performing equivalent functions) of any entity that has one or more executive officers serving on the Board or compensation committee.

PRINCIPAL SHAREHOLDERS

The following table sets forth information regarding the beneficial ownership of Ordinary Shares as of June 10, 2026 immediately following the consummation of the Business Combination by:

●	each person known by PubCo to be the beneficial owner of more than 5% of the Ordinary Shares;

●	each of PubCo’s current executive officers or directors;

●	all of PubCo’s current directors and members of executive management as a group.

Except as otherwise noted herein, the number and percentage of Ordinary Shares beneficially owned is determined in accordance with Rule 13d-3 of the Exchange Act, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any Ordinary Shares as to which the holder has sole or shared voting power or investment power and also any Ordinary Shares which the holder has the right to acquire within 60 days of the Closing Date through the exercise of any option, warrant or any other right.

We have based percentage ownership on 141,407,813 Ordinary Shares outstanding as of the Closing Date, June 10, 2026. The table below does not include earn-out shares which are issued and contingently forfeitable and are not deemed to be outstanding.

Name of Beneficial Owners	Number of Shares	Approximate Percentage of Outstanding Shares
Directors and Executive Officers
Dr. Christoph Antz	0	0%
Carl von Halem	0	0%
Dr. Heinz Schwer	0	0%
Oliver R. Baumann	5,723,618	4.05%
David L. Deck	25,502,836	18.03%
Marc Grüninger	0	0%
Warren Hosseinion	700,000	0.49%
Christoph Ziegler	7,932	*
Dr. Christoph Erkel	0	0%
All officers and directors as a group (9 individuals)	31,934,386	22.58%

Five Percent Holders of the Company
Gilbert Edgar Schöni	22,539,749	15.94%
European Molecular Biology Laboratory	22,891,235	16.19%
Xlife Sciences AG	23,029,967	16.29%
Voyager Acquisition Sponsor Holdco LLC	4,190,000	2.96%

*	Indicates beneficial ownership of less than 1% of the total ordinary shares outstanding.

RELATED PARTY TRANSACTIONS

SPAC Transactions

The following describes certain related party transactions of the SPAC prior to the consummation of the Business Combination. The Business Combination was consummated in June 2026, and the SPAC merged into the combined company structure, with the Company as the surviving entity. Except as otherwise noted, the arrangements described below were in effect during the periods presented and, where applicable, terminated in connection with the consummation of the Business Combination.

Founder Shares

A single SPAC Class B Ordinary Share was issued on December 19, 2023, to establish the SPAC’s legal existence upon incorporation. This share has no economic value and was subsequently forfeited.

On January 11, 2024, SPAC received $25,000 for issuance of 5,750,000 SPAC Class B Ordinary Shares. The Initial Shareholders agreed to forfeit up to an aggregate of 750,000 Founder Shares, on a pro rata basis, to the extent that the option to purchase additional units was not exercised in full by the underwriters.

On February 16, 2024, SPAC issued an additional 1,725,000 Founder Shares (up to 225,000 shares of which were subject to forfeiture depending on the extent to which the underwriters’ over-allotment option was exercised) for no additional consideration which were retroactively presented on the SPAC’s condensed financial statements.

On May 31, 2024, SPAC issued an additional 28,750 Founder Shares (up to 3,750 shares of which are subject to forfeiture depending on the extent to which the underwriters’ over-allotment option is exercised) for no additional consideration which were retroactively presented on the SPAC’s condensed financial statements.

On July 19, 2024, the Initial Shareholders forfeited 1,178,750 Founder Shares for no consideration. This adjustment was made to align with the reduction in the offering size and were retroactively reflected in SPAC’s condensed financial statements.

The Founder Shares included an aggregate of up to 825,000 shares subject to forfeiture to the extent that the underwriters’ over-allotment option was not exercised in full, so that the number of Founder Shares would represent 20% of SPAC’s issued and outstanding shares after the SPAC IPO. On August 8, 2024, following the underwriters’ exercise of the over-allotment option, the shares were no longer subject to forfeiture. As of June 30, 2026, and December 31, 2025, there were 6,100,000 and 6,325,000 Founder Shares issued and outstanding, respectively.

The Initial Shareholders agreed not to transfer, assign or sell any of their Founder Shares until the earlier to occur of (A) one year after the completion of the initial business combination or (B) the date following the completion of the initial business combination on which the SPAC completes a liquidation, merger, share exchange or other similar transaction that results in all of the shareholders having the right to exchange their ordinary shares for cash, securities or other property. Notwithstanding the foregoing, if the closing price of SPAC Class A Ordinary Shares equaled or exceeded $12.00 per SPAC Class A Ordinary Share (as adjusted for share subdivisions, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the initial business combination, the Founder Shares would have been released from the lockup.

Administrative Services Agreement

SPAC entered into an agreement, that was effective through the earlier of SPAC’s consummation of a business combination and its liquidation, to pay the Sponsor a total of up to $10,000 per month for office space and administrative and support services. For the three months ended June 30, 2025 and 2024, the Company incurred $30,000 and $0, respectively, for these services. As of June 30, 2025, and December 31, 2024, outstanding balances were $105,800 and $15,800, respectively, classified under due to related party in the accompanying condensed balance sheets. This agreement terminated upon the consummation of the Business Combination.

SPAC Consulting Services

SPAC entered into an agreement, effective from the date of its incorporation, to pay a monthly fee of $15,000 to an entity affiliated to the SPAC’s Chief Executive Officer for consulting services. This agreement continued until the earlier of the Company’s consummation of a Business Combination or its liquidation. For the three months ended June 30, 2025 and 2024, the Company incurred $45,000 and $0, respectively, for these services. As of June 30, 2025, and December 31, 2024, outstanding balances were $15,000 and $18,113, respectively, classified under due to related party in the accompanying condensed balance sheets. This agreement terminated upon the consummation of the Business Combination.

Related Party Loans

On January 11, 2024, the Sponsor agreed to loan the SPAC up to $300,000 to cover expenses related to the SPAC IPO. These loans were non-interest-bearing, unsecured and were due at the earlier of December 31, 2024, or the closing of the SPAC IPO. There were no amounts outstanding under the loans as of June 30, 2025, and December 31, 2024.

Due from Sponsor

The Sponsor covered various formation, operating, and deferred offering costs for the SPAC. Between December 19, 2023 (inception), and December 31, 2024, the Sponsor paid $228,274 on behalf of the SPAC. After settling the outstanding amount as of June 30, 2025, and December 31, 2024, the amount due from the Sponsor was $199,354 and $44,028 respectively.

In addition, in order to finance transaction costs in connection with a business combination, the Sponsor, members of the SPAC’s founding team or any of their affiliates could, but were not obligated to, loan the SPAC the Working Capital Loans. Pursuant to the Working Capital Loans, if the SPAC completed a business combination, the SPAC would repay the Working Capital Loans out of the proceeds of the Trust Account released to the SPAC. Otherwise, the Working Capital Loans would be repaid only out of funds held outside the Trust Account. In the event that a business combination did not close, the SPAC could have used a portion of proceeds held outside the Trust Account to repay the Working Capital Loans but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. The Working Capital Loans would either be repaid upon consummation of a business combination, without interest, or, at the lender’s discretion, up to $1.5 million of such Working Capital Loans may be convertible into Warrants at a price of $1.00 per warrant. The warrants would be identical to the SPAC Private Warrants. As of the date of the Business Combination, SPAC had no borrowings under the Working Capital Loans, and no Working Capital Loans were converted into Warrants in connection with the Business Combination.

Company Transactions

Company Shareholders’ Agreement

Certain of the Company’s significant shareholders and the Company are parties to a shareholders’ agreement that governs aspects of their relationship as shareholders and the Company’s corporate governance. Under this agreement, the shareholders have agreed to coordinate the exercise of their voting rights and certain governance matters to protect their investment and support the Company’s growth strategy.

The agreement includes provisions related to board representation, voting thresholds for specified significant corporate actions, restrictions on the transfer of shares, and shareholders’ rights to receive financial and other information about the Company. It also provides for customary confidentiality obligations and requires that any transactions between the Company and its shareholders or their affiliates be conducted on arm’s length terms.

Under the agreement, share transfers are generally subject to certain pre-emptive rights, co-sale rights and, under specified circumstances, an obligation for minority shareholders to participate in a sale if a controlling shareholder sells its shares to a third-party purchaser.

The shareholders have agreed to pursue a listing of the Company’s shares on an internationally recognized stock exchange as part of their value-maximization strategy. The shareholders’ agreement terminated automatically on the first day that the Company’s shares are publicly traded.

Company Consulting Services Agreement

On September 1, 2022, the Company entered into a consulting services agreement with Xlife Sciences AG, one of its shareholders. Pursuant to the agreement, the Company agreed to pay Xlife Sciences AG a monthly fee in exchange for strategic and business development consulting services. The agreement remains in effect until terminated by either party in accordance with its terms. During the fiscal year ended December 31, 2024, Veraxa paid Xlife Sciences AG an aggregate amount of CHF 600,000.00 under this arrangement. Effective January 1, 2025, the monthly fee was reduced to CHF 30,000.00.

Company Share Lending Agreement

On October 1, 2024, the Company entered into a share lending agreement with Xlife Sciences AG, one of its shareholders, for a fixed term ending on September 30, 2025. Under the terms of the agreement, Xlife Sciences AG agreed to lend the Company 1,000,000 of our ordinary shares. In consideration for the share loan, the Company agreed to pay Xlife Sciences AG a monthly fixed fee equal to 3.5% over the duration of the agreement.

European Molecular Biology Laboratory Collaboration

We collaborate with EMBL, which is also a substantial shareholder of the Company’s. VERAXA was formed through the merger of two EMBL spin-outs, and under our collaboration we are able to access EMBL’s research infrastructure in Heidelberg, Germany. This includes advanced electron microscopy, sequencing, informatics, and other state-of-the-art technologies. EMBL also supports the establishment of our AI-based target discovery platform. In exchange, EMBL holds equity in the Company. The arrangement continues for so long as EMBL remains a shareholder and is subject to customary termination provisions.

Company Executive Employment and Other Consulting Arrangements

The Company has not entered into employment agreements directly with its executive officers. Instead, the Chief Executive Officer and all other executive officers are employed under individual employment agreements with the Company’s wholly owned Subsidiary, VERAXA Biotech GmbH. All of the Company’s executive officers are participants in an incentive compensation plan that was contingent upon the successful completion of the Business Combination. Members of the Company’s board of directors are elected annually by the general meeting of shareholders in accordance with applicable Law and our governing documents.

The Company’s executive employment agreements typically include provisions relating to confidentiality, assignment of intellectual property, and employment restrictive covenants, including non-competition clauses. The enforceability of such non-competition provisions may, however, be limited by applicable local law. In particular, agreements with executive officers based in Switzerland, if any, will include terms customary under Swiss Law, including with respect to the assignment of inventions.

The Company has obtained directors’ and officers’ liability insurance covering its executive officers. Members of the Company’s senior management team are also eligible to receive annual bonuses, subject to the achievement of performance objectives and targets established by the Board.

SELLING SHAREHOLDER

This prospectus relates to the possible resale by the selling shareholder, Lincoln Park, of Ordinary Shares that may be issued to Lincoln Park pursuant to the Purchase Agreement. We are filing the registration statement of which this prospectus forms a part pursuant to the provisions of the LPC Registration Rights Agreement, which we entered into with Lincoln Park on May 27, 2026, concurrently with our execution of the Purchase Agreement, in which we agreed to provide certain registration rights with respect to sales by Lincoln Park of the shares that may be issued to Lincoln Park under the Purchase Agreement.

Lincoln Park, as the selling shareholder, may from time to time offer and sell pursuant to this prospectus any or all of the Ordinary Shares that we may sell to Lincoln Park under the Purchase Agreement. The selling shareholder may sell some, all, or none of its shares. We do not know how long the selling shareholder will hold the shares before selling them, and we currently have no agreements, arrangements, or understandings with the selling shareholder regarding the sale of any of the shares.

The following table provides, as of July 30, 2026, information regarding the selling shareholder and the Ordinary Shares that it may offer and sell from time to time under this prospectus. The percentage of ownership in the table below is based on 141,407,813 Ordinary Shares outstanding on the date prior to the filing of this prospectus, including the 340,910 Commitment Shares we have already issued to Lincoln Park pursuant to the Purchase Agreement. The table is prepared based on information supplied to us by the selling shareholder, and reflects its holdings as of July 30, 2026. Neither Lincoln Park nor any of its affiliates has held a position or office, or had any other material relationship, with us or any of our predecessors or affiliates. Beneficial ownership is determined in accordance with Section 13(d) of the Exchange Act and Rule 13d-3 thereunder.

Selling Shareholder	Ordinary Shares Beneficially Owned Before this Offering		Percentage of Outstanding Ordinary Shares Beneficially Owned Before this Offering	Ordinary Shares to be Sold in this Offering		Percentage of Outstanding Ordinary Shares Beneficially Owned After this Offering
Lincoln Park Capital Fund, LLC(1)	340,910	(2)	0.2%	25,000,000	(3)	0	%(4)

(1)	Josh Scheinfeld and Jonathan Cope, the Managing Members of Lincoln Park Capital, LLC, are deemed to be beneficial owners of all of the Ordinary Shares owned by Lincoln Park Capital Fund, LLC. Messrs. Cope and Scheinfeld have shared voting and investment power over the shares being offered under the prospectus in connection with the transactions contemplated under the Purchase Agreement. Lincoln Park Capital, LLC is not a licensed broker dealer or an affiliate of a licensed broker dealer.
(2)	Represents the 340,910 Commitment Shares issued to Lincoln Park on July 30, 2026 as a fee for its commitment to purchase shares under the Purchase Agreement, all of which are covered by the registration statement that includes this prospectus. We have excluded from the number of shares beneficially owned by Lincoln Park prior to the offering all of the Ordinary Shares that Lincoln Park may be required to purchase on or after the date of this prospectus pursuant to the Purchase Agreement, because the issuance of such shares is solely at our discretion and is subject to certain conditions, the satisfaction of all of which are outside of Lincoln Park’s control, including the registration statement of which this prospectus is a part becoming and remaining effective. Furthermore, under the terms of the Purchase Agreement, issuances and sales of our Ordinary Shares to Lincoln Park are subject to certain limitations on the amounts we may sell to Lincoln Park at any time, including the Beneficial Ownership Limitation. See the description under the heading “Lincoln Park Transaction” for more information about the Purchase Agreement.
(3)	Although the Purchase Agreement provides that we may sell up to $50,000,000 of Ordinary Shares to Lincoln Park, we are only registering 25,000,000 Ordinary Shares for resale under this prospectus, including the 340,910 Commitment Shares. Therefore, only 24,659,090 of such shares represent shares that we may issue and sell to Lincoln Park for cash consideration in purchases under the Purchase Agreement from time to time, at our sole discretion, during the 24-month period commencing on the Commencement Date. Depending on the price per share at which we sell our Ordinary Shares to Lincoln Park pursuant to the Purchase Agreement, we may need to sell to Lincoln Park under the Purchase Agreement more Ordinary Shares than are offered under this prospectus in order to receive aggregate gross proceeds equal to the full $50 million available to us under the Purchase Agreement. If we choose to do so, we must first register for resale under the Securities Act such additional shares. The number of shares ultimately offered for resale by Lincoln Park is dependent upon the number of shares we sell to Lincoln Park under the Purchase Agreement.
(4)	Assumes the sale of all Ordinary Shares registered pursuant to this prospectus, although the selling shareholder is under no obligation to sell any Ordinary Shares at this time.

PLAN OF DISTRIBUTION

The Ordinary Shares offered by this prospectus are being offered by Lincoln Park. The Ordinary Shares may be sold or distributed from time to time by Lincoln Park directly to one or more purchasers or through brokers, dealers, or underwriters who may act solely as agents at market prices prevailing at the time of sale, at prices related to the prevailing market prices, at negotiated prices, or at fixed prices, which may be changed. The sale of the Ordinary Shares offered by this prospectus could be effected in one or more of the following methods:

●	ordinary brokers’ transactions;

●	transactions involving cross or block trades;

●	through brokers, dealers, or underwriters who may act solely as agents;

●	“at the market” into an existing market for the Ordinary Shares;

●	in other ways not involving market makers or established business markets, including direct sales to purchasers or sales effected through agents;

●	in privately negotiated transactions; or

●	any combination of the foregoing.

In order to comply with the securities laws of certain states, if applicable, the Ordinary Shares may be sold only through registered or licensed brokers or dealers. In addition, in certain states, the Ordinary Shares may not be sold unless they have been registered or qualified for sale in the state or an exemption from the state’s registration or qualification requirement is available and complied with.

Lincoln Park is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act.

Lincoln Park has informed us that it intends to use an unaffiliated broker-dealer to effectuate all sales, if any, of the Ordinary Shares that it has acquired and may in the future acquire from us pursuant to the Purchase Agreement. Such sales will be made at prices and at terms then prevailing or at prices related to the then current market price. Each such unaffiliated broker-dealer will be an underwriter within the meaning of Section 2(a)(11) of the Securities Act. Lincoln Park has informed us that each such broker-dealer will receive commissions from Lincoln Park that will not exceed customary brokerage commissions.

Brokers, dealers, underwriters or agents participating in the distribution of the Ordinary Shares offered by this prospectus may receive compensation in the form of commissions, discounts, or concessions from Lincoln Park, for whom the broker-dealers may act as agent. The compensation paid to any such particular broker-dealer may be less than or in excess of customary commissions. Neither we nor Lincoln Park can presently estimate the amount of compensation that any agent will receive for any purchases of Ordinary Shares sold by Lincoln Park.

We know of no existing arrangements between Lincoln Park or any other shareholder, broker, dealer, underwriter or agent relating to the sale or distribution of the Ordinary Shares offered by this prospectus.

We may from time to time file with the SEC one or more supplements to this prospectus or amendments to the registration statement of which this prospectus forms a part to amend, supplement or update information contained in this prospectus, including, if and when required under the Securities Act, to disclose certain information relating to a particular sale of Ordinary Shares offered by this prospectus by Lincoln Park, including the names of any brokers, dealers, underwriters or agents participating in the distribution of such Ordinary Shares to Lincoln Park, any compensation paid by Lincoln Park to any such brokers, dealers, underwriters or agents, and any other required information.

We will pay the expenses incident to the registration under the Securities Act of the offer and sale of the Ordinary Shares covered by this prospectus by Lincoln Park. We have agreed to indemnify Lincoln Park and certain other persons against certain liabilities in connection with the offering of Ordinary Shares offered hereby, including liabilities arising under the Securities Act or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities. Lincoln Park has agreed to indemnify us against liabilities under the Securities Act that may arise from certain written information furnished to us by Lincoln Park specifically for use in this prospectus or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons, we have been advised that in the opinion of the SEC this indemnification is against public policy as expressed in the Securities Act and is therefore, unenforceable.

Lincoln Park has represented to us that at no time prior to the Purchase Agreement has Lincoln Park or its agents, representatives or affiliates engaged in or effected, in any manner whatsoever, directly or indirectly, any short sale (as such term is defined in Rule 200 of Regulation SHO of the Exchange Act) of our Ordinary Shares or any hedging transaction, which establishes a net short position with respect to our Ordinary Shares. Lincoln Park agreed that during the term of the Purchase Agreement, it, its agents, representatives or affiliates will not enter into or effect, directly or indirectly, any of the foregoing transactions.

We have advised Lincoln Park that it is required to comply with Regulation M promulgated under the Exchange Act. With certain exceptions, Regulation M precludes Lincoln Park, any affiliated purchasers, and any broker-dealer or other person who participates in the distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the securities offered by this prospectus.

This offering will terminate on the date that all Ordinary Shares offered by this prospectus have been sold by Lincoln Park.

Our Ordinary Shares are currently quoted on the Nasdaq Global Market under the symbol “VRXA”. On July 30, 2026, the closing price of our Ordinary Shares was $1.96 per share.

MATERIAL TAX CONSIDERATIONS

United States Federal Income Tax Considerations

General

The following is a general discussion of the material U.S. federal income Tax consequences of the ownership and disposition of Ordinary Shares and Warrants (collectively, the “PubCo Securities”). No ruling has been requested or will be obtained from the IRS regarding the U.S. federal income Tax consequences of the items discussed herein or any other related matter; thus, there can be no assurance that the IRS will not challenge the U.S. federal income Tax treatment described below or that, if challenged, such treatment will be sustained by a court.

This summary is limited to U.S. federal income Tax considerations relevant to U.S. Holders that hold PubCo Securities as “capital assets” within the meaning of section 1221 of the Code (generally, property held for investment). This discussion does not address all aspects of U.S. federal income taxation that may be important to holders in light of their individual circumstances, including holders subject to special treatment under the U.S. Tax Laws, such as, for example:

●	Sponsor or SPAC’s officers or directors;

●	banks, financial institutions or financial services entities;

●	broker-dealers;

●	taxpayers that are subject to the mark-to-market accounting rules;

●	tax-exempt entities;

●	S-corporations;

●	governments or agencies or instrumentalities thereof;

●	insurance companies;

●	regulated investment companies;

●	real estate investment trusts;

●	expatriates or former long-term residents of the United States;

●	persons that actually or constructively own five percent or more of the shares of PubCo by vote or value;

●	persons that hold PubCo Securities in connection with a trade or business, permanent establishment, or fixed place of business conducted outside the United States; or

●	U.S. Holders (as defined below) whose functional currency is not the U.S. dollar.

Moreover, the discussion below is based upon the provisions of the Code, the Treasury regulations promulgated thereunder and administrative and judicial interpretations thereof, all as of the date hereof. Those authorities may be repealed, revoked, modified or subject to differing interpretations, possibly on a retroactive basis, so as to result in U.S. federal income Tax consequences different from those discussed below. Furthermore, this discussion does not address any aspect of U.S. federal non-income Tax Laws, such as gift, estate or Medicare contribution Tax Laws, or state, local or non-U.S. Tax Laws.

This discussion does not consider the Tax treatment of partnerships or other pass-through entities or persons who hold PubCo Securities through such entities. If a partnership (or other entity or arrangement classified as a partnership for U.S. federal income Tax purposes) is the beneficial owner of PubCo Securities, the U.S. federal income Tax treatment of a partner in the partnership generally will depend on the status of the partner and the activities of the partner and the partnership. If you are a partner of a partnership holding PubCo Securities, we urge you to consult your own Tax advisor.

THIS SUMMARY DOES NOT PURPORT TO BE A COMPREHENSIVE ANALYSIS OR DESCRIPTION OF ALL POTENTIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE OWNERSHIP AND DISPOSITION OF PUBCO SECURITIES. HOLDERS SHOULD CONSULT WITH THEIR TAX ADVISORS REGARDING THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE OWNERSHIP AND DISPOSITION OF PUBCO SECURITIES, INCLUDING THE APPLICABILITY AND EFFECTS OF U.S. FEDERAL, STATE, LOCAL, AND OTHER TAX LAWS.

U.S. Federal Income Tax Consequences of Ownership and Disposition of PubCo Securities

The following discussion is a summary of certain material U.S. federal income Tax consequences of the ownership and disposition of PubCo Securities to U.S. Holders.

Taxation of Distributions

Subject to the PFIC rules described below, a U.S. Holder of Ordinary Shares generally will be required to include in gross income as a dividend any distributions of current or accumulated earnings and profits (as determined under U.S. federal income Tax principles). Subject to the PFIC rules described below, distributions in excess of such earnings and profits generally will be applied against and reduce the U.S. Holder’s basis in its Ordinary Shares (but not below zero) and, to the extent in excess of such basis, will be treated as gain from the sale or exchange of such ordinary shares (see “—Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Ordinary Shares and Warrants” below).

Subject to the PFIC rules described below, with respect to non-corporate U.S. Holders, under Tax Laws currently in effect and subject to certain exceptions (including, but not limited to, dividends treated as investment income for purposes of investment interest deduction limitations), dividends generally will be taxed at the lower applicable long-term capital gains rate (see “—Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Ordinary Shares and Warrants” below) provided that either (i) Ordinary Shares are readily tradable on an established securities market in the United States or (ii) PubCo is eligible for benefits of the income Tax treaty between the United States and Switzerland, and, in each case, PubCo is not treated as a PFIC for the taxable year in which the dividend was paid or in the preceding taxable year and certain holding period and other requirements are met. U.S. Treasury Department guidance indicates that shares listed on Nasdaq (on which PubCo intends to apply to list the Ordinary Shares) will be considered readily tradable on an established securities market in the United States. Even if the Ordinary Shares are listed on Nasdaq, there can be no assurance that the Ordinary Shares will be considered readily tradable on an established securities market in future years. Finally, no assurances can be provided that PubCo is or will be eligible for the benefits under the U.S.-Swiss double Tax treaty. U.S. Holders should consult their Tax advisors regarding the availability of such lower rate for any dividends paid with respect to Ordinary Shares.

Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Ordinary Shares and Warrants

Subject to the PFIC rules described below, a U.S. Holder generally will recognize capital gain or loss on the sale or other taxable disposition of Ordinary Shares or warrants in an amount equal to the difference between the amount realized on the disposition and such U.S. Holder’s adjusted Tax basis in such Ordinary Shares or Warrants. Any such capital gain or loss generally will be long-term capital gain or loss if the U.S. Holder’s holding period for such ordinary shares or warrants exceeds one year. Long-term capital gain realized by a non-corporate U.S. Holder is currently eligible to be taxed at reduced rates. The deduction of capital losses is subject to certain limitations.

Exercise, Lapse or Redemption of a Warrant

Subject to the PFIC rules described below, a U.S. Holder generally will not recognize gain or loss upon the acquisition of a PubCo Ordinary Share on the exercise of a Warrants for cash. A U.S. Holder’s Tax basis in a PubCo Ordinary Share received upon exercise of the Warrants for cash generally will be an amount equal to the sum of the U.S. Holder’s Tax basis in the Warrants exchanged therefor and the exercise price. The U.S. Holder’s holding period for a PubCo Ordinary Share received upon such exercise of the Warrants will begin on the date following the date of exercise (or possibly the date of exercise) of the Warrants and will not include the period during which the U.S. Holder held the Warrants. If a Warrants is allowed to lapse unexercised, a U.S. Holder generally will recognize a capital loss equal to such holder’s Tax basis in the Warrants.

The Tax consequences of a cashless exercise of a warrant are not clear under current law. Subject to the PFIC rules discussed below, a cashless exercise may not be taxable, either because the exercise is not a realization event or because the exercise is treated as a “recapitalization” for U.S. federal income Tax purposes. Although we expect a U.S. Holder’s cashless exercise of our warrants (including after we provide notice of our intent to redeem warrants for cash) to be treated as a recapitalization, a cashless exercise could alternatively be treated as a taxable exchange in which gain or loss would be recognized.

In either tax-free situation, a U.S. Holder’s Tax basis in the Ordinary Shares received generally would equal the U.S. Holder’s Tax basis in the Warrants. If the cashless exercise is not treated as a realization event, it is unclear whether a U.S. Holder’s holding period for the PubCo Ordinary Share will commence on the date of exercise of the warrant or the day following the date of exercise of the warrant. If the cashless exercise is treated as a recapitalization, the holding period of the Ordinary Shares would include the holding period of the warrants.

It is also possible that a cashless exercise may be treated in part as a taxable exchange in which gain or loss would be recognized. In such event, a portion of the Warrants to be exercised on a cashless basis could, for U.S. federal income Tax purposes, be deemed to have been surrendered in consideration for the exercise price of the remaining Warrants, which would be deemed to be exercised. For this purpose, a U.S. Holder may be deemed to have surrendered a number of Warrants having an aggregate value equal to the exercise price for the total number of warrants to be deemed exercised. Subject to the PFIC rules discussed below, the U.S. Holder would recognize capital gain or loss in an amount equal to the difference between the exercise price for the total number of warrants deemed exercised and the U.S. Holder’s Tax basis in such Warrants. In this case, a U.S. Holder’s Tax basis in the Ordinary Shares received would equal the U.S. Holder’s Tax basis in the Warrants exercised plus (or minus) the gain (or loss) recognized with respect to the surrendered warrants. It is unclear whether a U.S. Holder’s holding period for the Ordinary Shares would commence on the date of exercise of the warrant or the day following the date of exercise of the warrant.

Due to the absence of authority on the U.S. federal income Tax treatment of a cashless exercise, there can be no assurance which, if any, of the alternative Tax consequences and holding periods described above would be adopted by the IRS or a court of law. Accordingly, a U.S. Holder should consult its Tax advisor regarding the Tax consequences of a cashless exercise.

Subject to the PFIC rules described below, if PubCo redeems warrants for cash or purchases warrants in an open market transaction, such redemption or purchase generally will be treated as a taxable disposition to the U.S. Holder, taxed as described above under “—Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Ordinary Shares and Warrants.”

Possible Constructive Distributions

The terms of each Warrants provide for an adjustment to the number of Ordinary Shares for which the Warrants may be exercised or to the exercise price of the warrant in certain events, as discussed in the section of this prospectus captioned “Description of PubCo Securities — Warrants and Rights.” An adjustment which has the effect of preventing dilution generally is not taxable. The U.S. Holders of the Warrants would, however, be treated as receiving a constructive distribution from PubCo if, for example, the adjustment increases such U.S. Holders’ proportionate interest in our assets or earnings and profits (e.g. through an increase in the number of Ordinary Shares that would be obtained upon exercise or through a decrease to the exercise price of a Warrants) as a result of a distribution of cash or other property to the holders of Ordinary Shares which is taxable to the U.S. Holders of such Ordinary Shares as described under “— Taxation of Distributions” above. Such constructive distribution would be subject to Tax as described under that section in the same manner as if the U.S. Holders of the warrants received a cash distribution from us equal to the fair market value of such increased interest, and would increase a U.S. Holder’s adjusted Tax basis in its Warrants to the extent that such distribution is treated as a dividend.

Passive Foreign Investment Company Status

The treatment of U.S. Holders of Ordinary Shares and Warrants could be materially different from that described above if SPAC or PubCo is or was treated as a passive foreign investment company (“PFIC”) for U.S. federal income Tax purposes.

A non-U.S. corporation will be classified as a PFIC for U.S. federal income Tax purposes if either (i) at least 75% of its gross income in a taxable year, including its pro rata share of the gross income of any corporation in which it is considered to own at least 25% of the shares by value, is passive income or (ii) at least 50% of its assets in a taxable year (ordinarily determined based on fair market value and averaged quarterly over the year), including its pro rata share of the assets of any corporation in which it is considered to own at least 25% of the shares by value, are held for the production of, or produce, passive income. Passive income generally includes dividends, interest, rents and royalties (other than rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of passive assets.

PubCo is not expected to be treated as a PFIC for U.S. federal income Tax purposes, but this conclusion is a factual determination made annually and, thus, is subject to change. With certain exceptions, the Ordinary Shares would be treated as stock in a PFIC with respect to a U.S. Holder if PubCo (or its predecessor SPAC) were a PFIC at any time during a U.S. Holder’s holding period in such U.S. Holder’s PubCo or SPAC Ordinary Shares. Although SPAC likely met one or both of the PFIC tests described above in its first taxable year, it may qualify for an exception under which a corporation will not be treated as a PFIC for the first taxable year in which it has gross income. There can be no assurance, however, that PubCo and SPAC will not be treated as a PFIC for any taxable year or at any time during a U.S. Holder’s holding period.

If SPAC is determined to be a PFIC with respect to a U.S. Holder who received Ordinary Shares or Warrants in connection with the SPAC Reorganization and such U.S. Holder did not make either a qualified electing fund (“QEF”) election for SPAC’s first taxable year as a PFIC in which such U.S. Holder held (or was deemed to hold) such shares, a QEF election along with an applicable purging election, or a mark-to-market election with respect to its SPAC Ordinary Shares or SPAC Warrants, then although not free from doubt, PubCo would also be treated as a PFIC as to such U.S. Holder with respect to such Ordinary Shares or Warrants even if PubCo did not meet the test for PFIC status unless such U.S. Holder makes a purging election with respect to its shares. Under one type of purging election, the U.S. Holder will be deemed to have sold such shares at their fair market value and any gain recognized on such deemed sale will be treated as an excess distribution, as described below. As a result of this election, the U.S. Holder will have additional basis (to the extent of any gain recognized in the deemed sale) and, solely for purposes of the PFIC rules, a new holding period in such holder’s Ordinary Shares. In the absence of a purging election, such U.S. Holder would be treated for purposes of the PFIC rules as if it held such Ordinary Shares and Warrants for a period that includes its holding period for the SPAC Ordinary Shares and SPAC Warrants exchanged therefor, respectively. However, PubCo does not expect to furnish U.S. Holders with the Tax information necessary to enable a U.S. Holder to make a QEF election. In addition, an election for mark-to-market treatment is unlikely to be available to mitigate any adverse Tax consequences with respect to a subsidiary that is also a PFIC. U.S. Holders are urged to consult their Tax advisors regarding the application of the purging elections rules to their particular circumstances.

If SPAC or PubCo is determined to be a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. Holder of Ordinary Shares or Warrants and, in the case of Ordinary Shares, the U.S. Holder did not make an applicable PFIC Election, such U.S. Holder generally would be subject to special and adverse rules with respect to (i) any gain recognized by the U.S. Holder on the sale or other disposition of its Ordinary Shares or Warrants and (ii) any “excess distribution” made to the U.S. Holder (generally, any distributions to such U.S. Holder during a taxable year of the U.S. Holder that are greater than 125% of the average annual distributions received by such U.S. Holder in respect of the Ordinary Shares during the three preceding taxable years of such U.S. Holder or, if shorter, such U.S. Holder’s holding period for the Ordinary Shares).

Under these rules:

●	the U.S. Holder’s gain or excess distribution will be allocated ratably over the U.S. Holder’s holding period for the Ordinary Shares or Warrants (including any portion of such holding period prior to the Mergers);

●	the amount allocated to the current taxable year, and any taxable years in the U.S. Holder’s holding period prior to the first taxable year in which we are treated as a PFIC, will be taxable as ordinary income;

●	the amount allocated to other taxable years (or portions thereof) of the U.S. Holder and included in its holding period will be taxed at the highest Tax rate in effect for that year and applicable to the U.S. Holder; and

●	an additional Tax equal to the interest charge generally applicable to underpayments of Tax will be imposed on the U.S. Holder with respect to the Tax attributable to each such other taxable year of the U.S. Holder.

If PubCo is a PFIC and, at any time, has a non-U.S. subsidiary that is classified as a PFIC, a U.S. Holder generally would be deemed to own a portion of the shares of such lower-tier PFIC, and generally could incur liability for the deferred Tax and interest charge described above if PubCo (or a subsidiary of PubCo) receives a distribution from, or disposes of all or part of its interest in, the lower-tier PFIC or the U.S. Holders otherwise were deemed to have disposed of an interest in the lower-tier PFIC. U.S. Holders are urged to consult their Tax advisors regarding the Tax issues raised by lower-tier PFICs.

In general, a U.S. Holder may avoid the adverse PFIC Tax consequences described above in respect of the Ordinary Shares (but not the Warrants) by making and maintaining a timely and valid QEF election (if eligible to do so) to include in income its pro rata share of PubCo’s net capital gains (as long-term capital gain) and other earnings and profits (as ordinary income), on a current basis, in each case whether or not distributed, in the taxable year of the U.S. Holder in which or with which PubCo’s taxable year ends. In order to comply with the requirements of a QEF election, a U.S. Holder must receive a PFIC Annual Information Statement from us. However, PubCo does not expect to furnish U.S. Holders with the Tax information necessary to enable a U.S. Holder to make a QEF election.

Alternatively, if PubCo is a PFIC and the Ordinary Shares constitute “marketable stock,” a U.S. Holder may avoid the adverse PFIC Tax consequences discussed above if such U.S. Holder, at the close of the first taxable year in which it holds (or is deemed to hold) the Ordinary Shares, makes a mark-to-market election with respect to such shares for such taxable year. Such U.S. Holder generally will include for each of its taxable years as ordinary income the excess, if any, of the fair market value of its Ordinary Shares at the end of such year over its adjusted basis in its Ordinary Shares. The U.S. Holder also will recognize an ordinary loss in respect of the excess, if any, of its adjusted basis of its Ordinary Shares over the fair market value of its Ordinary Shares at the end of its taxable year (but only to the extent of the net amount of previously included income as a result of the mark-to-market election). The U.S. Holder’s basis in its Ordinary Shares will be adjusted to reflect any such income or loss amounts, and any further gain recognized on a sale or other taxable disposition of its Ordinary Shares will be treated as ordinary income. Currently, a mark-to-market election may not be made with respect to Warrants.

The mark-to-market election is available only for “marketable stock,” generally, stock that is regularly traded on a national securities exchange that is registered with the SEC, including Nasdaq (on which the Ordinary Shares are currently listed), or on a foreign exchange or market that the IRS determines has rules sufficient to ensure that the market price represents a legitimate and sound fair market value. Moreover, a mark-to-market election made with respect to Ordinary Shares would not apply to a U.S. Holder’s indirect interest in any lower tier PFICs in which PubCo owns shares. U.S. Holders should consult their Tax advisors regarding the availability and Tax consequences of a mark-to-market election with respect to the Ordinary Shares under their particular circumstances.

A U.S. Holder that owns (or is deemed to own) shares in a PFIC during any taxable year of the U.S. Holder, may have to file an IRS Form 8621 and such other information as may be required by the U.S. Treasury Department. Failure to do so, if required, will extend the statute of limitations until such required information is furnished to the IRS.

The rules dealing with PFICs are very complex and are affected by various factors in addition to those described above. Accordingly, U.S. Holders of the Ordinary Shares and Warrants should consult their Tax advisors concerning the application of the PFIC rules to PubCo Securities under their particular circumstances.

Information Reporting and Backup Withholding

Dividend payments (including constructive dividends) with respect to Ordinary Shares and proceeds from the sale, exchange or redemption of PubCo Securities made or paid within the United States or through certain U.S.-related financial intermediaries may be subject to information reporting to the IRS and possible United States backup withholding. Backup withholding (currently at a rate of 24%) will not apply, however, to a U.S. Holder who furnishes a correct taxpayer identification number (generally on an IRS Form W-9 provided to the paying agent of the U.S. Holder’s broker) and makes other required certifications, or who is otherwise exempt from backup withholding and establishes such exempt status. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or credit against a holder’s U.S. federal income Tax liability, if any, provided the required information is timely furnished to the IRS.

Certain U.S. Holders holding specified foreign financial assets with an aggregate value in excess of an applicable dollar threshold are required to report information to the IRS relating to PubCo Securities, subject to certain exceptions (including an exception for PubCo Securities held in an account maintained with a U.S. financial institution), by attaching a complete IRS Form 8938, Statement of Specified Foreign Financial Assets, with their Tax return, for each year in which they hold PubCo Securities.

Swiss Tax Considerations

The following description is not intended to constitute a complete analysis of all Tax consequences relating to the ownership or disposition of our shares. You should consult your own Tax advisor concerning the Tax consequences of your particular situation, as well as any Tax consequences that may arise under the Laws of any state, local, foreign, including Swiss, or other taxing jurisdiction. Moreover, only potential Tax consequences from the perspective of the shareholders of the Company are outlined.

This summary of material Swiss Tax consequences is based on Swiss Law and regulations and the practice of the Swiss Tax administration as in effect on the date hereof, all of which are subject to change (or subject to changes in interpretation), possibly with retroactive effect. The summary does not purport to take into account the specific circumstances of any particular Company Shareholder or potential investor and does not relate to persons in the business of buying and selling ordinary shares or other securities. The summary is not intended to be, and should not be interpreted as, legal or Tax advice to any particular potential Company Shareholder/s, and no representation with respect to the Tax consequences to any particular Company Shareholder/s is made.

Current and prospective Company Shareholders are advised to consult their own Tax advisers in light of their particular circumstances as to the Swiss Tax Laws, regulations and regulatory practices that could be relevant for them in connection with the acquiring, owning and selling or otherwise disposing of Ordinary Shares and receiving dividends and similar cash or in-kind distributions on Ordinary Shares (including dividends on liquidation proceeds and stock dividends) or distributions on Ordinary Shares based upon a capital reduction (Nennwertrückzahlungen) or reserves paid out of capital contributions (Reserven aus Kapitaleinlagen) and the consequences thereof under the Tax Laws, regulations and regulatory practices of Switzerland.

Taxation of the Company

The Company is a Swiss based company, subject to taxation in the Canton of Zurich. The Company is taxed at a current effective income tax rate of approximately 19.6% (including direct federal as well as cantonal/communal Taxes). In addition, an annual capital tax rate of approximately 0.17% is levied on the net equity of the Company.

Swiss Federal Withholding Tax on Dividends and other Distributions

Dividend payments and similar cash or in-kind distributions on the Ordinary Shares (including dividends on liquidation proceeds and stock dividends) that the Company makes to Company Shareholders are subject to Swiss federal withholding Tax (Verrechnungssteuer) at a rate of 35% on the gross amount of the dividend. The Company is required to withhold the Swiss federal withholding Tax from the dividend and remit it to the Swiss Federal Tax Administration. Distributions based on a capital reduction (Nennwertrückzahlungen) and distributions paid out of capital contribution reserves (Reserven aus Kapitaleinlagen), that have been confirmed by the Swiss Federal Tax Administration (the “SFTA”) as such reserves for Swiss tax purposes, are not subject to Swiss federal withholding tax.

Regarding the distribution of capital contribution reserves (Reserven aus Kapitaleinlagen) it should be noted that the Company as a listed company is not free to decide how to divide dividend distributions between distributions of capital contribution reserves (Reserven aus Kapitaleinlagen) that are exempt from Swiss federal withholding tax and distributions of other reserves that are subject to Swiss federal withholding tax. In the event of a future dividend distribution by the Company, other reserves must be distributed at least to the same extent as capital contribution reserves (so-called 50%/50% rule for the distribution of capital contribution reserves by a listed company). However, this only applies as long as and to the extent that other reserves are available for distribution at the level of the Company.

The redemption of Ordinary Shares may under certain circumstances (in particular, if the Ordinary Shares in the Company are redeemed for subsequent cancellation) be taxed as a partial liquidation for Swiss federal withholding Tax purposes, with the consequence that the difference between the repurchase price and the nominal value of the shares (Nennwertprinzip) plus capital contribution reserves (Reserven aus Kapitaleinlagen) is subject to Swiss federal withholding tax.

The Swiss federal withholding Tax is refundable or creditable in full to a Swiss Tax resident corporate and individual Company Shareholder as well as to a non-Swiss Tax resident corporate or individual shareholder who holds Ordinary Shares as part of a trade or business carried on in Switzerland through a permanent establishment or fixed place of business situated for Tax purposes in Switzerland, if such person is the beneficial owner of the distribution and, in the case of a Swiss Tax resident individual who holds Ordinary Shares as part of his private assets, duly reports the gross distribution received in his individual income Tax return or, in the case of a person who holds the Ordinary Shares as part of a trade or business carried on in Switzerland through a permanent establishment or fixed place of business situated for Tax purposes in Switzerland, recognizes the gross dividend distribution for Tax purposes as earnings in the income statements and reports the annual profit in the Swiss income Tax return.

If a Company Shareholder who is not a Swiss resident for Tax purposes and does not hold Ordinary Shares in connection with the conduct of a trade or business in Switzerland through a permanent establishment or fixed place of business situated, for Tax purposes, in Switzerland, receives a distribution from the Company, the Company Shareholder may be entitled to a full or partial refund or credit of Swiss federal withholding Tax incurred on a taxable distribution if the country in which such Company Shareholder is resident for Tax purposes has entered into a treaty for the avoidance of double taxation with Switzerland and the further prerequisites of the treaty for a refund have been met. Company Shareholders not resident in Switzerland should be aware that the procedures for claiming treaty benefits (and the time required for obtaining a refund or credit) may differ from country to country.

Individual and Corporate Income Tax on Dividends

Swiss resident individuals holding Ordinary Shares as part of their private assets who receive dividends and similar distributions (including stock dividends and liquidation proceeds), which are neither repayments of the nominal value (Nennwertrückzahlungen) of the Ordinary Shares nor reserves paid out of capital contributions (Reserven aus Kapitaleinlagen), that have been confirmed by the SFTA as such reserves for Swiss tax purposes, are required to report such payments in their individual income Tax returns and are liable to Swiss federal, cantonal and communal income Taxes on any net taxable income for the relevant Tax period. Furthermore, for the purpose of the Direct Federal Tax, dividends, shares in profits, liquidation proceeds and pecuniary benefits from shares (including bonus shares) are included in the Tax base for only 70% of their value (Teilbesteuerung), if the investment amounts to at least 10% of nominal share capital of the Company. All Swiss cantons have introduced partial taxation measures at cantonal and communal levels.

Swiss resident individuals as well as non-Swiss resident individual taxpayers holding Ordinary Shares in connection with the conduct of a trade or business in Switzerland through a permanent establishment or fixed place of business situated, for Tax purposes, in Switzerland, are required to recognize dividends, distributions based upon a capital reduction (Nennwertrückzahlungen) and reserves paid out of capital contributions (Reserven aus Kapitaleinlagen) in their income statements for the relevant Tax period and are liable to Swiss federal, cantonal and communal individual or corporate income Taxes, as the case may be, on any net taxable earnings accumulated (including the payment of dividends) for such period. Furthermore, for the purpose of the Direct Federal Tax, dividends, shares in profits, liquidation proceeds and pecuniary benefits from shares (including bonus shares) are included in the Tax base for only 70% (Teilbesteuerung), if the investment is held in connection with the conduct of a trade or business or qualifies as an opted business asset (gewillkürtes Geschäftsvermögen) according to Swiss Tax Law and amounts to at least 10% of nominal share capital of the Company. All cantons have introduced partial taxation measures at cantonal and communal levels.

Swiss resident corporate taxpayers as well as non-Swiss resident corporate taxpayers holding the Ordinary Shares in connection with the conduct of a trade or business through a permanent establishment or fixed place of business situated, for Tax purposes, in Switzerland, are required to recognize dividends, distributions based upon a capital reduction (Nennwertrückzahlungen) and reserves paid out of capital contributions (Reserven aus Kapitaleinlagen) in their income statements for the relevant Tax period and are liable to Swiss federal, cantonal and communal corporate income Taxes on any net taxable earnings accumulated for such period. Swiss resident corporate taxpayers as well as non-Swiss resident corporate taxpayers holding the Ordinary Shares in connection with the conduct of a trade or business through a permanent establishment or fixed place of business situated, for Tax purposes, in Switzerland may be eligible for participation relief (Beteiligungsabzug) in respect of dividends and distributions based upon a capital reduction (Nennwertrückzahlungen) and reserves paid out of capital contributions (Reserven aus Kapitaleinlagen) if the ordinary shares held by them as part of a Swiss business have an aggregate market value of at least CHF 1 million or represent at least 10% of the nominal share capital of the Company or give entitlement to at least 10% of the profits and reserves of the Company, respectively.

Recipients of dividends and similar distributions on Ordinary Shares (including stock dividends and liquidation proceeds) who neither are residents of Switzerland nor during the current taxation year have engaged in a trade or business in Switzerland and who are not subject to taxation in Switzerland for any other reason are not subject to Swiss federal, cantonal or communal individual or corporate income Taxes in respect of dividend payments and similar distributions because of the mere holding of the Ordinary Shares.

Wealth and Annual Capital Tax on Holding of Ordinary Shares or Warrants

Swiss resident individuals and non-Swiss resident individuals holding Ordinary Shares and/or Warrants in connection with the conduct of a trade or business in Switzerland through a permanent establishment or fixed place of business situated, for Tax purposes, in Switzerland, are required to report their ordinary shares as part of their wealth and will be subject to cantonal and communal wealth Tax to the extent the aggregate taxable net wealth is allocable to Switzerland.

Swiss resident corporate taxpayers and non-Swiss resident corporate taxpayers holding Ordinary Shares and/or Warrants in connection with the conduct of a trade or business in Switzerland through a permanent establishment or fixed place of business situated, for Tax purposes, in Switzerland, will be subject to cantonal and communal annual capital Tax on the taxable capital to the extent the aggregate taxable capital is allocable to Switzerland.

Individuals and corporate taxpayers not resident in Switzerland for Tax purposes and not holding Ordinary Shares and/or Warrants in connection with the conduct of a trade or business in Switzerland through a permanent establishment or fixed place of business situated, for Tax purposes, in Switzerland, are not subject to wealth or annual capital Tax in Switzerland because of the mere holding of Ordinary Shares and/or Warrants.

Capital Gains on Disposal of Ordinary Shares or Warrants

Swiss resident individuals who sell or otherwise dispose of Ordinary Shares and/or Warrants realize a tax-free capital gain, or a non-Tax deductible capital loss, as the case may be, provided that they hold the Ordinary Shares and/or Warrants, as part of their private assets. Under certain circumstances, the sale proceeds may be requalified into taxable investment income (e.g., if the taxpayer is deemed to be a professional securities dealer).

Capital gains realized on the sale of Ordinary Shares and/or Warrants held by Swiss resident individuals, Swiss resident corporate taxpayers as well as non-Swiss resident individuals and corporate taxpayers holding Ordinary Shares and/or Warrants in connection with the conduct of a trade or business in Switzerland through a permanent establishment or fixed place of business situated, for Tax purposes, in Switzerland, will be subject to Swiss federal, cantonal and communal individual or corporate income tax, as the case may be. This also applies to Swiss resident individuals who, for individual income Tax purposes, are deemed to be professional securities dealers for reasons of, inter alia, frequent dealing and debt-financed purchases. Capital gains realized by resident individuals who hold Ordinary Shares as business assets might be entitled to reductions or partial taxations similar to those mentioned above for dividends (Teilbesteuerung) if certain conditions are met (e.g., holding period of at least one year and participation of at least 10% of nominal share capital of the Company).

Swiss resident corporate taxpayers as well as non-Swiss resident corporate taxpayers holding Ordinary Shares and/or Warrants in connection with the conduct of a trade or business, through a permanent establishment or fixed place of business situated, for Tax purposes, in Switzerland, are required to recognize such capital gain in their income statements for the relevant Tax period. Corporate taxpayers may qualify for participation relief on capital gains (Beteiligungsabzug), if the Ordinary Shares sold during the Tax period represent at least 10% of the Company’s share capital or if the Ordinary Shares sold give entitlement to at least 10% of the Company’s profits and reserves and were held for at least one year. The Tax relief applies to the difference between the sale proceeds of Ordinary Shares by the Company and the acquisition costs of the participation (Gestehungskosten).

Individuals and corporations not resident in Switzerland for Tax purposes and not holding Ordinary Shares and/or Warrants in connection with the conduct of a trade or business in Switzerland through a permanent establishment or fixed place of business situated, for Tax purposes, in Switzerland, are not subject to Swiss federal, cantonal and communal individual income or corporate income tax, as the case may be, on capital gains realized on the sale of Ordinary Shares and/or Warrants.

Gift and Inheritance Tax

Transfers of Ordinary Shares and/or Warrants may be subject to cantonal and/or communal inheritance or gift Taxes if the deceased or the donor or the recipient were resident in a Canton levying such Taxes.

Swiss Issuance Stamp Duty

The Company is subject to paying to the Swiss Federal Tax Administration a 1% Swiss federal issuance stamp Tax (Emissionsabgabe) on any increase of the nominal share capital of the Company (including capital surplus) or any other equity contributions received by the Company (with or without issuance of shares). Certain costs incurred in connection with the issuance of shares (if any) may be deductible. There are several exemptions from issuance stamp Tax that may apply under certain circumstances (e.g., certain intercompany reorganizations).

Swiss Securities Transfer Tax

The purchase or sale (or other financial transfer) of Ordinary Shares, whether by Swiss residents or non-Swiss residents, may be subject to Swiss securities transfer Tax of up to 0.15%, calculated on the purchase price or the proceeds if the purchase or sale occurs through or with a bank or other securities dealer in Switzerland or Liechtenstein as defined in the Swiss Federal Stamp Duty Act as an intermediary or party to the transaction unless an exemption applies.

Automatic Exchange of Information in Tax Matters

On November 19, 2014, Switzerland signed the multilateral competent authority agreement on the automatic exchange of financial account information, which is intended to ensure the uniform implementation of automatic exchange of information (the “AEOI”).

The AEOI is being introduced in Switzerland through bilateral agreements or multilateral agreements. Switzerland has concluded a multilateral agreement with the EU on the AEOI in Tax matters, or the AEOI Agreement. This AEOI Agreement entered into force as of January 1, 2017 and applies to all 28 member states as well as Gibraltar. Furthermore, on January 1, 2017, the multilateral competent authority agreement on the automatic exchange of financial account information and, based on such agreement, a number of bilateral AEOI agreements with other jurisdictions entered into force. The Federal Act on the International Automatic Exchange of Information in Tax Matters, or the AEOI Act, which is the primary legal basis for the implementation of the AEOI standard in Switzerland, entered into force on January 1, 2017 as well.

Based on such multilateral agreements and bilateral agreements and the implementing Laws of Switzerland, Switzerland collects data in respect of financial assets, which may include ordinary shares, held in, and income derived thereon and credited to, accounts or deposits with a paying agent in Switzerland for the benefit of individuals resident in an EU member state or in a treaty state since 2017, and exchanges it since 2018. Switzerland has signed and is expected to sign further bi- or multilateral AEOI in Tax matter agreements with other countries, which entered into force on January 1, 2018 or January 1, 2019 or will enter into force at a later date.

A list of such multilateral agreements and bilateral agreements of Switzerland in effect or signed and becoming effective can be found on the website of the State Secretariat for International Finance (SIF).

On February 27, 2019, the Federal Council initiated the consultation on the revision of the AEOI Act and AEOI Ordinance. The consultation proposal takes account of recommendations from the Global Forum on Transparency and Exchange of Information for Tax Purposes. They concern, among other things, certain due diligence and registration obligations, the maintenance of a document retention obligation for reporting Swiss financial institutions, as well as definitions thereunder. Some exceptions have also been removed or adapted. The amendments to the AEOI Act and AEOI Ordinance entered into force on January 1, 2021. Further revisions of the AEOI Act and the AEOI Ordinance concerning the Common Reporting Standard are expected in June 2024 and to be implemented in 2026. It is expected that he amendments include a revision of the Common Reporting Standard (CRS) for financial accounts and the addition of a new Crypto-Asset Reporting Framework (CARF).

Swiss Facilitation of the Implementation of the U.S. Foreign Account Tax Compliance Act

Switzerland has concluded an intergovernmental agreement with the U.S. to facilitate the implementation of the Foreign Account Tax Compliance Act (FATCA). The agreement ensures that the accounts held by U.S. persons with Swiss financial institutions are disclosed to the U.S. Tax authorities either with the consent of the account holder or by means of group requests within the scope of administrative assistance. Information will not be transferred automatically in the absence of consent, and instead will be exchanged only within the scope of administrative assistance on the basis of the double taxation agreement between the U.S. and Switzerland. On September 20, 2019, the protocol of amendment to the double taxation treaty between the U.S. and Switzerland entered into force, allowing U.S. competent authority in accordance with the information reported in aggregated form to request all the information on U.S. accounts without a declaration of consent and on nonconsenting nonparticipating financial institutions.

Implementation of the OECD Global Minimum Tax in Switzerland

In light of the OECD Base erosion and profit shifting initiative, Switzerland has introduced by means of an ordinance the OECD global minimum Tax rate for large multinational enterprises. The people and cantons approved the necessary constitutional amendment in a popular vote on June 18, 2023. During its meeting on December 22, 2023, the Federal Council decided to implement the minimum Tax rate with the introduction of a supplementary Tax in Switzerland from January 1, 2024, and in its meeting on September 4, 2024 the Federal Council decided to additionally implement the international minimum Tax from January 1, 2025. Based on such ordinance large multinational enterprises with global turnover of at least EUR 750 million which are effectively taxed below 15% will be liable to a top-up Tax (Ergänzungssteuer) up to 15% minimum taxation, in line with the OECD framework for the Qualified Domestic Minimum Top-up Tax and the Income Inclusion Rule.

EACH PROSPECTIVE INVESTOR SHOULD CONSULT ITS OWN TAX ADVISOR REGARDING THE PARTICULAR SWISS TAX CONSEQUENCES OF PURCHASING, HOLDING AND DISPOSING OF OUR ORDINARY SHARES, INCLUDING THE CONSEQUENCES OF ANY PROPOSED CHANGE IN APPLICABLE LAWS.

EXPENSES RELATING TO THIS OFFERING

Set forth below is an itemization of the total expenses that we expect to incur in connection with this offering. With the exception of the SEC registration fee, all amounts are estimates.

Securities and Exchange Commission Registration Fee	USD$	6,835.95
Legal Fees and Expenses	USD$	75,000
Accounting Fees and Expenses	USD$	20,000
Miscellaneous Expenses	USD$	10,000
Total Expenses	USD$	111,835.95

LEGAL MATTERS

The validity of the issuance of the shares offered in this prospectus and certain other matters of Swiss law will be passed upon for us by Walder Wyss Ltd. Katten Muchin Rosenman LLP, Chicago, Illinois, is acting as counsel in connection with the registration of our securities under the Securities Act, and as such, will pass upon the validity of the securities offered in this prospectus.

EXPERTS

The historical financial statements of Voyager Acquisition Corp. as of and for the years ended December 31, 2025 and 2024 are included directly in this prospectus solely to support the Voyager historical financial information used in the unaudited pro forma condensed combined financial information included in this prospectus under “Unaudited Pro Forma Condensed Combined Financial Information.” Such Voyager financial statements and related notes have been audited by WithumSmith+Brown, PC (PCAOB ID Number 100), an independent registered public accounting firm, given upon their authority as experts in accounting and auditing.

The consolidated financial statements of Veraxa Biotech AG as of and for the years ended December 31, 2025 and 2024 are included directly in this prospectus. Such financial statements have been audited by Grassi & Co., CPAs, P.C., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The financial statements of Veraxa Biotech Holding AG as of December 31, 2025 and for the period from June 25, 2025 (inception) through December 31, 2025 are included directly in this prospectus. Such financial statements have been audited by Grassi & Co., CPAs, P.C., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

INTERESTS OF EXPERTS AND COUNSEL

None of the named experts or legal counsel was employed on a contingent basis, owns an amount of shares in our company which is material to that person, or has a material, direct or indirect economic interest in our company or that depends on the success of the offering.

ENFORCEMENT OF JUDGMENTS

We are incorporated under the Laws of the State of Switzerland and our registered office and domicile is located in Zurich, Switzerland. Moreover, a majority of our directors and executive officers are not residents of the United States, and all or a substantial portion of our assets are located outside the United States. As a result, it may not be possible for investors to effect service of process within the United States upon us or upon such persons or to enforce against them judgments obtained in U.S. courts, including judgments in actions predicated upon the civil liability provisions of the federal securities Laws of the United States.

We have been advised by our Swiss counsel that there is doubt as to the enforceability in Switzerland of original actions, or in actions for enforcement of judgments of U.S. courts, of civil liabilities to the extent predicated upon the federal and state securities Laws of the United States. Original actions against persons in Switzerland based solely upon the U.S. federal or state securities Laws are governed, among other things, by the principles set forth in the Swiss Federal Act on International Private Law. This statute provides that the application of provisions of non-Swiss Law by the courts in Switzerland shall be precluded if the result was incompatible with Swiss public policy. Also, mandatory provisions of Swiss Law may be applicable regardless of any other Law that would otherwise apply.

Switzerland and the United States do not have a treaty providing for reciprocal recognition and enforcement of judgments in civil and commercial matters. The recognition and enforcement of a judgment of the courts of the United States in Switzerland is governed by the principles set forth in the Swiss Federal Act on Private International Law. This statute provides in principle that a judgment rendered by a non-Swiss court may be enforced in Switzerland only if:

●	the non-Swiss court had jurisdiction pursuant to the Swiss Federal Act on Private International Law;

●	the judgment of such non-Swiss court has become final and non-appealable;

●	the judgment does not contravene Swiss public policy;

●	the court procedures and the service of documents leading to the judgment were in accordance with the due process of law; and

●	no proceeding involving the same position and the same subject matter was first brought in Switzerland, or adjudicated in Switzerland, or was earlier adjudicated in a third state and this decision is recognizable in Switzerland.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form F-1, including relevant exhibits and schedules under the Securities Act, covering the Ordinary Shares offered by this prospectus. You should refer to our registration statements and their exhibits and schedules if you would like to find out more about us and about the Ordinary Shares. This prospectus summarizes material provisions of contracts and other documents that we refer you to. Since the prospectus may not contain all the information that you may find important, you should review the full text of these documents.

As of the date of this prospectus, we are subject to periodic reporting and other informational requirements of the Exchange Act, as applicable to foreign private issuers. Accordingly, we are required to file reports, including annual reports on Form 20-F, and other information with the SEC. As a foreign private issuer, we are exempt from the rules of the Exchange Act prescribing the furnishing and content of proxy statements to shareholders under the federal proxy rules contained in Sections 14(a), (b) and (c) of the Exchange Act, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act.

The SEC maintains a website that contains reports, proxy statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov. The information on that website is not a part of this prospectus.

INDEX TO FINANCIAL STATEMENTS

VERAXA BIOTECH HOLDING AG

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To The Board of Directors and Stockholders of
Veraxa Biotech Holding AG

Opinion on the Financial Statements

We have audited the accompanying statement of financial position of Veraxa Biotech Holding AG (the “Company”) as of December 31, 2025, and the related statements of operations, changes in equity, and cash flows for the period from June 25, 2025 (inception) through December 31, 2025, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as December 31, 2025, in conformity with International Financial Reporting Standards as issued by the International Accounting Standards Board.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ GRASSI & CO., CPAs, P.C.

We have served as the Company’s auditor since 2025.

Jericho, New York

June 16, 2026

PCAOB ID Number 606

Veraxa Biotech Holding AG

Statement of Financial Position

As of December 31, 2025

In CHF	December 31, 2025
ASSETS
Cash	₣	101,000
Total Assets	₣	101,000

LIABILITIES AND EQUITY
Accrued expenses	₣	18,000
Due to related party		8,856
Advances-related parties		1,000
Total liabilities		27,856

EQUITY
Subscribed Capital		100,000
Accumulated deficit		(26,856)
Total shareholder’s deficit		73,144
TOTAL LIABILITIES AND EQUITY	₣	101,000

The accompanying notes are an integral part of these financial statements.

Veraxa Biotech Holding AG

Statement of Operations

For the period from June 25, 2025 (inception) Through December 31, 2025

In CHF
Formation expenses	₣	18,000
General and administrative expenses		8,856
Net loss	₣	(26,856)

Weighted average shares outstanding, basic and diluted		100,000

Loss per share, basic and diluted	₣	(0.27)

The accompanying notes are an integral part of these financial statements.

Veraxa Biotech Holding AG

Statement of Changes in Equity

For the period from June 25, 2025 (inception) Through December 31, 2025

	Subscribed Capital		Accumulated	Total
In CHF	Shares	Amount	Deficit	Equity
Balance, June 25, 2025 (inception)	-	$-	$-	$-
Initial contribution of capital	100,000	100,000	-	100,000
Net loss	-	-	(26,856)	(26,856)
Balance, December 31, 2025	100,000	$100,000	$(26,856)	$73,144

The accompanying notes are an integral part of these financial statements.

Veraxa Biotech Holding AG

Statement of Cash Flows

For the period from June 25, 2025 (inception) Through December 31, 2025

In CHF
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	₣	(26,856)
Adjustments to reconcile net loss to net cash provided by operating activities:
Accrued Expenses		18,000
Due to related party		8,856
Advances-related parties		1,000
Net cash provided by operating activities		1,000

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from initial capital contribution		100,000
Net cash provided by financing activities		100,000

NET CHANGE IN CASH		101,000
Cash, beginning of period		-
Cash, end of period	₣	101,000

The accompanying notes are an integral part of these financial statements.

Veraxa Biotech Holding AG

Notes to Financial Statements

For the period from June 25, 2025 (inception) Through December 31, 2025

Note 1 — Description of Organization and Business Operations

Business Operations

Veraxa Biotech Holding AG (the “PubCo”) is a Swiss Company formed by Voyager Acquisition Corp., a Cayman Islands exempted company (“SPAC”) on June 25, 2025 (inception). The PubCo has adopted a fiscal year-end of December 31. The PubCo was formed to be the surviving company in connection with a contemplated business combination between Veraxa Biotech AG (the “Company” or “Veraxa”) and SPAC, (see Note 3). The PubCo has no principal operations or revenue producing activities.

Note 2 — Significant Accounting Policies

Basis of Presentation

These financial statements have been prepared in accordance with the International Financial Reporting Standards (“IFRS”) issued by the International Accounting Standards Board (“IASB”), and in the presentation currency CHF, the Company’s functional currency. All amounts are in actual CHF unless otherwise stated.

Use of Estimates

The preparation of the accompanying financial statements in conformity with IFRS requires management to make certain estimates and assumptions that affect the reported amounts and disclosures of assets during the reporting period. Estimates are adjusted to reflect actual experience when necessary. There were no significant estimates for the period from June 25, 2025 (Inception) to December 31, 2025.

Cash

Cash is comprised of cash on hand and demand deposits which are subject to an insignificant risk of change in value.

Income Taxes

Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized. The Company currently does have any deferred tax assets. The PubCo’s management determined that Switzerland is the PubCo’s only major tax jurisdiction.

Ordinary shares

Ordinary shares are classified as equity.

Loss Per Share

The PubCo computes basic loss per share (“EPS”) by dividing net loss by the weighted average number of ordinary shares outstanding for the reporting period. Diluted earnings per share is calculated by dividing net loss by the weighted average number of ordinary share equivalents outstanding. During the periods when they are anti-dilutive, ordinary share equivalents, if any, are not considered in the computation. As of December 31, 2025, there were no anti-dilutive ordinary shares or ordinary share equivalents outstanding.

Fair Value measurement

The Company’s financial instruments include cash and accrued expenses. These are initially recorded at fair value and subsequently measured at cost, which is considered to approximate their fair value due to the short-term nature of such financial instruments.

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The guidance prioritizes the inputs used in measuring fair value into the following hierarchy:

●	Level 1: Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities;

●	Level 2: Quoted prices for similar assets and liabilities in active markets, quoted prices in markets that are not active, or inputs which are observable, either directly or indirectly, for substantially the full term of the asset or liability; or

●	Level 3: Prices or valuation techniques that require inputs that are both significant to the fair value measurement and unobservable (i.e., supported by little or no market activity).

To the extent that the valuation is based on models or inputs that are less observable or unobservable in the market, the determination of fair value requires more judgment. A financial instrument’s level within the fair value hierarchy is based on the lowest level of any input that is significant to the fair value measurement.

Recently issued accounting standards

Standards, amendments to published standards and interpretations that are not yet effective and have not been early adopted by the Company

●	Annual improvements to IFRS Accounting Standards, Volume 11

●	Contract Referencing Nature-Dependent Electricity - Amendments to IFRS 9 and IFRS 7

●	Classification and Measurement of Financial Instruments - Amendments to IFRS 9 and IFRS 7

●	Amendments to IFRS 18 – Presentation and Disclosure in Financial Statements

●	Amendments to IFRS 19 – Presentation and Disclosure in Financial Statements

The amendments listed above have been published but are not mandatory and have not been early adopted by the Company. These amendments are not expected to have a material impact on the entity in the current or future reporting periods and on foreseeable future transactions.

Note 3 — Related Party Transactions

Due to related party

During 2025, the Company incurred CHF 8,856 of expenses that were paid for by a related party. These expenses were for general operating expenses of the entity.

Advances – Related party

Since inception, the PubCo has received advances from its sole member of CHF 1,000 as an overpayment of the initial capital contribution. These amounts are interest free and due on demand.

Business Combination

On April 22, 2025, Voyager Acquisition Corp., a Cayman Islands exempted company (“SPAC”), entered into a Business Combination Agreement (as it may be amended, supplemented or otherwise modified from time to time, the “Business Combination Agreement”), with the “Company and Oliver Baumann, an individual, solely in his capacity as representative for the Company Shareholders. Pursuant to the terms of the Business Combination Agreement, Voyager Acquisition Sponsor Holdco LLC, a Delaware limited liability company (“Sponsor”), will form a public limited company organized under the Laws of Switzerland (“PubCo”), and PubCo will form an exempted company limited by shares incorporated under the laws of the Cayman Islands, to be a direct wholly owned subsidiary of PubCo (“Merger Sub” and, together with PubCo each, individually, an “Acquisition Entity”).

The Business Combination Agreement provides for, among other things, the following transactions: (i) SPAC will merge with and into Merger Sub, with Merger Sub as the surviving company in the merger and, after giving effect to such merger, continuing as a wholly owned subsidiary of PubCo (the “Initial Merger”), (ii) as soon as practicable, but not less than twenty-four hours following the completion of the Initial Merger, the Company will merge with and into PubCo, with PubCo as the surviving entity in the merger (the “Acquisition Merger”). The Initial Merger, the Acquisition Merger and the other transactions contemplated by the Business Combination Agreement are hereinafter referred to as the “Business Combination”. The Business Combination was consummated on June 10, 2026.

Note 4 — Share Capital

Holders of the PubCo’s ordinary shares are entitled to one vote for each share. On June 25, 2025, the PubCo issued 100,000 ordinary shares, CHF 1.00 par value for CHF 100,000.

Note 5 — Subsequent Events

Subsequent events have been evaluated through June 16, 2026, which represents the date the financial statements were available to be issued, and no events, other than those discussed below, have occurred through that date that would impact the financial statements.

Corporate Restructuring and Merger

On February 27, 2026, an Extraordinary General Meeting (EGM) unanimously approved the corporate merger by absorption of Veraxa Biotech AG (VBAG) into Veraxa Biotech Holding AG (VHAG). The merger became effective upon registration in the Zurich commercial register, with retroactive accounting and tax effectiveness from January 1, 2026. Following the merger, VBAG ceased to exist without liquidation, and the surviving entity (VHAG) officially changed its name to Veraxa Biotech AG.

As a result of the absorption, all of VBAG’s assets, totaling CHF 73,783,861, and liabilities, totaling CHF 20,108,070, were transferred to the Company. Independent auditors (BDO AG) confirmed the fairness of the valuation, which was determined using risk-adjusted net present value (DCF), market comparables, and transaction methods.

In conjunction with the merger, the Company’s statutes were completely revised to reflect a new capital structure and approved option plans. The following capital adjustments were executed:

●	Share Split: The Company’s initial share capital of CHF 100,000, previously representing 100,000 shares, was split into 11,325,000 shares.

●	Ordinary Capital Increase: The share capital was further increased by CHF 1,147,904, bringing the new total share capital to CHF 1,247,904.

●	Share Exchange: The Company issued 130,000,128 new shares to VBAG shareholders in exchange for 14,751,067 VBAG shares, establishing an exchange ratio of 8.81293 new shares per VBAG share. No cash compensation or special advantages were granted in this exchange.

●	Maximum Capital Increase: Authorization was granted for a maximum capital increase of up to CHF 223,400 through the issuance of up to 25,300,050 new shares.

●	Conditional Capital: Several tranches totaling over 40 million shares were approved as conditional capital to support future option exercises for shareholders, employees, and advisors. Existing employee option plans (VSOP) from prior to the merger will continue post-merger.

●	Capital Band: The Board of Directors is authorized to increase capital up to an additional CHF 623,952 (maximum 70,662,564 shares) until December 31, 2030.

Concurrent with the restructuring, a new Board of Directors was elected, consisting of Oliver Baumann (Chairman), Warren Hosseinion, Dr. Christoph Antz, Christoph Ziegler, and Marc Grüninger. BDO AG was elected as the statutory auditor.

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

Veraxa Biotech AG

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of
Veraxa Biotech AG

Opinion on the Financial Statements

We have audited the accompanying consolidated statements of financial position of Veraxa Biotech AG (the “Company”) as of December 31, 2025 and 2024, and the related consolidated statements of loss and other comprehensive loss, changes in equity, and cash flows for the years then ended, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2025 and 2024, and the results of its operations and its cash flows for the years then ended, in conformity with International Financial Reporting Standards as issued by the International Accounting Standards Board.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ GRASSI & CO., CPAs, P.C.

We have served as the Company’s auditor since 2025.

Jericho, New York

June 16, 2026

PCAOB ID Number 606

VERAXA BIOTECH AG

CONSOLIDATED STATEMENTS OF FINANCIAL POSITION

AS OF DECEMBER 31, 2025 AND 2024

(in CHF)

	Note	December 31, 2025		December 31, 2024
ASSETS
Property and equipment, net	4	₣	1,984,977	₣	1,961,792
Goodwill	5		22,848,728		22,848,728
Intangible assets, net	5		51,907,963		53,485,292
Right-of-Use lease assets	6		1,123,395		864,486
Other receivables - Long term			70,718		-
Total non-current assets			77,935,781		79,160,298

Other receivables			1,111,424		153,606
Other receivables - related party	11		58,927		21,268
Prepaid expenses and other current assets			100,243		68,814
Cash and cash equivalents			1,613,989		5,362,638
Total current assets			2,884,583		5,606,326
Total assets		₣	80,820,364	₣	84,766,624

Equity and liabilities
Equity
Subscribed capital	10	₣	14,751,067	₣	14,182,189
Capital reserve			68,252,651		48,959,480
Other reserve			(291,525)		(222,503)
Accumulated deficit			(98,478,340)		(31,864,350)
Total (deficit) equity			(15,766,147)		31,054,816

Noncurrent lease liabilities	6		883,553		708,082
Deferred tax liabilities	9		14,440,732		15,165,086
Contingent liabilities	13		2,898,873		2,099,705
Remuneration commitments (SARs)	13		71,749,543		33,192,793
Total non-current liabilities			89,972,701		51,165,666

Accounts payable			1,390,932		488,543
Accrued expenses	7		2,675,623		1,802,350
Current lease liabilities	6		257,095		156,403
Notes payable - related parties	11		1,000,000		-
Other current liabilities			1,290,160		98,846
Total current liabilities			6,613,810		2,546,142
Total liabilities			96,586,511		53,711,808
Total equity and liabilities		₣	80,820,364	₣	84,766,624

The accompanying notes are an integral part of these consolidated financial statements.

VERAXA BIOTECH AG

CONSOLIDATED STATEMENT OF LOSS AND OTHER COMPREHENSIVE LOSS

FOR THE YEARS ENDED DECEMBER 31, 2025 AND 2024

(in CHF)

CONSOLIDATED STATEMENT OF LOSS

		For the years ended December 31,
	Note	2025		2024
Revenue		₣	23,426	₣	-
Cost of goods sold			(7,965)		-
Gross profit			15,461		-

General and administrative expenses	2		(46,922,232)		(17,095,133)
Research and development expenses	2		(10,264,123)		(6,310,608)
Sales and marketing expenses	2		(6,948,456)		(3,635,658)
Depreciation and amortization expenses	4, 5		(2,097,225)		(1,876,482)
Operating loss			(66,216,575)		(28,917,881)

Change in fair value of contingent liabilities	13		(799,168)		(474,538)
Currency exchange gain (loss)			(41,545)		624,154
Other income			54,247		14,811
Finance expenses			(3,552)		(291)
Loss before taxes			(67,006,593)		(28,753,745)

Tax benefit	8		392,603		620,774
Net loss		₣	(66,613,990)	₣	(28,132,971)

Loss per share, basic and diluted		₣	(4.60)	₣	(2.00)
Weighted average shares outstanding, basic and diluted			14,474,974		14,051,547

CONSOLIDATED STATEMENT OF OTHER COMPREHENSIVE LOSS

		For the years ended December 31,
	Note	2025		2024
Net loss		₣	(66,613,990)	₣	(28,132,971)

Foreign operations - currency translation differences			(69,022)		(222,503)
Total reclassifiable amounts			(69,022)		(222,503)

Comprehensive Loss		₣	(66,683,012)	₣	(28,355,474)

The accompanying notes are an integral part of these consolidated financial statements.

VERAXA BIOTECH AG

CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY

FOR THE YEARS ENDED DECEMBER 31, 2025 AND 2024

(in CHF)

	Subscribed Capital		Capital Reserve		OCI		Accumulated Deficit		Total
Balance, December 31, 2024	₣	14,182,189	₣	48,959,480	₣	(222,503)	₣	(31,864,350)	₣	31,054,816
Loss for the period		-		-		-		(66,613,990)		(66,613,990)
Other result - currency conversion		-		-		(69,022)		-		(69,022)
Share based compensation in relation to ESOP		-		14,106,551		-		-		14,106,551
Proceeds from the issuance of share capital		568,878		6,288,524		-		-		6,857,402
Cost of share issuance		-		(1,101,904)		-		-		(1,101,904)
Balance, December 31, 2025	₣	14,751,067	₣	68,252,651	₣	(291,525)	₣	(98,478,340)	₣	(15,766,147)

	Subscribed Capital		Capital Reserve		OCI		Accumulated Deficit		Total
Balance, December 31, 2023	₣	13,409,213	₣	44,960,451	₣	489,459	₣	(3,731,379)	₣	55,127,744
Loss for the period		-		-		-		(28,132,971)		(28,132,971)
Other result - currency conversion		-		-		(711,962)		-		(711,962)
Proceeds from the issuance of share capital		244,433		2,398,325		-		-		2,642,758
Share based compensation in relation to ESOP		-		2,930,321		-		-		2,930,321
Share capital issued in connection with acquisitions		528,543		(528,543)		-		-		-
Cost of share issuance		-		(801,074)		-		-		(801,074)
Balance, December 31, 2024	₣	14,182,189	₣	48,959,480	₣	(222,503)	₣	(31,864,350)	₣	31,054,816

The accompanying notes are an integral part of these consolidated financial statements.

VERAXA BIOTECH AG

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2025 AND 2024

(in CHF)

	For the years ended December 31,
	2025		2024
Net loss	₣	(66,613,990)	₣	(28,132,971)
Depreciation and amortization		1,972,554		1,876,482
Share-based compensation expense		52,663,301		18,328,192
Non cash lease expense		181,893		-
Interest paid on lease liabilities		(24,105)		-
Change in fair value of contingent liabilities		799,168		474,538
Loss on disposal of assets		17,449		27,599
Unrealized loss(gain) on foreign currency translation		(76,700)		(732,328)
Other non-cash transactions
Accounts payable		902,389		(123,032)
Accrued expenses		873,273		907,859
Prepaid expenses and other current assets		(31,429)		199,459
Other receivables		(957,817)		104,155
Other receivables, related party		(37,659)		(21,268)
Other assets		(70,718)		-
Deferred taxes		(724,354)		-
Other current liabilities		1,224,416		(629,078)
Cash flow used in operating activities		(9,902,331)		(7,720,393)

Purchase of property, plant and equipment		(437,176)		(120,877)
Cash flow used in investing activities		(437,176)		(120,877)

Proceeds from the issue of equity instruments of the company, net of transaction costs		5,755,498		1,851,685
Proceeds from the issuance of notes payable - related parties		1,000,000		-
Payment of principal portion of lease liabilities		(164,640)		-
Cash flow provided by financing activities		6,590,858		1,851,685

Total change in cash and cash equivalents		(3,748,649)		(5,989,585)
Cash and cash equivalents at the beginning of the year		5,362,638		11,352,223
Cash and cash equivalents at the end of the year	₣	1,613,989	₣	5,362,638

Supplemental cash flow disclosures:
Initial recognition of lease liability and right-of-use asset	₣	440,802	₣	864,486

The accompanying notes are an integral part of these consolidated financial statements.

VERAXA BIOTECH AG

Notes to Consolidated Financial Statements

(in CHF)

1. General information, functional and presentation currency

Veraxa Biotech AG (the “Company”), is a Swiss Company, based in Zurich with a focus on antibody therapies in medicine. The Company is an oncology-focused biotechnology Company with a clinical program in acute myeloid leukemia and two proprietary platform technologies that enable the development of new generations of antibody drug conjugates (“ADC”s) and T cell engagers.

On February 15, 2021, Araxa Bioscience AG and VeLabs Therapeutics GmbH completed a contribution and merger agreement whereby the technology of ARAXA (technology for the modulation and development of antibodies) was combined with the technology of VeLabs (droplet-based microfluidic screening technology). As part of the contribution, 100% of the shares in both VeLabs and ARAXA were contributed in exchange for 11.5 million shares of the Company. In accordance with IFRS 3 VeLabs was identified as the accounting acquirer based on its activity and size.

On December 29, 2023, the Company acquired all shares in Synimmune GmbH. Synimmune is a spin-off of the Department of Immunology at the University of Tübingen, which active in the field of innovative and effective anti-tumor antibodies for the treatment of patients with life-threatening diseases specializing in so-called rare hematopoietic malignancies. The “drug candidate” is the antibody FLYSIN, which had successfully completed a Phase I clinical trial for the treatment of acute myeloid leukemia (“AML”).

On April 22, 2025, Voyager Acquisition Corp., a Cayman Islands exempted company (“SPAC”), entered into a Business Combination Agreement (as it may be amended, supplemented or otherwise modified from time to time, the “Business Combination Agreement”), with the “Company and Oliver Baumann, an individual, solely in his capacity as representative for the Company Shareholders. Pursuant to the terms of the Business Combination Agreement, Voyager Acquisition Sponsor Holdco LLC, a Delaware limited liability company (“Sponsor”), will form a public limited company organized under the Laws of Switzerland (“PubCo”), and PubCo will form an exempted company limited by shares incorporated under the laws of the Cayman Islands, to be a direct wholly owned subsidiary of PubCo (“Merger Sub” and, together with PubCo each, individually, an “Acquisition Entity”).

The Business Combination Agreement provides for, among other things, the following transactions: (i) SPAC will merge with and into Merger Sub, with Merger Sub as the surviving company in the merger and, after giving effect to such merger, continuing as a wholly owned subsidiary of PubCo (the “Initial Merger”), (ii) as soon as practicable, but not less than twenty-four hours following the completion of the Initial Merger, the Company will merge with and into PubCo, with PubCo as the surviving entity in the merger (the “Acquisition Merger”). The Initial Merger, the Acquisition Merger and the other transactions contemplated by the Business Combination Agreement are hereinafter referred to as the “Business Combination”. The Business Combination was consummated on June 10, 2026.

On May 5, 2025, the Company and OmniAb entered a strategic joint venture to develop a novel bispecific antibody drug conjugate (‘bsADC’) targeting solid tumors. The collaboration combines the Company’s proprietary technology with OmniAb’s platform to create next-generation cancer therapies. Both companies will jointly own and share future revenues from the resulting bsADC program.

The material accounting policies adopted in the preparation of the consolidated financial statements are set out in Note 2. The policies have been consistently applied to all the years presented, unless otherwise stated.

These consolidated financial statements are presented in CHF, the Company’s functional currency. The figures shown in the consolidated financial statements are rounded. As the calculations are made with a greater degree of accuracy, minor rounding errors may occur.

These financial statements have been prepared in accordance with International Financial Reporting Standards and International Accounting Standards as issued by the International Accounting Standards Board (“IASB”) and Interpretations (collectively IFRS).

The preparation of financial statements in compliance with adopted IFRS requires the use of certain critical accounting estimates. It also requires Company management to exercise judgment in applying the Company’s accounting policies. The areas where significant judgments and estimates have been made in preparing the financial statements and their effects are disclosed in the Critical Accounting Estimates and Judgments section of Note 2.

The Company’s management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with International Financial Reporting Standards, which have been completed and authorized for issuance by the Board of Directors of the Company on June 16, 2026.

2. Summary of material accounting policies

Basis of consolidation

The Company’s consolidated financial statements consist of the financial statements of wholly owned subsidiaries Veraxa Biotech AG, Veraxa Biotech GmbH and Synimmune GmbH (the “Subsidiaries”).

The Company controls another Company if it:

●	can exercise control over the investee,

●	is exposed to fluctuating returns from its investment, and

●	can influence returns due to their power of disposal.

Control over subsidiaries is derived without exception from holding the majority of voting rights in the companies concerned. Subsidiaries are consolidated for the first time at the time of acquisition. This is the date on which the Company obtains control over the subsidiary. Subsidiaries are deconsolidated if control is lost.

Subsidiaries are consolidated for the first time using the acquisition method. It involves measuring the assets acquired and liabilities assumed from the Company at their fair value at the time of acquisition. The acquisition costs of the acquisition correspond to the fair value of the consideration given. If the cost of the acquisition exceeds the fair value of the identified assets and liabilities, the Company recognizes goodwill.

All intra-group transactions, balances and unrealized gains on transactions between Company companies are eliminated on consolidation. Unrealized losses are also eliminated unless the transaction provides evidence of an impairment of the asset transferred.

Liquidity and Capital Resources

Historically, the Company’s primary sources of liquidity have been cash flows from private fundraising offerings from related parties or other investors and other financing activities to fund operations. For the years ended December 31, 2025 and 2024, the Company reported operating losses of CHF 66,613,990 and CHF 28,132,971, respectively, and negative cash flows used in operations of CHF 9,902,331 and CHF 7,720,393, respectively. As of December 31, 2025, the Company had an aggregate unrestricted cash balance of CHF 1,613,989 a net working capital deficit of CHF 3,729,227, and accumulated deficit of CHF 98,478,340.

The Company’s future capital requirements will depend on many factors, including the timing and extent of spending to support further sales and marketing, and research and development efforts. In order to finance these opportunities, the Company will need to raise additional financing. While there can be no assurances, the Company intends to raise such capital through additional equity or debt fundraising activities. If additional financing is required from outside sources, the Company may not be able to raise it on terms acceptable to the Company or at all. If the Company is unable to raise additional capital when desired, the Company’s business, results of operations and financial condition would be materially and adversely affected.

Subsequent to December 31, 2025, on May 27, 2026, PubCo and the Company entered into a senior secured financing arrangement with High Trail Capital (“HTC”), pursuant to which they issued a senior secured note in the aggregate principal amount of $27.5 million and a related warrant (the “HTC Financing”). The HTC Financing closed on June 15, 2026, and the Company received the related funding proceeds concurrently with the closing.

Also on May 27, 2026, Voyager, PubCo and Lincoln Park Capital Fund, LLC (“Lincoln Park”) entered into a purchase agreement and related registration rights agreement (collectively, the “LPC Agreements”), pursuant to which Lincoln Park committed, subject to certain conditions and limitations, to purchase up to an aggregate of $50.0 million of PubCo Ordinary Shares over a 24-month period at market-based purchase prices (the “LPC Financing”). The LPC Financing provides PubCo with the ability to access additional capital at its discretion, subject to the terms of the LPC Agreements.

As a result of the above, in connection with the Company’s assessment of going concern considerations in accordance with IAS 1, management has considered the Company’s liquidity condition together with the cash proceeds received from, and access to capital provided by, the HTC Financing described above, which closed subsequent to December 31, 2025. Based on this assessment, management has concluded that the Company has sufficient liquidity to fund its planned operations and meet its obligations as they become due for at least the twelve months from the date these consolidated financial statements are available to be issued, and that no substantial doubt exists about the Company’s ability to continue as a going concern.

Foreign Currency Transactions and Translation

The annual financial statements of the fully consolidated subsidiaries whose functional currency is not the Swiss franc are translated into the Company reporting currency, the Swiss franc, using the modified closing rate method. Assets and liabilities are translated at the exchange rate on the reporting date.

Income statement items are translated at the average exchange rate for the year. Equity components are translated at historical rates at the balance sheet date.

The currency translation differences are recognized in other comprehensive income. The currency difference resulting from the translation is recognized in other comprehensive income. The cumulative currency translation differences recognized in other reserves are released to profit or loss when Company companies are deconsolidated.

The Company’s reporting currency is CHF.

As of December 31, 2025, the conversion rates between CHF and Euro used were 0.93703 Annual average exchange rate (translation of income and expenses) and 0.93050 Year-end exchange rate (translation of assets and liabilities).

As of December 31, 2024, the conversion rates between CHF and Euro used were 0.95238 Annual average exchange rate (translation of income and expenses) and 0.93845 Year-end exchange rate (translation of assets and liabilities).

Fair value measurement

The Company’s financial instruments include cash and cash equivalents, other receivables, trade and other payables and accrued expenses. These are initially recorded at fair value and subsequently measured at cost, which is considered to approximate their fair value due to the short-term nature of such financial instruments.

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The guidance prioritizes the inputs used in measuring fair value into the following hierarchy:

●	Level 1: Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities;

●	Level 2: Quoted prices for similar assets and liabilities in active markets, quoted prices in markets that are not active, or inputs which are observable, either directly or indirectly, for substantially the full term of the asset or liability; or

●	Level 3: Prices or valuation techniques that require inputs that are both significant to the fair value measurement and unobservable (i.e., supported by little or no market activity).

To the extent that the valuation is based on models or inputs that are less observable or unobservable in the market, the determination of fair value requires more judgment. A financial instrument’s level within the fair value hierarchy is based on the lowest level of any input that is significant to the fair value measurement.

Cash and cash equivalents

Cash and cash equivalents comprise cash on hand, demand deposits and short-term investments which are readily convertible to known amounts of cash and which are subject to an insignificant risk of change in value.

Property, plant and equipment

The office and business equipment and IT systems recognized under property, plant and equipment are reported at acquisition or production cost less accumulated depreciation and recognized impairment losses.

Depreciation is calculated using the straight-line method over a useful life of 3-20 years. The expected useful lives, residual values and depreciation methods are reviewed at each reporting date and all necessary changes in estimates are adjusted by account classification prospectively.

Fixed Asset Class	Applied Useful Life
Furniture and fixtures	3 – 8 years
IT systems	3 – 5 years
Leasehold improvements (permanently installed laboratory equipment)	8 – 20 years

Property, plant and equipment are derecognized at the time of disposal or when they are no longer expected to generate any further economic benefit. The gain or loss resulting from the sale or retirement of an item of property, plant and equipment is determined as the difference between the proceeds from the sale and the carrying amount of the asset and is recognized in profit or loss.

The carrying amount of the Company’s plant and equipment are reviewed at each reporting date to determine whether there is any indication of impairment. If any such indication exists, the asset’s recoverable amount is estimated.

Intangible assets and Goodwill

Other intangible assets that are acquired by the Company and have finite useful lives are measured at cost less accumulated amortization and accumulated impairment losses.

Depreciation is calculated using the straight-line method over the estimated useful life. The expected useful lives, residual values and depreciation methods are reviewed at each reporting date and all necessary changes in estimates are taken into account prospectively.

Intangible asset class	Applied Useful Life
Industrial property rights	10 – 20 years
Capitalized development costs	3 – 5 years
Technology – patent protection rights	20 years, or patent protection period

Goodwill is not amortized but is tested for impairment annually at the end of financial year and is allocated to the Company’s cash generating units or groups of cash generating units, which represent the lowest level at which goodwill is monitored but where such a level is not larger than an operating segment. Gains and losses on the disposal of an entity include the carrying amount of goodwill related to the entity sold.

For the purpose of impairment testing, assets are grouped together into the smallest group of assets that generates cash inflows from continuing use that are largely independent of the cash inflows of other assets or groups of assets (a “CGU”). The goodwill acquired in a business combination, for the purpose of impairment testing, is allocated to a CGU that is expected to benefit from the synergies of the combination. If an indication of impairment or reversal of a previous impairment charge exists, an estimate of the recoverable amount of a CGU is calculated based on the greater of its value-in-use (“VIU”) and its fair value less costs of disposal (“FVLCD”). An impairment loss is recognized if the carrying amount of an asset or its CGU exceeds its recoverable amount. Impairment losses are recognized in profit or loss. Impairment losses recognized in respect of CGUs are allocated first to reduce the carrying amount of any goodwill allocated to the units and then to reduce the carrying amount of the other assets in the unit (group of units) on a pro rata basis. An impairment loss in respect of goodwill is not reversed. In respect of other assets, impairment losses recognized in prior periods are assessed at each reporting date for any indications that the loss has decreased or no longer exists. An impairment loss is reversed if there has been a change in the estimates used to determine the recoverable amount. An impairment loss is reversed only to the extent that the asset’s carrying amount does not exceed the carrying amount that would have been determined, net of depreciation or amortization, if no impairment loss had been recognized.

Goodwill is carried at cost less any accumulated impairment losses. As of December 31, 2025, and 2024, there is one CGU and there has been no impairment recorded.

Income taxes

Income tax expense represents the sum of current tax expense and deferred taxes.

Current or deferred taxes are recognized in the consolidated statement of operations unless they relate to items that are recognized either in other comprehensive income or directly in equity. In this case, current and deferred taxes are also recognized in other comprehensive income or directly in equity. Deferred taxes resulting from the first-time recognition of a business combination are recognized as part of the revaluation of the net assets of the acquired Company.

The current tax expense is calculated on the basis of the taxable income for the year. Taxable income differs from the net loss for the year in the consolidated statement of operations due to expenses and income that are taxable or tax-deductible in later years or never. The Company’s liability for current taxes is calculated on the basis of the tax rates applicable or soon to be applicable.

Deferred taxes are recognized for the differences between the carrying amounts of assets and liabilities in the consolidated financial statements and the corresponding tax values.

Deferred tax assets are generally recognized for all taxable temporary differences; deferred tax assets are recognized to the extent that it is probable that taxable profits will be available against which the losses from the reversal of deductible temporary differences can be offset. The Company does not recognize deferred tax assets and deferred tax liabilities for temporary differences arising from the initial recognition of goodwill or from a transaction that is not a business combination and, at the time of its initial recognition, affects neither the taxable result nor the result according to IFRS.

The carrying amount of deferred tax assets is reviewed each year on the reporting date and reduced in value if it is no longer probable that sufficient taxable income will be available to realize the claim in full or in part.

Deferred tax liabilities and tax assets are calculated on the basis of the expected tax rates and tax laws that are expected to apply at the time the liability is settled or the asset is realized.

Transactions with related parties

The Company has transactions with related parties (as noted in Note 1). The definition of related parties used is in accordance with IAS 24, Related Party Disclosures. The party which is considered a related party is a person or entity that is related to the entity that is preparing its consolidated financial statements. Key management personnel are identified as the key individuals having authority and responsibility for planning, directing, and controlling the activities of the entity, directly or indirectly, including any director (whether executive or otherwise) of the Company. The related party status extends to the key management of the subsidiaries to the extent they direct the operations of subsidiaries with minimal involvement from the Company’s management.

Leases

Leases are accounted for in accordance with IFRS 16. At contract inception, the Company determines whether an arrangement is or contains a lease by assessing if it conveys the right to control the use of an identified asset for a period of time in exchange for consideration.

Leases include all contracts that transfer the right to use a specified asset for a period of time in exchange for consideration, even if the right-to-use such asset is not explicitly described in the contract.

The Company recognizes right-of-use assets as of the commencement date of the lease (i.e.; as of the date on which the underlying asset is available for use by a lessee). Right-of-use assets are measured at cost less accumulated depreciation and accumulated impairment losses and adjusted for any remeasurement of the lease liability. The right-of-use asset corresponds to the amount of the initial measurement of the lease liability, the initial direct costs incurred and the lease payments made at or before the commencement date, less any lease incentives received and the estimate of costs for dismantling or removing the underlying asset or for restoring the underlying asset or the site on which it is located. The Company’s leases primarily include real estate and vehicle contracts.

Right-of-use assets are depreciated on a straight-line basis over the useful life of the underlying asset, adjusted for impairments. The useful life of the right-of-use asset is the shorter of the asset’s economic useful life or the lease term.

If ownership of the underlying asset transfers to the Company at the end of the lease term or a purchase option is exercised, the depreciation will be calculated based on the expected useful life of the underlying asset.

On the commencement date, the Company measures the lease liabilities at the present value of the future lease payments. In determining the lease term, extension and termination options are taken into account if it is reasonably certain that they will be exercised or not exercised. The lease payments include fixed payments (including in-substance fixed payments), less any lease incentives receivable, variable lease payments that depend on an index or rate and amounts expected to be payable under residual value guarantees. The lease payments further include the exercise price of a purchase option if the Company is reasonably certain to exercise that option and payments of penalties for terminating the lease if the lease term reflects the Company exercising an option to terminate the lease.

Variable lease payments, that do not depend on an index or a rate, are recognized in profit or loss in the period in which the event or condition that triggers those payments occurs.

As a practical expedient, the Company has elected not to separate non-lease components from lease components, and instead accounts for each lease component and any associated non-lease components as a single lease component.

When calculating the present value of the lease payments, the Company uses its interest rate implicit in the lease. If that rate cannot be readily determined, which is generally the case for leases, the lessee’s incremental borrowing rate is used, being the rate that the individual lessee would have to pay to borrow the funds necessary to obtain an asset of similar value to the right-of-use asset in a similar economic environment with similar terms, security and conditions. Following the commencement date, the amount of the lease liability is increased to reflect interest and reduced to reflect the lease payments made. In addition, the carrying amount of the lease liability is remeasured in the event of changes to the lease term, changes to the lease payments (e.g.; changes in future lease payments as a result of a change in an index or a rate used to determine those payments) or in the event of a change in the assessment of an option to purchase the underlying asset.

The Company applies the exemption for short-term leases (i.e.; leases whose term from the commencement date is a maximum of twelve months and which do not include a purchase option) for all asset classes. Lease payments for short- term leases are recognized as an expense on a straight-line basis over the lease term.

General and Administrative expenses

General and administrative expenses primarily consist of personnel expenses, professional fees, occupancy costs, depreciation expense, insurance expense, office expenses, security expenses, travel expenses, staff training expenses, utilities expenses, and subscription and dues expenses. Personnel-related costs include stock compensation expenses.

Research and development expenses

Research and development costs consist of salary and personnel related costs and third-party costs for the Company’s research and development activities. Personnel-related costs include stock compensation expenses. The largest component of third-party costs is for clinical trials, as well as manufacturing for clinical supplies and associated development, and pre-clinical studies. Research and development costs are expensed as incurred.

Sales and marketing expenses

Sales and marketing expenses primarily consist of personnel expenses. Personnel-related costs include stock compensation expenses.

Share-Based Compensation – Share Appreciation Rights (“SARs”)

Cash-settled share-based compensation benefits, including Virtual Stock Option Plans (VSOPs), Employee Stock Options (ESOPs) and Share Appreciation Rights (SARs), are provided to employees in exchange for the rendering of services. These awards entitle the holder to a future cash payment (or other Company assets) based on the value of the Company’s equity instruments and are accounted for as liability-classified share-based payment transactions.

The cost of these liability-classified transactions is recognized as an expense, with a corresponding liability, over the vesting period. The liability is remeasured at fair value at the end of each reporting period and at the date of settlement, with any changes in fair value recognized in profit or loss for the period. The cumulative charge to net loss is calculated based on the fair value of the award at each reporting date, the best estimate of the number of awards that are likely to vest, and the expired portion of the vesting period. The amount recognized in profit or loss for the period is the cumulative amount calculated at each reporting date less amounts already recognized in previous periods.

If the non-vesting condition is within the control of the consolidated entity or employee, the failure to satisfy the condition is treated as a cancellation. If the condition is not within the control of the consolidated entity or employee and is not satisfied during the vesting period, any remaining expense for the award is recognized over the remaining vesting period, unless the award is forfeited.

Critical Accounting Estimates and Judgments

When applying the Company’s accounting and valuation methods presented, management must assess facts, make estimates and judgements during the preparation of these consolidated financial statements regarding assumptions about current and future events affecting transactions and balances. These estimates and judgements are based on the best information available at the time of preparing the financial statements, however as additional information is known then the actual results may differ from the estimates. The significant estimates and judgements made have been described below.

●	The Company measures the cost of liability classified share based payment transactions, including contingent liabilities, Virtual Stock Option Plans (VSOPs) and Employee Stock Options (ESOPs) and Employee Stock Options (ESOPs), by reference to the fair value of the equity instruments at the date at which they are granted and each subsequent reporting date. Estimating fair value for share-based payment transactions requires determining the most appropriate valuation model, which is dependent on the terms and conditions of the grant. This estimate also requires determining the most appropriate inputs to the valuation model including the expected life of the share option, volatility and dividend yield and making assumptions about them. The assumptions and models used for estimating fair value for share-based payment transactions are disclosed in Note 13.

Segment Reporting

Operating segments are defined as components of an entity for which separate financial information is available and that is regularly reviewed by the Chief Operating Decision Maker (“CODM”) in deciding how to allocate resources to an individual segment and in assessing performance. The CODM reviews financial information presented on a consolidated basis for purposes of making operating decisions, allocating resources, and evaluating financial performance. As such, the Company has determined that it operates as one operating segment.

New and amended standards and interpretations

New standards, amendments to published approved accounting and reporting standards and interpretations which are effective during the year

The Company has applied the following standards and amendments for the first time for its annual reporting for the period commencing January 1, 2024:

●	Amendments to IAS 1, Presentation of Financial Statements - Classification of Liabilities as Current or Non-current

●	Amendment to IFRS 16 Leases: Changes in the illustrative example related to Lease Liability in a Sale and Leaseback

●	Amendments to IAS 7 and IFRS 7: Supplier Finance Arrangements

●	Amendments to IAS 21 - Lack of exchangeability

The amendments listed above did not have any impact on the amounts recognized in prior periods and are not expected to significantly affect the current or future periods.

Standards, amendments to published standards and interpretations that are not yet effective and have not been early adopted by the Company

●	Annual improvements to IFRS Accounting Standards, Volume 11

●	Contract Referencing Nature-Dependent Electricity - Amendments to IFRS 9 and IFRS 7

●	Classification and Measurement of Financial Instruments - Amendments to IFRS 9 and IFRS 7

●	Amendments to IFRS 18 – Presentation and Disclosure in Financial Statements

●	Amendments to IFRS 19 – Presentation and Disclosure in Financial Statements

The amendments listed above have been published but are not mandatory and have not been early adopted by the Company. These amendments are not expected to have a material impact on the entity in the current or future reporting periods and on foreseeable future transactions.

3. Personnel expenses

	For the years ended December 31,
	2025		2024
Salaries	₣	3,342,552	₣	3,106,105
IFRS 2 - Share-based payment on virtual options		38,556,750		15,407,873
IFRS 2 - Share-based payment on employee stock options		14,106,551		2,920,321
Social expenses		744,285		458,029
Other personnel expenses		77,482		156,885
Total expenses for employee benefits	₣	56,827,620	₣	22,049,213

During 2021, an employee participation program (share-based cash remuneration based on virtual options “VSOP”) was adopted. As part of this program, the virtual options vest over a period of 3 years. Similar to vesting, a corresponding personnel expense and a corresponding expense and liability is recognized. The participation program provides for benefits in the event of an exit transaction or in the event of profit distributions. The term of the virtual options is a maximum of 10 years from the date of issue, and the beneficiaries must be in a non-terminated position during the vesting period.

The below table represents the VSOP share activity as of December 31, 2025 and 2024,

	December 31, 2025	December 31, 2024
Outstanding, beginning of the year	1,228,679	1,267,931
Commitments	244,200	-
Forfeited	(50,628)	-
Cancelled	-	(39,252)
Outstanding, end of the year	1,422,251	1,228,679

As of December 31, 2025 there were 995,100 VSOP shares that the Company has committed to issue upon completing various financing milestones.

In September 2021, our board of directors established the Employee Stock Option Plan (“ESOP”) as a one-off plan pursuant to which select eligible participants are directly allowed to purchase a specific number of common shares at a purchase price determined by the board of directors. For the year ended December 31, 2024, 140,400 shares were issued to members of management at par value, which were fully paid resulting in proceeds of CHF 140,400 and share-based compensation expense of CHF 2,920,321 recorded in General and administrative expenses. For the year ended December, 31, 2025, 347,452 shares were issued to members of management at par value, which were fully paid resulting in proceeds of CHF 347,452 and shared-based compensation expense of CHF 14,106,551. As of December 31, 2025 and 2024, no options were outstanding under the ESOP.

4. Property and equipment

The below table represents the details of the property and equipment as of December 31, 2025 and December 31, 2024:

	Furniture		Machines		Vehicles		Assets under construction		Leasehold improvement		Total
Cost
Beginning Cost at 12/31/2023	₣	635,762	₣	2,236,176	₣	2,027	₣	7,730	₣	-	₣	2,881,695
Additions		27,128		93,749		-		-		-		120,877
Transfer		346		(346)		-		-		-		-
Disposals		(7)		(27,016)		-		-		-		(27,023)
FX Effects		4,991		17,953		13		-		-		22,957
Ending Cost at 12/31/2024	₣	668,220	₣	2,320,516	₣	2,040	₣	7,730	₣	-	₣	2,998,506
Additions		70,817		144,835		-		-		221,523		437,175
FX Effects		2,061		(7,917)		13		-		(13,746)		(19,589)
Ending Cost at 12/31/2025		741,098		2,457,434		2,053		7,730		207,777		3,416,092

Accumulated depreciation
Balance at 12/31/2023		(220,405)		(517,674)		(1,157)		(7,730)		-		(746,966)
Depreciation for the year		(100,948)		(188,545)		(255)		-		-		(289,748)
Balance at 12/31/2024		(321,353)		(706,219)		(1,412)		(7,730)		-		(1,036,714)
Depreciation for the year		(142,718)		(227,677)		(270)		-		(23,736)		(394,401)
Balance at 12/31/2025		(464,071)		(933,896)		(1,682)		(7,730)		(23,736)		(1,431,115)

Carrying Amount
at 12/31/2024	₣	346,867	₣	1,614,297	₣	628	₣	-	₣	-	₣	1,961,792
at 12/31/2025	₣	277,027	₣	1,523,538	₣	371	₣	-	₣	184,041	₣	1,984,977

5. Intangible assets and goodwill

The below table represents the details of the intangible assets and goodwill as of December 31, 2025 and December 31, 2024:

	Goodwill		In process R&D (Flysin)		Trademark rights		Software		Total
Cost
Beginning Cost at 12/31/2023	₣	22,848,728	₣	28,498,755	₣	31,261,245	₣	48,857	₣	82,657,585
Disposals		-		-		-		(7,999)		(7,999)
FX effects		-		-		1,272		-		1,272
Ending Cost at 12/31/2024	₣	22,848,728	₣	28,498,755	₣	31,262,517	₣	40,858	₣	82,650,858
Additions		-		-		-		-		-
FX effects		-		-		816		8		824
Ending Cost at 12/31/2025	₣	22,848,728	₣	28,498,755	₣	31,263,333	₣	40,866	₣	82,651,682

Accumulated depreciation
Balance at 12/31/2023	₣	-	₣	-	₣	(4,696,411)	₣	(37,253)	₣	(4,733,664)
Amortization for the year		-		-		(1,579,717)		(7,597)		(1,587,314)
Disposals		-		-		-		4,140		4,140
Balance at 12/31/2024		-		-		(6,276,128)		(40,710)		(6,316,838)
Amortization for the year		-		-		(1,577,997)		(156)		(1,578,153)
Balance at 12/31/2025	₣	-	₣	-	₣	(7,854,125)	₣	(40,866)	₣	(7,894,991)

Carrying Amount
at 12/31/2024	₣	22,848,728	₣	28,498,755	₣	24,986,389	₣	148	₣	76,334,020
at 12/31/2025	₣	22,848,728	₣	28,498,755	₣	23,409,208	₣	-	₣	74,756,691

Patent claims, in particular the patent claims of Veraxa Biotech GmbH and the former Company ARAXA, are summarized under the heading ‘Intangible asset - Trademark rights’. The intangible asset ‘Intangible– In-Process R&D Flysin’ stems from the acquisition of the Company Synimmune; it is an antibody that has already successfully completed a Phase I trial.

Intangible assets are amortized on a straight-line basis, whenever possible over the term of patent protection (20 years). Amortization of intangible assets is under depreciation and amortization. Amortization begins with the commencement of use or revenue generation. In-process R&D is not being amortized until completed, but instead is tested for impairment annually under IAS38. The annual impairment test for goodwill did not reveal any need for impairment.

Goodwill is a result of the ARAXA acquisition prior to 2022.

6. Leases

The Company leases office space, factory facilities and storage space. The Company determines whether a contract is a lease or contains a lease at inception date. Upon commencement, the Company recognizes a right-of-use asset and lease liability. Currently, the Company holds two leases requiring recognition of a right-of-use asset for the lease term. Lease liabilities are the Company’s obligation to make the lease payments arising from a lease. As the Company’s lease does not provide an implicit rate, the Company’s lease liabilities are measured on a discounted basis using the Company’s incremental borrowing rate. Lease terms used in the recognition of right-of-use assets and lease liabilities include only options to extend the lease that are reasonably certain to be exercised. Additionally, lease terms underlying the right-of-use assets and lease liabilities consider terminations that are reasonably certain to be executed.

For the year ended December 31, 2025, the Company’s total cash outflow for leases was CHF 188,745. This consisted of CHF 164,640 for the principal portion of lease liabilities, presented within financing activities, and CHF 24,105 for interest paid on lease liabilities. Additionally, during the year, the Company recognized non-cash additions to right-of-use assets and lease liabilities amounting to CHF 440,802 in connection with a newly acquired lease.

The following table summarizes the weighted-average remaining lease term and weighted-average discount rate for the Company’s leases at December 31, 2025 and December 31, 2024:

	December 31, 2025	December 31, 2024
Weighted-average remaining lease term	4.0 years	5.0 years
Weighted-average discount rate	3.0	3.0

The following table summarizes the maturities of the Company’s leases at December 31, 2025:

2026	₣	291,276
2027		296,938
2028		305,846
2029		315,022
Total expected lease payments		1,209,082
Less: imputed interest		(68,434)
Total lease liability		1,140,648
Less: current lease liability		(257,095)
Non-current lease liability	₣	883,553

7. Accrued expenses

	December 31, 2025		December 31, 2024
Personnel expenses	₣	459,669	₣	253,718
Tax provision (incl. emission levies on capital band)		535,548		427,592
Xlife share lending accrual		1,189,037		1,001,878
Other		491,369		119,162
Total accrued expenses	₣	2,675,623	₣	1,802,350

8. Income taxes recognized in the income statement

Current taxes are calculated on the basis of an average income tax rate of 31% on the profits generated. This expected average tax rate corresponds to the expected tax rate in Germany, as this is where the operating activities take place.

	For the Years Ended December 31,
in CHF	2025		2024
Current taxes
Income tax income/expense in the current financial year	₣	-	₣	-

Deferred taxes
Recognized deferred (tax expense)/tax income		392,603		620,774
Reported tax income for the current period	₣	392,603	₣	620,774

No income taxes were recognized directly in equity or in other comprehensive income in the financial year.

The tax expense/income for the financial year can be reconciled to the profit/loss for the period as follows:

in CHF	December 31, 2025		December 31, 2024
Earnings before income taxes	₣	(67,006,593)	₣	(28,753,745)
Income tax expense at a tax rate of 31%	₣	20,772,044	₣	8,913,661
Amortization of deferred tax assets due to derecognition		-		-
Effects of non-tax-deductible expenses and income		(12,336,984)		(5,420,625)
Effects of results for which no deferred taxes were recognized		(7,523,688)		(2,666,379)
Effects of losses for which deferred tax assets were recognized		-		-
Tax rate differences		(428,768)		(205,883)
Tax amount recognized in the income statement	₣	482,603	₣	620,774

9. Deferred taxes

Deferred tax assets were not recognized with regard to the following items, as it is not yet possible to estimate whether taxable income will be available in the future against which the Company can use the deferred tax assets.

in CHF	December 31, 2025		December 31, 2024
Tax losses (Switzerland)	₣	19,610,769	₣	11,163,549
Tax losses (Germany)		34,639,558		25,153,116
Total unrecognized deferred tax assets (expiring until 2028)	₣	54,250,327	₣	36,316,665
Possible tax effect	₣	16,817,601	₣	10,197,629

Deferred tax assets	December 31, 2025		December 31, 2024
Capital increase expenses	₣	1,639,197	₣	1,397,446
Balancing		(1,639,197)		(1,397,446)
Balance sheet recognition of deferred tax assets	₣	-	₣	-

Deferred tax liabilities	December 31, 2025		December 31, 2024
Intangible assets from addition Veraxa Biotech GmbH	₣	(9,652,055)	₣	(9,652,055)
Intangible assets from addition Synimmune GmbH		(8,840,889)		(8,840,889)
Amortization of intangible assets		2,413,015		1,930,412
Gross amount of deferred tax liabilities		(16,079,929)		(16,562,532)
Balancing		1,639,197		1,397,446
Balance sheet recognition of deferred tax liabilities	₣	(14,440,732)	₣	(15,165,086)

10. Share capital

The shares have a nominal value of CHF 1.00, each carry voting rights and are entitled to dividends.

	December 31, 2025		December 31, 2024
Share capital balance as of beginning of year	₣	14,182,189	₣	13,409,213
Changes in the reporting year		568,878		772,976
Share capital balance as of year end	₣	14,751,067	₣	14,182,189

Other reserves includes foreign currency translation reserves.

	December 31, 2025	December 31, 2024
Remaining authorized share capital
Capital band (Article 3b)	4,115,039	4,683,918
Conditional share capital (Article 3a)	7,000,000	7,000,000

11. Transactions with related parties

Company Consulting Services Agreement

On September 1, 2022, the Company entered into a consulting services agreement with Xlife Sciences AG, one of their shareholders. Pursuant to the agreement, the Company agreed to pay Xlife Sciences AG a monthly fee in exchange for strategic and business development consulting services. The agreement remains in effect until terminated by either party in accordance with its terms. During the fiscal years ended December 31, 2025 and 2024, Veraxa paid Xlife Sciences AG an aggregate amount of CHF 360,000 and CHF 600,000, respectively, under this arrangement. As of December 31, 2025 and 2024, no amounts were payable under this agreement.

Company Share Lending Agreement

On October 1, 2024, the Company entered into a share lending agreement with Xlife Sciences AG, one of their shareholders, for a fixed term ending on June 30, 2026. Under the terms of the agreement, Xlife Sciences AG agreed to lend the Company 1,000,000 of our ordinary shares. In consideration for the share loan, the Company agreed to pay Xlife Sciences AG a fee equal to 3.5% of the aggregate market value of the loaned shares over the duration of the agreement. As of December 31, 2025, there were 23,242 shares owed to Xlife Sciences AG which are not settled as of December 31, 2025.

Unsecured Loan Agreement

On September 15, 2025, the Company also entered into an unsecured loan agreement with Xlife Sciences AG, for a principal amount of CHF 1,000,000. The loan was set to mature on December 31, 2025 and was subsequently extended to a mature on September 30, 2026, at which time the principal must be repaid in a single lump sum. The debt bears a fixed interest rate of 2.5% per annum, payable monthly, which is subject to adjustment if the tax-recognized interest rate for foreign currency loans published by the FTA exceeds 2.5%. Xlife Sciences AG retains the right to accelerate the debt and demand immediate repayment for good cause, including uncured payment defaults or a material deterioration in the Company’s financial circumstances that puts the fulfillment of the agreement at risk.

Loans to or from related companies and persons are as follows:

	December 31, 2025		December 31, 2024
Other receivables - Xlife	₣	45,789	₣	-
Other receivables - related party (Veraxa Biotech Holding AG)	₣	8,856	₣	-
Notes payable - Xlife	₣	1,000,000	₣	-
Prepaid benefit receipt	₣	-	₣	4,369

12. Disclosures on financial instruments Capital risk management

The Company manages its capital with the aim of ensuring that the Company can operate under the going concern assumption and at the same time maximizing the income of the Company’s stakeholders by optimizing the ratio of equity to debt. The Company’s capital structure consists of net debt and the Company’s equity. This is made up of the equivalent value of issued shares, the capital reserve and the balance sheet carry-forward. The Company is not subject to any externally imposed capital requirements.

Liquidity risk management

Ultimately, responsibility for liquidity risk management lies with the Board of Directors, which has developed an appropriate concept for managing short, medium and long-term financing and liquidity requirements.

Market risks

Currency risks

Changes in exchange rates can lead to losses in the value of financial instruments and to adverse changes in future cash flows from planned transactions. Due to the current focus of the Company’s business on Switzerland and Germany, there are currently primarily

Currency risks from the CHF to EUR exchange rate. Based on the transactions planned to date and the existing financial instruments, the effect of an exchange rate change of +/- 10% is expected to be around +/-300,000 estimated.

Interest rate risks

Interest rate risks exist due to potential changes in market interest rates and can lead to a change in the fair value of fixed interest financial instruments and fluctuations in interest payments for variable-interest financial instruments. The following table shows that there is currently no significant interest rate risk for the Company.

Cluster risk

The Company holds its cash and cash equivalents at various commercial banks with at least an A rating.

Categories of financial instruments:

	December 31, 2025		December 31, 2024
Financial assets
Cash and cash equivalents	₣	1,613,989	₣	5,362,638
Financial assets measured at amortized cost	₣	1,270,594	₣	243,688

	December 31, 2025		December 31, 2024
Financial liabilities
Financial liabilities measured at amortized cost	₣	2,681,092	₣	587,389

13. Fair value measurement

A fair value measurement of a non-financial asset takes into account a market participant’s ability to generate economic benefits by using the asset in its highest and best use or by selling it to another market participant that would use the asset in its highest and best use.

The Company uses valuation techniques that are appropriate in the circumstances and for which sufficient data are available to measure fair value, maximizing the use of relevant observable inputs and minimizing the use of unobservable inputs.

The carrying amounts of the financial assets and financial liabilities approximate their fair values.

The fair values of cash and cash equivalents, prepaid assets, accounts payable and accrued expenses are estimated to approximate the carrying values as of December 31, 2025 and 2024, due to the short maturities of such instruments.

The following table presents information about the Company’s liabilities that are measured at fair value on a recurring basis on December 31, 2025 and December 31, 2024:

	SARs (Level 3)
SARs liability, January 1, 2024	₣	17,784,920
Share based compensation		7,248,741
Fair value adjustment		8,159,132
SARs liability, December 31, 2024		33,192,793
Share based compensation		15,795,532
Fair value adjustment		22,761,218
SARs liability, December 31, 2025	₣	71,749,543

	Contingent liability (Level 3)
Contingent liability, January 1, 2024	₣	1,625,167
Fair value adjustment		474,538
Contingent liability, December 31, 2024		2,099,705
Fair value adjustment		799,168
Contingent liability, December 31, 2025	₣	2,898,873

Below are the key assumptions used in valuing the SARs and contingent liability:

	December 31, 2025		December 31, 2024
Stock Price	₣	54.60	₣	36.44
Volatility		-		75%
Risk free rate of return		-		4.2%
Expected term (in years)		-		1.00

There were no transfers between Levels 1, 2 or 3 during the years ended December 31, 2025 and 2024.

As of December 31, 2025, the Company utilized the most recent observable stock purchase price from arm’s-length transactions involving the Company’s common stock to estimate the fair value of its common stock and stock options. Management determined that the latest transaction price represented the best available indicator of fair value as it reflected contemporaneous market participant assumptions and pricing obtained in connection with third-party equity financings.

As of December 31, 2024, the Company utilized a third-party valuation specialist to calculate the fair value of Veraxa’s options and common stock. Veraxa’s options were valued using an intrinsic value calculation where the value of each option was calculated as the fair value of common stock less the exercise price, weighted between a “stay private” scenario and a “DeSPAC” scenario.

The “stay private” scenario was calculated using both an income approach (i. e. discounted cash flow method) and a market approach (i.e. a market roll-forward of the implied (back solved) equity value based on latest third-party financings from August 23, 2024). Some of the more significant assumptions utilized in the discounted cash flow method included projected revenues, probability of commercial success, and the discount rate. The fair value using the discounted cash flow method was determined using an estimated weighted average cost of capital of 25.5% in the “stay-private” scenario, which reflects the risks inherent in future cash flow projections and represents a rate of return that a market participant would expect for this asset. As of December 31, 2025, there was no change to approach for stay private scenario.

The “DeSPAC” scenario was calculated using the DeSPAC term sheet or non-binding letter of interest (“LOI”) dated February 28, 2025, noting that this letter was known or knowable as of December 31, 2024. As of December 31, 2025 the valuation was updated for the DeSPAC signing of the Business Combination and probability of the DeSPAC occurring based off market data.

This fair value measurement was based on significant inputs not observable in the market and thus represent Level 3 fair value measurement.

14. Loss per share

For the years ended December 31, 2025 and 2024, basic and diluted loss per share are identical, as the inclusion of all potential ordinary shares would be antidilutive due to the loss incurred for the periods. The following table sets forth the computation of basic and diluted loss per share:

	December 31, 2025		December 31, 2024
Numerator:
Net loss available to common shareholders	₣	(66,613,990)	₣	(28,132,971)

Denominator:
Weighted-average common shares outstanding used in computing loss per share available to common stockholders, basic and diluted		14,474,974		14,051,547
Basic and diluted net loss per share	₣	(4.60)	₣	(2.00)

As of December 31, 2025 and 2024, no options were outstanding under the ESOP (Note 3).

15. Commitments and contingencies

In the opinion of the Executive team, the Company did not have any contingencies as of December 31, 2025.

16. Segment disclosures

The Company operates in one reportable segment, focused on the research and development of products for the aging population. This segment is identified based on how the Company’s chief operating decision maker (CODM) reviews performance and allocates resources.

The financial results of the Company’s single segment are measured based on: research and development (R&D) expenses, including personnel costs, clinical trials, and regulatory filings; grant funding and partnership revenue, when applicable; general and administrative cost, which support operational infrastructure; finance costs, including loan interest and transaction fees.

As per IFRS 8 guidance and the July 2024 IFRIC agenda decision, the Company discloses material income and expense items that contribute to the assessment of segment performance, even if they are not separately reviewed by the CODM.

	For the years ended December 31,
	2025		2024
Revenue	₣	23,426	₣	-
Cost of goods sold		(7,965)		-
Gross profit		15,461		-

General and administrative expenses		(46,922,232)		(17,095,133)
Research and development expenses		(10,264,123)		(6,310,608)
Sales and marketing expenses		(6,948,456)		(3,635,658)
Depreciation and amortization expenses		(2,097,225)		(1,876,482)
Operating loss	₣	(66,216,575)	₣	(28,917,881)

17. Events Occurring After the Reporting Date

The consolidated financial statements were authorized for issue by the board of directors.

The Company evaluated subsequent events and transactions that occurred after the balance sheet date through the date the financial statements were issued, and determined that the following subsequent events required disclosure in the accompanying consolidated financial statements.

High Trail Financing Agreement

On May 27, 2026, SPAC, PubCo and High Trail Capital LP (“HTC”) executed a Securities Purchase Agreement in respect of a private placement of a senior secured note in the principal amount of $27,500,000 (the “Note”) and a four-year warrant for an aggregate exercise price of $27.5 million, with an initial exercise price of $11.50 per share (with customary anti-dilution protections) (the “HTC Financing”). The closing of the HTC Financing occurred on June 15, 2026. The term of the Note is 15 months, amortizing monthly beginning six months after the closing of the HTC Financing. At PubCo’s sole option and subject to customary conditions, any amortization payment may be made in cash, in registered-for-resale shares of common stock, or a combination thereof. The Note is a senior secured obligation of PubCo, secured by all PubCo assets and ranking senior to all other PubCo obligations. Funding occurred concurrently with the closing of the HTC Financing.

LPC Purchase Agreement

On May 27, 2026, Voyager, PubCo and Lincoln Park Capital Fund, LLC (“Lincoln Park”) entered into a purchase agreement (the “LPC Purchase Agreement”) and a related registration rights agreement (together, the “LPC Agreements”), pursuant to which Lincoln Park committed to purchase, at PubCo’s sole direction from time to time over a 24-month period, up to an aggregate of $50,000,000 of PubCo Ordinary Shares at market-based purchase prices, subject to certain conditions and limitations, including a 4.99% beneficial ownership cap (increasable to 9.99% upon 61 days’ prior written notice) (the “LPC Financing”). As consideration for Lincoln Park’s commitment, PubCo shall issue to Lincoln Park $750,000 of PubCo Ordinary Shares (the “Commitment Shares”), subject to the occurrence of the Merger Closing. PubCo has the right to terminate the LPC Purchase Agreement at any time after the commencement date with one business day’s prior written notice to Lincoln Park, at no cost or penalty.

CF&CO Fee Modification Agreement

On May 27, 2026, Voyager, PubCo and Cantor Fitzgerald & Co. (“CF&CO”) executed a Fee Modification Agreement (the “Fee Modification Agreement”), pursuant to which the parties agreed to modify the payment terms of the $12,045,000 deferred underwriting commission (the “Original Deferred Fee”) owed to CF&CO under the Underwriting Agreement dated August 8, 2024 (the “CF&CO Fee Modification”). Under the Fee Modification Agreement, the Original Deferred Fee was replaced with a modified deferred fee consisting of (i) a cash fee of $1,000,000 ($500,000 payable at the Closing and $500,000 payable on or prior to the one-year anniversary of the Closing) and (ii) $7,000,000 in shares of PubCo common stock (the “CF&CO Fee Shares”), payable in two tranches ($2,300,000 no later than 30 days following the Closing and $4,700,000 no later than 90 days following the Closing), with the number of CF&CO Fee Shares determined based on the greater of $10.00 per share and the five-day VWAP preceding the applicable registration statement filing date. The CF&CO Fee Shares are subject to a lock-up period ending on the earlier of 12 months after the Closing or the consummation of a subsequent transaction resulting in a liquidity event for stockholders. In the event of a default by PubCo under the Fee Modification Agreement, CF&CO may elect to receive the entire Original Deferred Fee in cash, less amounts previously paid or the fair market value of any freely tradeable CF&CO Fee Shares previously received.

INDEX TO FINANCIAL STATEMENTS

VOYAGER ACQUISITION CORP.

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Shareholders of

Voyager Acquisition Corp.:

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Voyager Acquisition Corp. (the “Company”) as of December 31, 2025 and 2024, and the related statements of operations, changes in shareholders’ deficit, and cash flows for the years then ended, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2025 and 2024, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, if the Company is unable to raise additional funds to alleviate liquidity needs and complete a business combination by August 12, 2026, then the Company will cease all operations except for the purpose of liquidating. The liquidity condition and date for mandatory liquidation and subsequent dissolution raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans regarding these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the entity’s management. Our responsibility is to express an opinion on these financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to Voyager Acquisition Corp, in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ WithumSmith+Brown, PC

We have served as the Company’s auditor since 2024.

New York, New York

March 10, 2026

PCAOB ID Number 100

Voyager Acquisition Corp.
Balance Sheets

	December 31, 2025	December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$182,103	$668,285
Due from Sponsor	-	44,028
Prepaid assets	11,537	-
Total current assets	193,640	712,313
Investments and Cash in Trust Account	269,862,743	259,099,778
Total Assets	$270,056,383	$259,812,091

Liabilities, Class A Ordinary Shares Subject to Possible Redemption and Shareholders’ Deficit
Current liabilities:
Accounts payable and accrued expenses	$1,055,272	$5,054
Due to related party	238,200	33,913
Due to Sponsor	646	-
Total current liabilities	1,294,118	38,967

Deferred underwriting commissions	12,045,000	12,045,000

Total Liabilities	13,339,118	12,083,967

Commitments and Contingencies
Class A ordinary shares, $0.0001 par value; 25,300,000 shares subject to possible redemption at $10.67 and $10.24 per share as of December 31, 2025 and 2024, respectively	269,862,743	259,099,778

Shareholders’ Deficit
Preference shares, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding at December 31, 2025 and 2024	-	-
Class A ordinary shares, $0.0001 par value; 200,000,000 shares authorized; none issued and outstanding (excluding 25,300,000 shares and 0 shares subject to possible redemption) at December 31, 2025 and 2024, respectively	-	-
Class B ordinary shares, $0.0001 par value; 20,000,000 shares authorized; 6,325,000 shares issued and outstanding at December 31, 2025 and 2024(1)	633	633
Additional paid-in capital		-
Accumulated deficit	(13,146,111)	(11,372,287)
Total shareholders’ deficit	(13,145,478)	(11,371,654)
Total Liabilities, Class A Ordinary Shares Subject to Possible Redemption and Shareholders’ Deficit	$270,056,383	$259,812,091

(1)	During 2024, the Company issued 5,750,000 Class B shares to the Sponsor on January 11 for $25,000, followed by 1,725,000 additional shares on February 16, bringing the total to 7,475,000. On May 31, 28,750 more shares were issued, but on July 19, 2024 the Company forfeited 1,178,750 shares, leaving 6,325,000 shares outstanding. On August 12, the underwriters fully exercised their over-allotment option. As a result, 825,000 Class B ordinary shares were no longer subject to forfeiture. As of December 31, 2025 and December 31, 2024, the Company had 6,325,000 Class B shares outstanding.

The accompanying notes are an integral part of these financial statements.

Voyager Acquisition Corp.
Statements of Operations

	For the Year Ended December 31, 2025	For the Year Ended December 31, 2024
General and administrative expenses	$1,785,259	$702,959
Loss from operations	(1,785,259)	(702,959)

Other income:
Interest income	11,435	9,552
Income from investments held in Trust Account	10,762,965	4,675,702
Unrealized gain on investments held in Trust Account	-	159,076
Total other income	10,774,400	4,844,330
Net income	$8,989,141	$4,141,371

Weighted average shares outstanding of Class A redeemable ordinary shares, basic and diluted	25,300,000	9,815,847
Basic and diluted net income per ordinary share, Class A Redeemable ordinary shares	$0.28	$0.26

Weighted average shares outstanding of Class B ordinary shares, basic	6,325,000	5,820,082
Basic net income per ordinary share, Class B ordinary shares	$0.28	$0.26

Weighted average shares outstanding of Class B ordinary shares, diluted	6,325,000	6,325,000
Diluted net income per ordinary share, Class B ordinary shares	$0.28	$0.24

(1)	During 2024, the Company issued 5,750,000 Class B shares to the Sponsor on January 11 for $25,000, followed by 1,725,000 additional shares on February 16, bringing the total to 7,475,000. On May 31, 2024, the Company issued an additional 28,750 Class B ordinary shares to the Sponsor, resulting in the Sponsor holding a total of 7,503,750 Class B ordinary shares but on July 19, 2024 the Company forfeited 1,178,750 shares, leaving 6,325,000 shares outstanding. On August 12, the underwriters fully exercised their over-allotment option. As a result, 825,000 Class B ordinary shares were no longer subject to forfeiture. As of December 31, 2024, the share and per-share data have been retroactively restated in the audited financial statements (see Notes 6 and 8).

The accompanying notes are an integral part of these financial statements.

Voyager Acquisition Corp.

Statements of Changes in Shareholders’ Deficit

For the Years Ended December 31, 2025 and 2024

	Ordinary Shares				Additional		Total
	Class A		Class B		Paid-in	Accumulated	Shareholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit
Balance – January 1, 2025	-	$-	6,325,000	$633	$-	$(11,372,287)	$(11,371,654)
Accretion for Class A ordinary shares subject to possible redemption	-	-	-	-		(10,762,965)	(10,762,965)
Net income	-	-	-	-	-	8,989,141	8,989,141
Balance – December 31, 2025	-	$-	6,325,000	$633	$-	$(13,146,111)	$(13,145,478)

	Ordinary Shares				Additional		Total
	Class A		Class B		Paid-in	Accumulated	Shareholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit
Balance – January 1, 2024	-	$-	1	$-	$-	$(5,000)	$(5,000)
Issuance of Class B ordinary shares(1)	-	-	6,325,000	633	24,367	-	25,000
Cancellation of 1 share			(1)	-	-	-	-
Issuance of private units	-	-	-	-	7,665,000	-	7,665,000
Fair value of public warrants	-		-	-	1,429,450	-	1,429,450
Accretion for Class A ordinary shares subject to redemption amount	-	-	-	-	(24,527,793)	-	(24,527,793)
Allocated value of transaction costs to Public and Private warrants	-	-	-	-	(99,682)	-	(99,682)
Reclass of additional paid in capital to accumulated deficit	-	-	-	-	15,508,658	(15,508,658)	-
Net income	-	-	-	-	-	4,141,371	4,141,371
Balance – December 31, 2024	-	$-	6,325,000	$633	$-	$(11,372,287)	$(11,371,654)

(1)	During 2024, the Company issued 5,750,000 Class B shares to the Sponsor on January 11 for $25,000, followed by 1,725,000 additional shares on February 16, bringing the total to 7,475,000. On May 31, 2024, the Company issued additional 28,750 Class B ordinary shares to the Sponsor, resulting in the Sponsor holding a total of 7,503,750 Class B ordinary shares. On July 19, 2024, the Company forfeited 1,178,750 shares, leaving 6,325,000 shares outstanding. 825,000 of which were subject to forfeiture. On August 12, 2024, as a result of the underwriters’ election to fully exercise their over-allotment option, 825,000 shares are no longer subject to forfeiture

The accompanying notes are an integral part of these financial statements.

Voyager Acquisition Corp.

Statements of Cash Flows

	For the Year Ended December 31, 2025	For the Year Ended December 31, 2024
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$8,989,141	$4,141,371
Adjustments to reconcile net income to net cash used in operating activities:
Income from investments held in Trust account	(10,762,965)	(4,675,702)
Unrealized gain on investments held in Trust account	-	(159,076)
Changes in operating assets and liabilities:
Increase in prepaid assets	(11,537)	-
Increase in accounts payable and accrued expenses	1,050,218	54
Decrease (increase) in amount due from Sponsor	44,674	(74,028)
Increase in amount payable to related party	204,287	63,913
Net cash used in operating activities	(486,182)	(703,468)

CASH FLOWS FROM INVESTING ACTIVITIES:
Cash deposited in Trust Account	-	(254,265,000)
Net cash used in investing activities	-	(254,265,000)

CASH FLOWS FROM FINANCING ACTIVITIES:
Issuance of shares to Sponsor	-	25,000
Gross proceeds from initial public offering	-	253,000,000
Proceeds from private placement	-	7,665,000
Payment of offering costs	-	(5,000,387)
Reimbursement of underwriter expenses		(52,860)
Net cash provided by financing activities	-	255,636,753

Net (decrease) increase in cash	(486,182)	668,285
Cash and cash equivalents – beginning of the year	668,285	-
Cash and cash equivalents – end of the year	$182,103	$668,285
Supplemental disclosure of non-cash investing and financing activities:
Deferred underwriting fee payable	$-	$12,045,000

The accompanying notes are an integral part of these financial statements.

Voyager Acquisition Corp.

NOTES TO THE FINANCIAL STATEMENTS

December 31, 2025

NOTE 1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS

Voyager Acquisition Corp. (the “Company”) is a blank check company incorporated as a Cayman Islands exempted company on December 19, 2023. The Company was incorporated for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses that the Company has not yet identified (“Business Combination”).

As of December 31, 2025, the Company had not yet commenced operations. All activity for the period from December 19, 2023 (inception) through December 31, 2025 relates to the Company’s formation and the initial public offering (the “Initial Public Offering”), which is described below. The Company will not generate any operating revenues until after the completion of its initial Business Combination, at the earliest. The Company generates non-operating income in the form of interest income on cash and cash equivalents from the proceeds derived from the Initial Public Offering. The Company has selected December 31 as its fiscal year end.

On April 22, 2025, Voyager Acquisition entered into a Business Combination Agreement with Veraxa Biotech AG, a Swiss company, and Oliver Baumann, in his capacity as the representative of Veraxa’s shareholders (the “BCA”). Under the BCA, Voyager Acquisition Sponsor Holdco LLC formed a public limited company under Swiss law (“PubCo”), which in turn formed a Cayman Islands exempted company (“Merger Sub”). Pursuant to a Joinder Agreement dated July 16, 2025, PubCo and Merger Sub became parties to the BCA.

The BCA, approved by the boards of directors of both Voyager Acquisition Corp and Veraxa, outlines a two-step transaction: (i) Voyager will merge with and into Merger Sub, which will survive as a wholly owned subsidiary of PubCo (the “Initial Merger”), and (ii) shortly thereafter, Veraxa will merge with and into PubCo, with PubCo as the surviving entity (the “Acquisition Merger”).

Initial Public Offering

The registration statement for the Company’s Initial Public Offering was declared effective on August 8, 2024. The Initial Public Offering (“IPO”) involved 25,300,000 units (the “Units”), including 3,300,000 Units issued pursuant to the exercise of the underwriters’ over-allotment option. Each Unit consists of one Class A ordinary share of the Company, par value $0.0001 per share (the “Public Shares”), and one-half of one redeemable warrant (the “Public Warrants”) with each whole warrant entitling the holder thereof to purchase one Class A ordinary share at a price of $11.50 per share. The Units were sold at a price of $10.00 per Unit, generating gross proceeds to the Company of $253,000,000 (the “Public Proceeds”) (see Note 3).

Simultaneously with the closing of the IPO, pursuant to the private placement warrant purchase agreement, dated August 8, 2024, between the Company and Voyager Acquisition Sponsor Holdco LLC (the “Sponsor”), and the private placement warrant purchase agreement, dated August 8, 2024, between the Company and Cantor Fitzgerald & Co. and Odeon Capital Group LLC, the Company completed the private sale of 7,665,000 warrants (the “Private Placement Warrants”) at a purchase price of $1.00 per Private Placement Warrant, generating gross proceeds to the Company of $7,665,000 (the “Private Proceeds” and together with the Public Proceeds, the “Offering Proceeds”). In this Private Placement, the Sponsor purchased 5,037,500 warrants, while Cantor Fitzgerald & Co. and Odeon Capital Group LLC purchased 2,627,500 warrants. The Private Placement Warrants are identical to the Warrants sold in the IPO (see Note 4).

Transaction costs amounted to $17,098,246, consisting of $4,400,000 cash underwriting fee, $12,045,000 of deferred underwriting fee (see additional discussion in Note 7), and $653,246 of other offering costs.

Investments Held in Trust Account

On August 12, 2024, upon the closing of the Initial Public Offering and the Private Placement, $254,265,000 ($10.05 per Unit) of the net proceeds of the Initial Public Offering and certain of the proceeds of the Private Placement were placed in a trust account (“Trust Account”) with Continental Stock Transfer & Trust Company acting as trustee and invested only in U.S. government treasury obligations, with a maturity of 185 days or less, or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act which invest only in direct U.S. government treasury obligations, until the earliest of (i) the completion of an initial business combination, (ii) the redemption of public shares if the Company is unable to complete an initial business combination within the completion window, subject to applicable law, and (iii) the redemption of public shares properly submitted in connection with a shareholder vote to amend the Company’s amended and restated memorandum and articles of association to modify the substance or timing of obligation to redeem 100% of public shares if the Company has not consummated an initial business combination within the completion window or with respect to any other material provisions relating to shareholders’ rights or pre-initial business combination activity. The proceeds deposited in the Trust Account could become subject to the claims of creditors, if any, which could have priority over the claims of public shareholders.

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering and the sale of the Private Placement Warrants (as defined in Note 4), although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. There is no assurance that the Company will be able to complete a Business Combination successfully. The Company must complete one or more initial Business Combinations with one or more operating businesses or assets with a fair market value equal to at least 80% of the net assets held in the Trust Account (less any deferred underwriting commissions and taxes payable on interest earned on the Trust Account) at the time of signing a definitive agreement to enter a Business Combination. The Company will only complete a Business Combination if the post-Business Combination company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”). There is no assurance that the Company will be able to successfully effect a Business Combination.

The Company will provide its Class A ordinary shareholders with the opportunity to redeem all or a portion of their public shares upon the completion of the Business Combination either (i) in connection with a shareholder meeting called to approve the Business Combination or (ii) by means of a tender offer.

All of the Public Shares contain a redemption feature which allows for the redemption of such Public Shares in connection with the liquidation, if there is a shareholder vote or tender offer in connection with the initial Business Combination and in connection with certain amendments to the Company’s Amended and Restated Memorandum and Articles of Association (the “Amended and Restated Memorandum and Articles of Association”). In accordance with U.S. Securities and Exchange Commission (“SEC”) and its guidance on redeemable equity instruments, which has been codified in Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 480, “Distinguishing Liabilities from Equity” (“ASC 480”), paragraph 10-S99, redemption provisions not solely within the control of a company require ordinary shares subject to redemption to be classified outside of permanent equity. Accordingly, all of the Public Shares were presented as temporary equity, outside of the shareholders’ deficit section of the Company’s balance sheets. Given that the Public Shares were issued with other freestanding instruments (i.e., public warrants), the initial carrying value of Class A ordinary shares classified as temporary equity were the allocated proceeds determined in accordance with FASB ASC Topic 470-20, “Debt with Conversion and Other Options.” The resulting discount to the initial carrying value of temporary equity was accreted upon closing the Initial Public Offering such that the carrying value equals the redemption value on such date. The accretion or remeasurement is recognized as a reduction to retained earnings, or in absence of retained earnings, additional paid-in capital. Accretion associated with the redeemable Class A ordinary shares is excluded from earnings per share as the redemption value approximates fair value. The Public Shares are redeemable and were classified as such on the balance sheets until such date that a redemption event takes place.

The Company has determined not to consummate any Business Combination unless the Company has net tangible assets of at least $5,000,001 upon such consummation in order to avoid being subject to Rule 419 promulgated under the Securities Act. However, if the Company seeks to consummate an initial Business Combination with a target business that imposes any type of working capital closing condition or requires the Company to have a minimum amount of funds available from the Trust Account upon consummation of such initial Business Combination, its net tangible asset threshold may limit the Company’s ability to consummate such initial Business Combination (as the Company may be required to have a lesser number of shares redeemed) and may force the Company to seek third-party financing which may not be available on terms acceptable to the Company or at all. As a result, the Company may not be able to consummate such initial Business Combination and the Company may not be able to locate another suitable target within the applicable time period, if at all.

Each Public Shareholder may elect to redeem their Public Shares irrespective of whether they vote for or against the proposed transaction. If the Company seeks shareholder approval in connection with a Business Combination, the holders of the Founder Shares (as defined in Note 6) prior to this Initial Public Offering (the “Initial Shareholders”) agreed to vote their Founder Shares and any Public Shares purchased during or after the Initial Public Offering in favor of a Business Combination. In addition, the Initial Shareholders agreed to waive their redemption rights with respect to their Founder Shares and Public Shares in connection with the completion of a Business Combination. In addition, the Company agreed not to enter into a definitive agreement regarding an initial Business Combination without the prior consent of the Sponsor.

Notwithstanding the foregoing, the Company’s Second Amended and Restated Memorandum and Articles of Association will provide that a Public Shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from redeeming its shares with respect to more than an aggregate of 15% or more of the Class A ordinary shares sold in the Initial Public Offering, without the prior consent of the Company.

The Company’s Sponsor, executive officers, directors and director nominees will agree not to propose an amendment to the Company’s Amended and Restated Memorandum and Articles of Association that would affect the substance or timing of the Company’s obligation to provide for the redemption of its Public Shares in connection with a Business Combination or to redeem 100% of its Public Shares if the Company does not complete a Business Combination, unless the Company provides the Public Shareholders with the opportunity to redeem their Class A ordinary shares in conjunction with any such amendment.

If the Company is unable to complete a Business Combination within 24 months from the closing of the Proposed Public Offering (the “Combination Period”), the Company will (1) cease all operations except for the purpose of winding up; (2) as promptly as reasonably possible but not more than 10 business days thereafter, redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest (less up to $100,000 of interest to pay dissolution expenses and which interest shall be net of taxes payable), divided by the number of then issued and outstanding Public Shares, which redemption will completely extinguish Public Shareholders’ rights as shareholders (including the right to receive further liquidating distributions, if any); and (3) as promptly as reasonably possible following such redemption, subject to the approval of the remaining shareholders and the board of directors, liquidate and dissolve, subject in each case to the Company’s obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law. However, the Company may hold a shareholder vote at any time to amend its amended and restated memorandum and articles of association to modify the amount of time it will have to consummate an initial Business Combination (as well as to modify the substance or timing of the obligation to redeem 100% of the public shares if the Company has not consummated an initial Business Combination within the time periods described herein or with respect to any other material provisions relating to shareholders’ rights or pre-initial Business Combination activity). As described herein, the initial shareholders, executive officers, directors and director nominees have agreed that they will not propose any such amendment unless the Company provides the public shareholders with the opportunity to redeem their public shares upon approval of any such amendment at a per share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account (net of amounts withdrawn to pay income taxes), divided by the number of then-outstanding public shares, subject to the limitations described herein.

The Initial Shareholders agreed to waive their liquidation rights with respect to the Founder Shares if the Company fails to complete a Business Combination within the Combination Period. However, if the Initial Shareholders should acquire Public Shares in or after the Initial Public Offering, they will be entitled to liquidating distributions from the Trust Account with respect to such Public Shares if the Company fails to complete a Business Combination within the Combination Period. The underwriters agreed to waive their rights to their deferred underwriting commission (see Note 7) held in the Trust Account in the event the Company does not complete a Business Combination within in the Combination Period and, in such event, such amounts will be included with the funds held in the Trust Account that will be available to fund the redemption of the Company’s Public Shares. In the event of such distribution, it is possible that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be only $10.05 per share initially held in the Trust Account. In order to protect the amounts held in the Trust Account, the Sponsor agreed that it will be liable to the Company if and to the extent any claims by a third party for services rendered or products sold to the Company, or a prospective target business with which the Company has entered into a written letter of intent, confidentiality or other similar agreement or business combination agreement, reduce the amount of funds in the Trust Account to below the lesser of (i) $10.05 per Public Share and (ii) the actual amount per Public Share held in the Trust Account as of the date of the liquidation of the Trust Account, if less than $10.05 per share due to reductions in the value of the trust assets, less taxes payable, provided that such liability will not apply to any claims by a third party or prospective target business who executed a waiver of any and all rights to the monies held in the Trust Account (whether or not such waiver is enforceable) nor will it apply to any claims under the Company’s indemnity of the underwriters of the Initial Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). In the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third-party claims. The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have vendors, service providers (except the Company’s independent registered public accounting firm), prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.

Going Concern

As of December 31, 2025, the Company had cash of $182,103 and a working capital deficit of $1,100,478. The Company has incurred and expects to continue to incur significant costs in connection with completing a potential business combination. These conditions raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date these financial statements are issued. Further, The Company’s mandatory liquidation date, absent a consummated business combination, is August 12, 2026 which is within one year from the issuance date of these financial statements.

In connection with the management's assessment of going concern considerations in accordance with FASB ASC 205-40, “Presentation of Financial Statements --Going Concern,” the Company's management has determined that the liquidity condition, mandatory liquidation date, should a Business Combination not occur, and potential subsequent dissolution raise substantial doubt about its ability to continue as a going concern through the earlier of the liquidation date or the completion of the initial Business Combination. There is no assurance that the Company's plans to consummate the initial Business Combination will be successful or successful within the Combination Period. The consolidated financial statements included in this Annual Report on Form 10-K do not include any adjustments that might result from the outcome of this uncertainty.

In the event that the business combination is not completed as currently anticipated, the Company’s Sponsor has agreed to provide working capital loans, if necessary, to fund the Company’s operations. Furthermore, the Company’s Sponsor, officers, and directors have agreed to waive certain future administrative fees to preserve cash resources. There can be no assurance that the proposed business combination will be completed or that additional financing will be available on acceptable terms, if required. The accompanying financial statements do not include any adjustments that might result from the outcome of these uncertainties. As such, the accompanying financial statements have been prepared assuming the Company will continue as a going concern and do not include any adjustments that might result should the Company be required to liquidate.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the rules and regulations of the SEC.

Recent Accounting Pronouncements Not Yet Adopted

In November 2024, the FASB issued Accounting Standards Update (“ASU”) 2024-03, “Income Statement—Reporting Comprehensive Income—Expense Disaggregation Disclosures (Subtopic 220-40)”. The amendments require public business entities to disclose additional information about certain expense captions presented on the face of the income statement, including the disaggregation of specific expense categories such as employee compensation, depreciation, amortization, and stock-based compensation within relevant income statement line items. The amendments are effective for fiscal years beginning after December 15, 2026 and interim reporting periods within annual reporting periods beginning after December 15, 2027.

The Company is currently evaluating the impact of this guidance and does not expect its adoption to have a material impact on the Company’s financial statements. Management does not believe that any recently issued, but not effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s financial statements.

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting periods.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. As of December 31, 2025 and 2024, the Company had $182,103 and $668,285, respectively, in cash and cash equivalents.

Investments Held in Trust Account

The Company’s portfolio of investments is comprised of cash and U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 185 days or less, or investments in money market funds that invest in U.S. government securities and generally have a readily determinable fair value, or a combination thereof. The Company classifies its U.S. government treasury bills and equivalent securities as held to maturity in accordance with FASB ASC 320, “Investments - Debt and Equity Securities.” Held-to-maturity securities are those securities which the Company has the ability and intent to hold until maturity. Held-to-maturity U.S. government treasury bills are recorded at amortized cost and adjusted for the amortization of discounts. The estimated fair values of investments held in the Trust Account are determined using available market information. The interest income, unrealized gain and dividend income on these investments are included in the statements of operations. At December 31, 2025, the assets held in the Trust Account of $269,862,743 were held in a money market fund.

As of December 31, 2024, all assets held in the Trust Account were invested in U.S. Treasury bills. These investments had maturity dates within two months of the reporting date. Given the short maturity, fair value is assumed to approximate the amortized cost, and as such, the Treasury bills are recorded at fair value in the Trust Account at the end of the reporting period. As of December 31, 2024, the Trust Account held $259,099,778 in U.S. Treasury bills.

Offering Costs

The Company complies with the requirements of the ASC 340-10-S99-1 and SEC Staff Accounting Bulletin Topic 5A, “Expenses of Offering”. Offering costs consist principally of professional and registration fees, cash underwriting discount, and deferred underwriting fees incurred through the balance sheet date that are related to the Initial Public Offering. Offering costs were allocated to the separable financial instruments issued in the Initial Public Offering based on relative fair value basis, compared to total proceeds received. Offering costs allocated to the Public Shares were charged against the carrying value of ordinary shares subject to possible redemption upon the completion of the Initial Public Offering and offering costs allocated to Public and Private Placement Warrants were charged to additional paid-in capital at the completion of the Initial Public Offering.

Income Taxes

The Company follows the asset and liability method of accounting for income taxes under ASC 740, “Income Taxes.” Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that is included in the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized for jurisdictions where the Company might be subject to income tax.

ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits, and no amounts accrued for interest and penalties as of December 31, 2025 and 2024. The Company is currently not aware of any issues under review that could result in significant payments, accruals, or material deviation from its position.

There is currently no taxation imposed on income by the government of the Cayman Islands. In accordance with Cayman income tax regulations, income taxes are not levied on the Company. Consequently, income taxes are not reflected in the Company’s financial statements.

Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under FASB ASC 820, “Fair Value Measurements and Disclosures,” approximates the carrying amounts represented in the balance sheets.

Warrant Instruments

The Company assessed Public Warrants and Private Placement Warrants to determine whether they should be classified as equity or liability instruments. This assessment is based on an evaluation of the specific terms of each instrument and applicable authoritative guidance in ASC 480, “Distinguishing Liabilities from Equity” (“ASC 480”), and ASC 815, “Derivatives and Hedging” (“ASC 815”). The assessment is based on whether the instrument is freestanding financial instruments pursuant to ASC 480 meets the definition of a liability pursuant to ASC 480, and whether the instrument meets all of the requirements for equity classification under ASC 815, including whether the instrument is indexed to the Company’s own ordinary shares, among other conditions for equity classification. Pursuant to such evaluation, the Company accounted for the public warrants issued in Initial Public Offering and the warrants issued in connection with the Private Placement as equity-classified instruments in accordance with ASC 815 as they did not meet the liability criteria.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of a cash account in a financial institution, which, at times, may exceed the Federal Deposit Insurance Corporation coverage limit of $250,000. Any loss incurred or a lack of access to such funds could have a significant adverse impact on the Company’s financial condition, results of operations, and cash flows.

Class A Ordinary Shares Subject to Possible Redemption

The Public Shares contain a redemption feature which allows for the redemption of such Public Shares in connection with the Company’s liquidation, or if there is a shareholder vote or tender offer in connection with the Company’s initial Business Combination. In accordance with ASC 480-10-S99, the Company classifies Public ordinary shares subject to redemption outside of permanent deficit as the redemption provisions are not solely within the control of the Company. The Public Shares sold as part of the Units in the Initial Public Offering were issued with other freestanding instruments (i.e., Public Warrants) and as such, the initial carrying value of Public Shares classified as temporary equity is the allocated proceeds determined in accordance with ASC 470-20. The Company recognizes change in redemption value immediately as it occurs and will adjust the carrying value of redeemable shares to equal the redemption value at the end of each reporting period. Immediately upon the closing of the Initial Public Offering, the Company recognized the accretion from initial book value to redemption amount value. The change in the carrying value of redeemable shares will result in charges against additional paid-in capital and the accumulated deficit. Accordingly, as of December 31, 2025 and 2024, ordinary shares subject to possible redemption are presented at redemption value as temporary equity, outside of the shareholders’ deficit section of the Company’s balance sheets.

At December 31, 2025 and 2024, the ordinary shares subject to possible redemption reflected in the balance sheets are reconciled in the following table:

Public offering proceeds	$253,000,000
Less:
Proceeds allocated to Public Warrants	(1,429,450)
Allocation of offering costs related to redeemable shares	(16,998,565)
Plus:
Accretion of carrying value of ordinary shares subject to possible redemption to redemption value	24,527,793
Ordinary shares subject to possible redemption as of December 31, 2024	259,099,778
Accretion of carrying value of ordinary shares subject to possible redemption to redemption value	10,762,965
Ordinary shares subject to possible redemption as of December 31, 2025	$269,862,743

Net Income per Ordinary Share

The Company complies with accounting and disclosure requirements of FASB ASC Topic 260, “Earnings Per Share.” Net income per ordinary share is computed by dividing net income by the weighted average number of common shares outstanding for the period. Remeasurement of carrying value to redemption value of redeemable shares of ordinary shares is excluded from income per share as the redemption value approximates fair value.

The calculation of diluted income per ordinary share does not consider the effect of the public warrants issued in connection with the (i) Initial Public Offering, and (ii) the private placement, since the issuance of the shares included in the rights is contingent upon the occurrence of future events.

As of December 31, 2025 and 2024, the public and private warrants are exercisable to purchase in aggregate 12,650,000 and 7,665,000 ordinary shares, respectively. The weighted average of these shares was excluded from the calculation of diluted net income per ordinary share since the inclusion of such rights and warrants would be anti-dilutive. The warrants cannot be converted to shares of ordinary shares prior to an initial Business Combination; therefore, they have been classified as anti-dilutive.

	For the Year Ended December 31, 2025		For the Year Ended December 31, 2024
	Redeemable Class A	Non- Redeemable Class B	Redeemable Class A	Non- Redeemable Class B
Basic net income per share:

Numerator:
Allocation of net income	$7,191,313	$1,797,828	$2,599,850	$1,541,521

Denominator:
Weighted average shares outstanding	25,300,000	6,325,000	9,815,847	5,820,082

Basic net income per share	$0.28	$0.28	$0.26	$0.26

	For the Year Ended December 31, 2025		For the Year Ended December 31, 2024
	Redeemable Class A	Non- Redeemable Class B	Redeemable Class A	Non- Redeemable Class B
Diluted net income per share:

Numerator:
Allocation of net income	$7,191,313	$1,797,828	$2,599,850	$1,541,521

Denominator:
Weighted average shares outstanding	25,300,000	6,325,000	9,815,847	6,325,000

Diluted net income per share	$0.28	$0.28	$0.26	$0.24

NOTE 3. INITIAL PUBLIC OFFERING

Pursuant to the Initial Public Offering, the Company sold 25,300,000 Units including 3,300,000 Units issued pursuant to the exercise of the underwriters’ over-allotment option at a purchase price of $10.00 per Unit. Each Unit consists of one Class A ordinary share and one-half of one redeemable warrant (“Public Warrant”). Each whole warrant entitles the holder thereof to purchase one Class A ordinary share at a price of $11.50 per share. No fractional warrants will be issued upon separation of the Units and only whole warrants will trade.

NOTE 4. PRIVATE PLACEMENT

Simultaneously with the consummation of the IPO and the sale of the Units, the Company consummated the private placement (“Private Placement”) of 7,665,000 warrants (the “Initial Private Placement Warrants”). In this Private Placement, the Sponsor purchased 5,037,500 warrants, while Cantor Fitzgerald & Co. and Odeon Capital Group LLC purchased 2,627,500 warrants, all at a price of $1.00 per Private Placement Warrant, generating total proceeds of $7,665,000. Each Private Placement Warrant entitles the holder thereof to one Class A ordinary share and one-half of one redeemable warrant (“Private Placement Warrants”) to purchase one Class A ordinary share at $11.50 per share.

Each whole Private Placement Warrant is exercisable for one whole share of Class A ordinary shares at a price of $11.50 per share. A portion of the proceeds from the sale of the Private Placement Warrants to the Sponsor is added to the proceeds from the Proposed Public Offering to be held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the Private Placement Warrants will expire worthless.

The Sponsor and the Company’s officers and directors agreed, subject to limited exceptions, not to transfer, assign or sell any of their Private Placement Warrants until 30 days after the completion of the initial Business Combination.

NOTE 5. SEGMENT INFORMATION

ASC Topic 280, “Segment Reporting”, establishes standards for companies to report, in their financial statements, information about operating segments, products, services, geographic areas, and major customers. Operating segments are defined as components of an enterprise that engage in business activities from which it may recognize revenues and incur expenses, and for which separate financial information is available that is regularly evaluated by the Company’s Chief Operating Decision Maker (“CODM”), or group, in deciding how to allocate resources and assess performance.

The Company’s CODM has been identified as the Company’s Chief Executive Officer, who reviews the operating results for the Company as a whole to make decisions about allocating resources and assessing financial performance. Accordingly, management has determined that the Company only has one reportable segment.

The CODM assesses performance for the single segment and decides how to allocate resources based on net income or loss that also is reported on the statements of operations as net income or loss. The measure of segment assets is reported on the balance sheets as total assets. When evaluating the Company’s performance and making key decisions regarding resource allocation, the CODM reviews several key metrics included in net income or loss and total assets, which include the following:

	December 31, 2025	December 31, 2024
Cash	$182,103	$668,285
Due from Sponsor	$-	$44,028
Prepaid assets	$11,537	$-
Investments and Cash held in Trust Account	$269,862,743	$259,099,778

	For the Year Ended December 31, 2025	For the Year Ended December 31, 2024
General and administrative expenses	$1,785,259	$702,959
Interest income	$11,435	$9,552
Income from investments held in Trust Account	$10,762,965	$4,675,702
Unrealized gain on investments held in Trust Account	$-	$159,076

The CODM reviews general and administrative expenses to manage and forecast cash to ensure enough capital is available to complete a business combination or similar transaction within the business combination period. The CODM also reviews general and administrative expenses to manage, maintain and enforce all contractual agreements to ensure costs are aligned with all agreements and budget. General and administrative expenses, as reported on the statements of operations, are the significant segment information provided to the CODM on a regular basis. All other segment items included in net income or loss are reported on the statements of operations and described within their respective disclosures.

The CODM reviews the position of total assets available with the Company to assess if the Company has sufficient resources available to discharge its liabilities. The CODM is provided with details of cash and liquid resources available with the Company. The CODM reviews the status of investments and cash and cash equivalents held in the Trust Account and the income generated from this investment to measure and monitor shareholder value and determine the most effective strategy of investment with the Trust Account funds while maintaining compliance with the Investment Management Trust Agreement, dated August 8, 2024, by and between the Company and Continental Stock Transfer & Trust Company, as trustee.

NOTE 6. RELATED PARTY TRANSACTIONS

Founder Shares

A single Class B ordinary share was issued on December 19, 2023, to establish the Company’s legal existence upon incorporation. This share has no economic value and was subsequently forfeited.

On January 11, 2024, the Company received $25,000 for issuance of 5,750,000 Class B ordinary shares (the “Founder Shares”). The initial shareholders have agreed to forfeit up to an aggregate of 750,000 Founder Shares, on a pro rata basis, to the extent that the option to purchase additional units is not exercised in full by the underwriters.

On February 16, 2024, the Company issued an additional 1,725,000 Founder Shares (up to 225,000 shares of which are subject to forfeiture depending on the extent to which the underwriters’ over-allotment option is exercised) for no additional consideration which were retroactively presented on the financial statements.

On May 31, 2024, the Company issued an additional 28,750 Founder Shares (up to 3,750 shares of which are subject to forfeiture depending on the extent to which the underwriters’ over-allotment option is exercised) for no additional consideration which were retroactively presented on the financial statements.

On July 19, 2024, the Company forfeited 1,178,750 Founder shares for no consideration. This adjustment was made to align with the reduction in the offering size and has been retroactively reflected in the Company’s financial statements.

The Founder Shares included an aggregate of up to 825,000 shares subject to forfeiture to the extent that the underwriters’ over-allotment option is not exercised in full, so that the number of Founder Shares would represent 20% of the Company’s issued and outstanding shares after the Initial Public Offering. On August 12, 2024, following the underwriters’ exercise of the over-allotment option, the shares are no longer subject to forfeiture. As of December 31, 2025 and 2024, there were 6,325,000 Founder Shares issued and outstanding.

The initial shareholders have agreed not to transfer, assign or sell any of their Founder Shares until the earlier to occur of (A) one year after the completion of the initial Business Combination or (B) the date following the completion of the initial Business Combination on which the Company completes a liquidation, merger, share exchange or other similar transaction that results in all of the shareholders having the right to exchange their ordinary shares for cash, securities or other property. Notwithstanding the foregoing, if the closing price of Class A ordinary shares equals or exceeds $12.00 per share (as adjusted for share subdivisions, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the initial Business Combination, the Founder Shares will be released from the lockup.

Administrative Services Agreement

The Company has entered into an agreement, commencing on the effective date of the Initial Public Offering through the earlier of the Company’s consummation of a Business Combination and its liquidation, to pay an affiliate of the Sponsor a total of up to $10,000 per month for office space and administrative and support services. For the years ended December 31, 2025 and 2024, the Company incurred $120,000 and $45,800, respectively, for these services. As of December 31, 2025 and 2024, outstanding balances were $165,800 and $45,800, respectively, classified under due to related party in the accompanying balance sheets.

Consulting Services

The Company entered into an agreement, effective from the date of its incorporation, to pay a monthly fee of $15,000 to an entity affiliated with the Company’s Chief Executive Officer for consulting services. This agreement will continue until the earlier of the Company’s consummation of a Business Combination or its liquidation. For the years ended December 31, 2025 and 2024, the Company incurred $180,000 and $165,536, respectively, for these services. As of December 31, 2025, the outstanding balance is $72,400. As of December 31, 2024, an amount of $11,887 was paid in advance. These amounts are classified under due to related party in the accompanying balance sheets.

Related Party Loans

On January 11, 2024, the Sponsor agreed to loan the Company up to $300,000 to cover expenses related to the Initial Public Offering. These loans were non-interest-bearing, unsecured and were due at the earlier of December 31, 2024, or the closing of this offering. There were no amounts outstanding under the loans as of December 31, 2025 and 2024.

Due from or to Sponsor

As of December 31, 2025, the amount due to the Sponsor was $646 for certain expenses paid by Sponsor on behalf of the Company. Between December 19, 2023 (inception) and December 31, 2024, the Sponsor paid $228,274 on behalf of the Company for formation, operating, and deferred offering costs. After netting amounts due to the Sponsor, the Company had a receivable of $44,028 from the Sponsor as of December 31, 2024, which was settled during 2025.

In addition, in order to finance transaction costs in connection with a Business Combination, the Sponsor, members of the Company’s founding team or any of their affiliates may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). If the Company completes a Business Combination, the Company would repay the Working Capital Loans out of the proceeds of the Trust Account released to the Company. Otherwise, the Working Capital Loans would be repaid only out of funds held outside the Trust Account. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. The Working Capital Loans would either be repaid upon consummation of a Business Combination, without interest, or, at the lender’s discretion, up to $1.5 million of such Working Capital Loans may be convertible into warrants of the post-Business Combination entity at a price of $1.00 per warrant. The warrants would be identical to the Private Placement Warrants. Except for the foregoing, the terms of such Working Capital Loans, if any, have not been determined and no written agreements exist with respect to such loans. To date, the Company has had no borrowings under the Working Capital Loans.

NOTE 7. COMMITMENTS AND CONTINGENCIES

Registration and Shareholder Rights

The holders of the Founder Shares, Private Placement Warrants, and warrants that may be issued upon conversion of Working Capital Loans (and any Class A ordinary shares issuable upon the exercise of the Private Placement Warrants or warrants issued upon conversion of the Working Capital Loans and upon conversion of the Founder Shares) will be entitled to registration rights pursuant to a registration and shareholder rights agreement to be signed prior to or on the effective date of the Proposed Public Offering. The holders of these securities are entitled to make up to three demands, excluding short-from demands, that the Company registers such securities. In addition, the holders have certain “piggyback” registration rights with respect to registration statements filed subsequent to the completion of the initial Business Combination. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Underwriting Agreement

The Company granted the underwriters a 45-day option to purchase up to 3,300,000 additional Units to cover over-allotments at the Initial Public Offering price, less the underwriting discounts and commissions. On August 12, 2024, simultaneously with the closing of the Initial Public Offering, the underwriters elected to fully exercise the over-allotment option.

The underwriters were paid an underwriting discount of $0.20 per unit, or $4,400,000 in the aggregate upon the closing of the Initial Public Offering and $0.45 per unit, or $9,900,000 in the aggregate will be payable to the underwriters for deferred underwriting commissions. In addition, an additional $0.65 per unit, or $2,145,000 on units sold pursuant to the underwriters’ options to purchase additional units, will be payable to the underwriters for deferred underwriting commissions. The deferred fee will become payable to the underwriters from the amounts held in the Trust Account solely in the event that the Company completes a Business Combination, subject to the terms of the underwriting agreement.

Risks and Uncertainties

Management is currently evaluating the impact of significant global events, such as the Russia/Ukraine and Israel/Palestine conflicts, on the industry and has concluded that while it is reasonably possible that these could have a negative effect on the Company’s financial position, results of its operations and/or ability to complete a business combination, the specific impact is not readily determinable as of the date of these financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

NOTE 8. SHAREHOLDERS’ DEFICIT

Preference Shares — The Company is authorized to issue 1,000,000 preference shares, $0.0001 par value, with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. As of December 31, 2025 and 2024, there were no preference shares issued or outstanding.

Class A Ordinary Shares — The Company is authorized to issue 200,000,000 Class A ordinary shares with a par value of $0.0001 per share. Holders of the Company’s Class A ordinary shares are entitled to one vote for each share. As of December 31, 2025 and 2024, there were no Class A ordinary shares issued or outstanding excluding 25,300,000 shares and 25,300,000 shares, respectively, subject to redemption.

Class B Ordinary Shares — The Company is authorized to issue 20,000,000 Class B ordinary shares with a par value of $0.0001 per share.

A single Class B ordinary share was issued on December 19, 2023, to establish the Company’s legal existence upon incorporation. This share has no economic value and was subsequently forfeited.

On January 11, 2024, the Company received $25,000 for issuance of 5,750,000 Class B ordinary shares. The initial shareholders have agreed to forfeit up to an aggregate of 750,000 Founder Shares, on a pro rata basis, to the extent that the option to purchase additional units is not exercised in full by the underwriters.

On February 16, 2024, the Company issued an additional 1,725,000 Founder Shares (up to 225,000 shares of which are subject to forfeiture depending on the extent to which the underwriters’ over-allotment option is exercised) for no additional consideration which were retroactively presented on the financial statements.

On May 31, 2024, the Company issued an additional 28,750 Founder Shares (up to 3,750 shares of which are subject to forfeiture depending on the extent to which the underwriters’ over-allotment option is exercised) for no additional consideration which were retroactively presented on the financial statements.

On July 19, 2024, the Company forfeited 1,178,750 Founder Shares for no consideration. This adjustment was made to align with the reduction in the offering size and has been retroactively reflected in the Company’s financial statements.

The Class B ordinary shares included an aggregate of up to 825,000 shares subject to forfeiture to the extent that the underwriters’ over-allotment option is not exercised in full, so that the number of Founder Shares would represent 20% of the Company’s issued and outstanding shares after the Initial Public Offering. On August 12, 2024, following the underwriters’ exercise of the over-allotment option, the shares are no longer subject to forfeiture. As of December 31, 2025 and 2024, there were 6,325,000 Class B ordinary shares issued and outstanding.

Ordinary shareholders of record are entitled to one vote for each share held on all matters to be voted on by shareholders. Holders of Class A ordinary shares and holders of Class B ordinary shares will vote together as a single class on all matters submitted to a vote of the shareholders except as required by law.

The Class B ordinary shares will automatically convert into Class A ordinary shares at the time of the initial Business Combination, or earlier at the option of the holder, on a one-for-one basis, subject to adjustment for share subdivisions, share dividends, rights issuances, reorganizations, recapitalizations and the like, and subject to further adjustment as provided herein. In the case that additional Class A ordinary shares, or equity-linked securities, are issued or deemed issued in excess of the amounts issued in the Proposed Public Offering and related to the closing of the initial Business Combination, the ratio at which the Class B ordinary shares will convert into Class A ordinary shares will be adjusted (unless the holders of a majority of the issued and outstanding Class B ordinary shares agree to waive such anti-dilution adjustment with respect to any such issuance or deemed issuance) so that the number of Class A ordinary shares issuable upon conversion of all Class B ordinary shares will equal, in the aggregate, on an as-converted basis, 20% of the sum of all ordinary shares issued and outstanding upon the completion of the Proposed Public Offering plus all Class A ordinary shares and equity-linked securities issued or deemed issued in connection with the initial Business Combination, excluding any shares or equity-linked securities issued, or to be issued, to any seller in the initial Business Combination.

Warrants

At December 31, 2025 and 2024, there were 12,650,000 Public Warrants and 7,665,000 Private Placement Warrants outstanding.

Public Warrants may only be exercised for a whole number of shares. No fractional Public Warrants will be issued upon separation of the Units and only whole Public Warrants will trade. The Public Warrants will become exercisable on the later of (a) 30 days after the completion of a Business Combination or (b) 12 months from the closing of the Proposed Public Offering; provided in each case that the Company has an effective registration statement under the Securities Act covering the Class A ordinary shares issuable upon exercise of the Public Warrants and a current prospectus relating to them is available and such shares are registered, qualified or exempt from registration under the securities, or blue sky, laws of the state of residence of the holder (or the Company permits holders to exercise their warrants on a cashless basis under certain circumstances). The Company has agreed that as soon as practicable, but in no event later than 15 business days after the closing of the initial Business Combination, the Company will use commercially reasonable efforts to file with the SEC and have an effective registration statement covering the Class A ordinary shares issuable upon exercise of the warrants and to maintain a current prospectus relating to those Class A ordinary shares until the warrants expire or are redeemed, as specified in the warrant agreement. If a registration statement covering the Class A ordinary shares issuable upon exercise of the warrants is not effective by the 60th day after the closing of the initial Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption. Notwithstanding the above, if the Class A ordinary shares are at the time of any exercise of a warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Company may, at its option, require holders of Public Warrants who exercise their warrants to do so on a “cashless basis” and, in the event the Company so elects, the Company will not be required to file or maintain in effect a registration statement, and in the event the Company does not so elect, it will use commercially reasonable efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.

The warrants have an exercise price of $11.50 per share, subject to adjustments, and will expire five years after the completion of a Business Combination or earlier upon redemption or liquidation. In addition, if (x) the closing of the initial Business Combination at an issue price or effective issue price of less than $9.20 per ordinary share (with such issue price or effective issue price to be determined in good faith by the board of directors and, in the case of any such issuance to the Sponsor or its affiliates, without taking into account any Founder Shares held by the Sponsor or such affiliates, as applicable, prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of the initial Business Combination on the date of the completion of the initial Business Combination (net of redemptions), and (z) the volume weighted average trading price of the Class A ordinary shares during the 20 trading day period starting on the trading day prior to the day on which the Company consummates its initial Business Combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, and the $10.00 and $18.00 per share redemption trigger prices described below under “Redemption of warrants when the price per Class A ordinary share equals or exceeds $18.00” and “Redemption of warrants when the price per Class A ordinary share equals or exceeds $10.00” will be adjusted (to the nearest cent) to be equal to 100% and 180%, respectively, of the higher of the Market Value and the Newly Issued Price.

Redemption of warrants when the price per Class A ordinary share equals or exceeds $18.00: Once the warrants become exercisable, the Company may call the outstanding warrants for redemption (except as described herein with respect to the Private Placement Warrants):

●	in whole and not in part;

●	at a price of $0.01 per warrant;

●	upon not less than 30 days’ prior written notice of redemption to each warrant holder; and

●	if, and only if, the last reported sale price of Class A ordinary shares for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which the Company sends the notice of redemption to the warrant holders (the “Reference Value”) equals or exceeds $18.00 per share (as adjusted).

The Company will not redeem the warrants as described above unless a registration statement under the Securities Act covering the Class A ordinary shares issuable upon exercise of the warrants is then effective and a current prospectus relating to those Class A ordinary shares is available throughout the 30-day redemption period.

Redemption of warrants when the price per Class A ordinary share equals or exceeds $10.00: Once the warrants become exercisable, the Company may redeem the outstanding warrants:

●	in whole and not in part;

●	at $0.10 per warrant upon a minimum of 30 days’ prior written notice of redemption provided that holders will be able to exercise their warrants on a cashless basis prior to redemption and receive that number of shares determined by reference to an agreed table based on the redemption date and the “fair market value” of Class A ordinary shares;

●	if, and only if, the Reference Value equals or exceeds $10.00 per share (as adjusted for share subdivisions, share dividends, rights issuances, reorganizations, recapitalizations and the like); and

●	if the Reference Value is less than $18.00 per share (as adjusted), the Private Placement Warrants must also concurrently be called for redemption on the same terms as the outstanding Public Warrants, as described above.

The “fair market value” of Class A ordinary shares for the above purpose shall mean the volume weighted average price of Class A ordinary shares during the 10 trading days immediately following the date on which the notice of redemption is sent to the holders of warrants. In no event will the warrants be exercisable in connection with this redemption feature for more than 0.361 Class A ordinary shares per warrant (subject to adjustment).

In no event will the Company be required to net cash settle any warrant. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of warrants will not receive any of such funds with respect to their warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with the respect to such warrants. Accordingly, the warrants may expire worthless.

NOTE 9. FAIR VALUE OF FINANCIAL INSTRUMENTS

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under FASB ASC 820, “Fair Value Measurements and Disclosures,” approximates the carrying amounts represented in the accompanying balance sheets, primarily due to their short-term nature.

The Company applies ASC 820, which establishes a framework for measuring fair value and clarifies the definition of fair value within that framework. ASC 820 defines fair value as an exit price, which is the price that would be received for an asset or paid to transfer a liability in the Company’s principal or most advantageous market in an orderly transaction between market participants on the measurement date. The fair value hierarchy established in ASC 820 generally requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. Observable inputs reflect the assumptions that market participants would use in pricing the asset or liability and are developed based on market data obtained from sources independent of the reporting entity. Unobservable inputs reflect the entity’s own assumptions based on market data and the entity’s judgments about the assumptions that market participants would use in pricing the asset or liability and are to be developed based on the best information available in the circumstances.

●	Level 1 — Assets and liabilities with unadjusted, quoted prices listed on active market exchanges. Inputs to the fair value measurement are observable inputs, such as quoted prices in active markets for identical assets or liabilities.

●	Level 2 — Inputs to the fair value measurement are determined using prices for recently traded assets and liabilities with similar underlying terms, as well as direct or indirect observable inputs, such as interest rates and yield curves that are observable at commonly quoted intervals.

●	Level 3 — Inputs to the fair value measurement are unobservable inputs, such as estimates, assumptions, and valuation techniques when little or no market data exists for the assets or liabilities.

The Company’s public warrants were valued using a Monte Carlo simulation model and were classified within shareholders’ deficit and will not require remeasurement after issuance. The following table presents the quantitative information regarding market assumptions used in the valuation of the warrants:

Public Warrants
Probability of Initial Business Combination	12.3%
Expected Initial Business Combination date	August 31, 2025
Market price of public stock	$9.94
Weighted term (years)	2.13
Exercise price	$11.50
Volatility	5.30%
Risk-free rate	3.99%

The fair value of the public warrants was estimated to be $1,429,450 at issuance. The Company issued private warrants at an issuance price of $1.00 per warrant, while the fair value at issuance was estimated to be $0.12 per warrant. Since these private warrants are classified as equity, no further fair value adjustments will be recognized.

In March 2025, investments held U.S. Treasury bills were liquidated and all assets held in the Trust Account were invested in a money market fund. The Company did not withdraw any interest income from the Trust Account.

As of December 31, 2025, the Trust Account held $269,862,743 in a money market fund, compared to $259,099,119 held in U.S. Treasury bills and $659 as cash as of December 31, 2024.

The following tables present information about the Company’s assets that are measured at fair value on a recurring basis at December 31, 2025 and 2024 and indicate the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value. The fair values of held-to-maturity securities at December 31, 2025 and the gross holding gains at December 31, 2024 are as follows:

	Description	Level	Fair Value
December 31, 2025	Money market fund	1	$269,862,743

	Held to Maturity	Level	Amortized Cost	Gross Holding Gain	Fair Value
December 31, 2024	U.S. Treasury Securities (matured on March 25, 2025)	1	$254,264,341	$4,834,778	$259,099,119

NOTE 10. SUBSEQUENT EVENTS

The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that the financial statements were issued. Based upon this review, other than as set forth below, the Company did not identify any subsequent events that would have required adjustment or disclosure in the accompanying financial statements.

On February 17, 2026, the Company’s Registration Statement on Form F-4 relating to the proposed business combination was declared effective by the U.S. Securities and Exchange Commission.

Veraxa Biotech AG

25,000,000 Ordinary Shares

PROSPECTUS

            , 2026

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 6. Indemnification of Directors and Officers.

According to Swiss Law and the Company Articles, the shareholders’ meeting has the authority to grant discharge to the members of the Board from liability. The effect of the resolution of release (discharge) by the shareholders’ meeting is effective only for disclosed facts and only against the company and those shareholders who approved the resolution or who have since acquired their shares in full knowledge of the resolution. The right of action of other shareholders lapses twelve months after the resolution of release.

Under Swiss law, an indemnification of a member of the Board or the executive management in relation to potential personal liability is not effective to the extent the member of the Board or the executive management intentionally or gross negligently violated his or her corporate duties towards the company (certain views advocate that a negligent violation is sufficient to exclude the indemnification). Almost all violations of corporate law are regarded as violations of duties towards the company rather than towards the shareholders. In addition, indemnification of other controlling persons is not permitted under Swiss law, including shareholders of the company.

In addition, under general principles of Swiss employment law, an employer may be required to indemnify an employee against losses and expenses incurred by such employee in the proper execution of their duties under the employment agreement with the employer.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling our company pursuant to the foregoing provisions, our company has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7. Recent sales of unregistered securities.

During the past three years, we and our predecessors have issued the securities described below without registration under the Securities Act. Unless otherwise indicated, the securities described below were issued in transactions not involving any public offering, and we believe such transactions were exempt from registration under Section 4(a)(2) of the Securities Act, Regulation D promulgated thereunder, Regulation S promulgated thereunder and/or other available exemptions from registration under the Securities Act. No underwriters were involved in the transactions described below, except as otherwise indicated. The share and per-share amounts for securities issued by Veraxa Biotech AG prior to the Business Combination refer to securities of legacy Veraxa Biotech AG and should be conformed, as applicable, to reflect the exchange ratio and post-Business Combination capital structure used elsewhere in this registration statement.

Other Private Offerings for the years 2023-2025

Date registered with Swiss Share register	Security	Number issued	Price per Share (CHF)	Total Consideration (CHF)	Purchaser
21.22.2025	Common Stock	34,682	47.17	1,635,931.60	(see below note to Share lending agreement)
27.08.2025	Employee Stock (ESOP)	347,542	1,00	347,542	Directors
27.08.2025	Common Stock	186,744	26,10	4,874,018.40	(see below note to Share lending agreement)
13.09.2024	Common Stock	78,203	22,80	1,723,028.40	Investors
30.05.2024	Common Stock	25,830	22,80	588,924.00	Investors
30.05.2024	Employee Stock (ESOP)	140,400	1,00	140,400.00	Directors
11.01.2024	Common Stock	528,543	22,80	12,050,780.40	Investors (Acquisition of Synimmune GmbH)
16.10.2023	Common Stock	4,400	22,80	100,320.00	Investors
08.08.2023	Common Stock	416,057	22,80	9,486,099.60	Investors
06.06.2023	Common Stock	263,050	22,80	5,997,540.00	Investors

Company Share Lending Agreement

On October 1, 2024, the Company entered into a share lending agreement with Xlife Sciences AG, one of their shareholders, for a fixed term ending on December 31, 2025. Under the terms of the agreement, Xlife Sciences AG agreed to lend the Company up to 1,000,000 of our ordinary shares. In consideration for the share loan, the Company agreed to pay Xlife Sciences AG a monthly fixed fee equal to 3.5% over the duration of the agreement.

From May 2025 to October 2025 the Company entered into subscription agreements for an offering of registered shares with various investors and sold 34,682 shares at an average purchase price of CHF 47.17 per unit. The notary process for this capital increase is currently in progress. The purchasing amount will be offset against the corresponding liability to Xlife Sciences out of the Share Lending Agreement for the shares sold.

From November 2024 to May 2025 the Company entered into subscription agreements for an offering of registered shares with Xlife Sciences AG and sold 186,744 shares at a purchase price of CHF 26.10 per unit. The purchasing amount was offset against a liability to Xlife Sciences out of the Share Lending Agreement.

PubCo Formation and Business Combination-related Issuances

On June 25, 2025, PubCo, which was formed for purposes of the Business Combination, issued 100,000 Ordinary Shares for aggregate consideration of CHF 100,000. PubCo was incorporated under Swiss law solely for the purpose of effectuating the Business Combination, which was consummated on June 10, 2026.

In connection with the corporate restructuring and merger of legacy Veraxa Biotech AG into PubCo, PubCo effected a share split of its initial share capital of CHF 100,000 into 11,325,000 shares, increased its share capital by CHF 1,147,904, and issued 130,000,128 new PubCo Ordinary Shares to legacy Veraxa Biotech AG shareholders in exchange for 14,751,067 legacy Veraxa Biotech AG shares, at an exchange ratio of 8.81293 new shares per legacy Veraxa Biotech AG share. No cash compensation or special advantages were granted in the share exchange.

The Company’s registration statement on Form F-4 relating to the Business Combination constituted a prospectus of PubCo under Section 5 of the Securities Act with respect to, among other securities, Ordinary Shares to be issued to legacy Veraxa Biotech AG shareholders, Earnout Shares to be issued to legacy Veraxa Biotech AG shareholders, Ordinary Shares to be issued to SPAC shareholders, and Warrants to be issued to SPAC warrant holders. Accordingly, any securities issued pursuant to the Form F-4 registration statement are excluded from this Item 7 to the extent they were registered under the Securities Act.

High Trail Financing

On May 27, 2026, SPAC, PubCo and the High Trail Affiliated Entities entered into a Securities Purchase Agreement in respect of a private placement of a senior secured note in the principal amount of $27.5 million and a four-year warrant for an aggregate exercise price of $27.5 million, with an initial exercise price of $11.50 per share, subject to customary anti-dilution protections. The closing of the HTC Financing occurred on June 15, 2026, and funding occurred concurrently with the closing of the HTC Financing. The warrant issued in the HTC Financing reflects 2,391,305 Ordinary Shares underlying such warrant. Up to 11,000,000 Ordinary Shares are registered for resale pursuant to the HTC Note and the High Trail Warrant issued in the HTC Financing.

Lincoln Park Purchase Agreement

On May 27, 2026, SPAC, PubCo and Lincoln Park entered into a purchase agreement and related registration rights agreement, pursuant to which Lincoln Park committed, subject to certain conditions and limitations, to purchase up to an aggregate of $50.0 million of our Ordinary Shares over a 24-month period at market-based purchase prices. The Lincoln Park purchase agreement includes a 4.99% beneficial ownership cap, which may be increased to 9.99% upon 61 days’ prior written notice. As consideration for Lincoln Park’s commitment, we agreed to issue to Lincoln Park $750,000 of Ordinary Shares. On July 30, 2026, we issued 340,910 Commitment Shares to Lincoln Park.

Cantor Fee Modification

On May 27, 2026, SPAC, PubCo and Cantor Fitzgerald & Co. entered into the Fee Modification Agreement. Under the Fee Modification Agreement, the original deferred fee was modified to include, in part, 3,500,000 Ordinary Shares. On July 30, 2026, we issued 3,500,000 Ordinary Shares to Cantor Fitzgerald & Co. pursuant to the Fee Modification Agreement.

Voyager Acquisition Corp. Predecessor Issuances

Prior to the Business Combination, SPAC issued Founder Shares and Private Warrants in private transactions. During 2024, SPAC issued 5,750,000 SPAC Class B Ordinary Shares to the Sponsor on January 11, 2024 for $25,000, issued 1,725,000 additional SPAC Class B Ordinary Shares on February 16, 2024 for no additional consideration, issued 28,750 additional SPAC Class B Ordinary Shares to the Sponsor on May 31, 2024, and forfeited 1,178,750 SPAC Class B Ordinary Shares on July 19, 2024, resulting in 6,325,000 Founder Shares outstanding as of December 31, 2025.

Simultaneously with the closing of the SPAC IPO on August 8, 2024, the SPAC completed the private sale of 7,665,000 Private Warrants at a purchase price of $1.00 per Private Warrant, generating gross proceeds of $7.665 million. In that private placement, the Sponsor purchased 5,037,500 Private Warrants, and Cantor Fitzgerald & Co. and Odeon Capital Group LLC purchased 2,627,500 Private Warrants. Each Private Warrant is exercisable for one Ordinary Share at an exercise price of $11.50 per share, subject to adjustment.

In connection with the Business Combination, SPAC assigned its rights under the Warrant Agreement to the Company, and the Company assumed the Warrants provided for under the Warrant Agreement.

Item 8. Exhibits and Financial Statement Schedules

(a) The following documents are filed as part of this registration statement:

EXHIBIT INDEX

The following documents are filed as part of this registration statement:

Exhibit Number	Exhibit Title
2.1†	Business Combination Agreement, dated April 22, 2025, by and among Voyager Acquisition Corp., Veraxa Biotech AG and Oliver Baumann (incorporated by reference to Exhibit 2.1 to SPAC’s Current Report on Form 8-K (File No. 001-42211) filed with the SEC on April 23, 2025)
2.2	Amendment to Business Combination Agreement, dated October 18, 2025, by and among Voyager Acquisition Corp., Veraxa Biotech AG, and Oliver Baumann (incorporated by reference to Exhibit 2.1 to SPAC’s Current Report on Form 8-K (File No. 001-42211) filed with the SEC on October 21, 2025)
2.3	Second Amendment and Waiver to Business Combination Agreement, dated February 2, 2026, by and among Voyager Acquisition Corp., Veraxa Biotech AG, and Oliver Baumann (incorporated by reference to Exhibit 2.1 to SPAC’s Current Report on Form 8-K (File No. 001-42211) filed with the SEC on February 3, 2026)
3.1	Amended and Restated Articles of Association of Veraxa Biotech AG (Company Articles) (incorporated by reference to Exhibit 99.2 of the Company’s Report on Form 6-K (File No. 001-43342) filed with the SEC on July 27, 2026)
4.1	Description of Securities (incorporated by reference to Exhibit 2.1 of the Company’s Shell Company Report on Form 20-F (File No. 001-42211) filed on June 16, 2026)
4.2	Warrant Agreement, dated August 8, 2024, by and between Voyager Acquisition Corp. and Continental Stock Transfer & Trust Company (incorporated by reference to Exhibit 4.1 to SPAC’s Current Report on Form 8-K (File No. 001-42211) filed with the SEC on August 14, 2024)
4.3	Private Placement Warrants Purchase Agreement dated August 8, 2024, by and among Voyager Acquisition Corp. and Voyager Sponsor Acquisition Holdco LLC (incorporated by reference to Exhibit 10.4 to the SPAC’s Current Report on Form 8-K (File No. 001-42211) filed on August 14, 2024)
4.4	Private Placement Warrants Purchase Agreement dated August 8, 2024, by and among Voyager Acquisition Corp., Cantor Fitzgerald & Co. and Odeon Capital Group LLC (incorporated by reference to Exhibit 10.5 to the SPAC’s Current Report on Form 8-K (File No. 001-42211) filed on August 14, 2024)
4.5	Warrant Assignment, Assumption and Amendment Agreement, dated June 10, 2026, by and among Voyager Acquisition Corp., Veraxa Biotech Holding AG and Continental Stock Transfer & Trust Company (incorporated by reference to Exhibit 2.5 of the Company’s Shell Company Report on Form 20-F (File No. 001-42211) filed on June 16, 2026)
5.1**	Opinion of Walder Wyss Ltd.
5.2**	Opinion of Katten Muchin Rosenman LLP
10.1	Joinder Agreement, dated July 26, 2025, by and among Voyager Acquisition Corp., Veraxa Biotech AG, Oliver Baumann, Veraxa Biotech Holding AG and Veraxa Cayman Merger Sub (incorporated by reference to Exhibit 10.1 of SPAC’s Current Report on Form 8-K (File No. 001-42211) filed with the SEC on July 16, 2025).

Exhibit Number	Exhibit Title
10.2	Sponsor Support Agreement, dated April 22, 2025, by and among Voyager Acquisition Corp., Veraxa Biotech AG and Voyager Acquisition Sponsor Holdco LLC (incorporated by reference to Exhibit 10.2 to SPAC’s Current Report on Form 8-K (File No. 001-42211) filed with the SEC on April 23, 2025)
10.3	First Amendment to Sponsor Support Agreement, dated February 2, 2026, by and among Voyager Acquisition Corp., Veraxa Biotech AG and Voyager Acquisition Sponsor Holdco LLC (incorporated by reference to Exhibit 10.1 to SPAC’s Current Report on Form 8-K (File No. 001-42211) filed on February 3, 2026)
10.4	Second Amendment to Sponsor Support Agreement, dated May 7, 2026, by and among Voyager Acquisition Corp., Veraxa Biotech AG and Voyager Acquisition Sponsor Holdco LLC. (incorporated by reference to Exhibit 4.7 of the Company’s Shell Company Report on Form 20-F (File No. 001-42211) filed on June 16, 2026)
10.5	Voting, Support and Lock-Up Agreement, dated as of April 22, 2025 by and among Voyager Acquisition Corp., Voyager Acquisition Sponsor Holdco, LLC and Veraxa Biotech AG (incorporated by reference to Exhibit 10.1 SPAC’s Current Report on Form 8-K (File No. 001-42211) filed on April 23, 2025)
10.6	First Amendment to Voting, Support and Lock-Up Agreement, dated February 12, 2026, by and among Voyager Acquisition Corp., Voyager Acquisition Sponsor Holdco, LLC and Veraxa Biotech AG (incorporated by reference to Exhibit 10.22 the Company’s Registration Statement on Form F-4/A filed on February 13, 2026)
10.7	Securities Purchase Agreement, dated May 27, 2026, by and among Veraxa Biotech Holding AG, Veraxa Biotech AG, Voyager Acquisition Corp. and the investors listed therein (incorporated by reference to Exhibit 10.1 to SPAC’s Current Report on Form 8-K (File No. 001-42211) filed on May 29, 2026)
10.8	Senior Secured Note due 2027, dated June 15, 2026 (incorporated by reference to Exhibit 4.11 of the Company’s Shell Company Report on Form 20-F (File No. 001-42211) filed on June 16, 2026)
10.9	Warrant to Purchase Ordinary Shares of the Company, dated June 15, 2026 (incorporated by reference to Exhibit 4.12 of the Company’s Shell Company Report on Form 20-F (File No. 001-42211) filed on June 16, 2026)
10.10	Purchase Agreement, dated May 27, 2026, by and among Voyager Acquisition Corp., Veraxa Biotech Holding AG, and Lincoln Park Capital Fund, LLC (incorporated by reference to Exhibit 10.4 to SPAC’s Form 8-K filed May 29, 2026) (incorporated by reference to Exhibit 4.13 of the Company’s Shell Company Report on Form 20-F (File No. 001-42211) filed on June 16, 2026)
21.1	List of Subsidiaries of the Registrant (incorporated by reference to Exhibit 8.1 of the Company’s Shell Company Report on Form 20-F (File No. 001-42211) filed on June 16, 2026)
23.1*	Consent of WithumSmith+Brown, PC, independent registered public accounting firm for Voyager Acquisition Corp.
23.2*	Consent of Grassi & Co., CPAs, P.C., independent registered accounting firm for Veraxa Biotech AG
23.3*	Consent of Grassi & Co., CPAs, P.C., independent registered accounting firm for Veraxa Biotech Holding AG
23.4**	Consent of Walder Wyss Ltd. (included in Exhibit 5.1)
23.5**	Consent of Katten Muchin Rosenman LLP (included in Exhibit 5.2)
24.1	Power of Attorney (included on signature page to the initial filing of the Registration Statement).
101.INS	Inline XBRL Instance Document
101.SCH	Inline XBRL Taxonomy Extension Schema Document
101.CAL	Inline XBRL Taxonomy Extension Calculation Linkbase Document
101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document
101.LAB	Inline XBRL Taxonomy Extension Label Linkbase Document
101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document
107*	Filing Fee Table

*	Filed herewith
**	To be filed by amendment
†	Schedules and exhibits to this Exhibit omitted pursuant to Regulation S-K Item 601(a)(5). The Registrant agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.

Item 9. Undertakings.

The undersigned registrant hereby undertakes:

●	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” or “Calculation of Registration Fee” table, as applicable, in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

●	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

●	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

●	To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished; provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements;

●	That, for the purpose of determining liability under the Securities Act to any purchaser,

(i)	if the registrant is relying on Rule 430B;

(A)	each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)	each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date;

(ii)	if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

●	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned Registrant hereby undertakes that:

(i)	For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(ii)	For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Zurich, Switzerland, on July 31, 2026.

Signature	Title	Date

/s/ Christoph Antz	Chief Executive Officer and Director	July 31, 2026
Name: Christoph Antz

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Christoph Antz his true and lawful attorney-in-fact, with full power of substitution and re-substitution for him and in his name, place and stead, in any and all capacities to sign any and all amendments including post-effective amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitute, each acting alone, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Christoph Antz	Chief Executive Officer and Director	July 31, 2026
Name: Christoph Antz	(Principal Executive Officer)

/s/ Oliver Baumann	Chairman of the Board of Directors	July 31, 2026
Name: Oliver Baumann

/s/ Carl von Halem	Interim Chief Financial Officer (Principal Financial	July 31, 2026
Name: Carl von Halem	Officer and Principal Accounting Officer)

/s/ Marc Grüninger	Director	July 31, 2026
Name: Marc Grüninger

/s/ Warren Hosseinion	Director	July 31, 2026
Name: Warren Hosseinion

/s/ Christoph Ziegler	Director	July 31, 2026
Name: Christoph Ziegler

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the undersigned has signed this Registration Statement, in the capacity of the duly authorized representative of the Registrant in the United States, on July 31, 2026.

Cogency Global Inc.
as authorized representative for Veraxa Biotech AG

By:	/s/ Colleen A. De Vries
Name:	Colleen A. De Vries
Title:	Sr. Vice President on behalf of Cogency Global Inc.